          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 12, 1999


                                $1,047,200,000
                                 (APPROXIMATE)


         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1


             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   Depositor


                CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
                     MORGAN STANLEY MORTGAGE CAPITAL INC.
                             Mortgage Loan Sellers
                               ---------------
The trust fund will issue twenty classes of certificates, eight classes of which are being offered, as listed below. The trust fund will pay interest and/or principal monthly on the fourth business day following the 11th day of each month, or if the 11th day is not a business day, the next business day. The first payment of interest and/or principal will be made on November 18, 1999. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in Credit Suisse First Boston Mortgage Securities Corp. or any of its affiliates.


     INVESTING IN THE CERTIFICATES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS"
                                ON PAGE S-24 OF THIS PROSPECTUS SUPPLEMENT.




                           INITIAL        APPROXIMATE                                                         ASSUMED
                         CERTIFICATE        INITIAL         ASSUMED           RATED                           WEIGHTED
                         BALANCE OR          PASS-           FINAL            FINAL                           AVERAGE
                          NOTIONAL          THROUGH      DISTRIBUTION     DISTRIBUTION          RATING          LIFE
CLASS                BALANCE(+ OR - 5%)       RATE           DATE             DATE        DCR/FITCH/MOODY'S   (YEARS)
------------------- -------------------- ------------- ---------------- ---------------- ------------------- ---------
Class A-1 .........    $  199,500,000         6.91%    January 2008     September 2041   AAA/AAA/Aaa             5.70
Class A-2 .........    $  660,500,000         7.29%    September 2009   September 2041   AAA/AAA/Aaa             9.40
Class A-X .........    $1,170,108,234         0.90%    March 2019       September 2041   AAA/AAA/Aaa             9.13
Class B ...........    $   52,600,000         7.53%    September 2009   September 2041   AA/AA/Aa2               9.85
Class C ...........    $   58,500,000         7.94%    September 2009   September 2041   A/A/A2                  9.85
Class D ...........    $   14,700,000         8.10%    September 2009   September 2041   A-/A-/A3                9.85
Class E ...........    $   40,900,000         8.18%    September 2009   September 2041   BBB/BBB/Baa2            9.85
Class F ...........    $   20,500,000         8.18%    September 2009   September 2041   BBB-/BBB-/Baa3          9.85

The underwriters have agreed to purchase the offered certificates from the depositor at a price of 104.98% of the initial principal balance of the offered certificates plus accrued interest, if any, from October 11, 1999. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.


Delivery of the offered certificates, in book-entry form only, will be made on or about November 10, 1999.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------
                          Joint Book-Running Managers



CREDIT SUISSE FIRST BOSTON                           MORGAN STANLEY DEAN WITTER


           The date of this Prospectus Supplement is November 4, 1999.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
              ----------------------------------------------------
          Commercial Mortgage Pass-Through Certificates, Series 1999-C1

[A graphic was omitted that consisted of a map of the United States that illustrated the number of properties in each state and their respective percentage of the Initial Pool Balance by state and a pie chart that indicated the percentage of the types of properties in the Initial Pool Balance.]

IDAHO
1 property
$3,538,619
0.3% of total

UTAH
1 property
$6,689,444
0.6% of total

SOUTH DAKOTA
1 property
$2,393,088
0.2% of total

MISSOURI
4 properties
$29,898,309
2.5% of total

MINNESOTA
2 properties
$23,109,325
1.9% of total

ILLINOIS
5 properties
$15,518,796
1.3% of total

WISCONSIN
1 property
$9,343,927
0.8% of total

INDIANA
6 properties
$30,876,066
2.6% of total

OHIO
3 properties
$9,599,114
0.8% of total

PENNSYLVANIA
3 properties
$33,376,878
2.8% of total

MASSACHUSETTS
6 properties
$55,087,558
4.6% of total

CONNECTICUT
9 properties
$4,609,346
0.4% of total

NEW YORK
22 properties
$251,732,951
21.2% of total

NEW JERSEY
8 properties
$37,367,315
3.1% of total

MARYLAND
3 properties
$13,635,251
1.1% of total

WASHINGTON, DC
2 properties
$41,002,306
3.5% of total

VIRGINIA
1 property
$9,491,226
0.8% of total

WEST VIRGINIA
1 property
$6,993,787
0.6% of toal

TENNESSEE
1 property
$2,247,460
0.2% of total

NORTH CAROLINA
4 properties
$15,736,942
1.3% of total

GEORGIA
4 properties
$12,436,780
1.0% of total

SOUTH CAROLINA
2 properties
$3,626,107
0.3% of total

FLORIDA
11 properties
$102,758,714
8.7% of total

PUERTO RICO
1 property
$38,774,229
3.3% of total

KENTUCKY
1 property
$3,997,256
0.3% of total

MISSISSIPPI
1 property
$1,499,030
0.1% of total

ARKANSAS
1 property
$632,896
0.1% of total

TEXAS
13 properties
$43,498,766
3.7% of total

NEW MEXICO
2 properties
$7,755,877
0.7% of total

ARIZONA
7 properties
$20,031,455
1.7% of total

COLORADO
8 properties
$55,804,753
4.7% of total

CALIFORNIA
48 properties
$214,766,958
18.1% of total

NEVADA
2 properties
$808,010
0.1% of total

OREGON
1 property
$10,942,638
0.9% of total

WASHINGTON
6 properties
$67,548,276
5.7% of total



                                  LESS THAN 3%

                             Unanchored Retail 2.8%
                           Extended Stay Lodging 2.4%
                              Special Purpose 2.3%
                               Self-Storage 1.5%
                     Manufactured Housing Communities 0.2%

                               CREDIT LEASE 3.4%

                          LIMITED SERVICE LODGING 3.6%

                                COOPERATIVE 3.9%

                           FULL SERVICE LODGING 4.2%

                                 MIXED USE 6.3%

                                INDUSTRIAL 6.6%

                                  MULTIFAMILY
                                     15.1%

                                     OFFICE
                                     29.9%

                                ANCHORED RETAIL
                                     17.9%




   Less than 1.00% of Cut-Off Date Allocated Loan Amount        [ ]

      1.00 - 5.99% of Cut-Off Date Allocated Loan Amount        [ ]

      6.00 - 9.99% of Cut-Off Date Allocated Loan Amount        [ ]

Greater than 9.99% of Cut-Off Date Allocated Loan Amount        [ ]

[A graphic was omitted that consisted of photographs of the following properties:]


10.  HOLIDAY INN-BROADWAY
     New York NY




12.  BLUE HILLS OFFICE PARK
     Canton MA




5.   TALLAHASSEE MALL
     Tallahassee FL




18.  CENTURY CENTRE I
     San Mateo CA




1.   EXCHANGE APARTMENTS
     New York NY

[A graphic was omitted that consisted of photographs of the following properties:]


4.   SELIG-AIRBORNE BUILDING
     Seattle WA




36.  WILSHIRE WESTWOOD APARTMENTS
     Los Angeles CA




46.  LYNNWOOD CORPORATE CENTER
     Lynnwood WA




8.   L'ENFANT PLAZA
     Washington DC




26.  SEMINOLE MALL
     Seminole FL




13.  150 WILLIAM STREET
     New York NY

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     WE PROVIDE INFORMATION TO YOU ABOUT THE OFFERED CERTIFICATES IN TWO SEPARATE DOCUMENTS THAT PROGRESSIVELY PROVIDE MORE DETAIL: (A) THE ACCOMPANYING PROSPECTUS, WHICH PROVIDES GENERAL INFORMATION, SOME OF WHICH MAY NOT APPLY TO THE OFFERED CERTIFICATES AND (B) THIS PROSPECTUS SUPPLEMENT, WHICH DESCRIBES THE SPECIFIC TERMS OF THE OFFERED CERTIFICATES. YOU SHOULD READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE INVESTING IN ANY OF THE OFFERED CERTIFICATES.

     You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the description of the offered certificates in the prospectus and in this prospectus supplement varies, you should rely on the information in this prospectus supplement.

     This prospectus supplement is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

     The photographs of the mortgaged properties included in the prospectus supplement are not representative of all the mortgaged properties or of any particular type of mortgaged property.

     The principal executive office of the depositor is Eleven Madison Avenue, New York, New York 10010.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.




























     UNTIL FEBRUARY 5, 2000 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO A DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT




                                                 PAGE
                                                ------
EXECUTIVE SUMMARY ...........................   S-5
MORTGAGE LOAN EXECUTIVE
   SUMMARY ..................................   S-6
REPORTING REQUIREMENTS ......................   S-7
SUMMARY OF PROSPECTUS
   SUPPLEMENT ...............................   S-8
RISK FACTORS ................................   S-24
DESCRIPTION OF THE MORTGAGE
   LOANS ....................................   S-46
   General ..................................   S-46
   Security for the Mortgage Loans ..........   S-48
   The Mortgage Loan Sellers ................   S-48
   CSFB Underwriting Standards ..............   S-48
   Morgan Stanley Mortgage Capital Inc.
      Underwriting Standards ................   S-52
CERTAIN CHARACTERISTICS OF THE
   MORTGAGE LOANS ...........................   S-54
   Credit Lease Loans .......................   S-54
   Multiple Note Loans ......................   S-54
   Significant Mortgage Loans ...............   S-55
   Environmental Matters ....................   S-79
   Certain Terms and Conditions of the
      Mortgage Loans ........................   S-79
   Additional Mortgage Loan Information .....   S-88
   Changes in Mortgage Loan
      Characteristics .......................   S-106
DESCRIPTION OF THE OFFERED
   CERTIFICATES .............................   S-107
   General ..................................   S-107
   Book-Entry Registration and Definitive
      Certificates ..........................   S-108
   Distributions ............................   S-111
   Assumed Final Distribution Date; Rated
      Final Distribution Date ...............   S-122
   Subordination; Allocation of Collateral
      Support Deficits and Certificate
      Deferred Interest .....................   S-122
PREPAYMENT AND YIELD
   CONSIDERATIONS ...........................   S-124
   Yield ....................................   S-124
   Modeling Assumptions .....................   S-126
   Yield on the Class A-X Certificates ......   S-127



                                                 PAGE
                                                ------
   Rated Final Distribution Date ............   S-128
   Weighted Average Life of Offered
      Certificates ..........................   S-128
THE POOLING AND SERVICING
   AGREEMENT ................................   S-138
   General ..................................   S-138
   Assignment of the Mortgage Loans .........   S-138
   Representations and Warranties;
      Repurchase ............................   S-138
   Servicing of the Mortgage Loans;
      Collection of Payments ................   S-141
   Advances .................................   S-143
   Appraisal Reductions .....................   S-144
   Accounts .................................   S-146
   Withdrawals from the Collection
      Account ...............................   S-148
   Enforcement of "Due-on-Sale" and
      "Due-on-Encumbrance" Clauses ..........   S-148
   Inspections; Collection of Operating
      Information ...........................   S-149
   Insurance Policies .......................   S-150
   Evidence as to Compliance ................   S-151
   Certain Matters Regarding the
      Depositor, the Trustee, the Servicer
      and the Special Servicer ..............   S-151
   Events of Default ........................   S-152
   Rights Upon Event of Default .............   S-153
   Amendment ................................   S-154
   Voting Rights ............................   S-155
   Realization Upon Mortgage Loans ..........   S-155
   Modifications ............................   S-158
   Optional Termination .....................   S-160
   The Trustee ..............................   S-160
   Certificate Administrator ................   S-161
   Administration Fee and Payment of
      Expenses ..............................   S-161
   Duties of the Trustee ....................   S-161
   The Servicer .............................   S-162
   Servicing Compensation and Payment of
      Expenses ..............................   S-162
   The Special Servicer .....................   S-164

                                               PAGE
                                              ------
   Servicer and Special Servicer Permitted
      to Buy Certificates .................   S-165
   Reports to Certificateholders; Available
      Information .........................   S-165
CERTAIN LEGAL ASPECTS OF MORTGAGE
   LOANS FOR MORTGAGED PROPERTIES
   LOCATED IN NEW YORK, CALIFORNIA,
   FLORIDA AND WASHINGTON .................   S-169
   New York ...............................   S-169
   California .............................   S-170
   Florida ................................   S-170
   Washington .............................   S-170
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ...........................   S-171
ERISA CONSIDERATIONS ......................   S-173
   Senior Certificates ....................   S-173
   Mezzanine Certificates .................   S-175


                                               PAGE
                                              ------
LEGAL INVESTMENT ..........................   S-175
USE OF PROCEEDS ...........................   S-176
UNDERWRITING ..............................   S-176
LEGAL MATTERS .............................   S-177
RATING ....................................   S-177
INDEX OF SIGNIFICANT DEFINITIONS ..........   S-179
ANNEX A --LOAN
   CHARACTERISTICS ........................   A-1
ANNEX B --COLLATERAL AND
   STRUCTURAL TERM SHEET ..................   B-1
ANNEX C --SERVICER REPORTS ................   C-1
ANNEX D --CERTIFICATE
   ADMINISTRATOR REPORTS ..................   D-1
ANNEX E --GLOBAL CLEARANCE,
   SETTLEMENT AND
   TAX DOCUMENTATION
   PROCEDURES .............................   E-1

                               EXECUTIVE SUMMARY


                                              APPROXI-
                                                MATE
                              INITIAL           % OF
                            CERTIFICATE      AGGREGATE    APPROXI-
                             BALANCE OR       INITIAL       MATE
                              NOTIONAL      CERTIFICATE    CREDIT
 CLASS      RATING(A)        BALANCE(B)       BALANCE      SUPPORT
  OFFERED CERTIFICATES
  A-1        AAA/AAA/Aaa  $  199,500,000        17.05%      26.50%
  A-2        AAA/AAA/Aaa  $  660,500,000        56.45%      26.50%
  A-X        AAA/AAA/Aaa  $1,170,108,234        NAP         NAP
   B           AA/AA/Aa2  $   52,600,000         4.50%      22.00%
   C              A/A/A2  $   58,500,000         5.00%      17.00%
   D            A-/A-/A3  $   14,700,000         1.25%      15.75%
   E        BBB/BBB/Baa2  $   40,900,000         3.50%      12.25%
   F      BBB-/BBB-/Baa3  $   20,500,000         1.75%      10.50%
  PRIVATE CERTIFICATES (H)
   G           NR/BB+/NR  $   32,200,000         2.75%       7.75%
   H            NR/BB/NR  $   23,400,000         2.00%       5.75%
   J           NR/BB-/NR  $   11,700,000         1.00%       4.75%
   K            NR/B+/NR  $   11,700,000         1.00%       3.75%
   L            NR/NR/B2  $   15,800,000         1.35%       2.40%
   M            NR/NR/B3  $    9,300,000         0.80%       1.60%
   N           NR/CCC/NR  $    7,100,000         0.60%       1.00%
   O            NR/NR/NR  $   11,708,234         1.00%       0.00%



                                            ASSUMED                  ASSUMED      RATED
                             INITIAL       WEIGHTED                   FINAL       FINAL
                              PASS-         AVERAGE     ASSUMED     DISTRIBU-   DISTRIBU-
                             THROUGH         LIFE      PRINCIPAL      TION         TION
 CLASS     DESCRIPTION         RATE       (YEARS)(C)     WINDOW      DATE(D)     DATE(E)
  OFFER
CERTIFI
                                                      11/99-01/
  A-1   Fixed                  6.91%          5.70    08          Jan. 2008    Sept. 2041
                                                      01/08-09/
  A-2   Fixed                  7.29%          9.40    09          Sept. 2009   Sept. 2041
           (Component
           Structure)                                 11/99-03/
  A-X    Interest Only         0.90%(f)       9.13    19          Mar. 2019    Sept. 2041
                                                      09/09-09/
   B    Fixed                  7.53%          9.85    09          Sept. 2009   Sept. 2041
        Weighted
        Average Net
        Mortgage Rate                                 09/09-09/
   C    minus 0.24%            7.94%(g)       9.85    09          Sept. 2009   Sept. 2041
        Weighted
        Average Net
        Mortgage Rate                                 09/09-09/
   D    minus 0.08%            8.10%(g)       9.85    09          Sept. 2009   Sept. 2041
        Weighted
        Average Net                                   09/09-09/
   E    Mortgage Rate          8.18%(g)       9.85    09          Sept. 2009   Sept. 2041
        Weighted
        Average Net                                   09/09-09/
   F    Mortgage Rate          8.18%(g)       9.85    09          Sept. 2009   Sept. 2041
  PRIVATE CERTIFICATES (H)
        Lesser of Fixed
        and Weighted
        Average Net                                   09/09-10/
   G    Mortgage Rate          6.91%(g)       9.90    09          Oct. 2009    Sept. 2041
        Lesser of Fixed
        and Weighted
        Average Net                                   10/09-10/
   H    Mortgage Rate          6.91%(g)       9.93    09          Oct. 2009    Sept. 2041
        Lesser of Fixed
        and Weighted
        Average Net                                   10/09-10/
   J    Mortgage Rate          6.91%(g)       9.93    09          Oct. 2009    Sept. 2041
        Lesser of Fixed
        and Weighted
        Average Net                                   10/09-09/
   K    Mortgage Rate          6.91%(g)      10.02    10          Sept. 2010   Sept. 2041
        Lesser of Fixed
        and Weighted
        Average Net                                   09/10-09/
   L    Mortgage Rate          6.91%(g)      12.89    13          Sept. 2013   Sept. 2041
        Lesser of Fixed
        and Weighted
        Average Net                                   09/13-07/
   M    Mortgage Rate          6.91%(g)      15.43    17          July 2017    Sept. 2041
        Lesser of Fixed
        and Weighted
        Average Net                                   07/17-03/
   N    Mortgage Rate          6.91%(g)      18.93    19          Mar. 2019    Sept. 2041
        Lesser of Fixed
        and Weighted
        Average Net                                   03/19-03/
   O    Mortgage Rate          6.91%(g)      19.35    19          Mar. 2019
                                                                                   N/A

--------
(a) Ratings shown are those of Duff & Phelps Credit Rating Co., Fitch IBCA, Inc. and/or Moody's Investors Service, Inc., respectively. Classes marked "NR" will not be rated by the applicable rating agency.

(b)        The principal balance of any class may be changed by up to 5%.

(c) This is the average amount of time in years between the closing date and the payment of each dollar of principal. The Class A-X Certificates do not have a principal balance and do not receive principal distributions; the weighted average life of this class is based on its notional amount, which will decrease as the principal balances of the other classes decrease.

(d) This date was calculated assuming, among other things, that there are no voluntary or involuntary prepayments. There may be some voluntary and/or involuntary prepayments.

(e) This date was set at two years after the latest maturity date of any mortgage loan which is not a balloon loan or, for any balloon loan, the date upon which it would be deemed to mature in accordance with its original amortization schedule absent its balloon payment.

(f) This pass-through rate will change from time to time based on the weighted average of the component rates.

(g) This pass-through rate may change based on the weighted average net mortgage rate.

(h)        Not offered hereby.

                        MORTGAGE LOAN EXECUTIVE SUMMARY

                     GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)



Initial Pool Balance (1) ...........................................................   $1,187,129,449
Number of Mortgage Loans ...........................................................             153
Mortgage Loan Seller:
 Credit Suisse First Boston Mortgage Capital LLC ...................................           86.47%
 Morgan Stanley Mortgage Capital Inc. ..............................................           13.53%
Number of Mortgaged Properties .....................................................             192
Average Mortgage Loan Balance ......................................................   $   7,759,016
Highest Mortgage Loan Principal Balance ............................................   $  58,000,000
Lowest Mortgage Loan Principal Balance .............................................   $     234,627
Weighted Average Mortgage Rate .....................................................           8.041%
Range of Mortgage Rates ............................................................   6.684% - 10.220%
Weighted Average Remaining Term to the Earlier of Maturity or Anticipated
 Repayment Date (months) ...........................................................             119
Range of Remaining Term to the Earlier of Maturity or Anticipated Repayment Date
 (months) ..........................................................................   70 - 233
Weighted Average Remaining Amortization Term (months) ..............................             335
Range of Amortization Terms (months) ...............................................   120 - 480
Weighted Average Debt Service Coverage Ratio (2) ...................................           1.41 x
Range of Debt Service Coverage Ratios (2) ..........................................   1.13x - 4.67x
Weighted Average Loan-to-Value Ratio (2) ...........................................              67%
Range of Loan-to-Value Ratios (2) ..................................................   18.7% - 79.6%
Weighted Average Loan-to-Value Ratio at the Earlier of Anticipated Repayment Date or
 Maturity (2)(3) ...................................................................              59%
Percentage of Initial Pool Balance made up of:
 Anticipated Repayment Date Loans ..................................................           77.07%
 Fully Amortizing Loans (other than Anticipated Repayment Date Loans) ..............            1.11%
 Balloon Loans .....................................................................           21.82%
 Multi-Property Loans ..............................................................           16.83%
 Crossed Loans .....................................................................            9.38%
 Credit Lease Loans ................................................................            3.39%

--------
(1)   The aggregate balance may be changed by up to 5%.

(2)   Excluding two mortgage loans, which are secured by credit leases.

(3) Excluding fully amortizing loans (other than Anticipated Repayment Date Loans).

                            REPORTING REQUIREMENTS

     On each distribution date, the certificate administrator will prepare a statement to holders of the certificates and will make available or, upon request, forward it to the following parties:

      o   each certificateholder;

      o   the depositor;

      o   the servicer;

      o   the special servicer;

      o   the trustee;

      o   each underwriter;

      o   each rating agency;

      o   Bloomberg, L.P.;

      o   Trepp Group;

      o   Charter Research Corporation;

      o   Intex Solutions, Inc.;

      o   any other party upon the direction of the depositor; and

      o   if requested in writing, any potential investor.

     Prior to each distribution date, the servicer will deliver to the certificate administrator the servicer reports described in Annex C, which are in the form of the standard information package of the Commercial Mortgage Securities Association. On each distribution date, the certificate administrator will make available or, upon request, forward such reports to the following parties:

      o   each certificateholder;

      o   the depositor;

      o   the trustee;

      o   each underwriter;

      o   each rating agency; and

      o   if requested in writing, any potential investor.

     In addition, the servicer will also make available at its offices, upon reasonable advance written notice and during normal business hours, the following items to the extent it has received them:

      o   mortgaged property operating statements;

      o   rent rolls;

      o   retail sales information; and

      o   mortgaged property inspection reports.

     In addition, the custodian will make copies of all modifications, waivers and amendments of each mortgage loan available at its offices, upon reasonable advance written notice and during normal business hours.

     A current report on Form 8-K will be filed by the depositor, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from the trust fund, the removal will be noted in the Form 8-K. The Form 8-K will be available to purchasers and potential purchasers of the offered certificates. You can obtain a copy of the statement to certificateholders and certain other information from the certificate administrator through its home page on the World Wide Web. The website will initially be located at www.ctslink.com/cmbs. You can obtain this information by facsimile by calling (301) 815-6610 and requesting that such information be faxed to you.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

 o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

 o To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

 o This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

 o Unless otherwise stated, all percentages of the mortgage loans, or of any specified group of mortgage loans, referred to in this prospectus supplement are calculated using the aggregate cut-off date principal balance.

 o References to percentages of mortgaged properties are references to the percentages of the initial pool balance represented by the aggregate cut-off date principal balance of the related mortgage loans or, in the case of multi-property loans, the amount allocated to each individual property.

 o All numerical information concerning the mortgage loans is provided on an approximate basis.

                                  THE PARTIES


DEPOSITOR                        Credit Suisse First Boston Mortgage Securities
                                 Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and of one of the underwriters.


SERVICER Wells Fargo Bank, National Association, a national banking association.


SPECIAL SERVICER                 Lennar Partners, Inc., a Florida corporation.
                                 The special servicer will be responsible for servicing and administering:

                                  o  mortgage loans that, in general, are in
                                     default or as to which default is imminent;
                                     and

                                  o  real estate owned by the trust.

                                 The holders of greater than 50% of the
                                 percentage interests of the controlling class will be entitled to remove the special servicer and appoint a successor special servicer subject to written confirmation from each rating agency that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates.

                                 The controlling class will be the most
                                 subordinate class of certificates then
                                 outstanding which has a certificate balance equal to or greater than 25% of the initial certificate balance of such class (or, if no such class exists, the most subordinate class then outstanding).

                                 The special servicer will be permitted to purchase certificates.


TRUSTEE The Chase Manhattan Bank, a New York banking corporation.


CERTIFICATE ADMINISTRATOR
AND CUSTODIAN                    Norwest Bank Minnesota, National Association,
                                 a national   banking association.

MORTGAGE LOAN SELLERS         o  Credit Suisse First Boston Mortgage
                                 Capital LLC, a Delaware limited liability company and an affiliate of the depositor and one of the underwriters, will sell to the depositor 130 mortgage loans, which includes one pari passu participation interest in a mortgage loan, collectively representing 86.5% of the initial pool balance; and

                              o  Morgan Stanley Mortgage Capital Inc., a
                                 New York corporation and an affiliate of one of the underwriters, will sell to the depositor 23 mortgage loans, representing 13.5% of the initial pool balance.


                         SIGNIFICANT DATES AND PERIODS


CUT-OFF DATE                     October 11, 1999.


CLOSING DATE                     On or about November 10, 1999.


DUE DATE The dates on which monthly installments of principal and interest are due on the mortgage loans are the following:




    NUMBER OF       % OF INITIAL
 MORTGAGE LOANS     POOL BALANCE     DUE DATE
----------------   --------------   ---------
        64               19.2%      1st
        89               80.8%      11th
        --              -----
       153              100.0%
       ===              =====

DETERMINATION DATE               The close of business on the 11th day of the
                                 month in which the distribution date occurs or, if such 11th day is not a business day, the business day immediately following such 11th day.

DISTRIBUTION DATE                The 4th business day following the
                                 determination date in each month, commencing in November 1999. A business day is any day other than a Saturday, a Sunday or any day on which banking institutions in the States of New York, California, Maryland, Minnesota or
                                 Florida are authorized or obligated by law, executive order or governmental decree to close.

RECORD DATE                      The close of business on the last business day
                                 of the month immediately preceding the month in which the distribution date occurs. The record date for the first distribution date is the closing date.

INTEREST ACCRUAL PERIOD          The period commencing on the 11th day of the
                                 calendar month preceding the month in which the distribution date occurs and ending on the 10th day of the month in which the distribution date occurs. Each interest accrual period is deemed to consist of 30 days.


ASSUMED FINAL DISTRIBUTION DATE  For each class of certificates, the date set forth on the cover page.

RATED FINAL DISTRIBUTION DATE    The distribution date occurring in September
                                 2041.

DUE PERIOD                       The period beginning on the day following the
                                 determination date in the month immediately preceding the month in which the distribution date occurs and ending at the close of business on the determination date of the month in which the distribution date occurs.

                                 THE CERTIFICATES

THE OFFERED CERTIFICATES         Each class of offered certificates will have
                                 the initial certificate balance or notional balance and the initial pass-through rate set forth below, subject, in the case of each such certificate balance or notional balance, to a permitted variance of plus or minus 5%.




                 INITIAL CERTIFICATE
                     BALANCE OR              INITIAL
    CLASS         NOTIONAL BALANCE      PASS-THROUGH RATE
-------------   --------------------   ------------------
  Class A-1        $  199,500,000              6.91
  Class A-2        $  660,500,000              7.29
  Class A-X        $1,170,108,234              0.90
  Class B          $   52,600,000              7.53
  Class C          $   58,500,000             7.94(1)
  Class D          $   14,700,000             8.10(2)
  Class E          $   40,900,000             8.18(3)
  Class F          $   20,500,000             8.18(3)

                                 ----------

                                 (1)   This pass-through rate will equal the
                                       weighted average net mortgage rate minus
                                       0.24%.

                                 (2)   The pass-through rate will equal the
                                       weighted average net mortgage rate minus
                                       0.08%.

                                 (3)   The pass-through rate will equal the
                                       weighted average net mortgage rate.

                                 The Class A-X Certificates will not have a certificate balance and are not entitled to receive distributions of principal. The notional balance of the Class A-X Certificates will be equal to the aggregate certificate balance of the regular certificates (other than the Class A-X Certificates) immediately prior to the distribution date.

THE PRIVATE CERTIFICATES         The following certificates will also represent
(NOT OFFERED HEREBY)             beneficial interests in the trust fund, but are
                                 not offered hereby:


                     INITIAL                INITIAL
   CLASS       CERTIFICATE BALANCE     PASS-THROUGH RATE
-----------   ---------------------   ------------------
  Class G          $32,200,000               6.91(1)
  Class H          $23,400,000               6.91(1)
  Class J          $11,700,000               6.91(1)
  Class K          $11,700,000               6.91(1)
  Class L          $15,800,000               6.91(1)
  Class M          $ 9,300,000               6.91(1)
  Class N          $ 7,100,000               6.91(1)
  Class O          $11,708,234               6.91(1)

                                 ----------
                                 (1)   This pass-through rate will equal the
                                       lesser of (a) 6.91% per annum and (b)
                                       the weighted average net mortgage rate.


                                 DISTRIBUTIONS


DISTRIBUTIONS                    Funds available for distribution from the
                                 mortgage loans will be distributed on each distribution date, net of specified trust expenses (including servicing fees, administration fees and related compensation).


INTEREST DISTRIBUTIONS           Interest on the certificates will accrue on a
                                 monthly basis. Interest will accrue with respect to the certificates on the basis of a 360-day year consisting of twelve 30-day months. Prepayments and defaults may reduce interest distributions.

PRINCIPAL DISTRIBUTIONS          The amount of principal required to be
                                 distributed to the classes entitled to
                                 principal on a particular distribution date will, in general, be equal to:

                                 o  the principal portion of all scheduled
                                    payments, other than balloon payments,
                                    which are received or advanced during the related due period;

                                 o all principal prepayments and the principal portion of balloon payments received during the related due period;

                                 o the principal portion of other collections on the mortgage loans received during the related due period including liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned" property; and

                                 o  the principal portion of proceeds of
                                    mortgage loan repurchases received during the related due period.


PRIORITY OF DISTRIBUTIONS        Distributions will be made on each
                                 distribution date. Distributions of interest and principal and allocations of losses are set forth in the chart below. The priority of each class of certificates for the payment of interest and principal is illustrated in descending order. Losses on the mortgage loans will be applied to each class of certificates in ascending order.

                               [GRAPHIC OMITTED]



----------
(1)   Receives only interest distributions.


PREPAYMENT PREMIUMS              The manner in which any prepayment premiums
                                 and yield maintenance charges received during a particular due period will be allocated to the Class A-X Certificates, on the one hand, and the class or classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered
                                 Certificates -- Distributions" in this
                                 prospectus supplement.


OTHER DISTRIBUTIONS              Distributions on the Class V-1 Certificates,
                                 Class V-2 Certificates and Class R
                                 Certificates are limited to the following:

                                 o  the Class V-1 and Class V-2
                                    certificateholders will only receive
                                    distributions of excess interest (i.e.,
                                    interest accrued at a rate higher than the related initial mortgage rate of the mortgage loan) on the mortgage loans that have specified anticipated repayment dates and which are not paid in full as of such date; and

                                 o the Class R and Class LR certificateholders will only receive a distribution after the other certificateholders have received all amounts payable to them.

                                 The holders of 100% of the Class V-1
                                 Certificates may purchase any loan sold by Credit Suisse First Boston Mortgage Capital LLC with an anticipated repayment date on or after its anticipated repayment date at the purchase price specified herein (generally equal to the unpaid principal balance thereof and all accrued and unpaid interest thereon) and under the circumstances described in this prospectus supplement. The Class V-1 Certificates may not be sold to an entity that owns an ownership interest in a borrower under any of the mortgage loans sold by Credit Suisse First Boston Mortgage Capital LLC except that Credit Suisse First Boston Mortgage Capital LLC or an affiliate thereof may own or purchase the Class V-1 Certificates.

                                 The holders of 100% of the Class V-2
                                 Certificates may purchase any loan sold by Morgan Stanley Mortgage Capital Inc. with an anticipated repayment date on or after its anticipated repayment date at the purchase price specified herein (generally equal to the unpaid principal balance thereof and all accrued and unpaid interest thereon) and under the circumstances described in this prospectus supplement. The Class V-2 Certificates may not be sold to an entity that owns an ownership interest in a borrower under any of the mortgage loans sold by Morgan Stanley Mortgage Capital Inc. except Morgan Stanley Mortgage Capital Inc. or an affiliate thereof may own or purchase the Class V-2 Certificates.


ADVANCES The servicer is required to advance delinquent principal and interest on the mortgage loans so long as it determines that such advance is recoverable. Such advances generally will equal the delinquent portion of the monthly payment, less

                                 o the servicing fee and primary servicing fee, and

                                 o  if applicable, the related workout fee.

                                 If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the servicer will only advance the amount it would have advanced on a delinquent monthly payment due prior to the maturity date. In connection with mortgage loans with anticipated repayment dates, the servicer will not be permitted to make any advance in respect of excess interest. Any appraisal reduction amount will reduce the amount of such advance that will be made by the servicer. If the servicer fails to make a required advance, the trustee will make such advance in each case subject to a determination of recoverability.


OPTIONAL TERMINATION             The following parties will each (in turn,
                                 according to the order such parties are listed below) have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the aggregate stated principal balance of the mortgage loans is less than 1.00% of the initial pool balance:

                                 o Credit Suisse First Boston Mortgage Capital LLC;

                                 o  Morgan Stanley Mortgage Capital Inc.;

                                 o  the special servicer;

                                 o the holders of a majority of the controlling class; and

                                 o  the servicer.

                                 In the event that any such party exercises this option, the trust will terminate and all outstanding certificates will be retired, as described in more detail in this prospectus supplement.


DENOMINATIONS                    The offered certificates will be issuable in
                                 registered form, in the following
                                 denominations:



                                                        MULTIPLES IN
                                                      EXCESS OF INITIAL
                                  INITIAL BALANCE          BALANCE
                                 -----------------   ------------------
  Offered certificates
  (certificate balance,
  excluding Class A-X
  Certificates) ..............        $ 25,000               $1
  Class A-X Certificates
  (notional balance) .........        $100,000               $1

CLEARANCE AND SETTLEMENT         The offered certificates will be issued in
                                 book-entry form and will be evidenced by one or more certificates registered in the name of Cede & Co, as nominee of DTC. Persons acquiring beneficial ownership interests in the offered certificates may elect to hold their book-entry certificate interests either through DTC in the United States or through Cedelbank or The Euroclear System, in Europe.
                                 The depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.


CERTAIN FEDERAL INCOME TAX       REMIC elections will be made with respect to
CONSIDERATIONS                   two segregated pools of assets of the trust,
                                 referred to as the "Lower-Tier REMIC" and the "Upper-Tier REMIC." All classes of the certificates (other than the Class V-1, Class
                                 V-2, Class R and Class LR Certificates) will represent ownership of "regular interests" in the Upper-Tier REMIC, and the offered certificates will also represent the right to receive certain yield protection payments as described in "Summary of Prospectus Supplement
                                 -- The Mortgage Loans -- Additional Collateral
                                 Loans." Pertinent federal income tax
                                 consequences of an investment in the offered certificates include:

                                 o  Each class of offered certificates will
                                    represent ownership of REMIC "regular
                                    interests."

                                 o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                 o You will be required to report income on your certificates in accordance with the accrual method of accounting.

                                 o The Class A-X Certificates will, and one or more other classes of offered certificates may, be issued with original issue discount.

                                 o Prepayment premiums and yield maintenance charges on the mortgage loans and yield protection payments allocable to the offered certificates may be ordinary income to the related certificateholders as such amounts accrue.


ERISA CONSIDERATIONS             The acquisition of an offered certificate by
                                 an employee benefit plan or other plan or arrangement subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or to
                                 section 4975 of the Internal Revenue Code of 1986, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of such laws. It is anticipated that only the following classes of offered certificates may be acquired by such plans or arrangements and by persons investing the assets of such plans or arrangements, provided certain conditions are met:

                                 o  Class A-1

                                 o  Class A-2

                                 o  Class A-X

                                 In addition, it is anticipated that the
                                 following classes of offered certificates may be acquired by insurance company general accounts which contain assets of such plans or arrangements, provided certain conditions are met:

                                 o  Class B

                                 o  Class C

                                 o  Class D

                                 o  Class E

                                 o  Class F

                                 Any fiduciary of such plans or arrangements considering whether to purchase offered certificates in any of these classes with assets of or on behalf of such plans or arrangements should consult with its counsel regarding the applicability of the Employee Retirement Income Security Act of 1974, as amended, or to section 4975 of the Internal Revenue Code of 1986, and the availability of any exemptions from the prohibited transaction provisions of such laws.

RATINGS It is a condition to the issuance of the offered certificates that they receive the following credit ratings from any or all of the following rating agencies:




                   DUFF &
                   PHELPS                         MOODY'S
                   CREDIT          FITCH         INVESTORS
                 RATING CO.     IBCA, INC.     SERVICE, INC.
                ------------   ------------   --------------
  Class A-1         AAA            AAA              Aaa
  Class A-2         AAA            AAA              Aaa
  Class A-X         AAA            AAA              Aaa
  Class B           AA             AA               Aa2
  Class C            A              A               A2
  Class D            A-             A-               A3
  Class E           BBB            BBB              Baa2
  Class F           BBB-           BBB-             Baa3


                                 The rated final distribution date for each class of offered certificates is the distribution date occurring in September 2041. FOR A DESCRIPTION OF THE LIMITATIONS OF THE RATINGS OF THE OFFERED CERTIFICATES, SEE "RATING."

                                 You should consider the following about a security rating:

                                 o it is not a recommendation to buy, sell or hold securities;

                                 o  it may be subject to revision or
                                    withdrawal at any time by the assigning
                                    rating organization;

                                 o  it only addresses the likelihood of the
                                    timely payment of interest and, except with respect to the Class A-X Certificates, the ultimate repayment of principal by the rated final distribution date;

                                 o  it does not address the frequency of
                                    voluntary and involuntary prepayments or the possibility that certificateholders might suffer a lower than anticipated yield; and

                                 o  it does not address the likelihood of
                                    receipt of prepayment premiums, yield
                                    maintenance charges, default interest,
                                    yield protection payments or excess
                                    interest.


LEGAL INVESTMENT                 The offered certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you.

                              THE MORTGAGE LOANS


GENERAL The trust fund will consist of 153 multifamily and commercial mortgage loans, including one pari passu participation interest in a mortgage loan, having the following general characteristics:


                     GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)



Initial Pool Balance (1)                                                                $1,187,129,449
Number of Mortgage Loans                                                                           153
Mortgage Loan Seller:
 Credit Suisse First Boston Mortgage Capital LLC                                                 86.47%
 Morgan Stanley Mortgage Capital Inc.                                                            13.53%
Number of Mortgaged Properties                                                                     192
Average Mortgage Loan Balance                                                           $    7,759,016
Highest Mortgage Loan Balance                                                           $   58,000,000
Lowest Mortgage Loan Balance                                                            $      234,627
Weighted Average Mortgage Rate                                                                   8.041%
Range of Mortgage Rates                                                                   6.684-10.220%
Weighted Average Remaining Term to the Earlier of Maturity or Anticipated
 Repayment Date (months)                                                                           119
Range or Remaining Term to the Earlier of Maturity or Anticipated Repayment
 Date (months)                                                                                  70-233
Weighted Average Remaining Amortization Term (months)                                              335
Range of Amortization Terms (months)                                                           120-480
Weighted Average Debt Service Coverage Ratio (2)                                                  1.41x
Range of Debt Service Coverage Ratios (2)                                                   1.13x-4.67x
Weighted Average Loan-to-Value Ratio (2)                                                            67%
Range of Loan-to-Value Ratios (2)                                                            18.7-79.6%
Weighted Average Loan-to-Value Ratio at the Earlier of Anticipated Repayment
 Date or Maturity (2)(3)                                                                            59%
Percentage of Initial Pool Balance made up of:
 Anticipated Repayment Date Loans                                                                77.07%
 Fully Amortizing Loans (other than Anticipated Repayment Date Loans)                             1.11%
 Balloon Loans                                                                                   21.82%
 Multi-Property Loans                                                                            16.83%
 Crossed Loans                                                                                    9.38%
 Credit Lease Loans                                                                               3.39%

----------
(1)   The aggregate balance may be changed by up to 5%.

(2)   Excluding the two credit lease loans.

(3) Excluding fully amortizing loans (other than Anticipated Repayment Date Loans).

SECURITY FOR THE MORTGAGE LOANS   Each mortgage loan is secured primarily by
                                 one or more first priority mortgages, deeds of trust, or other similar security instruments on the borrower's fee or leasehold interest in real property as set forth in the table below. The mortgaged properties are used for commercial or multifamily residential purposes.




          INTEREST OF                 % OF         NUMBER OF
           BORROWER               INITIAL POOL     MORTGAGED
          ENCUMBERED               BALANCE(1)      PROPERTIES
------------------------------   --------------   -----------
  Fee Simple Estate (2)                88.4%          185
  Leasehold Estate                     11.6%            7
                                      -----           ---
  TOTAL                               100.0%          192
                                      =====           ===

        ----------

        (1) Based on the principal balance of the mortgage loan or, for any multi-property loan, the amount allocated to each individual property.

        (2) For any mortgaged property with respect to which the ground lessee and ground lessor are both parties to the mortgage, the mortgaged property has been categorized as a fee simple estate. For any mortgaged property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the mortgaged property.


LOANS WITH ANTICIPATED           80 mortgage loans representing 77.07% of the
REPAYMENT DATES                  initial pool balance specify an anticipated
                                 repayment date. Such mortgage loans generally have the following terms:

                                 o a substantial amount of principal will be outstanding at the anticipated repayment date;

                                 o  the loan can be prepaid on or after the
                                    anticipated repayment date without payment of any prepayment premium; and

                                 o a lockbox must be established on or prior to the anticipated repayment date.

                                 In addition, loans that are not repaid on the anticipated repayment date:

                                 o accrue interest at a higher rate after the anticipated repayment date;

                                 o apply all cash flow in excess of certain specified expenses, including principal and interest (calculated at the initial interest rate on the amortized principal balance and the initial amortization schedule) and operating expenses, to amortize the mortgage loan until paid in full; and

                                 o apply all cash flow to pay accrued excess interest after principal is paid in full.


LOANS REPRESENTED BY             Two of the mortgage loans, representing
MULTIPLE NOTES                   8.02% of the initial   pool balance, are
                                 secured by mortgages on properties which also secure other loans not included in this trust fund. The L'Enfant Plaza property secures two pari passu notes. One note was included in one of the depositor's prior rated securitizations and the other note underlies the L'Enfant participation, which is included in this trust fund. Both notes secured by the L'Enfant Plaza property will be serviced by First Union
                                 National Bank, as servicer, and/or Lennar
                                 Partners, Inc., as special servicer, under the pooling and servicing agreement relating to such other securitization. The mortgage loan underlying the L'Enfant participation is pari passu with the other L'Enfant loan. The interest in the L'Enfant participation outside of this trust fund will initially be held by Credit Suisse First Boston Mortgage Capital
                                 LLC.

                                 Both the mortgage loan known as Exchange
                                 Apartments and the other mortgage loan secured by the Exchange Apartments property may be primarily serviced by a servicer appointed by the holder of such other mortgage loan under the supervision of the servicer of this trust fund, but will be specially serviced by the special servicer of this trust fund. The other Exchange Apartments mortgage loan will initially be held by Credit Suisse First Boston Mortgage Capital LLC and may be transferred only to institutional transferees permitted under the related loan documents. The Exchange Apartments mortgage loan included in this trust fund is, upon default, senior to the other Exchange Apartments mortgage loan.


LOAN SECURED BY CREDIT LEASES    Two cross-collateralized mortgage loans,
                                 representing 3.39% of the initial pool
                                 balance, are secured by credit leases of the related mortgaged properties to the same credit tenant. Both credit leases require the tenant to make payments in an amount sufficient to satisfy debt service (but not including the balloon payment) on the related mortgage loan, subject to the right of the tenant to offer to purchase or substitute the mortgaged property, upon the occurrence of specified major casualties or condemnation, whereupon the credit tenant is required to substitute an alternative property or offer to purchase the mortgaged property, as described herein under "Certain Characteristics of the Mortgage Loans -- Credit Lease Loans." The obligations of Universal Commercial Credit
                                 Leasing V, Inc. under the credit leases are guaranteed by ACCOR S.A., which has a long term debt rating of "BBB" with a negative outlook by Standard & Poor's Ratings Services.
                                 The term of each credit lease is at least as long as the term of the mortgage loan.

                                 Because payments due under the related credit leases will not be sufficient to pay the balloon payment of such mortgage loans at their maturity dates, the borrowers will maintain residual value insurance policies which, in the event of a default resulting from the failure to make a balloon payment, insures that proceeds of liquidation of the related mortgaged properties will be sufficient to satisfy the balloon payment. The premiums on the residual value insurance policies were paid in full at the origination of the loans.

       CROSSED LOANS AND MULTI-PROPERTY LOANS AND RELATED BORROWER LOANS




                                                            NUMBER OF       % OF INITIAL
                TYPE OF MORTGAGE LOAN                    MORTGAGE LOANS     POOL BALANCE
-----------------------------------------------------   ----------------   -------------
All multi-property loans                                       14               16.8%
All crossed loans                                              10                9.4%
Crossed loans and multi-property loans which
 prohibit release of any related mortgaged property             6                2.3%
Crossed loans and multi-property loans which permit
 release of an individual mortgaged property (1)(2)            14               17.1%
Borrower is under common ownership with an entity
 which is the borrower under another mortgage loan
 in the trust, but such mortgage loans are not
 cross-defaulted or cross-collateralized(3)                    20               12.5%

----------
(1) Generally, these mortgage loans require (a) a defeasance or prepayment (in an amount equal to a percentage of the related property release amount, as described in the succeeding tables entitled "Crossed Loans" and "Mortgage Loans Secured by More than One Mortgaged Property") and (b) that the debt service coverage ratio with respect to the remaining properties is not less than the greater of (i) a specified debt service coverage ratio and (ii) in most cases, the debt service coverage ratio immediately prior to such defeasance or prepayment.

(2) The ACCOR Loans are included in this category. For more information, see the table entitled "Crossed Loans" below.

(3) See "Risk Factors -- Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Certificates."


                                 CROSSED LOANS




                                                       CUT-OFF DATE       % OF INITIAL       RELEASE
LOAN NO.     LOAN NAME                              PRINCIPAL BALANCE     POOL BALANCE      PRICE (1)
----------   -----------------------------------   -------------------   --------------   ------------
2            Selig Loans -- Third and Broad            $ 25,471,293            2.2%       125%
3            Selig Loans -- 3131 Elliot Building         14,733,395            1.2%       125%
4            Selig Loans -- Airborne Building            10,887,729            0.9%       125%
                                                       ------------            ---
             Total .............................       $ 51,092,418            4.3%
                                                       ============            ===
6            ACCOR Loans -- Mountain                   $ 26,263,337            2.2%       N/A (2)
7            ACCOR Loans - California North              14,018,721            1.2%       N/A (2)
                                                       ------------            ---
             Total .............................       $ 40,282,058            3.4%
                                                       ============            ===
21           Capetown Plaza Shopping Center            $ 11,954,130            1.0%        (3)
22           Lewis County Mall                            5,016,270            0.4%        (3)
23           Tampa Shopping Center                        2,219,207            0.2%        (3)
                                                       ------------            ---
             Total .............................       $ 19,189,607            1.6%
                                                       ============            ===
137          Betty Jane Apartments                     $    401,251           0.03%       120%
138          Poolside Apartments                            393,821           0.03%       120%
                                                       ------------           ----
             Total .............................       $    795,073           0.07%
                                                       ============           ====
             TOTAL                                     $111,359,157            9.4%
                                                       ============           ====

----------
(1) The release price shown is the percentage of the property release amount that the borrower must prepay or defease, as applicable, in order to obtain the release of an individual mortgaged property from the lien of the related mortgage.

(2) The mortgage loan permits the related tenant to purchase individual mortgaged properties (and obtain the release of the related lien) only in the event of a major casualty or condemnation or if any mortgaged property becomes economically obsolete for an amount sufficient to purchase defeasance collateral to defease the related portion of the mortgage loan.

(3) Each mortgage secures all obligations under all three mortgage loans and no release of an individual mortgaged property from the lien of the related mortgage is allowed.

          MORTGAGE LOANS SECURED BY MORE THAN ONE MORTGAGED PROPERTY




                                                       NUMBER OF      CUT-OFF DATE     % OF INITIAL    RELEASE
 LOAN NO.  LOAN NAME                                  PROPERTIES   PRINCIPAL BALANCE   POOL BALANCE   PRICE (1)
---------- ----------------------------------------- ------------ ------------------- -------------- ----------
    14     Hotel Union Square/Diva Summary                 2          $ 29,332,251          2.47%    125%
    15     White Lodging Indiana Summary                   5            27,938,200          2.35%    125%
     6     ACCOR Loans -- Mountain                         6            26,263,337          2.21%    N/A (2)
    17     Sunset Ridge & Sunset Peak Apartments
            Summary                                        2            25,482,959          2.15%    120%
    27     Fairfield Suites & Courtyard by Marriott
            Summary                                        2            17,000,000          1.43%    125%
    31     Suburban Lodge Summary                          5            14,652,229          1.23%    125%
     7     ACCOR Loans -- California North                 5            14,018,721          1.18%    N/A (2)
    33     K.V. Properties Inc. Summary                    5            12,708,740          1.07%    125%
    39     Muscarelle Portfolio Summary                    2            10,193,400          0.86%    125%
    41     Frassetto Properties Summary                    4             9,851,093          0.83%    125%
    70     Mladen Portfolio Summary                        8             4,096,194          0.35%    125%
    83     Pacella Park Summary                            2             3,316,498          0.28%    None (3)
    94     Murray's Discount Auto Store Summary            3             2,584,132          0.22%    None (3)
    100    Blockbuster Video/Scotty's Home Summary         2             2,298,607          0.19%    None (3)
                                                           -          ------------         -----
           TOTAL                                          53          $199,736,361         16.83%
                                                          ==          ============         =====

----------
(1) The release price shown is the percentage of the property release amount that the borrower must prepay or defease, as applicable, in order to obtain the release of an individual mortgaged property from the lien of the related mortgage.

(2) The mortgage loan permits the related tenant to purchase individual mortgaged properties (and obtain the release of the related lien) only in the event of a major casualty or condemnation or if any mortgaged property becomes economically obsolete for an amount sufficient to purchase defeasance collateral to defease the related portion of the mortgage loan.

(3) No release of an individual mortgaged property from the lien of the related mortgage is allowed.


LOCKBOX TERMS                    Eighty-three mortgage loans, representing
                                 80.80% of the initial pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged properties will be paid into one of the following three types of lockboxes, each of which is described below:

                                 HARD LOCKBOX. Income is paid to a lockbox account controlled by the servicer on behalf of the trust fund, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

                                 MODIFIED LOCKBOX. Income is paid to the
                                 manager of the mortgaged properties, other than multifamily properties, which will deposit all sums collected into a lockbox account on a regular basis; or

                                 SPRINGING LOCKBOX. Income is collected by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

                                 o a failure to pay the related mortgage loan in full on or before the related anticipated repayment date; or

                                 o  a decline, by more than a specified
                                    amount, in the net operating income of the related mortgaged property; or

                                 o a failure to meet a specified debt service coverage ratio.

                                 Each mortgage loan that has a lockbox is identified on Annex A. Lockbox accounts will not be assets of the trust fund. The mortgage loans provide for such lockbox accounts as follows:




                     % OF INITIAL       NUMBER OF
TYPE OF LOCKBOX      POOL BALANCE     MORTGAGE LOANS
-----------------   --------------   ---------------
  Hard                    44.4%             33
  Modified                   0%              0
  Springing               36.4%             50
  None                    19.2%             70
                         -----              --
  TOTAL                  100.0%            153
                         =====             ===

PREPAYMENT CHARACTERISTICS       Each mortgage loan restricts voluntary
OF THE MORTGAGE LOANS            prepayments in one or more of the following
                                 ways:

                                 o by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated;

                                 o by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a yield maintenance charge; and/or

                                 o by imposing fees or premiums in connection with full or partial voluntary principal prepayments for a specified period of time.


                                 The mortgage loans generally provide that principal prepayments may only be made:

                                 o  on a due date; or

                                 o accompanied by interest through the next due date.

                                 Additional collateral loans may also require partial principal prepayments during the related lockout period.

                                 As of the cut-off date, approximately 99.5% of the mortgage loans by initial pool balance were within their respective lockout periods, and the weighted average of such lockout and/or defeasance periods was 110 months.


DEFEASANCE                       One hundred twelve mortgage loans,
                                 representing 93.7% of the initial pool
                                 balance, permit the borrower to obtain the release of the related mortgaged property, or, in the case of any crossed loan and most of the multi-property loans, one or more of the related mortgaged properties, from the lien of the related mortgage(s) upon the pledge to the trustee of certain noncallable U.S. government obligations. The U.S. government obligations must provide for payments which equal or exceed scheduled interest and principal payments due under the related mortgage note.


ADDITIONAL COLLATERAL LOANS      Three mortgage loans, representing 2.4% of the
                                 initial pool balance, are also secured by cash reserves or irrevocable letters of credit. The additional collateral will be released to the borrower upon satisfaction by the borrower of certain conditions including, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions within the time periods specified. If these conditions are not satisfied within such specified time periods, the related reserve or credit enhancement amount may be applied to partially prepay the related mortgage loan.
                                 The loan documents relating to such mortgage loans require the payment of a yield maintenance charge in connection with any such partial prepayment. With respect to two of these mortgage loans, in the event the related borrowers do not pay the required yield maintenance charges in connection with such a partial prepayment, the holders of any class of offered certificates receiving any such prepayment will receive a yield protection payment equal to the greater of 1% of the related distribution of principal and the present value of the remaining scheduled payments of principal and interest being prepaid, discounted at a rate equivalent to the yield for U.S. Treasury securities of comparable maturity. The yield protection payment will be paid by the servicer (who will have a right of reimbursement from the related mortgage loan seller, Credit Suisse First
                                 Boston Mortgage Capital LLC) to compensate the holders for the absence or shortfall in the amount of any prepayment premium or yield maintenance charge paid by the borrower. The right to receive yield protection payments will not be treated as an interest in the REMIC but in a portion of the trust fund treated as a grantor trust for federal income tax purposes. No yield protection payment will be made with respect to any such prepayment on the remaining additional collateral mortgage loan. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Mortgage Loans which
                                 May Require Principal Paydowns."


RISK FACTORS                     See "Risk Factors" immediately following this
                                 "Summary of Prospectus Supplement" for a discussion of the material risks in connection with the purchase of the offered certificates.

                                  RISK FACTORS

     The risks and uncertainties described below in addition to those risks described in the prospectus under "Risk Factors" summarize the material risks in connection with the purchase of the offered certificates. Unless otherwise stated, all references to percentages of the mortgage loans, or of any specified group of mortgage loans, referred to in this prospectus supplement are calculated using the aggregate cut-off date principal balance of the mortgage pool or specified group, as applicable. References to percentages of mortgaged properties are references to the percentages of the initial pool balance represented by the aggregate cut-off date principal balance of the related mortgage loans or, in the case of multi-property loans, the amount allocated to each individual mortgaged property unless otherwise indicated. All numerical information concerning the mortgage loans is provided on an approximate basis.

                      RISKS RELATED TO THE MORTGAGE LOANS


COMMERCIAL AND MULTIFAMILY       Commercial and multifamily lending is
LENDING SUBJECTS YOUR            generally thought to be riskier than
INVESTMENT TO SPECIAL RISKS      single-family residential lending because
                                 larger loans are made to single borrowers or groups of related borrowers.

                                 The mortgage loans are secured by the
                                 following income-producing property types:

                                  o  office properties;

                                  o  anchored and unanchored retail properties;

                                  o  multifamily properties;

                                  o  hospitality properties;

                                  o  industrial properties;

                                  o  healthcare properties;

                                  o  cooperative properties

                                     (i)  residential and

                                     (ii) mixed commercial;

                                  o  manufactured housing communities;

                                  o  self-storage facilities;

                                  o  parking facilities; and

                                  o  other commercial properties.

                                 There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the mortgaged properties. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from the mortgaged properties that are required to ensure timely payment on your certificates.


YOUR SOURCE OF REPAYMENT ON      Repayment of loans secured by commercial and
YOUR CERTIFICATES IS LIMITED     multifamily properties typically depends on
TO PAYMENTS UNDER THE            the cash flow produced by  such properties.
COMMERCIAL AND MULTIFAMILY       The ratio of net cash flow to debt service of
MORTGAGE LOANS                   a loan secured by an income-producing property
                                 is an important measure of the risk of default on such a loan.

                                 Payment on each mortgage loan is dependent primarily on:

                                 o  the net operating income of the related
                                    mortgaged property; and

                                 o with respect to balloon loans or mortgage loans with anticipated repayment dates, the market value of the related mortgaged property, taking into account any adverse effect of a foreclosure proceeding on such market value, or the ability of the related borrower to refinance the mortgage loan at maturity whether at scheduled maturity or, in the event of a default under the mortgage loan, upon the acceleration of such maturity or on the anticipated repayment date.

                                 In general, if a mortgage loan has a
                                 relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.


YOUR INVESTMENT IS NOT INSURED   The mortgage loans will not be an obligation
OR GUARANTEED                    of, or be insured or guaranteed by:

                                  o  any governmental entity;

                                  o  any private mortgage insurer;

                                  o  the depositor;

                                  o  either mortgage loan seller;

                                  o  the servicer;

                                  o  the special servicer;

                                  o  the trustee;

                                  o  the certificate administrator;

                                  o  custodian; or

                                  o  any of their respective affiliates.

                                 Except for certain of the mortgage loans, each mortgage loan generally is a nonrecourse loan. If there is a default, other than a default resulting from voluntary bankruptcy, fraud or willful misconduct, there will generally only be recourse against the specific properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a borrower or its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the mortgaged property.


THE REPAYMENT OF A COMMERCIAL    Commercial and multifamily cash flows are
MORTGAGE LOAN IS DEPENDENT       volatile and may  be insufficient to cover
ON THE CASH FLOW PRODUCED        debt service on the related mortgage loan at
BY THE PROPERTY WHICH CAN        any given time which may cause the value of a
BE VOLATILE AND                  property to decline. Cash flows and property
INSUFFICIENT TO                  values generally affect:
ALLOW TIMELY PAYMENT
ON YOUR CERTIFICATES
                                  o  the ability to cover debt service;

                                  o  the ability to refinance the property;

                                  o the ability to pay a mortgage loan in full with sales proceeds; and

                                  o  the amount of proceeds recovered upon
                                     foreclosure.

                                 Cash flows and property values depend upon a number of factors, including:

                                 o  national, regional and local economic
                                    conditions;

                                 o local real estate conditions, such as an oversupply of space similar to the related mortgaged property;

                                 o  changes or continued weakness in a
                                    specific industry segment;

                                 o  the nature of expenses:

                                    o  as a percentage of revenue;

                                    o  whether expenses are fixed or vary with
                                       revenue; and

                                    o  the level of required capital
                                       expenditures for proper maintenance and
                                       improvements demanded by tenants;

                                 o  demographic factors;

                                 o  changes required by retroactive building
                                     or similar codes;

                                 o  capable management and adequate
                                    maintenance;

                                 o  location;

                                 o with respect to mortgaged properties with uses subject to significant regulation, changes in applicable laws;

                                 o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                                 o the age, construction quality and design of a particular property; and

                                 o  whether the mortgaged properties are
                                    readily convertible to alternative uses.


PROPERTY MANAGEMENT IS IMPORTANT  The successful operation of a real estate
TO THE SUCCESSFUL OPERATION OF    project depends on the performance and
THE MORTGAGED PROPERTY            viability of the property manager. The
                                  property manager is generally responsible for:


                                  o  operating the properties and providing
                                     building services;

                                  o establishing and implementing the rental structure;

                                  o  managing operating expenses;

                                  o  responding to changes in the local market;
                                     and

                                  o  advising the borrower with respect to
                                     maintenance and capital improvements.

                                 Properties deriving revenues primarily from short-term sources, such as hotels, self-storage facilities and nursing homes, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 A good property manager, by controlling costs, providing necessary services to tenants and by overseeing and performing maintenance or improvements on the properties, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

                                 We make no representation or warranty as to the skills of any present or future property managers. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this relationship could disrupt the management of the underlying property. This may adversely affect cash flow; however, these mortgage loans generally permit the lender to remove the property manager upon the occurrence of one or more of the following:

                                 o  an event of default;

                                 o a decline in cash flow below a specified level; or

                                 o  the failure to satisfy some other
                                    specified performance trigger.


RISKS ASSOCIATED WITH OFFICE     Thirty-three office properties secure
PROPERTIES                       29.9% of the initial pool   balance. A number
                                 of factors may adversely affect the value and successful operation of an office property.
                                 Some of these factors include:

                                 o  the strength, stability, number and
                                    quality of the tenants;

                                 o the physical attributes and amenities of the building in relation to competing buildings;

                                 o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues such as schools and cultural amenities; and

                                 o  the financial condition of the owner.


RISKS ASSOCIATED WITH RETAIL     Forty-two retail properties secure
PROPERTIES                       20.7% of the initial pool   balance. A number
                                 of factors may adversely affect the value and successful operation of a retail property.
                                 Some of these factors include:

                                 o  the strength, stability, number and
                                    quality of the tenants;

                                 o  whether the mortgaged property is in a
                                    desirable location;

                                 o the physical attributes and amenities of the building in relation to competing buildings;

                                 o  competition from nontraditional sources
                                    such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; and

                                 o whether a retail property is "anchored" or "unanchored;" if "anchored," the strength, stability, quality and continuous occupancy of the "anchor" tenant are particularly important factors.

                                 Retail properties that are "anchored" have traditionally been perceived as less risky. While there is no strict definition of an "anchor," it is generally understood that a retail "anchor" tenant is a tenant that is proportionately larger in size and is vital in attracting customers to the property. As used herein, an "anchored property" means a mortgaged property in which a nationally or regionally recognized tenant or a credit tenant occupies a significant portion of the mortgaged property or property adjacent to the mortgaged property, or in which any tenant occupies more than 20,000 square feet. The presence or absence of an "anchor store" in a shopping center is important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants.

                                 The failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give other tenants on the property the right to terminate or reduce rents under their leases.

                                 With respect to one or more Mortgage Loans, an anchor tenant has ceased to operate from its premises. See the footnotes to Annex A under "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information." Even if one were to continue to collect rent from the anchor tenant that has vacated the property, the mortgaged property's revenues and value may be adversely affected.

                                 The following table describes the mortgaged properties and their retail property type:




                                                   PERCENTAGE OF
                                NUMBER OF          INITIAL POOL
RETAIL PROPERTY TYPE      MORTGAGED PROPERTIES        BALANCE
----------------------   ----------------------   --------------
  Anchored               29                             17.9%
  Unanchored             13                              2.8
                         --                             ----
  TOTAL                  42                             20.7%
                         ==                             ====

RISKS ASSOCIATED WITH MULTIFAMILY Fifty-one multifamily properties secure 15.1%
PROPERTIES                        of the initial   pool balance. A
                                  number of factors may adversely affect the value and successful operation of a multifamily property. Some of these factors include:

                                  o  the number of competing residential
                                     developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

                                  o the physical attributes and amenities of the building in relation to competing buildings;

                                  o  the property's reputation;

                                 o  applicable state and local regulations
                                    designed to protect tenants in connection with evictions and rent increases;

                                 o  local factory or other large employer
                                    closings;

                                 o  the level of mortgage interest rates to
                                    the extent it encourages tenants to
                                    purchase housing; and

                                 o compliance and continuance of government housing rental subsidy programs to which a few of the mortgaged properties are subject.


RISKS ASSOCIATED WITH            Eighteen hospitality properties secure 10.1%
HOSPITALITY PROPERTIES           of the initial pool balance. A number of
                                 factors may adversely affect the value and successful operation of a hospitality property.
                                 Some of these factors include:

                                 o  local, regional and national economic
                                    conditions which may limit the amount that can be charged for a room and reduce occupancy levels;

                                 o the physical attributes and amenities of the hotel in relation to competing hotels;

                                 o the financial strength and capabilities of the owner and operator of the hotel;

                                 o travel patterns, which may be affected by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors;

                                 o  seasonal nature of occupancy;

                                 o financial strength and public perception of the franchise service mark and the continued existence of the franchise license agreement;

                                 o  competition from other hotels including
                                    limited service hotels; and

                                 o  the continued existence of a liquor
                                    license.

                                 Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

                                 In the event of a foreclosure of a hospitality property, there are additional risks which could have an effect on the continuing operations and profitability of the property. For example, it is unlikely that the trustee, servicer or special servicer or any purchaser in a foreclosure sale would be entitled to the rights under the liquor license for the hospitality property. The party purchasing the property would be required to apply in its own name for such license. There can be no assurance that a new liquor license could be obtained or that it could be obtained promptly. In addition, there can be no assurance that, in the event of a foreclosure of a mortgage loan secured by a hospitality property, the rights under any related franchise agreement would be transferable to the trustee, servicer, special servicer or purchaser of such property.


RISKS ASSOCIATED WITH            Sixteen industrial properties secure 6.6% of
INDUSTRIAL PROPERTIES            the initial pool balance. A number of factors
                                 may adversely affect the value and successful operation of an industrial property. Some of these factors include:

                                 o the quality of major tenants, especially if the property is occupied by a single tenant;

                                 o  aspects of building site design such as
                                    clear heights, column spacing, zoning
                                    restrictions, number of bays and bay
                                    depths, divisibility, truck turning radius and overall functions and accessibility;

                                 o  proximity to supply sources, labor and
                                    customers and accessibility to rail lines, major roadways and other distribution channels; and

                                 o  the ability to adapt the mortgaged
                                    property as an industry segment develops or declines.


RISKS ASSOCIATED WITH            Ten cooperative properties secure 3.94% of the
COOPERATIVE PROPERTIES           initial pool balance. A cooperative building
                                 and the land under the building is owned or leased by a non-profit cooperative corporation.
                                 The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, maintenance and other expenses, less any income the corporation may receive.
                                 These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

                                 A number of factors may adversely affect the value and successful operation of a cooperative property. Some of these factors include:

                                 o  the ability of tenants to remain in a
                                    cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

                                 o the primary dependence of a borrower upon maintenance payments, any rental income from units or commercial areas and proceeds from the sale of units to meet debt service obligations;

                                 o  the initial concentration of shares
                                    relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

                                 o  a borrower may fail to qualify for
                                    favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the value of the collateral securing the related mortgage loan; and

                                 o  upon foreclosure, in the event a
                                    cooperative property becomes a rental
                                    property, units could be subject to certain rent control, stabilization and tenants' rights laws, at below market rents, which may affect marketability and sale price.


RISKS ASSOCIATED WITH EXTENDED   Seven hospitality properties that are
STAY PROPERTIES                  extended stay properties secure
                                 2.4% of the initial pool balance. Extended stay facilities generally rent rooms for significant periods of time at lower rates than those charged to overnight and short-term guests, and the client base for such facilities may be more limited than for hospitality properties which rent rooms for short periods of time. In addition, the financial performance of such facilities tends to be affected by adverse economic conditions and other factors which adversely affect the economic performance of hotels generally.


RISKS ASSOCIATED WITH CERTAIN    Certain mortgage loans are secured by
SPECIAL USE PROPERTY TYPES       manufactured housing community properties,
                                 self-storage facilities and parking facilities.
                                 The economic performance of each such "special use" property type is subject to unique risks, not generally present in more traditional commercial mortgage lending. No such property type accounts for more than 2.3% of the initial pool balance.


RELIANCE ON A SINGLE TENANT      Twenty mortgaged properties securing
INCREASES THE RISK THAT          10.9% of the initial pool balance, other than
CASH FLOW WILL BE                mortgaged properties subject to credit
INTERRUPTED                      leases, are leased by a single tenant.
                                 Reliance on a single tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay the mortgage loan.


LOSSES ON LARGER LOANS MAY       Several of the mortgage loans or groups of
ADVERSELY AFFECT PAYMENT         cross-collateralized mortgage loans have
ON YOUR CERTIFICATES             cut-off date principal balances that are
                                 substantially higher than the average cut-off date principal balance. In general, such concentrations can result in losses that are more severe than would be the case if the aggregate balance of such mortgage loans were more evenly distributed among the mortgage loans in the pool. The following chart lists the ten largest mortgage loans or groups of cross- collateralized mortgage loans.

                          TEN LARGEST MORTGAGE LOANS


                                   CUT-OFF DATE             % OF
           LOAN NAME            PRINCIPAL BALANCE   INITIAL POOL BALANCE
------------------------------ ------------------- ---------------------
  Exchange Apartments ........     $ 58,000,000              4.9%
  The Selig Loans ............       51,092,418              4.3
  Tallahassee Mall ...........       47,937,104              4.0
  The ACCOR Loans ............       40,282,058              3.4
  Hato Rey Tower .............       38,774,229              3.3
  L'Enfant Plaza .............       37,204,671              3.1
  Holiday Inn - Broadway .....       36,000,000              3.0
  Scholastic Building ........       33,965,600              2.9
  Blue Hills Office Park .....       33,149,000              2.8
  150 William Street .........       29,440,579              2.5
                                   ------------             ----
  TOTAL ......................     $405,845,659             34.2%
                                   ============             ====

MORTGAGE LOANS TO RELATED BORROWERS Twenty of the mortgage loans, representing
                                 12.5% of the MAY RESULT IN MORE SEVERE LOSSES ON initial pool balance, were made to borrowers under common YOUR CERTIFICATES ownership and are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose risks. Some of these risks include:

                                 o  financial difficulty at one mortgaged
                                    property could cause the owner to defer
                                    maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property; and

                                 o  the owner could attempt to avert
                                    foreclosure on one mortgaged property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                 In addition to the mortgage loans described in the chart below, there are five groups of mortgage loans, which five groups comprise a total of eleven mortgage loans, which were made to borrowers under common ownership and are not cross-collateralized. Such mortgage loans total in the aggregate not more than 2.0% of the initial pool balance.


                            RELATED BORROWER LOANS


                                                    CUT-OFF DATE       % OF INITIAL
 LOAN NO.              PROPERTY NAME             PRINCIPAL BALANCE     POOL BALANCE
----------   --------------------------------   -------------------   -------------
     5       Tallahassee Mall                       $47,937,104
    34       Periwinkle Place Shopping Center        12,632,054
                                                    -----------
             Total ..........................       $60,569,158             5.1%
                                                    ===========
    15       White Lodging Summary                  $27,938,200
    64       Courtyard by Marriott                    4,975,737
                                                    -----------
             Total ..........................       $32,913,937             2.8%
                                                    ===========
    38       Town and Country Office Park           $10,463,154
    60       Crestview Office                         5,444,060
                                                    -----------
             Total ..........................       $15,907,214             1.3%
                                                    ===========

                                             CUT-OFF DATE       % OF INITIAL
 LOAN NO.          PROPERTY NAME          PRINCIPAL BALANCE     POOL BALANCE
----------   -------------------------   -------------------   --------------
    51       Gateway East & West             $ 7,245,489
    78       Embassy Apartments                3,797,636
    80       Southern Medical Building         3,791,615
                                             -----------
             Total ...................       $14,834,740             1.3%
                                             ===========

ENFORCEABILITY OF                Ten of the mortgage loans, representing
CROSS-COLLATERALIZED             9.4% of the initial pool balance, are
AND CROSS-DEFAULTED MORTGAGE     cross-collateralized and cross-defaulted
LOANS MAY BE CHALLENGED          with other mortgage loans in the mortgage pool.
                                 These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service.

                                 Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance if:

                                 o  one of the borrowers were to become a
                                    debtor in a bankruptcy case, or were to
                                    become subject to an action brought by one or more of its creditors outside a bankruptcy case;

                                 o  such borrower did not receive fair
                                    consideration or reasonably equivalent
                                    value in exchange for allowing its
                                    mortgaged property to be encumbered; and

                                 o  at the time the lien was granted, the
                                    borrower was:

                                    o  insolvent;

                                    o  inadequately capitalized; or

                                    o  unable to pay its debts.


A BORROWER'S OTHER LOANS MAY     Other than as described in the succeeding
REDUCE THE CASH FLOW AVAILABLE   paragraph, the mortgage loans generally
TO OPERATE AND MAINTAIN THE      prohibit borrowers from incurring any
MORTGAGED PROPERTY OR            additional debt that is secured by the related
INTERFERE WITH LENDER'S RIGHTS   mortgaged property. However, subject, in most
UNDER THE MORTGAGE LOANS WHICH   cases, to certain limitations relating to
MAY ADVERSELY AFFECT PAYMENTS    maximum amounts, borrowers generally may incur
ON YOUR CERTIFICATES             unsecured trade and operational debt in
                                 connection with the ordinary operation and maintenance of the related mortgaged property.

                                 The existence of such other debt could:

                                 o adversely affect the financial viability of the borrowers by reducing the cash flow available to the borrowers to operate and maintain the mortgaged property;

                                 o adversely affect the security interest of the lender in the equipment or other assets acquired through such financings;

                                 o  complicate bankruptcy proceedings; and

                                 o  delay foreclosure on the mortgaged
                                    property.

                                 The borrowers under three mortgage loans, identified on Annex A hereto as Grand Cove 1 Apartments, The Westhampton Bath & Tennis Club and Ansley North Coopera-tive, Inc. (all of which are secured by cooperative properties), which collectively represent 0.9% of the initial pool balance, have granted subordinate liens on the properties related to such loans to secure subordinate indebtedness on such properties in the amounts of $600,000, $800,000 and
                                 $258,100, respectively. There is a
                                 subordination agreement in place between the trustee and the lender holding the existing subordinate indebtedness on Ansley North Cooperative, Inc., The Westhampton Bath & Tennis Club and Grand Cove 1 Apartments. The borrowers under three other mortgage loans (all of which are secured by cooperative properties), which collectively represent 0.5% of the initial pool balance, are also permitted to incur a limited amount of indebtedness secured by the related mortgaged properties. It is a condition to the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (i) the aggregate LTV of such loans be below certain thresholds (generally 50%); (ii) the interest rates applicable to such additional loans not be greater than the interest rates on the related mortgage loans; and (iii) that subordination and standstill agreements be put in place between the trustee and the related lenders.


A MEZZANINE LOAN TO A BORROWER  The borrowers under four mortgage loans,
OR BORROWER'S PARENT OR A       representing 9.2% of the initial pool balance
PREFERRED EQUITY FINANCING      (the three cross-collateralized mortgage loans
RELATED TO A BORROWER           known as the Selig Loans and the mortgage
MAY ADVERSELY AFFECT PAYMENTS   loan known as Exchange Apartments), have
ON YOUR CERTIFICATES            informed the related mortgage loan seller
                                 that the equity in such borrowers has been pledged to secure mezzanine loans from lenders not affiliated with either mortgage loan seller. See "Certain Characteristics of the Mortgage Loans -- Significant Mortgage Loans -- The Selig Loans" and "-- The Exchange Apartments Loan" in this prospectus supplement. In addition, the borrowers under the mortgage loan which is known as Union Square/Diva Summary, which has a cut-off date principal balance of $29,332,251, has informed the related mortgage loan seller that the equity in such borrower has been pledged, along with other collateral not securing any mortgage loans in this trust fund, to secure mezzanine debt to a lender which is not affiliated with the related mortgage loan seller in the amount of $12,033,322.

                                 In addition, Credit Suisse First Boston
                                 Mortgage Capital LLC is the lender under a mezzanine loan to the parent of the borrower under the mortgage loan known as L'Enfant Plaza, which has a cut-off date principal balance of $2,500,000 and represents 3.1% of the initial pool balance. Credit Suisse First Boston Mortgage Capital LLC also holds a preferred equity interest in the borrower under such mortgage loan. See "Certain Characteristics of the Mortgage Loans -- Significant Mortgage Loans -- The L'Enfant Participation" in this prospectus supplement.

                                 Upon a default under a mezzanine loan, the mezzanine loan lender would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine loan. Such transfer of equity would not trigger the "due on sale" clause under the related mortgage loan, as described herein. If the mezzanine loan lender attempts to foreclose upon such pledged equity, the obligor may file for bankruptcy. A mezzanine loan may not be transferred to another entity without the consent of the servicer and unless such entity satisfies certain requirements set forth in the pooling and servicing agreement.

                                 No mezzanine loan lender has a lien on, or has the power to foreclose on, any of the mortgaged properties or on any of the escrow accounts, lockbox accounts or cash collateral accounts established under the related mortgage loans. The mezzanine loan lender's only remedy in the event of non-payment is to foreclose upon the equity and cash collateral accounts pledged to it and to terminate the related property manager.

                                 A preferred equity holder may be entitled to receive certain preferred distributions prior to distributions being made to the other partners or members from funds remaining after all required monthly debt service payments, reserve payments and other payments under the related mortgage loan are made, any obligations to other creditors have been satisfied when due and all monthly operating expenses with respect to the related mortgaged property have been paid.

                                 Additionally, a preferred equity holder may be entitled to (i) terminate and replace the manager of the related mortgaged property or properties (or the managing member or general partner of the borrower) upon the occurrence of certain specified breaches or, in some cases, if the debt service coverage ratio falls below certain levels and (ii) approve various significant decisions made by the borrowers.


THE OPERATION OF THE MORTGAGED   If the trust fund were to acquire a mortgaged
PROPERTY UPON FORECLOSURE OF     property pursuant to a foreclosure or delivery
THE MORTGAGE LOAN MAY AFFECT     of a deed in lieu of  foreclosure, the special
THE TAX STATUS OF THE TRUST      servicer would be required to retain  an
FUND AND ADVERSELY AFFECT        independent contractor to operate and manage
THE CERTIFICATES                 the mortgaged property. Among other things, the
                                 independent contractor would not be permitted to perform construction work on the mortgaged property unless that construction generally was at least 10% complete at the time default on the mortgage loan became imminent. In addition, any net income from such property other than qualifying "rents from real property" would subject the lower-tier REMIC to federal and possibly state or local tax on such income at the highest marginal federal corporate tax rate
                                 (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. "Rents from real property" does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

GEOGRAPHIC CONCENTRATION OF THE  The concentration of mortgaged properties in a
MORTGAGED PROPERTIES MAY         specific state or region will make the
ADVERSELY AFFECT PAYMENT ON      performance of the pool of mortgage loans, as
YOUR CERTIFICATES                a whole, more sensitive to the following in the
                                 state or region where the borrowers and the mortgaged properties are concentrated:

                                 o economic conditions, including real estate market conditions;

                                 o changes in governmental rules and fiscal policies;

                                 o acts of God, which may result in uninsured losses; and

                                 o other factors which are beyond the control of the borrowers.

                                 The mortgaged properties are located in 33 states, the District of Columbia and Puerto Rico. The table below sets forth the states in which a significant percentage of the mortgaged properties are located. Except as set forth below, no state contains more than 5.0%, by cut-off date principal balance of allocated loan amount, of the mortgaged properties.


         SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED PROPERTIES




                                               NUMBER OF
                         % OF INITIAL POOL     MORTGAGED
STATE                         BALANCE          PROPERTIES
---------------------   -------------------   -----------
  New York                      21.2%             22
  California                    18.1%             48
  Florida                        8.7%             11
  Washington                     5.7%              6

SOME REMEDIES MAY NOT BE         The mortgage loans contain "due-on-sale" and
AVAILABLE FOLLOWING A            "due-on-encumbrance" clauses which permit
MORTGAGE LOAN DEFAULT            the holder of the mortgage loan to accelerate
                                 the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged property or its interest in the mortgaged property in violation of the terms of the mortgage. All of the mortgage loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

                                 Each of the mortgage loans is secured by an assignment of leases and rents from the borrower, which assignment may be contained within the mortgage document. However, in many cases, the borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to such rents will be limited because:

                                 o  the trust fund may not have a perfected
                                    security interest in the rent payments
                                    until the servicer collects them;

                                 o  the servicer may not be entitled to
                                    collect the rent payments without court
                                    action; and

                                 o  the bankruptcy of the related borrower
                                    could limit the servicer's ability to
                                    collect the rents.


ENVIRONMENTAL LAWS MAY ADVERSELY Under various federal and state laws, a
AFFECT MORTGAGED PROPERTY CASH   current or previous  owner or operator of
FLOW                             real property may be liable for the costs
                                 of cleanup of environmental contamination on, under, in, or emanating from the property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the aggregate assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. Such an environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on such property, may adversely affect the owner's or operator's ability to borrow using such property as collateral.

                                 Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when the ACMs are in poor condition or when a property with ACMs undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings, and releases of polychlorinated biphenyl compounds ("PCBs"). Third parties may also seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead, radon, and PCBs.

                                 As described herein under "Certain
                                 Characteristics of the Mortgage Loans -- CSFB Underwriting Standards -- Environmental Assessments" and "-- Morgan Stanley Mortgage Capital Inc. Underwriting Standards -- Environmental Assessments," no assessment, study or updated database search revealed any environmental condition or circumstance that the depositor believes will have a material adverse impact on the value of the related mortgaged property or the related borrower's ability to pay its debt. It is possible that the environmental site assessments did not reveal all environmental liabilities or that there are material environmental liabilities of which neither the mortgage loan sellers nor the depositor are aware. It is also possible that the environmental condition of the mortgaged properties in the future could be affected by tenants and occupants, or by third parties unrelated to the borrowers. There can be no assurance that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related mortgaged property. With respect to all of the 24 mortgaged properties as to which environmental site assessments were not conducted (which represents 1.2% of the initial pool balance), Credit Suisse First Boston Mortgage Capital LLC obtained an insurance policy from Commerce and Industry Insurance Co. against losses and expenses relating to certain environmental contamination which is discovered on such mortgaged properties. Commerce and Industry Insurance Co., which is a member company of American International Group, Inc., is rated "AAA" by Standard & Poor's Ratings Services.

                                 The borrowers generally agreed to establish and maintain operations and maintenance programs, abatement programs and/or environmental reserves in cases where the environmental assessments revealed:

                                 o  the existence of material amounts of
                                    friable and/or non-friable asbestos;

                                 o underground storage tanks that needed to be replaced or removed;

                                 o  lead-based paint at certain of the
                                    multifamily residential properties; or

                                 o  other adverse environmental conditions,
                                    including PCBs in equipment, elevated radon levels or contamination of soil and/or groundwater.


ONE ACTION RULES MAY LIMIT       Several states, including California, have
REMEDIES                         laws that prohibit more than one "judicial
                                 action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property loan, which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.


APPRAISALS AND MARKET STUDIES    In connection with the origination or
MAY INACCURATELY REFLECT THE     acquisition of each of  the mortgage
VALUE OF THE MORTGAGED           loans, the related mortgaged property was
PROPERTIES                       appraised by an independent appraiser.

                                 In general, appraisals are not guarantees, and may not be indicative, of present or future value because:

                                 o they represent the analysis and opinion of the appraiser at or before the time the mortgage loan is made;

                                 o  there can be no assurance that another
                                    appraiser would not have arrived at a
                                    different valuation, even if such
                                    appraiser used the same general approach to, and the same method of, appraising the mortgaged property; and

                                 o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.


PROPERTY MANAGERS MAY EXPERIENCE The managers of the mortgaged properties and
CONFLICTS OF INTEREST IN         the borrowers may experience conflicts of
MANAGING MULTIPLE PROPERTIES     interest in the management and/or ownership of
                                 such properties because:

                                 o  a substantial number of the mortgaged
                                    properties are managed by property managers affiliated with the respective borrowers;

                                 o  these property managers also may manage
                                    additional properties, including properties that may compete with the mortgaged properties; and

                                 o  affiliates of the managers and/or the
                                    borrowers, or the managers and/or the
                                    borrowers themselves, also may own other properties, including competing properties.



SERVICER AND THE SPECIAL         The servicer and special servicer will
SERVICER MAY EXPERIENCE          service loans other than those included in the
CONFLICTS OF INTEREST            trust fund in the ordinary course of their
                                 businesses. These loans may include mortgage loans similar to the mortgage loans in the trust fund. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors and/or property managers in common with, certain of the mortgage loans and the mortgaged properties. Under the pooling and servicing agreement, the servicer and the special servicer are required to service the mortgage loans that each of them services in the same manner, and with the same care, that each of them services similar mortgage loans for its own portfolio or for the portfolios of third parties.


LEASEHOLD INTERESTS ARE SUBJECT  Seven of the mortgage loans, representing
TO TERMS OF THE GROUND LEASE     11.6% of the initial pool balance, are
                                 primarily secured by leasehold interests with respect to which the related owner of the fee estate has not mortgaged such fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, for any mortgaged property with respect to which the ground lessee and ground lessor are both parties to the mortgage, the mortgaged property has been categorized as a fee simple estate.
                                 For any mortgaged property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the mortgaged property.

                                 Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/ borrower, the ground lease could be terminated.


CHANGES IN ZONING LAWS MAY       Due to changes in applicable building and
AFFECT ABILITY TO REPAIR         zoning ordinances and codes affecting certain
OR RESTORE MORTGAGED             of the mortgaged properties which have
PROPERTY                         come into effect after the construction of
                                 such properties, certain mortgaged properties may not comply fully with current zoning laws because of:

                                  o  density;

                                  o  use;

                                  o  parking;

                                  o  set-back requirements; or

                                  o  other building related conditions.

                                 Such changes will not interfere with the current use of the mortgaged property. However, such changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, all mortgaged properties which no longer conform to current zoning ordinances and codes require the borrower to maintain "law and ordinance" coverage which will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


ENGINEERING REPORTS MAY NOT      Substantially all of the mortgaged
DISCOVER ALL REQUIRED REPAIRS    properties, by aggregate principal balance,
AND REPLACEMENTS                 were inspected by engineering firms at the time
                                 the mortgage loans were originated or acquired to assess:

                                 o  structure;

                                 o  exterior walls;

                                 o  roofing;

                                 o  interior construction;

                                 o  mechanical and electrical systems;

                                 o  general condition of the site; and

                                 o buildings and other improvements located on the mortgaged properties.

                                 There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.


COMPLIANCE WITH AMERICANS WITH   Under the Americans with Disabilities Act of
DISABILITIES ACT MAY RESULT IN   1990, all public  accommodations are required
ADDITIONAL COSTS                 to meet certain federal requirements related to
                                 access and use by disabled persons. To the extent a mortgaged property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with such law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


LITIGATION ARISING OUT OF        There may be legal proceedings pending and,
ORDINARY COURSE OF BUSINESS      from time to time, threatened against a
MAY AFFECT THE TIMING AND/OR     borrower or its affiliates relating to
PAYMENT ON YOUR CERTIFICATES     the business of or arising out of the
                                 ordinary course of business of such borrower and its affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.


CERTAIN LOANS MAY REQUIRE        Three of the mortgage loans, representing
PRINCIPAL PAYDOWNS WHICH         2.4% of the initial pool balance, may require
MAY REDUCE THE YIELD             the related borrower to make partial
ON YOUR CERTIFICATES             prepayments if certain conditions, including,
                                 in certain cases, meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied.
                                 The required prepayment may need to be made during the mortgage loan's lockout period and may not be accompanied by a yield maintenance payment from the borrower. With respect to prepayments on two such mortgage loans, the holders of any class of offered certificates receiving any such required prepayment will be entitled to receive, only from the servicer and not from assets of the trust fund, yield protection payments to compensate such holders for the absence of any such prepayment premium or yield maintenance charge payments. No yield protection payment will be made with respect to any prepayment on the remaining additional collateral loan. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and
                                 Conditions of the Mortgage Loans -- Mortgage
                                 Loans which May Require Principal Paydowns."


                   RISKS RELATED TO THE OFFERED CERTIFICATES


THE TRUST FUND'S ASSETS MAY BE   If the assets of the trust fund are
INSUFFICIENT TO ALLOW FOR        insufficient to make payments on the
REPAYMENT IN FULL ON YOUR        offered certificates, no other assets will be
CERTIFICATES                     available for payment of the deficiency.


PREPAYMENTS AND DEFAULTS MAY     The yield to maturity on each class of
REDUCE THE YIELD ON YOUR         certificates will depend in part on the
CERTIFICATES                     following:

                                 o  the purchase price for the certificates;

                                 o  the rate and timing of voluntary and
                                    involuntary principal prepayments
                                    (including repurchases by a mortgage loan seller for breaches of representations and warranties);

                                 o the rate and timing of delinquencies and losses;

                                 o  interest shortfalls resulting from
                                    prepayments; and

                                 o the receipt and allocation of prepayment premiums and/or yield maintenance charges.

                                 The investment performance of the offered certificates may be materially different from what you expected if the assumptions you make with respect to the factors listed above are incorrect.

                                 In general, if you purchase an offered
                                 certificate at a premium and principal
                                 distributions on the certificate, including voluntary and involuntary prepayments, occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than the yield you assumed at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on the certificate, including voluntary and involuntary prepayments, occur at a rate slower than that you assumed at the time of purchase, your actual yield to maturity may be lower than the yield you assumed at the time of purchase.

                                 In general, borrowers are less likely to prepay if prevailing interest rates are at or above the rates borne by such mortgage loans. On the other hand, borrowers are more likely to prepay if prevailing rates fall significantly below the interest rates of the mortgage loans. Borrowers are less likely to prepay mortgage loans with lockout periods, prepayment premium or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without such provisions, with shorter lockout periods or with lower prepayment premiums or yield maintenance charges.

                                 Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent. Even if losses on the mortgage loans are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

                                 Provisions requiring prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, there can be no assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

                                 THE YIELD TO MATURITY ON THE CLASS A-X
                                 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO
                                 THE PREPAYMENT AND LOSS EXPERIENCE ON THE
                                 MORTGAGE LOANS. If you are an investor in the Class A-X Certificates, you could fail to fully recoup your initial investment in circumstances of higher than anticipated rates of principal prepayments or losses.


SERVICER'S RIGHT TO RECEIVE      The servicer or the trustee, as applicable,
INTEREST ON ADVANCES MAY         will be entitled to receive interest on
RESULT IN ADDITIONAL             unreimbursed advances and unreimbursed
LOSSES TO THE TRUST FUND         servicing expenses. This interest will
                                 generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement.
                                 The right to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of such interest.


IF THE SERVICER OR SPECIAL       The servicer or special servicer or an
SERVICER PURCHASES               affiliate thereof may purchase any class of
CERTIFICATES, A CONFLICT         certificates. It is anticipated that the
OF INTEREST COULD ARISE          special servicer or an affiliate of the
BETWEEN ITS DUTIES               special servicer will purchase all or a portion
AND ITS INTERESTS IN THE         of the Class G, Class H, Class J, Class K,
CERTIFICATES                     Class L, Class M, Class N and Class O
                                 Certificates. However, there can be no
                                 assurance that the special servicer or an affiliate of the special servicer will purchase any certificates. The purchase of certificates by the servicer or special servicer could cause a conflict between its duties pursuant to the pooling and servicing agreement and its interest as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates.


SPECIAL SERVICER MAY BE          The holders of a majority of the percentage
REMOVED BY CERTAIN               interests of the controlling class (initially
INVESTORS WITHOUT CAUSE          a portion of which may be purchased by the
                                 special servicer) will be entitled, at their option, to remove the special servicer, with or without cause, and appoint a successor special servicer chosen by such holders without the consent of the holders of any other certificates, the trustee, the certificate administrator or the servicer, provided that each rating agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates.


BOOK-ENTRY REGISTRATION OF THE   Each class of offered certificates initially
CERTIFICATES MAY REQUIRE YOU TO  will be represented  by one or more
EXERCISE YOUR RIGHTS THROUGH DTC certificates registered in the name of Cede &
                                 Co., as the nominee for The Depository Trust
                                 Company, generally referred to as DTC, and will not be registered in the names of the related beneficial owners of certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through DTC, and its participating organizations. As a beneficial owner holding a certificate through the book-entry system, you will be entitled to receive the reports described under "The
                                 Pooling and Servicing Agreement -- Reports to
                                 Certificateholders; Available Information" and notices only through the facilities of DTC and its respective participants or from the certificate administrator, if you have certified to the certificate administrator that you are a beneficial owner of offered certificates (using the form annexed to the pooling and servicing agreement). Upon presentation of evidence satisfactory to the certificate administrator of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the certificate administrator.


YOU MAY BE BOUND BY THE ACTIONS  In some circumstances, the consent or
OF OTHER CERTIFICATEHOLDERS      approval of the holders of a specified
                                 percentage of the certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of certificates.


LACK OF A SECONDARY MARKET FOR   There currently is no secondary market for
THE CERTIFICATES MAY MAKE IT     the offered certificates. Although the
DIFFICULT FOR CERTIFICATES MAY   underwriters have advised the depositor that
MAKE IT DIFFICULT YOU TO RESELL  they currently intend to make a secondary
YOUR CERTIFICATES                market in the offered certificates, they are
                                 under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange.
                                 Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.


COMPUTERIZED SYSTEMS MAY BE      The transition from the year 1999 to the year
DISRUPTED BY TRANSITION TO YEAR 2000 may disrupt the ability of computerized 2000 WHICH MAY ADVERSELY AFFECT systems of the servicer, the special servicer,
PAYMENT ON YOUR CERTIFICATES     the certificate administrator, the trustee,
                                 the borrower and other parties to process information, including:

                                 o the collection of payments on the mortgage loans;

                                 o  the servicing of the mortgage loans; and

                                 o  the distributions on your certificates.

                                 If the servicer, the special servicer, the certificate administrator, the trustee, DTC, the borrowers or other third parties are not year 2000 compliant, the ability of the servicer and the special servicer, the certificate administrator or the trustee to service the mortgage loans and make distributions to the certificateholders, as the case may be, may be materially and adversely affected.

                                 Additionally, no independent investigation of the computer systems of any borrower or any tenant of a mortgaged property has been completed. The operation of a borrower or a tenant at a mortgaged property may be dependent upon computer systems that are not fully year 2000 compliant. In such case, disruptions could occur in the borrower's collection of rents and other income from such mortgaged property, potentially resulting in disruptions in the borrower's required payments due in connection with such mortgage loan.

                       DESCRIPTION OF THE MORTGAGE LOANS


GENERAL

     The Trust Fund (as defined herein) will consist primarily of 153 fixed rate loans, including a pari passu participation (the "L'Enfant Participation") in a fixed rate loan, secured by 192 multifamily and commercial properties (the "Mortgage Loans"). References to the Mortgage Loans and Mortgage Notes will include the L'Enfant Participation. The Mortgage Loans will have an aggregate principal balance of approximately $1,187,129,449 (the "Initial Pool Balance") as of October 11, 1999 (the "Cut-off Date"), subject to a variance of plus or minus 5%. For the purposes of this Prospectus Supplement, any Multi-Property Loan (as defined herein) is considered to be one Mortgage Loan. Any loans made to affiliated borrowers are considered separate Mortgage Loans. For purposes of describing the property type and geographic distribution of Mortgaged Properties (as defined herein), Allocated Loan Amounts (as defined herein), as shown on Annex A, are used for Mortgage Loans secured by more than one property. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Trust Fund, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Balance (as defined herein). Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each Mortgage Loan is evidenced by one or more notes (each, a "Mortgage Note"), and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon, and, in certain cases, reserve funds (collectively, "Mortgaged Properties"), as set forth in the following table:


                        SECURITY FOR THE MORTGAGE LOANS




                                                 NUMBER OF
INTEREST OF                    % OF INITIAL      MORTGAGED
BORROWER ENCUMBERED          POOL BALANCE(1)     PROPERTIES
-------------------------   -----------------   -----------
  Fee Simple Estate (2)            88.4%            185
  Leasehold                        11.6%              7
                                  -----             ---
  TOTAL                           100.0%            192
                                  =====             ===

----------
(1) Based on the principal balance of the Mortgage Loan or, for any Multi-Property Loan, the Allocated Loan Amount with respect to each portion of the related Mortgaged Property.

(2) For any Mortgaged Property subject to a ground lease where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate. For any Mortgaged Property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the Mortgaged Property.


     Each Mortgaged Property consists of land improved by (i) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (ii) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"), (iii) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (iv) a full or limited service or extended stay hotel/motel property (a "Hospitality Property" or a "Lodging Property," and any Mortgage Loan secured thereby, a "Hospitality Loan" or a "Lodging Loan"), (v) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"), (vi) a residential cooperative property (a "Residential Cooperative Property," and any Mortgage Loan secured thereby, a "Residential Cooperative Loan"), (vii) a mixed commercial cooperative property (a "Mixed Commercial Cooperative Property," and any Mortgage Loan secured thereby, a "Mixed Commercial Cooperative Loan"),
(viii) mixed use properties (each, a "Mixed

Use Property" and any Mortgage Loan secured thereby, a "Mixed Use Loan") or
(ix) certain other properties, including but not limited to, self-storage facilities, manufactured housing communities and parking facilities (each, an "Other Property" and any Mortgage Loan secured thereby, an "Other Loan"). Certain statistical information relating to the various types of Mortgaged Properties is set forth in the table under "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information -- Mortgaged Properties by Property Type."


     Ten Mortgage Loans, representing approximately 9.4% of the Initial Pool Balance, are evidenced by two or more Mortgage Notes which are secured and cross-collateralized by two or more Mortgaged Properties.


     Fourteen Mortgage Loans, representing approximately 16.8% of the Initial Pool Balance, are secured by two or more Mortgaged Properties, under a single Mortgage Note by a single borrower.


     Twenty Mortgage Loans, representing approximately 12.5% of the Initial Pool Balance, which are not cross-collateralized, are loans to borrowers which are under common ownership. See "Risk Factors -- Risks Related to the Mortgage Loans -- Mortgage Loans to Related Borrowers May Result in More Severe Losses on your Certificates."


     None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Sellers, the Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee (each, as defined herein) or any of their respective affiliates. All of the Mortgage Loans generally are non-recourse except in limited circumstances such as a default resulting from voluntary bankruptcy, fraud or other willful misconduct of the borrower. If a borrower defaults on any Mortgage Loan, recourse generally may be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets.


     Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") will purchase the Mortgage Loans to be included in the Trust Fund on or before the date on which the Certificates (as defined herein) are issued (the "Closing Date") from either Credit Suisse First Boston Mortgage Capital LLC (the "CSFB Mortgage Loan Seller") or Morgan Stanley Mortgage Capital Inc. (the "MS Mortgage Loan Seller" and, collectively with the CSFB Mortgage Loan Seller, the "Mortgage Loan Sellers"), pursuant to two separate Mortgage Loan Purchase Agreements (each, a "Mortgage Loan Purchase Agreement") to be dated as of the Cut-off Date between the related Mortgage Loan Seller and the Depositor. The CSFB Mortgage Loans (as defined below) were generally underwritten in accordance with the underwriting criteria described under "-- CSFB Underwriting Standards" below. The MS Mortgage Loans (as defined below) were generally underwritten in accordance with the underwriting criteria described under "-- Morgan Stanley Mortgage Capital Inc. Underwriting Standards" below. The Mortgage Loans which will be sold to the Depositor by the CSFB Mortgage Loan Seller (the "CSFB Mortgage Loans") were originated or purchased by the CSFB Mortgage Loan Seller. The Mortgage Loans which will be sold to the Depositor by the MS Mortgage Loan Seller (the "MS Mortgage Loans") were originated or purchased by the MS Mortgage Loan Seller. The Mortgage Loan Sellers are selling the Mortgage Loans without recourse, and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans" and "The Mortgage Pools -- Representations and Warranties" in the Prospectus.


     The Servicer will service the Mortgage Loans (other than the L'Enfant Participation) pursuant to the Pooling and Servicing Agreement. The L'Enfant Participation will be serviced by First Union National Bank, as servicer of the 1998-C2 Securitization, pursuant to the pooling and servicing agreement for the 1998-C2 Securitization.

SECURITY FOR THE MORTGAGE LOANS

     In addition to the security of one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Mortgaged Properties, each Mortgage Loan also is secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or one or more Escrow Accounts (as defined herein) for, among other things, replacements of furniture, fixtures and equipment and environmental remediation, real estate taxes, insurance premiums and ground rents, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves. Additionally, the Credit Lease Loans (as defined herein) have the benefit of Residual Value Policies (as defined herein). The Mortgage Loans generally provide for the indemnification of the lender by the borrower (or related principals) for the presence of any hazardous substances affecting the Mortgaged Property. In addition, 28 Mortgaged Properties securing Mortgage Loans representing 1.45% of the Initial Pool Balance, are covered by a blanket insurance policy insuring against certain losses due to environmental contamination. In addition, one Mortgaged Property securing a Mortgage Loan representing 1.40% of the Initial Pool Balance, is covered by an insurance policy insuring against certain environmental-related losses.

     Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller, as applicable, in connection with the purchase or origination of such Mortgage Loan and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Escrows."


THE MORTGAGE LOAN SELLERS

     Credit Suisse First Boston Mortgage Capital LLC

     One hundred thirty Mortgage Loans, representing 86.5% of the Initial Pool Balance, were sold to the Depositor by the CSFB Mortgage Loan Seller. The CSFB Mortgage Loan Seller is a subsidiary of Credit Suisse First Boston, Inc., formed as a Delaware limited liability company to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the Mortgage Loans sold by the CSFB Mortgage Loan Seller to the Depositor was purchased or originated by the CSFB Mortgage Loan Seller and underwritten or re-underwritten by the CSFB Mortgage Loan Seller's underwriters. The principal office of the CSFB Mortgage Loan Seller is located at 11 Madison Avenue, New York, New York 10010. Its telephone number is (212) 325-2000.

     Morgan Stanley Mortgage Capital Inc.

     Twenty-three Mortgage Loans, representing 13.5% of the Initial Pool Balance, were sold to the Depositor by the MS Mortgage Loan Seller. The MS Mortgage Loan Seller is a subsidiary of Morgan Stanley & Co., Inc. formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MS Mortgage Loans sold by the MS Mortgage Loan Seller to the Depositor was purchased or originated by the MS Mortgage Loan Seller and underwritten by MS Mortgage Loan Seller underwriters. The principal office of the MS Mortgage Loan Seller is located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4700.


CSFB UNDERWRITING STANDARDS

     General. One hundred thirty Mortgage Loans, representing 86.5% of the Initial Pool Balance, were underwritten or re-underwritten by the CSFB Mortgage Loan Seller. The CSFB Mortgage Loan Seller has implemented guidelines establishing certain procedures with respect to underwriting mortgage loans. The CSFB Mortgage Loans generally were originated in accordance with such guidelines; provided, however, that the underwriting standards for such Mortgage Loans which are secured by cooperative apartments, restaurants and parking facilities were originated utilizing prudent underwriting practices for mortgage loans secured by similar mortgaged properties and may differ from the standards described below. With respect to the Mortgage Loans which were acquired by the CSFB Mortgage Loan Seller, the CSFB Mortgage Loan Seller applied its general guidelines to the Mortgage Loans in reliance on information provided to it by the originators of such loans, in some cases without independent investigation. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect. The underwriting standards for the Mortgage Loans addressed, with respect to each Mortgaged Property, environmental conditions, physical conditions, property valuations, property financial performance, code compliance, property management, title insurance, borrower evaluation and property insurance, as described below.

     Environmental Assessments. An environmental site assessment was performed with respect to each Mortgaged Property relating to a CSFB Mortgage Loan generally within the twelve-month period preceding the origination of the related CSFB Mortgage Loan. With respect to 28 Mortgaged Properties, representing 1.67% of the aggregate Cut-off Date Principal Balance of the CSFB Mortgage Loans, in lieu of performing an environmental assessment, the CSFB Mortgage Loan Seller has obtained an insurance policy (i) indemnifying the lender in an amount up to the outstanding principal balance of each related Mortgage Loan for losses resulting from environmental contamination of the related Mortgaged Properties and (ii) insuring the lender for clean-up costs, among other things, of certain environmental contamination discovered on the related Mortgaged Properties. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the related Mortgage Loan. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the Mortgaged Property. In substantially all cases in which material environmental risks were identified, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property, abate or remediate the condition and/or provide additional security such as letters of credit, indemnities, environmental damage insurance or reserves. Additionally, all borrowers were required to provide environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties. See "Risk Factors -- Risks Related to The Mortgage Loans -- Environmental Laws May Adversely Affect Mortgaged Property Cashflow" in this prospectus supplement.

     Property Condition Assessments. Inspections of substantially all of the related Mortgaged Properties were conducted by engineering firms prior to origination of the CSFB Mortgage Loans. Such inspections generally were commissioned to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports indicated a variety of deferred maintenance items and recommended capital improvements with respect to each Mortgaged Property. The estimated cost of the necessary repairs or replacements at each Mortgaged Property was included in each property condition report. In each instance, the originator of the Mortgage Loan either determined that the necessary repairs or replacements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing. With respect to 51 Mortgaged Properties, representing 53.3% of the aggregate Cut-off Date Principal Balance of the CSFB Mortgage Loans, capital improvement or deferred maintenance reserves were established to cover the cost of such repairs or replacements.

     Appraisals. An appraisal of each of the Mortgaged Properties relating to the CSFB Mortgage Loans was performed. The appraisals generally were performed by independent MAI appraisers and indicated that at the time of the respective appraisals the aggregate value of the related Mortgaged Properties exceeded the original principal amount of each Mortgage Loan. The appraisals also were used as a source of information for rental and vacancy rates and were used to calculate tenant improvement reserves. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     Operating and Occupancy Statements. In connection with the origination or purchase of the CSFB Mortgage Loans (other than the Credit Lease Loans), the originator reviewed current rent rolls (and, where available, up to three years of prior rent rolls) and related information or statements of occupancy rates, census data, financial data, historical operating statements and, with respect to the CSFB Mortgage Loans secured by Office Properties, Industrial Properties, Retail Properties or Mixed Use Properties, a selection of major tenant leases. In underwriting each CSFB Mortgage Loan, income and operating information provided by the related borrower was examined by the originator of the CSFB Mortgage Loan; provided, however, that, with respect to several of the CSFB Mortgage Loans, the originator thereof or the related borrower engaged independent accountants to review or perform certain procedures to verify such information. Neither the Depositor nor the CSFB Mortgage Loan Seller makes any representation as to the accuracy of such information.

     Zoning and Building Code Compliance. The borrowers under the CSFB Mortgage Loans generally have represented under the related Mortgage or loan agreement and, provided other evidence to the effect that the use and operation of the related Mortgaged Properties was, as of the date on which the Mortgage Loan was originated, in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties. For a discussion of zoning issues, see "Risk Factors -- Risks Related to the Mortgage Loans -- Changes in Zoning Laws May Affect Ability To Repair or Restore Mortgaged Property."

     Seismic Review Process. In general, the underwriting guidelines applicable to the origination of the CSFB Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and other areas thought to be prone to earthquake risk obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), that is, an estimate of the loss that the property would sustain in a "worst case" earthquake scenario. Generally, any proposed loan (i) which has an original principal balance greater than $20,000,000 and as to which the property was estimated to have a PML in excess of 15% of the estimated replacement cost of the improvements or (ii) which has an original principal balance less than or equal to $20,000,000 as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost of the improvements would be conditioned on receipt of satisfactory earthquake insurance. With respect to all of the CSFB Mortgage Loans that had original principal balances of more than $20,000,000 and that have a PML in excess of 15%, the borrowers obtained earthquake insurance. With respect to substantially all of the CSFB Mortgage Loans that have a PML in excess of 20%, the borrower obtained earthquake insurance or, with respect to two such Mortgage Loans, the CSFB Mortgage Loan Seller obtained a lenders' contingent earthquake insurance policy which insures against losses caused by earthquakes in the amount in excess of the 20% up to the PML as determined at origination.

     Property Management. Generally, for CSFB Mortgage Loans (other than the Credit Lease Loans), a manager (which may be an employee or affiliate of the borrower) is responsible for responding to changes in the local rental or lodging market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Management errors may adversely affect the performance and long-term viability of a project. Each of the original managers was approved by the originator of each CSFB Mortgage Loan in connection with the origination of the related Mortgage Loan. In most cases, amounts payable to the manager are subordinated to payments required under the related Mortgage Loan. In most cases, the Special Servicer may cause the borrower to terminate management contracts upon certain events specified in the documents executed in connection with the Mortgage Loans and generally any change in a manager must be approved by the Special Servicer. With respect to Mortgage Loans which represent 5% or more of the aggregate outstanding principal balance of all of the Mortgage Loans, no change in a manager may be effected by the Special Servicer unless the Rating

Agencies (as defined herein) have confirmed in writing that such change will not, in and of itself, cause any withdrawal, qualification or downgrade in the then current ratings of each Class of Certificates. For a discussion of property management issues, see "Risk Factors -- Risks Related to the Mortgage Loans -- Property Managers May Experience Conflicts of Interest in Managing Multiple Properties."

     Title Insurance Policy. Each borrower has provided, and the CSFB Mortgage Loan Seller has obtained, a title insurance policy for each Mortgaged Property relating to the CSFB Mortgage Loans. Each title insurance policy generally complies with the following requirements: (i) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (ii) the policy must be in an amount equal to the original principal balance of the related Mortgage Loan, (iii) the protection and benefits must run to the lender and its successors and assigns, (iv) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (v) the legal description of the Mortgaged Property in the policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. Each borrower has provided, and the CSFB Mortgage Loan Seller has reviewed, certificates of required insurance with respect to each Mortgaged Property relating to the CSFB Mortgage Loans. Such insurance generally may include (i) commercial general liability insurance for bodily injury or death and property damage, (ii) an "All Risk of Physical Loss" policy, (iii) if applicable, boiler and machinery coverage, (iv) if the Mortgaged Property is located in a 100-year flood zone, flood insurance, (v) if the Mortgaged Property is located in an earthquake prone area and is subject to substantial earthquake risk, earthquake insurance and (vi) such other coverage as the CSFB Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property. In most instances, with respect to Mortgage Loans with original principal balances less than $20 million, the claims-paying ability of the related insurance providers must have a rating by S&P (as defined herein) of "A" or better and, with respect to Mortgage Loans with original principal balances greater than $20 million, the related insurance provider must have a rating by S&P of "AA" or better.

     Evaluation of Borrower. The CSFB Mortgage Loan Seller evaluates each borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. The borrowers under 96.7% of the CSFB Mortgage Loans, by Cut-off Date Principal Balance, are single asset special purpose entities; for purposes of the foregoing statement, each Residential Cooperative Loan and Mixed Commercial Cooperative Loan was assumed to be a single asset special purpose entity. In addition, in general, in connection with each CSFB Mortgage Loan with an original principal balance in excess of $20 million and the Credit Lease Loans, each borrower was required to be organized as a bankruptcy-remote entity, a substantive non-consolidation opinion of counsel was required to be delivered relating to such borrower and the CSFB Mortgage Loan Seller has reviewed the organizational documents of the borrower to verify compliance with such requirement.

     DSCR and LTV Ratio. The CSFB Mortgage Loan Seller's underwriting standards generally require, for all Mortgage Loans, minimum DSCR and LTV ratios for each property type. The DSCR and LTV ratio for each CSFB Mortgage Loan is set forth on Annex A hereto.

     Escrow Requirements. The CSFB Mortgage Loan Seller generally requires a borrower to fund various escrows (each, an "Escrow Account") for items including real estate taxes, insurance premiums, ground rent, replacement of furniture, fixtures and equipment, environmental remediation, deferred maintenance and/or scheduled capital improvements, seasonal working capital (with respect to certain Hospitality Properties), capital expenditures, and tenant improvements and re-leasing costs (with respect to Office Properties and Retail Properties). Escrow Accounts generally must be held at Eligible Banks (as defined herein). Generally, the required escrows for Mortgage Loans originated by the CSFB Mortgage Loan Seller are as follows:

     Ground Rent -- Typically, a pro rated initial deposit and monthly deposits equal to 1/12th of the annual ground rent for any ground lease relating to the Mortgaged Property are required.

     Taxes and Insurance -- One hundred fourteen Mortgage Loans, representing 98.5% of the aggregate Cut-off Date Principal Balance of the CSFB Mortgage Loans, have reserves for taxes. One hundred six Mortgage Loans, representing 95.0% of the aggregate Cut-off Date Principal Balance of the CSFB Mortgage Loans, have reserves for insurance. Typically, a pro rated initial deposit and monthly deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current tax rate) and annual property insurance premium relating to the Mortgaged Property are required.

     Capital Item Reserves -- Eighty-seven Mortgage Loans, representing 84.8% of the aggregate Cut-off Date Principal Balance of the CSFB Mortgage Loans, have ongoing reserves for Capital Items (as defined below). Typically, deposits based on the amount recommended on an annual basis pursuant to a property condition report prepared for the CSFB Mortgage Loan Seller. The actual ongoing reserve deposits for periodic replacement, capital expenditures and furniture, fixtures and equipment (collectively, "Capital Items") required under each Mortgage Loan are set forth on Annex A.

     Tenant Improvements and Leasing Commission Reserves -- Fifty-three Mortgage Loans, representing 86.1% of the aggregate Cut-off Date Principal Balance of the CSFB Mortgage Loans which are secured by Retail Properties, Office Properties, Mixed Use Properties and Industrial Properties, have up-front and/or ongoing reserves for tenant improvement and leasing commissions. Typically, deposits are based upon anticipated lease turnover rates, estimated costs for tenant improvements and leasing commissions in the related market.

     In certain cases, the CSFB Mortgage Loan Seller allowed a borrower to post a letter of credit in lieu of funding ongoing reserves for Capital Items and/or tenant improvements and leasing commissions. Even if the actual funded reserves under a Mortgage Loan are less than the foregoing amounts, the CSFB Mortgage Loan Seller generally deducted such amounts from net operating income when calculating Net Cash Flow.

     Deferred Maintenance/Environmental Remediation -- An initial deposit, upon funding of a Mortgage Loan, in an amount equal to no less than 100%, and as much as 125%, of (i) the estimated cost of the recommended substantial repairs or replacements pursuant to a property condition report completed by a licensed engineer and (ii) the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment.

     Seasonal Working Capital -- An initial deposit, upon funding of a Mortgage Loan, or monthly deposits, in each case generally based upon the anticipated shortfall of operating income necessary to pay debt service and operating expenses for the months in which occupancy of a Hospitality Property is below that which is necessary to cover such costs.

     Credit Lease Loans. Generally each Monthly Payment due under the Credit Lease Loans will be paid entirely from the rent due from the Tenant at the related Credit Lease Property. The CSFB Mortgage Loan Seller generally requires a DSCR of 1.00x and an as-leased LTV of 100%. When calculating the DSCR guidelines with respect to the Credit Lease Loans, the CSFB Mortgage Loan Seller did not adjust the rental income payments in the manner described herein with respect to the calculation of Net Cash Flow.


MORGAN STANLEY MORTGAGE CAPITAL INC. UNDERWRITING STANDARDS

     General. Twenty-three Mortgage Loans, representing 13.5% of the Initial Pool Balance, were underwritten by the MS Mortgage Loan Seller. The MS Mortgage Loan Seller has implemented guidelines establishing certain procedures with respect to underwriting mortgage loans. The MS Mortgage Loans generally were originated in accordance with such guidelines.

     Appraisals. In connection with the origination of the MS Mortgage Loans, each related Mortgaged Property was appraised by an independent appraiser who, generally, was a member of the Appraisal Institute. All such appraisals complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties is presented herein for illustrative purposes only.


     Environmental Assessments. An environmental site assessment was performed with respect to each Mortgaged Property generally within the twelve-month period preceding the origination of the related MS Mortgage Loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the related Mortgage Loan. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the Mortgaged Property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property, abate or remediate the condition and/or provide additional security such as letters of credit, environmental damage insurance or reserves. See "Risk Factors -- Risks Related to The Mortgaged Loans -- Environmental Laws May Adversely Affect Mortgaged Property Cash Flow" in this prospectus supplement.


     Property Condition Assessments. The Mortgaged Properties were inspected in connection with the origination of the related MS Mortgage Loan by a representative of the MS Mortgage Loan Seller or by a third party professional engaged by MS Mortgage Loan Seller. Furthermore, in each case, a licensed engineer or consultant inspected the related Mortgaged Property in connection with the origination of the related MS Mortgage Loan to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.


     Seismic Review Process. In general, the underwriting guidelines applicable to the origination of the MS Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of PML in an earthquake scenario. Generally, any of the MS Mortgage Loans as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.


     Zoning and Building Code Compliance. The MS Mortgage Loan Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for MS Mortgage Loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land-use and similar laws and ordinances, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related loan documents. Violations may exist at any particular Mortgaged Property, but the MS Mortgage Loan Seller has informed the Depositor that it does not consider any such violations known to it to be material.

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


CREDIT LEASE LOANS

     Two Mortgage Loans to affiliated borrowers, representing approximately 3.4% of the Initial Pool Balance (the "Credit Lease Loans") are secured by fee mortgages and assignments of leases and rents on properties ("Credit Lease Properties") that are, in each case, subject to a net lease obligation (a "Credit Lease") of Universal Commercial Credit Leasing V, Inc. (the "ACCOR Credit Tenant" or the "Tenant") which is guaranteed by ACCOR S.A., a French corporation ("ACCOR" or the "Guarantor"). ACCOR possesses a long term debt rating of "BBB" with a negative outlook by S&P.

     Except with respect to specified major casualties or in the event of a condemnation which generally renders the related Credit Lease Property unsuitable for restoration for continued use and occupancy in the Tenant's business, neither of the Credit Leases provides the ACCOR Credit Tenant with lease termination or rent abatement rights, and the ACCOR Credit Tenant is required, at its expense, to maintain the Credit Lease Properties in good repair. Upon the occurrence of a major casualty or condemnation of the Credit Lease Property, the Tenant is required either to offer to purchase the related Credit Lease Property for an amount at least equal to the Allocated Loan Amount for such property or substitute a replacement property of equal or greater value.

     Each Credit Lease has a primary lease term (the "Primary Term") that expires contemporaneously with or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Leases give the Tenant the right to extend the term thereof by one or more renewal periods after the end of the related Primary Term. The borrowers under the Credit Lease Loans are single-purpose, bankruptcy-remote entities. Each Credit Lease provides that the Tenant must pay all real estate taxes levied or assessed against the related Credit Lease Property and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of such Credit Lease Property.

     The Credit Lease Loans are not fully amortizing and require the payment of Balloon Payments at maturity. Each Credit Lease Loan has the benefit of a non-cancelable residual value insurance policy (a "Residual Value Policy") from R.V.I. America Insurance Company, which had a claims paying rating of "AA-" by DCR (as defined herein), "A" by Fitch (as defined herein), and "A" by S&P as of the Cut-off Date. R.V.I. America Insurance Company is not rated by Moody's. The Residual Value Policies insure the related borrowers against any diminution in the value of the related Credit Lease Properties as a result of changes in market conditions. If the related Credit Lease Properties cannot be sold or if the proceeds from the disposition of such properties are insufficient to repay the indebtedness secured by such Credit Lease Properties upon the maturity of such Credit Lease Loans, the insurer in each case will be required to pay the amount of such remaining indebtedness. The Trustee is a named insured of each Residual Value Policy.

     At the end of the term of each Credit Lease, the Tenant is obligated to surrender the related Credit Lease Property in good order and in its original condition as received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the borrower.

     See "-- Significant Mortgage Loans -- The ACCOR Loans" below.


MULTIPLE NOTE LOANS

     The Mortgage Loan identified on Annex A as Exchange Apartments (the "Exchange Apartments Loan"), which represents 4.9% of the Initial Pool Balance, is represented by a note which is one of two notes issued by the related borrower, each secured by a first lien on the related Mortgaged Property. The two notes together are referred to herein as the "Exchange Apartments Whole Loan." The note which is an asset of the Trust Fund is referred to herein as the "Exchange Apartments Trust Fund Note." The note in which the Trust Fund owns no interest is referred to herein as the "Exchange Apartments Other Note." In the event of losses on the Exchange Apartments Whole Loan, the Exchange Apartments Other Note will be subordinate to the Exchange Apartments Trust Fund Note. For additional important information relating to the Exchange Apartments Loan, including the ownership of the Exchange

Apartments Other Note and the servicing of the Exchange Apartments Loan, see "-- Significant Mortgage Loans -- The Exchange Apartments Loan" and "The Pooling and Servicing Agreement -- Servicing of the Mortgage Loans; Collection of Payments" in this Prospectus Supplement.


     The L'Enfant Participation, which represents 3.1% of the Initial Pool Balance, is a participation in a note which is one of two pari passu notes issued by the related borrower and secured by the related Mortgaged Property. The two notes are collectively referred to herein as the "L'Enfant Whole Loan." The note in which the Trust Fund owns a participation interest is referred to herein as the "L'Enfant Trust Fund Note." The note in which the Trust Fund owns no interest is referred to herein as the "L'Enfant Other Note." A pari passu participation interest in the L'Enfant Trust Fund Note is being deposited in this Trust Fund and the L'Enfant Other Note has been deposited in a securitization sponsored by the Depositor known as Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "1998-C2 Securitization"). For additional important information relating to the L`Enfant Whole Loan, including the servicing of the L'Enfant Participation, see "-- Significant Mortgage Loans -- The L'Enfant Participation" and "The Pooling and Servicing Agreement -- Servicing of the Mortgage Loans; Collection of Payments" in this Prospectus Supplement.


     Unless otherwise specified, references in this Prospectus Supplement to the Exchange Apartments Loan and the L'Enfant Participation (as well as general references to the Mortgage Loans insofar as such references describe the Exchange Apartments Loan or the L'Enfant Participation) refer only to the portion of the Whole Loan and the related Trust Fund Note deposited in this Trust Fund. Proceeds and losses will be applied between the Trust Fund Note and the related Other Note as described herein under "-- Significant Mortgage Loans -- The Exchange Apartments Loan" and "-- The L'Enfant Participation."


SIGNIFICANT MORTGAGE LOANS


     Set forth below is a description of certain of the significant Mortgage Loans and the related Mortgaged Property or Mortgaged Properties.

                              EXCHANGE APARTMENTS

      LOAN INFORMATION


   PRINCIPAL BALANCE(1):         ORIGINAL        CUT-OFF DATE
                           -----------           -------------
                           $58,000,000           $58,000,000
   ORIGINATION DATE(2):    December 23, 1997
   INTEREST RATE:          7.75%
   AMORTIZATION TERM:      Interest only until February 2000;
                           then 336 Months
   ARD:                    January 11, 2008
   ARD BALANCE:            $52,247,291
   HYPERAMORTIZATION:      After the ARD, interest rate
                           increases by 2.00% to 9.75% and a pro rata
                           portion of all excess cash flow is used to
                           reduce outstanding principal balance; the
                           additional 2% interest is deferred
                           until principal balance is zero
   MATURITY DATE:          January 11, 2027
   BORROWER (SPECIAL
   PURPOSE ENTITY):        Broad Street LLC; managing member is
                           a special purpose entity, the board of
                           which contains an independent director; a
                           non-consolidation opinion was
                           obtained in connection with origination
   CALL PROTECTION:        Two-year prepayment lockout from the
                           date of securitization with U.S.
                           Treasury defeasance thereafter until six
                           months prior to the ARD
   CUT-OFF DATE
   LOAN PER SQUARE
   FOOT(1):                $142
   LOAN PER UNIT(1):       $168,116
   UP-FRONT RESERVES(3):   TI & LC:    $150,000
   ONGOING RESERVES:       CapEx (per year):  $69,000/$200 per
                           unit
                           TI & LC (per year)(3): $20,609/$.94
                           per sq. ft.
                           Real Estate Taxes &
                           Insurance Reserve:    Yes(4)
   LOCKBOX:                Springing
   MEZZANINE LOAN AND
   PREFERRED EQUITY
   INTEREST:               Yes (see below)

     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:       Single asset
   PROPERTY TYPE:                Multifamily
   LOCATION:                     New York, New York
   YEAR BUILT/RENOVATED:         1902/1997
   OCCUPANCY(5):                 97%
   COLLATERAL:                   One 21-story, 345 unit
                                 Manhattan apartment building
                                 (with 21,840 sq. ft. of retail
                                 space)
   FEE OR LEASEHOLD:             Fee
   SQUARE FOOTAGE (NRSF):        409,890
   NUMBER OF UNITS:              345
   PROPERTY MANAGEMENT:          The Argo Corporation
   1998 NET OPERATING INCOME:    $7,861,360
   UNDERWRITTEN NET CASH FLOW:   $7,535,021
   APPRAISED VALUE:              $126,000,000
   CUT-OFF DATE LTV(1):          46.0%
   ARD LTV(1)(6):                41.5%
   UNDERWRITTEN DSCR(1)(7)(8):   1.48x

(1)   For the Exchange Apartments Note A only.

(2) Six existing notes in the aggregate original principal amount of $75,000,000 were consolidated on December 23, 1997. The consolidated note was split into the Exchange Apartments Note A and Exchange Apartments Note B on October 8, 1999.

(3)   Tenant improvement and leasing commission reserves on retail space only.

(4) The Exchange Apartments Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(5)   Residential occupancy based on the August 1999 rent roll.

(6) The ARD LTV takes into account the effect on the appraised value of the related Mortgaged Property of the partial expiration of a tax abatement on the Exchange Apartments Property.

(7) The Exchange Apartments Note A would have an underwritten debt service coverage ratio on a net cash flow basis of 1.86x, if the calculations were based on actual taxes (taking into account the tax abatement described below) and inclusive of the $392,000 of annual income from a signed lease for a portion of the Exchange Apartment Property's retail space. The 1.48x underwritten debt service coverage presented includes the actual total tax expense projected to be incurred during the amortization term averaged over the number of years in the amortization term and does not include income from the retail space.

(8)   Calculated based on the amortizing debt service payments.

  THE EXCHANGE APARTMENTS LOAN


     The Loan. The largest Mortgage Loan (the "Exchange Apartments Loan") was originated by the CSFB Mortgage Loan Seller on December 23, 1997. The Exchange Apartments Loan is evidenced by a note (the "Exchange Apartments Note A"), which is one of two notes issued by the Exchange Apartments Borrower and secured by the Exchange Apartments Property. The other note (the "Exchange Apartments Note B") is not included in the Trust Fund and will initially be retained by the CSFB Mortgage Loan Seller or an affiliate. The Exchange Apartments Note A and the Exchange Apartments Note B are collectively referred to herein as the "Exchange Apartments Whole Loan." The Exchange Apartments Note B has a principal balance as of the Cut-off Date of $17,000,000.

     All amounts received in respect of the Exchange Apartments Whole Loan will be paid pro rata to the holders of the Exchange Apartments Note A and the Exchange Apartments Note B unless there is an acceleration of the loan, at which time such amounts will be allocated to the Exchange Apartments Note A until the Exchange Apartments Note A is paid in full prior to being allocated to the Exchange Apartments Note B. The Exchange Apartments Whole Loan may be primarily serviced by a servicer appointed by the holder of the Exchange Apartments Note B under the supervision of the Servicer and in accordance with the provisions of the Pooling and Servicing Agreement. In the event that the Exchange Apartments Loan becomes a Specially Serviced Mortgage Loan, the holder of the Exchange Apartments Note B will have the right, for a period of 30 days following the date on which such loan becomes a Specially Serviced Mortgage Loan, to purchase the Exchange Apartments Note A from the Trust Fund at a price equal to the Purchase Price, together with an amount equal to a specified yield maintenance premium.

     The Exchange Apartments Whole Loan is secured by a first priority lien encumbering an apartment building located in New York, New York (the "Exchange Apartments Property").

     The Borrower. The Exchange Apartments Loan was made to Broad Street LLC (the "Exchange Apartments Borrower"), a New York limited liability company. The principals of the Exchange Apartments Borrower are Sonny Kahn, Russell Galbut and Bruce Menin (collectively, the "Exchange Apartments Principals"). The Exchange Apartments Principals are also the principals of Crescent Heights Investments, one of the largest condominium conversion specialists in the United States.

     Certain additional information on the Exchange Apartments Loan and the Exchange Apartments Property is set forth on Annex A hereto.

     The Property. The Exchange Apartments Property consists of a 21-story apartment building located at 25 Broad Street, New York, New York which was constructed in 1902 and renovated in 1997. The building has 345 apartment units, with a net rentable area of approximately 388,050 square feet. In addition, there is approximately 21,840 square feet of retail space, of which 12,407 square feet is currently being renovated by an affiliate of the Exchange Apartments Borrower for which a tenant is under lease and scheduled to open in February 2000.

     Tax Abatement. The Exchange Apartments Property is currently subject to a tax abatement and a tax exemption under Section 421(g) of the New York State Real Property Tax Law, under which real estate taxes payable with respect to the improvements on the Exchange Apartments Property are 100% abated in each year through 2005. Currently, taxes are payable for the current year with respect to the property net of improvements, in the amount of approximately $89,000 per annum. Beginning in 2006, such abatement will be reduced by 20% per year for the ensuing 6 years.

     Property Management. The Exchange Apartments Property is managed by The Argo Corporation (the "Exchange Apartments Manager") pursuant to a management agreement. The management agreement provides for the payment to the Exchange Apartments Manager of management fees of 1.5% of gross revenues, which are subordinated to payments under the Exchange Apartments Loan.

     Mezzanine Loan. The Exchange Apartments Borrower is the borrower (the "Exchange Apartments Mezzanine Loan Borrower") under a loan with an aggregate principal balance as of the Cut-off Date of $6,000,000 (the "Exchange Apartments Mezzanine Loan"), made by the Union Planters Bank, N.A. (the "Exchange Apartments Mezzanine Lender"). The Exchange Apartments Mezzanine Loan is secured by a pledge of 99% of the membership interests of the Exchange Apartments Principals in the Exchange Apartments Borrower and is guaranteed by Sonny Kahn and Russell Galbut. The Exchange Apartments Mezzanine Lender has agreed not to transfer its interest in the Exchange Apartments Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The Exchange Apartments Mezzanine Loan matures on September 1, 2002 and bears interest at a per annum rate equal to the prime rate plus 1%. As of the Cut-off Date, the aggregate LTV of the Exchange Apartments Whole Loan and the Exchange Apartments Mezzanine Loan was 64.3%.

     The Exchange Apartments Mezzanine Lender is entitled to cure any default under the Exchange Apartments Loan within 10 business days following the expiration of any cure period or within five business days after notice of any payment default.

     Additional Indebtedness. The Exchange Apartments Note B is secured by the Exchange Apartments Property and is subordinate to the Exchange Apartments Note
A. See "-- The Loan" above.

                                  SELIG LOANS


  LOAN INFORMATION

  PRINCIPAL BALANCE(1):            ORIGINAL               CUT-OFF DATE
                            -----------               --------------------
                            $51,150,000               $51,092,418
  ORIGINATION DATE:         April 27, 1999
  INTEREST RATE:            7.99%
  AMORTIZATION:             360 Months
  ARD:                      May 11, 2009
  ARD BALANCE(1):           $45,936,007
  HYPERAMORTIZATION:        After the ARD, interest rate increases by
                            2.00% to 9.99% and all excess cash flow is
                            used to reduce outstanding principal
                            balance; the additional 2% interest is
                            deferred until principal balance is zero
  MATURITY DATE:            May 11, 2029
  BORROWERS (SPECIAL
  PURPOSE ENTITIES):        Selig Real Estate Holdings Thirteen, LLC,
                            Selig Real Estate Holdings Fourteen, LLC
                            and Selig Real Estate Holdings Fifteen, LLC;
                            each has a managing member that is a special
                            purpose, bankruptcy remote entity, the board
                            of which includes an independent director;
                            non-consolidation opinions were obtained in
                            connection with origination
  CALL PROTECTION:          Two-year prepayment lockout from the date
                            of securitization with U.S. Treasury
                            defeasance thereafter until two months prior
                            to the ARD
  CUT-OFF DATE
  LOAN PER
  SQUARE FOOT(1):           $82
  UP-FRONT RESERVES:        Deferred Maintenance
                            Reserve:                  $    25,388
                            Environmental Reserve:    $     1,875
                            TI & LC:                  $   510,000
                                                                   Per SF
                                                      --------------------
  ONGOING RESERVES:         CapEx (per year):         $124,078   $0.20
                            TI & LC (per year):       $880,000       $1.42
                            Real Estate Taxes &
                            Insurance Reserve(2):     Yes
  LOCKBOX:                  Hard
  CROSS COLLATERALIZATION/
  CROSS DEFAULT:            Yes
  PARTIAL DEFEASANCE:       Yes; Release price of 125% of Property
                            Release Amount
  MEZZANINE LOAN:           Yes (see below)

  PROPERTY INFORMATION

   SINGLE ASSET/
   PORTFOLIO:             Portfolio of 3 assets
   PROPERTY TYPE:         Office
   LOCATION:              Seattle, Washington area
   YEAR BUILT:            Third and Broad                          1982
                          3131 Elliot Building                     1986
                          Airborne Building   1984
   OCCUPANCY(1)(3):       95%
   COLLATERAL:            Three office properties totaling 620,831
                          square feet
   FEE OR LEASEHOLD:      Fee
                             MAJOR                % OF
   PROPERTY                 TENANTS       NRSF      GLA       EXPIRATION
------------------------- -----------      ----   ------      -------
   Third and Broad        Active
                          Voice
                          Corporation    130,441  50.6%         7/10/09
                          Muzak, Ltd.     43,324  16.8%         1/15/05
   3131 Elliot Building   Airborne
                          Freight
                          Corporation    129,505  70.0%        11/30/04
                          Emeritus
                          Corporation     26,871  14.5%         6/30/06
   Airborne Building      Airborne
                          Freight
                          Corporation    177,917   100%        11/30/04
   SQUARE FOOTAGE(1):     620,831
   PROPERTY
   MANAGEMENT:            Martin Selig Real Estate
   1998 NET OPERATING
   INCOME(1):             $6,117,264
   UNDERWRITTEN NET
   CASH FLOW(1):          $5,560,246
   APPRAISED VALUE(1):    $97,200,000
   CUT-OFF DATE LTV(1):   52.6%
   ARD LTV(1):            47.3%
   UNDERWRITTEN
   DSCR(1):               1.24x

(1)   For the Selig Loans in the aggregate.

(2) The Selig Borrowers are required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(3)   Based on the August/September 1999 rent rolls.

  THE SELIG LOANS

     The Loans. Three cross-collateralized and cross-defaulted loans (the "Selig Loans") collectively constitute the second largest concentration in the Trust Fund. Each Selig Loan was made to a separate special purpose entity. The Selig Loans were originated by the CSFB Mortgage Loan Seller on April 27, 1999. The Selig Loans are secured by Mortgages encumbering the fee interests in three office buildings (each, a "Selig Property" and collectively, the "Selig Properties") located in the Seattle, Washington area.

     The Borrowers. The Selig Loans were made to three borrowers (collectively, the "Selig Borrowers"), each of which is a Washington limited liability company. The principal of the Selig Borrower is Martin Selig (the "Selig Principal"). The Selig Principal is the founder and sole proprietor of Martin Selig Real Estate, one of the largest commercial real estate developers in the Pacific Northwest.

     Certain additional information on the Selig Loans and the Selig Properties is set forth on Annex A hereto.

     The Properties. The Selig Properties consist of three buildings located in the Seattle, Washington area. The 3131 Elliot Building is a seven-story office building and has a net rentable area of approximately 185,001 square feet. The Airborne Building is an eight-story office building and has a net rentable area of approximately 177,917 square feet. The Third and Broad property is a six-story office building and has a net rentable area of approximately 257,913 square feet. Based on the Selig Borrowers' August/September 1999 rent rolls for the Selig Properties, the Selig Properties had an approximate average rent per square foot of $14.20.

     Property Management. The Selig Properties are managed by Martin Selig Real Estate (the "Selig Manager"), an affiliate of the Selig Borrowers, pursuant to a management agreement. The management agreement provides for the payment to the Selig Manager of management fees of 3% of gross revenues, which are subordinated to payments under the Selig Loans. The Selig Manager may be terminated (i) upon an event of default under the Selig Loans or the Selig Mezzanine Loan (as defined below) or (ii) in the event of a default by the Selig Manager under the management agreement. In the event the Trustee terminates the Selig Manager, it is required to select a replacement manager from a list agreed upon by the Selig Mezzanine Lender (as defined below).

     Mezzanine Loan. Selig Real Estate Holdings Twelve, L.L.C., the regular member of each of the Selig Borrowers and certain affiliates of the Selig Principal, are the borrowers (collectively, the "Selig Mezzanine Borrower") under a mezzanine loan with an aggregate principal balance as of the Cut-off Date of $23,100,000 (the "Selig Mezzanine Loan"), made by Starwood Financial Trust, a Maryland real estate investment trust (the "Selig Mezzanine Lender") on April 27, 1999. The Selig Mezzanine Loan is secured by a pledge of the regular membership interests in each of the Selig Borrowers and by the equity of certain other special purpose real estate borrowers (the "Other Equity Collateral"). As of the Cut-off Date, the aggregate LTV of the Selig Loan and the Selig Mezzanine Loan (allocating a portion of the Selig Mezzanine Loan based upon the respective appraised values of the Selig Properties and the Other Equity Collateral) was 63.1%. The Selig Mezzanine Lender has agreed not to transfer its interest in the Selig Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The Selig Mezzanine Loan matures on April 27, 2004 and bears interest at a per annum rate equal to 15%. The Selig Mezzanine Loan fully amortizes by its maturity date.

     The Selig Mezzanine Loan requires payments of principal, including 75% (the "Sweep Percentage") of the excess cash flow from each of the Selig Properties after payment of certain expenses (including debt service and reserves under the Selig Loans and certain loans to affiliates of the Selig Borrowers). Following reduction of the outstanding principal balance of the Selig Mezzanine Loan to $10,000,000, provided no event of default exists under the Selig Mezzanine Loan and the DSCR is at least 1.2x, the Sweep Percentage will be reduced to 50%. Furthermore, until such time as certain post-closing obligations with respect to the Selig Mezzanine Loan are satisfied, the Sweep Percentage is equal to 80%.

     The Selig Mezzanine Lender is entitled to cure any default under the Selig Loans within the cure period for such default or within two business days after notice of any payment default.

     Litigation. The Selig Borrower is involved in a dispute with Diamond Parking, Inc. (the "Parking Operator") which operates a parking lot on the Selig Properties, relating to the right to operate the parking facilities. The Trustee has the right to require the Selig Borrower to escrow on a monthly basis the amount that the Trustee determines is necessary to pay the Parking Operator all sums owed the Parking Operator. The Selig Borrowers and the Parking Operator are currently in settlement negotiations and no funds have been escrowed to date in respect of this dispute.

                                TALLAHASSEE MALL



 LOAN INFORMATION

  PRINCIPAL BALANCE:          ORIGINAL               CUT-OFF DATE
                       -----------                --------------------
                       $48,000,000                $47,937,104
  ORIGINATION DATE:    July 1, 1999
  INTEREST RATE:       8.60%
  AMORTIZATION:        360 Months
  ARD:                 July 11, 2009
  ARD BALANCE:         $43,551,339
  HYPERAMORTIZATION:   After the ARD, interest rate increases by
                       2.00% to 10.60% and all excess cash flow
                       is used to reduce outstanding principal
                       balance; the additional 2% interest is
                       deferred until principal balance is zero
  MATURITY DATE:       July 11, 2029
  BORROWER (SPECIAL
    PURPOSE ENTITY):   Tallahassee Mall Partners, Ltd.; managing
                       general partner is a special purpose,
                       bankruptcy remote corporation, the board
                       of which includes an independent director;
                       a non-consolidation opinion was obtained
                       in connection with origination
  CALL PROTECTION:     Two-year prepayment lockout from the
                       date of securitization with U.S. Treasury
                       defeasance thereafter until two months
                       prior to the ARD
  CUT-OFF DATE
  LOAN PER SQUARE
    FOOT:              $49
  UP-FRONT RESERVES:   Deferred
                       Maintenance:               $195,500
                       Environmental              approximately
                       Escrow(1):                 $290,000
                       Ground Lease
                       Reserve:                   $36,667
                       TI & LC(2):                $1,535,620
                       Roof Repair
                       Reserve(3):                $875,000
                                                              Per SF
                                                              ------
  ONGOING RESERVES:    CapEx (per year):          $146,100    $0.15
                       Real Estate Taxes &
                       Insurance Reserve(4):      Yes
                       TI & LC(2):                Yes
                       Ground Lease
                       Reserve:(5)                Yes
  LOCKBOX:             Hard


 PROPERTY INFORMATION

  SINGLE ASSET/PORTFOLIO:    Single asset
  PROPERTY TYPE:             Anchored Retail
  LOCATION:                  Tallahassee, FL
  YEAR BUILT/RENOVATED:      1971/1996
  OCCUPANCY(6):              96%
  COLLATERAL:                Leasehold mortgage on a regional
                             mall
  FEE OR LEASEHOLD:          Leasehold
  GROUND LEASE(7):           The Property is subject to a ground
                             lease which expires on February 28,
                             2044; one 20 year extension option
                                                    LEASE
  MAJOR TENANTS              NRSF      % OF GLA     EXPIRATION
---------------------------- --------- ----------   --------
  Dillard's                   203,660  20.9%        01/31/03
  Parisian                    114,869  11.8%        05/31/07
  Burlington Coat Factory(8)  101,888  10.5%        03/31/02
  AMC Theater                  69,213   7.1%        09/30/16
  Goody's                      66,110   6.8%        01/31/02
  SQUARE FOOTAGE:            973,973
  PROPERTY MANAGEMENT:       Jones Lang LaSalle Americas, Inc.
  1998 NET OPERATING
    INCOME:                  $3,700,054
  UNDERWRITTEN NET CASH
    FLOW:                    $5,153,369
  APPRAISED VALUE:           $68,400,000
  CUT-OFF DATE LTV:          70.1%
  ARD LTV:                   63.7%
  UNDERWRITTEN DSCR:         1.15x


(1)   See "-- Certain Environmental Matters" below.
(2) The leasing reserve fund established at closing must be maintained at $300,000 during the term of the Tallahassee Mall Loan. If such reserve falls below $300,000, the Tallahassee Mall Borrower must escrow monthly the lesser of $30,000 or the amount required to replenish the reserve to the $300,000 level.
(3) The Tallahassee Mall Borrower funded an initial $875,000 roof repair reserve fund at closing and is required to fund $3,700 monthly until the reserve reaches $1,097,000 (125% of the estimated cost of the roof repair) or until all roof repairs indicated in the engineer's report are completed.
(4) The Tallahassee Mall Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.
(5) The Tallahassee Mall Borrower is required to escrow monthly one-twelfth of annual ground rent.
(6)   Based on the July 1999 rent roll.
(7) See "Risk Factors -- Risk Related to the Mortgage Loans -- Leasehold Interests Are Subject to the Terms of the Ground Lease" in this Prospectus Supplement for a discussion of certain matters associated with ground leases.
(8) It is anticipated that Burlington Coat Factory will be in occupancy by December 1, 1999. See "-- The Property" below.

  THE TALLAHASSEE MALL LOAN

     The Loan. The third largest Mortgage Loan (the "Tallahassee Mall Loan") was originated by the CSFB Mortgage Loan Seller on July 1, 1999. The Tallahassee Mall Loan is secured by a first priority lien encumbering a leasehold interest in certain land located in Tallahassee, Florida and the fee interest in one building located thereon (the "Tallahassee Mall Property").

     The Borrower. The Tallahassee Mall Loan was made to Tallahassee Mall Partners, Ltd. (the "Tallahassee Mall Borrower"), a Florida limited partnership. The principal of the Tallahassee Mall Borrower is Gregory R. Greenfield (the "Tallahassee Mall Principal"). The Tallahassee Mall Principal and its affiliates have managed and leased more than 41 million square feet of retail space.

     Certain additional information on the Tallahassee Mall Loan and the Tallahassee Mall Property is set forth on Annex A hereto.

     The Property. The Tallahassee Mall Property consists of one retail mall building located at the intersection of John Knox Road and U.S. Route 27 in Tallahassee, Florida. The mall, which was constructed in 1971 and renovated in 1996, varies from one-story to two-stories in height and has a net rentable area of approximately 973,973 square feet. Based on the Tallahassee Mall Borrower's October 1999 rent rolls for the Tallahassee Mall Property and its 1998 year end sales figures, the Tallahassee Mall Property had an approximate average rent per square foot of $18.50 and in-line tenant occupancy cost of 9%.

     As of the Cut-off Date, Burlington Coat Factory Warehouse Corporation ("Burlington"), an anchor tenant, was completing the renovation of its space and was not yet in occupancy. It is anticipated that Burlington will be in occupancy by December 1, 1999. Burlington acquired its lease of space in the Tallahassee Mall Property at the auction of such lease by the predecessor tenant, which auction was conducted as part of a bankruptcy proceeding relating to such predecessor tenant. The order of the bankruptcy court approving assignment of such lease by the bankrupt predecessor tenant to Burlington provides that Burlington is required to commence operations on or about January 1, 2000, which may be extended if Burlington has used reasonable efforts to commence operations. The Tallahassee Mall Borrower's lease agreement with Parisian, Inc. ("Parisian"), another anchor tenant, provides that in the event that Burlington fails to open for business by the date required pursuant to the aforesaid court order (which includes court approved extensions), Parisian is entitled to assert certain claims, including reduction in rent, against the Tallahassee Mall Borrower relating to the breach of co-tenancy requirements set forth in Parisian's lease, which claims, if successfully made by Parisian, would have an adverse impact on the rental income generated by the Tallahassee Mall Property.

     Certain Environmental Matters. The Phase I environmental site assessment with respect to the Tallahassee Mall Property performed by Earth Tech, Inc., dated May 10, 1999, in connection with the Tallahassee Mall Borrower's financing of the Tallahassee Mall Property, noted soil and groundwater contamination relating to a gasoline station formerly located on the Tallahassee Mall Property. The report recommends (and the applicable loan documents require) remediation of the contamination. At the origination of the Tallahassee Mall Loan, an environmental reserve was assigned to the lender which represented 125% of the estimated cost to cure the above-referenced environmental concerns. As of the Cut-off Date, approximately $290,000 remained in the environmental escrow fund.

     Property Management. The Tallahassee Mall Property is managed by Jones Lang LaSalle Americas, Inc., a Maryland corporation (the "Tallahassee Mall Manager"), pursuant to a management agreement. The management agreement generally provides for the payment to the Tallahassee Mall Manager of management fees of 3.0% of gross revenues. The Tallahassee Mall Manager may be terminated (i) upon an event of default under the Tallahassee Mall Loan, (ii) if the DSCR for the Tallahassee Mall Loan falls below 1.05x or (iii) in the event of a default by the Tallahassee Mall Manager under the management agreement. The Tallahassee Mall Borrower has also entered into an advisory agreement with Gregory Greenfield & Associates, Ltd., a Florida limited partnership and an affiliate of the Tallahassee Mall Principal, which provides for payment of an annual advisory fee equal to 0.45% of the appraised value of the Tallahassee Mall Property.

                                  ACCOR LOANS


  LOAN INFORMATION

   PRINCIPAL BALANCE(1):       ORIGINAL       CUT-OFF DATE
                             -----------      -------------
                             $40,986,486      $40,282,058
   ORIGINATION DATE:         July 20, 1998
   INTEREST RATE:
    California North         6.721%
    Mountain                 6.684%
   AMORTIZATION:
    California North         337 Months
    Mountain                 290 Months
   BALLOON PAYMENT(1)(2):    $15,055,200
   HYPERAMORTIZATION:        Not Applicable
   MATURITY DATE:            March 11, 2019
   BORROWER (SPECIAL
   PURPOSE ENTITIES):        California North S9, LLC and
                             Mountain
                             S9, LLC; each has a managing
                             member that is a special purpose,
                             bankruptcy remote entity, the board of
                             which contains an independent
                             director; non-consolidation opinions were
                             obtained in connection with origination
  CALL PROTECTION:           Two-year prepayment lockout from the
                             date of securitization with U.S. Treasury
                             defeasance thereafter until three months
                             prior to the maturity
   CUT-OFF DATE
   LOAN PER ROOM(1):         $32,910
   LOCKBOX:                  Hard
   CROSS COLLATERALIZATION/
   CROSS DEFAULT:            Yes
   CREDIT:                   ACCOR, S.A. (rated BBB by S&P
                             with a negative outlook)
   PARTIAL RELEASE:          In the event of a major
                             casualty or condemnation or if any
                             mortgaged property becomes economically
                             obsolete,as described below under "--
                             Release and Substitution of Properties"
   COMPANY DESCRIPTION:      ACCOR is a global hospitality
                             and travel group with over 3,000
                             hotels and with activities in tourism,
                             institutional catering, service vouchers and
                             auto rental

  PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:           Portfolio of 11 Motel 6
                                     Properties
   PROPERTY TYPE:                    Credit Lease
   COLLATERAL:                       Two bondable master leases
                                     secured by first mortgage
                                     liens on two pools consisting of
                                     11
                                     Motel 6 Hotels
   FEE OR LEASEHOLD:                 Fee
                                     YEAR BUILT/
       PROPERTY                       RENOVATED   NO. OF UNITS
------------------------------------ -----------  -------------
     Victorville, CA                 1986/1997          62
     Turlock, CA                     1978/1998         101
     Pittsburg, CA                   1980/1996         174
     Mojave, CA                      1986/1997         121
     Big Bear Lake, CA               1981/1997         121
     Fort Collins, CO                1978/1997         126
     Wheat Ridge, CO                 1980/1999          92
     Coeur D'Alene, ID               1978/1997         109
     Santa Rosa, NM                  1978/1998          90
     Raton, NM                       1977/1999         103
     Woods Cross, UT                 1990/NA           125
   NUMBER OF ROOMS:                  1,224(1)
   PROPERTY MANAGEMENT:              Universal Commercial
                                     Credit V, Inc.
   UNDERWRITTEN LEASE
   PAYMENT(1):                       $3,366,237
   APPRAISED VALUE (AS LEASED)(1):   $40,840,000
   APPRAISED VALUE (AS DARK)(1):     $34,160,000
   CUT-OFF DATE LTV (AS LEASED):     Not Applicable
   CUT-OFF DATE LTV (AS DARK)(1):    118.0%
   UNDERWRITTEN DSCR:                Not Applicable


(1)   For the ACCOR Loans in the aggregate

(2) The ACCOR Loans do not fully amortize over the term. The Balloon Payment due at maturity is fully insured with a residual value insurance policy provided by R.V.I. America Insurance Company. See "-- Residual Value Insurance Policy" below.

  THE ACCOR LOANS

     The Loan. Two cross-collateralized and cross-defaulted loans (collectively, the "ACCOR Loans") collectively constitute the fourth largest concentration in the Trust Fund. The ACCOR Loans were originated by the CSFB Mortgage Loan Seller on July 20, 1998. The ACCOR Loans are secured by mortgages encumbering the fee interests in 11 hotel properties (each, an "ACCOR Credit Lease Property" and collectively, the "ACCOR Credit Lease Properties") and assignments of leases and rents on the ACCOR Credit Lease Properties (which are guaranteed by ACCOR).

     The Borrowers. The ACCOR Loans were made to California North S9 LLC and to Mountain S9 LLC (collectively, the "ACCOR Credit Lease Borrowers"), each of which is a Delaware limited liability company. Each of the ACCOR Credit Lease Borrowers leases property to an indirect subsidiary of ACCOR. The principal of the ACCOR Credit Lease Borrowers is Barry B. Scherr. Mr. Scherr is a principal of the Sundar Corporation, an active market participant in credit tenant property financing, which has been involved in numerous sale/leaseback transactions.

     Certain additional information on the ACCOR Loans and the ACCOR Credit Lease Properties is set forth on Annex A hereto.

     The Properties. The ACCOR Loans are secured by 11 ACCOR Credit Lease Properties located in California, Colorado, Idaho, New Mexico and Utah. Each ACCOR Credit Lease Property is improved by a Motel 6 hotel.

     The Credit Leases, the Tenant and the Subtenant. The Tenant under the ACCOR Credit Leases is Universal Commercial Credit Leasing V, Inc. (the "ACCOR Credit Tenant"), a Delaware corporation and indirect subsidiary of ACCOR, S.A., a French corporation ("ACCOR"). The ACCOR Credit Tenant has subleased each of the ACCOR Credit Lease Properties to Motel 6. The obligations of the ACCOR Credit Tenant under the ACCOR Loans are unconditionally guaranteed by ACCOR. ACCOR is a global hospitality and travel group with activities in tourism, institutional catering, vouchers and auto rental. ACCOR has approximately 130,000 employees and operations in over 130 countries. ACCOR operates one of the world's largest hotel networks ranging from limited service hotels to resort hotels and including such brands as Sofitel, Ibis, Novotel, Formula 1 and Motel 6. ACCOR also operates one of the world's largest service voucher programs with approximately 10 million users on three continents, and also operates one of the largest business travel agency networks and Europe's largest car rental operation. In its 1998 annual report, ACCOR reported revenues of 5.623 billion euros. Reported earnings before income tax, depreciation and amortization were reported at 949 million euros in 1998.

     In a 1999 mid-year report, ACCOR reported six-month sales of 2.854 billion euros (an increase of 4.4% from the comparable period in 1998). ACCOR also reported that net debt increased from 1.834 billion euros at December 31, 1998 to 2.439 billion euros at June 30, 1999. ACCOR has a long-term issuer rating of "BBB" with a negative outlook by S&P.

     The ACCOR Credit Lease Properties have been leased by the ACCOR Credit Lease Borrowers under separate lease agreements (the "ACCOR Credit Leases"). See "Certain Characteristics of the Mortgage Loans -- Credit Lease Loans" in this Prospectus Supplement.

     Residual Value Insurance Policy. The ACCOR Loans have the benefit of non-cancelable residual value insurance policies (each, a "Residual Value Policy") from R.V.I. America Insurance Company, which had a claims paying rating of "AA-" by DCR, "A" by Fitch and "A" by S&P as of the Cut-off Date. R.V.I. America Insurance Company is not rated by Moody's. The Residual Value Policies insure the ACCOR Credit Lease Borrowers against any diminution in the value of the related Credit Lease Properties as a result of changes in market conditions. If the related Credit Lease Properties cannot be sold or if the proceeds from the disposition of such properties are insufficient to repay the indebtedness secured by such Credit Lease Properties upon the maturity of such Credit Lease Loans, the insurer in each case will be required to pay the amount of such remaining indebtedness. The premiums on the Residual Value Policies were paid in full at the origination of the Credit Lease Loans.

     Property Management. The loan documents do not require the ACCOR Credit Lease Borrower to maintain a property manager for the ACCOR Credit Lease Properties.

     Release and Substitution of Properties. Releases and substitutions of ACCOR Credit Lease Properties may occur in connection with (i) a major casualty or condemnation of an ACCOR Credit Lease Property or (ii) after July 2003, economic obsolescence of an ACCOR Credit Lease Property. In such event, the ACCOR Credit Tenant is required either to offer to purchase the related ACCOR Credit Lease Property for an amount sufficient to purchase defeasance collateral to defease a portion of the ACCOR Loan equal to the allocated loan amount for such property or substitute a replacement property of equal or greater value. Each release or substitution will be subject to certain conditions including confirmation by the Rating Agencies that such release or substitution would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates.

     Furthermore, provided no event of default has occurred, at any time after July 2003, under each ACCOR Credit Lease, the ACCOR Credit Tenant has the right to substitute up to two mortgaged properties, provided the substituted property has a fair market value at least equal to that of the replaced property, subject to approval by the borrower, which approval may not be unreasonably withheld. Each such substitution will additionally be subject to certain conditions, including confirmation by the Rating Agencies that such substitution would not cause a downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates. The ACCOR Credit Tenant also has an option to purchase all (but not less than all) the ACCOR Credit Lease Properties related to either of the ACCOR Loans during certain specified periods during the primary term of the Credit Leases for an amount sufficient to purchase defeasance collateral to defease in full the related Mortgage Loan.

                                 HATO REY TOWER

     LOAN INFORMATION


   PRINCIPAL BALANCE:             ORIGINAL               CUT-OFF DATE
                           -------------            ---------------------
                           $38,800,000              $38,774,229
   ORIGINATION DATE:       September 13, 1999
   INTEREST RATE:          8.05%
   AMORTIZATION:           360 Months
   ARD:                    September 11, 2009
   ARD BALANCE:            $34,745,284
   HYPERAMORTIZATION:      After the ARD, interest rate increases by
                           2.00% to 10.05% and all excess cash flow
                           is used to reduce outstanding principal
                           balance; the additional 2% interest is
                           deferred until principal balance is zero
   MATURITY DATE:          September 11, 2029
   BORROWER (SPECIAL
   PURPOSE ENTITY):        Apollo Hato Rey, L.P.; general partner is
                           a special purpose, bankruptcy remote
                           corporation, the board of which contains
                           an independent director; a non-
                           consolidation opinion was obtained in
                           connection with origination
   CALL PROTECTION:        Two-year prepayment lockout from the
                           date of securitization with U.S. Treasury
                           defeasance thereafter until two months
                           prior to the ARD
   CUT-OFF DATE
   LOAN PER SQUARE FOOT:   $112
   UP-FRONT RESERVES:      Deferred
                           Maintenance(1):          $   667,083
                           Other(2):                $ 3,663,000
                                                                   Per SF
                                                                   ------
   ONGOING RESERVES:       CapEx (per year):        $87,562        $0.25
                           TI & LC (per year):      $340,469       $0.98
                           Real Estate Taxes &
                           Insurance Reserve(3):    Yes
   LOCKBOX:                Hard


     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:       Single Asset
   PROPERTY TYPE:                Office
   LOCATION:                     San Juan, Puerto Rico
   YEAR BUILT:                   1972
   OCCUPANCY(4):                 98%
   COLLATERAL:                   One 23-story, 346,231 square
                                 foot
                                 office property (with ancillary
                                 730 space parking garage)
   FEE OR LEASEHOLD:             Fee
                                          % OF          LEASE
   MAJOR TENANTS                 NRSF       GLA      EXPIRATION
-------------------------------- -------- ------     -------
   Banco Popular
   de Puerto Rico(5)             55,529   16.0%      6/30/05
   Banco de Desarrollo
   Economico                     42,984   12.4%      5/31/01
   Axtmayer Adsuar
   Muniz & Goyco                 27,863    8.1%      8/31/04
   SQUARE FOOTAGE:               346,231
   PROPERTY MANAGEMENT:          Insignia Commercial Group, Inc.
   1998 NET OPERATING INCOME:    $4,967,425
   UNDERWRITTEN NET CASH FLOW:   $4,292,362
   APPRAISED VALUE:              $52,500,000
   CUT-OFF DATE LTV:             73.9%
   ARD LTV:                      66.2%
   UNDERWRITTEN DSCR:            1.25x


(1) The deferred maintenance reserve is required to fund certain repairs, including the replacement of certain ventilation and air conditioning systems and the repaving of the parking facilities at the Hato Rey Tower Property.

(2) At closing a leasing achievement reserve was established of $3,663,000 which will be released upon lease extensions or renewals for certain tenants and/or upon delivery of qualified substitute leases.

(3) The Hato Rey Tower Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(4)   Based on the September 1999 rent roll.

(5) Banco Popular de Puerto Rico has the right to terminate its lease every two years during the term thereof.

     THE HATO REY TOWER LOAN

     The Loan. The fifth largest Mortgage Loan (the "Hato Rey Tower Loan") was originated by the CSFB Mortgage Loan Seller on September 13, 1999. The Hato Rey Tower Loan is secured by a first priority lien encumbering one office building located in San Juan, Puerto Rico (the "Hato Rey Tower Property").

     The Borrower. The Hato Rey Loan was made to Apollo Hato Rey, L.P. (the "Hato Rey Tower Borrower"), a Delaware limited partnership. The key principals of the Hato Rey Tower Borrower are Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership, and First Americas Partners LLC, a New York limited liability company.

     Certain additional information on the Hato Rey Tower Loan and the Hato Rey Tower Property is set forth on Annex A hereto.

     The Property. The Hato Rey Tower Property consists of one 23-story office building and an associated 730 space parking facility located at 268 Munoz Rivera Avenue in San Juan, Puerto Rico. The Hato Rey Tower Property was constructed in 1972 and has net rentable area of approximately 346,231 square feet. Based on the Hato Rey Tower Borrower's September 1, 1999 rent rolls for the Hato Rey Tower Property, the Hato Rey Tower Property had an approximate average rent per square foot of $19.46. The Department of Transportation and Public Works is constructing an elevated mass transit system called Urban Train, which is anticipated to pass along Sotomayor Street, which is adjacent to the Hato Rey Tower Property.

     Property Management. The Hato Rey Tower Property is managed by Insignia Commercial Group, Inc. (the "Hato Rey Tower Property Manager") pursuant to a management agreement. The management agreement generally provides for the payment to the Hato Rey Tower Property Manager of management fees of 3% of gross revenues, which are subordinated to payments under the Hato Rey Tower Loan. The Hato Rey Tower Property Manager is also the Borrower's exclusive leasing agent for the Hato Rey Tower Property under the terms of the management agreement, which provides for a market-rate schedule of leasing commissions. The Hato Rey Tower Property Manager may be terminated as managing and leasing agent (i) upon an event of default under the Hato Rey Tower Loan, (ii) if the DSCR for the Hato Rey Tower Loan falls below 1.20x at any quarter end for the trailing twelve-month period ending at such quarter end, or (iii) in the event of a default by the Hato Rey Tower Property Manager under the management agreement.

                                 L'ENFANT PLAZA


     LOAN INFORMATION


   PRINCIPAL BALANCE(1):   ORIGINAL                   CUT-OFF DATE
                           -----------                -------------
                           $37,500,000                $37,204,671
   ORIGINATION DATE:       September 18, 1998
   INTEREST RATE:          7.64%
   AMORTIZATION:           360 Months
   ARD:                    October 11, 2008
   ARD BALANCE(1):         $33,249,718
   HYPERAMORTIZATION:      After the ARD, interest rate increases by
                           2.00% to 9.64% and a pro rata portion of
                           all excess cash flow is used to reduce
                           outstanding principal balance; the
                           additional 2% interest is deferred until
                           principal balance is zero
   MATURITY DATE:          October 11, 2028
   BORROWER (SPECIAL
   PURPOSE ENTITY):        Potomac Creek Associates, L.P.; general
                           partner is a single purpose, bankruptcy
                           remote entity, the board of which
                           contains an independent director; a
                           non-consolidation opinion was obtained
                           in connection with origination
   CALL PROTECTION:        Two-year prepayment lockout from the
                           date of securitization with U.S. Treasury
                           defeasance thereafter until two months
                           prior to the ARD
   CUT-OFF DATE
   LOAN PER UNIT(9):       $133 Per Square Foot on Office Component
                           $83,660 Per Room on Hotel Component
   UP-FRONT RESERVES:        CapEx(2):                $10,000,000
                           Large Lease Escrow
                           Fund(3):                   $ 8,000,000
                           Small Lease Escrow
                           Fund(3):                   $ 2,000,000
   ONGOING RESERVES:         CapEx(2):                Yes
                           Monthly Large Lease
                           Escrow Fund (per
                           annum)(3)(5):              $ 1,000,000
                           Monthly Small Lease
                           Escrow Fund (per
                           annum)(3)(6):              $ 2,000,000
                           Real Estate Taxes &
                           Insurance(4):              Yes
   LOCKBOX:                Hard
   MEZZANINE LOAN AND
   PREFERRED EQUITY
   INTEREST:               Yes (see below)
   PARTIAL DEFEASANCE:     Yes (Release price of 125% of Property
                           Release Amount).


     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:    Portfolio of 3 mixed use
                              buildings
   PROPERTY TYPE:             Mixed Use
   LOCATION:                  Washington, DC
   YEAR BUILT/RENOVATED:      L'Enfant -- North
                              Building (400
                              10th Street SW)       1968/1990
                              L'Enfant -- East
                              Building (480
                              L'Enfant Plaza SW)    1972/1990
                              L'Enfant -- Center
                              Building (420 10th
                              Street SW)            1972/1990
   OCCUPANCY(7):              97% (Office Component)
                              81% (Hotel Component)
   COLLATERAL:                Secured by one office property
                              (consisting of three buildings)
                              and one hotel property
   FEE OR LEASEHOLD:          Fee and Leasehold(8)
                                        % OF          LEASE
   MAJOR TENANTS (OFFICE)     NRSF       GLA        EXPIRATION
----------------------------- --------- ----        ---------
   General Service
   Administration              287,179  32.3%        06/30/01
   US Postal Service           139,270  15.7%        06/11/08
   SQUARE FOOTAGE (OFFICE):   889,438
   NUMBER OF ROOMS (HOTEL):   370
   PROPERTY MANAGEMENT:       Sarakreek Management Partners
                              LLC (Office Portion)
                              Loews Hotel, Inc. (Hotel
                              Portion)
   1998 NET OPERATING
   INCOME(9):                 $20,289,597
   UNDERWRITTEN NET CASH
   FLOW(9):                   $17,748,918
   APPRAISED VALUE:           $226,000,000
   CUT-OFF DATE LTV(9):       65.9%
   ARD LTV(9):                58.9%
   UNDERWRITTEN DSCR(9):       1.39x


(1)   For L'Enfant Participation only.
(2) The L'Enfant Borrower is also required, to the extent that the deposit balance falls below approximately $420,000, to make monthly deposits into the replacement escrow fund in an amount equal to the greater of (i) $34,953 per month, and (ii) the amount per month required for the maintenance and repair of the L'Enfant Property as determined by an engineering report reasonably satisfactory to the CSFB Mortgage Loan Seller. As of the Cut-off Date, $4,699,302 was on deposit in the capital expenditure reserve.
(3) As of the Cut-off Date, an aggregate of $5,023,923 was on deposit in such accounts.
(4) The L'Enfant Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.
(5) The L'Enfant Borrower is required to fund such account monthly until September 11, 2001.
(6) The L'Enfant Borrower is required to fund such account monthly commencing on October 11, 2001.
(7) Based on the August 1999 rent roll for the office component and on the L'Enfant Borrower's operating statement dated August 31, 1999 for the hotel component.
(8) The L'Enfant Borrower has a lease with the District of Columbia Redevelopment Land Agency for the portion of space over and under a street that runs through the L'Enfant Property; such lease expires in 2064.
(9)   Applies to L'Enfant Whole Loan.

 THE L'ENFANT PARTICIPATION


     The Participation. The sixth largest Mortgage Loan is a 50% participation (the "L'Enfant Participation") in a mortgage note ("L'Enfant Note B") which represents a portion of a mortgage loan (the "L'Enfant Whole Loan") which was originated by the CSFB Mortgage Loan Seller on September 18, 1998. The L'Enfant Whole Loan, including L'Enfant Note B, is secured by a first priority lien encumbering three buildings located in L'Enfant Plaza in Washington, D.C. (the "L'Enfant Property"). The L'Enfant Whole Loan consists of Note A ("L'Enfant Note A") and L'Enfant Note B. L'Enfant Note A has a principal balance as of the Cut-off Date of $74,409,342 and L'Enfant Note B has a principal balance as of the Cut-off Date of $37,204,671. Neither the L'Enfant Note A nor the participation in the remaining 50% of L'Enfant Note B is included in the Trust Fund. Such remaining 50% participation in the L'Enfant Note B will initially be retained by the CSFB Mortgage Loan Seller or an affiliate of the CSFB Mortgage Loan Seller. L'Enfant Note A is held by the trustee of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "1998-C2 Securitization"). The trustee of the 1998 C-2 Securitization is Norwest Bank Minnesota, National Association, which will also act as Certificate Administrator. The L'Enfant Note B is subject to an intercreditor agreement (the "L'Enfant Intercreditor Agreement") with the trustee of the 1998-C2 Securitization in which the holder of the L'Enfant Note B is named as co-lender and the trustee of the 1998-C2 Securitization is named as lead lender. All amounts received in respect of the L'Enfant Participation will be allocated between L'Enfant Note A and L'Enfant Note B pro rata in accordance with the amounts due thereunder. The servicer of the 1998-C2 Securitization will make all servicing decisions with respect to the L'Enfant Note B, including the L'Enfant Participation, and the special servicer of the 1998-C2 Securitization (which is currently Lennar Partners, Inc., the initial Special Servicer) will specially service L'Enfant Note B, including the L'Enfant Participation, in the event it becomes a Specially Serviced Mortgage Loan, in each case with a view toward maximizing recovery to the Certificateholders and the holders of L'Enfant Note A and L'Enfant Note B. The L'Enfant Intercreditor Agreement requires that all amounts due under the L'Enfant Note B be paid to the Trustee, as holder of the L'Enfant Note B (except that the servicer or special servicer of the 1998-C2 securitization is entitled to retain a ratable portion of amounts owed such servicer or special servicer on account of property advances and special servicing fees relating to the L'Enfant Whole Loan). The participation agreement pursuant to which the L'Enfant Participation was created provides that the Trustee will allocate amounts received on account of the L'Enfant Note B among the Trust and the holder of the remaining 50% participation in the L'Enfant Note B. L'Enfant Note A and L'Enfant Note B are cross-collateralized and cross-defaulted.

     The Borrower. The L'Enfant Whole Loan was made to Potomac Creek Associates LP (the "L'Enfant Borrower"), a Delaware limited partnership. The principal of the L'Enfant Borrower is Sarakreek Holdings N.V., a publicly traded Netherlands corporation that holds interests in commercial real estate in the United States.

     Certain additional information on the L'Enfant Participation and the L'Enfant Property is set forth on Annex A hereto.

     The Property. The L'Enfant Property consists of three buildings located in Washington, D.C. The North Building is an 8-story building which contains approximately 251,204 square feet of office space, 23,205 square feet of commercial space consisting of two branch banks and a full service gas station and 4,632 square feet of garage space. The East Building contains the 370 room Loews L'Enfant Plaza Hotel as well as approximately 384,350 square feet of office space, 40,482 square feet of retail space and 45,010 square feet of storage space and a 343 space parking garage facility. The Center Building is comprised of the Grand Plaza and four below grade levels, the first of which, known as La Promenade, contains approximately 139,445 square feet of retail space. Three additional below grade levels of parking which are linked to below grade level parking located in the North Building contain a total of 1306 parking spaces.

     Property Management. The L'Enfant Property (excluding that portion of the L'Enfant Property which is operated by the Hotel Manager (as defined below)) is managed by Sarakreek Management Partners LLC (the "L'Enfant Manager") pursuant to a management agreement. The management agreement provides for the payment to the L'Enfant Manager of management fees of 4.25% of gross revenues, which are subordinated to payments under the L'Enfant Whole Loan, including the L'Enfant Participation. The L'Enfant Manager may be terminated (i) upon an event of default under the L'Enfant Whole Loan or the L'Enfant Mezzanine Loan (as defined below), (ii) if the DSCR for the L'Enfant Whole Loan falls below 1.05x at any time prior to and including October 11, 2001 or below 1.10x thereafter or (iii) in the event of a default by the L'Enfant Manager under the management agreement. In addition, the portion of the L'Enfant Property which is operated as a hotel is operated by Loews Hotels, Inc. (the "Hotel Manager") pursuant to a management agreement (the "Hotel Management Agreement"), which provides for a management fee determined on a sliding scale based on gross operating profits. The Hotel Manager may be terminated only upon an event of default under the Hotel Management Agreement.

     Mezzanine Loan and Preferred Equity Interest. Potomac Creek Associates LP II, the limited partner of the L'Enfant Borrower, a Delaware limited partnership, is the borrower (the "L'Enfant Mezzanine Borrower") under a mezzanine loan with an aggregate principal balance as of the Cut-off Date of $2,500,000 (the "L'Enfant Mezzanine Loan"), made by the CSFB Mortgage Loan Seller (in its capacity as mezzanine lender, the "L'Enfant Mezzanine Lender") on September 18, 1998. The L'Enfant Mezzanine Loan is secured by, among other things, a pledge of the limited partnership interests in the L'Enfant Borrower and the stock of the general partner of the L'Enfant Borrower. The L'Enfant Mezzanine Lender has agreed not to transfer its interest in the L'Enfant Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The L'Enfant Mezzanine Loan matures on September 12, 2005 and bears interest at a per annum rate equal to the greater of (i) LIBOR plus 5.235% and (ii) 10.235%. As of the Cut-off Date, the aggregate LTV of the L'Enfant Participation and the L'Enfant Mezzanine Loan was 67%.

     The CSFB Mortgage Loan Seller owns a preferred equity interest (as such holder, the "L'Enfant Special Limited Partner") in the L'Enfant Borrower having an initial equity investment in the amount of $45,400,000 (the "L'Enfant Preferred Equity Interest"). The L'Enfant Special Limited Partner is entitled to receive preferred monthly distributions at a yield equal to the greater of
(i) LIBOR plus 5.235% and (ii) 10.235% and is scheduled to be redeemed in full on September 12, 2005. The L'Enfant Special Limited Partner has agreed not to transfer the L'Enfant Preferred Equity Interest to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates.

     For the first three years of their respective terms, the L'Enfant Mezzanine Loan and the L'Enfant Preferred Equity Interest require monthly payments of interest and yield, respectively, only, and thereafter require monthly payments of interest and yield, respectively, plus principal and capital payments, respectively, equal to 75% of cash flow from the L'Enfant Property after payment of certain expenses (including debt service and reserves under the L'Enfant Participation). Upon the occurrence of an event of default under the L'Enfant Mezzanine Loan or a breach under the preferred equity documents, all cash flow from the L'Enfant Property remaining after payment of operating expenses and debt service will be applied to prepay such principal and capital amounts.

     The L'Enfant Mezzanine Loan also requires quarterly payments of additional interest equal to 30% of cash flow from the L'Enfant Property, net of payments required to be made under the L'Enfant Participation, the L'Enfant Mezzanine Loan and the L'Enfant Preferred Equity Interest. Upon the occurrence of a sale or transfer of the L'Enfant Property, or upon the maturity date, among other things, the L'Enfant Mezzanine Borrower is required to pay to the L'Enfant Mezzanine Lender 30% of the proceeds of such sale or, on the occurrence of the maturity date, approximately 30% of the appraised value of the L'Enfant Property net of the sum of (i) the outstanding principal balances of the L'Enfant Participation, the L'Enfant Mezzanine Loan, the L'Enfant Preferred Equity Interest and (ii) $22,000,000.

     The L'Enfant Mezzanine Lender and L'Enfant Special Limited Partner each have certain approval rights over budgets and significant leases and can terminate and replace the L'Enfant Manager upon an event of default under the L'Enfant Mezzanine Loan or a breach under the preferred equity documents, respectively, or if the debt and yield service coverage ratio is less than 1.05x in the aggregate (including debt service under the L'Enfant Whole Loan). The rights of the L'Enfant Mezzanine Lender and the L'Enfant Special Limited Partner relating to budgeting, management and leases will be exercised through the L'Enfant Special Limited Partner, subject to the consent of the Servicer to such exercise.

     The L'Enfant Mezzanine Lender is entitled to cure any default under the L'Enfant Whole Loan within the cure period for such default or within two days after notice of any payment default.

                            HOLIDAY INN -- BROADWAY


     LOAN INFORMATION


   PRINCIPAL BALANCE           ORIGINAL             CUT-OFF DATE
                        -----------              --------------------
                        $36,000,000              $35,962,109
   ORIGINATION DATE:    October 27, 1998
   INTEREST RATE:       8.50%
   AMORTIZATION:        300 Months
   ARD:                 September 11, 2009
   ARD BALANCE:         $30,035,151
   HYPERAMORTIZATION:   After the ARD, interest rate increases by
                        2.00% to 10.50% and all excess cash flow
                        is used to reduce outstanding principal
                        balance; the additional 2% is deferred
                        until principal balance is zero
   MATURITY DATE:       September 11, 2024
   BORROWER (SPECIAL
   PURPOSE ENTITY):     Herald Hotel Associates, L.P.; general
                        partner is a special purpose, bankruptcy
                        remote entity, the board of which
                        contains an independent director; a
                        non-consolidation opinion was obtained
                        in connection with origination
   CALL PROTECTION:     Two-year prepayment lockout from the
                        date of securitization with U.S. Treasury
                        defeasance thereafter until three months
                        prior to the ARD
   CUT-OFF DATE
   LOAN PER ROOM:       $67,797
   UP-FRONT RESERVES:   Ground Lease
                        Reserve:                 $   148,000
                        FF&E Reserve:            $   140,150
                                                             Per Unit
                                                             --------
   ONGOING RESERVES:    CapEx (per year):        $6,300       $11.84
                        Real Estate Taxes &
                        Insurance Reserve(1):    Yes
                        Ground Lease
                        Reserve(2):              Yes
                        FF&E Reserve(3):         Yes
   LOCKBOX:             Springing
   ADDITIONAL
   INDEBTEDNESS(4):     Indebtedness to an affiliate

     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:       Single asset
   PROPERTY TYPE:                Hotel
   LOCATION:                     New York, New York
   YEAR BUILT/RENOVATED:         1898/1998
   OCCUPANCY(5):                 76%
   COLLATERAL:                   Leasehold mortgage on one 18
                                 story, 531 room hotel property.
   FEE OR LEASEHOLD:             Leasehold
   GROUND LEASE(6):              Subject to a ground lease that
                                 expires September 22, 2088
   NUMBER OF ROOMS:              531
   PROPERTY MANAGEMENT:          Thurcon Properties, Ltd
   1998 NET OPERATING INCOME:    $3,702,429
   UNDERWRITTEN NET CASH FLOW:   $6,735,830
   APPRAISED VALUE:              $82,000,000
   APPRAISED VALUE PER ROOM:     $154,426
   CUT-OFF DATE LTV:             43.9%
   ARD LTV:                      36.7%
   UNDERWRITTEN DSCR:            1.92x



(1) The Holiday Inn -- Broadway Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(2) The Holiday Inn -- Broadway Borrower is required to escrow monthly one-twelfth of the annual ground rent.

(3) The Holiday Inn -- Broadway Borrower is required to fund FF&E reserves monthly in the amount of 3.0% of the gross revenues of the hotel in the first year and in the amount of 4.0% of the gross revenues of the hotel thereafter.

(4) A non-interest bearing unsecured loan from affiliates in an amount of $3,059,290, subject to a subordination and standstill agreement. See "-- Additional Indebtedness" below.

(5) According to the Broadway Holiday Inn Borrower's operating statement dated July 31, 1999.

(6) See "Risk Factors -- Risks Related to the Mortgage Loans -- Leasehold Interests are subject to the Terms of the Ground Lease" in this Prospectus Supplement for a discussion of certain matters associated with ground leases.

 THE HOLIDAY INN -- BROADWAY LOAN


     The Loan. The seventh largest Mortgage Loan (the "Holiday Inn -- Broadway Loan") was originated by the CSFB Mortgage Loan Seller on October 27, 1998. The Holiday Inn -- Broadway Loan has a principal balance as of the Cut-off Date of $36,000,000, which represents approximately 3.0% of the Initial Pool Balance. The Holiday Inn -- Broadway Loan is secured by a first priority lien encumbering a leasehold interest in one building located in New York, New York (the " Holiday Inn -- Broadway Property").

     The Borrower. The Holiday Inn -- Broadway Loan was made to Herald Hotel Associates, L.P. (the "Holiday Inn -- Broadway Borrower"), a New York limited partnership. The principal of the Broadway Holiday Inn Borrower is Harold Thurman, a New York area real estate developer.

     Certain additional information on the Holiday Inn -- Broadway Loan and the Holiday Inn -- Broadway Property is set forth on Annex A hereto.

     The Property. The Holiday Inn -- Broadway Property consists of a hotel building located at 1260 Broadway, New York, New York. The Holiday Inn -- Broadway Property is an 18-story 531 room hotel. Based on the Holiday Inn -- Broadway Borrower's July 31, 1999 financial statements for the Holiday Inn -- Broadway Property, the Holiday Inn -- Broadway Property had an approximate average rent per room of $151.12.

     Property Management. The Holiday Inn -- Broadway Property is managed by Thurcon Properties, Ltd. (the " Holiday Inn -- Broadway Manager") pursuant to a management agreement. The management agreement provides for the payment to the Holiday Inn -- Broadway Manager of management fees of 5% of gross revenues, which are subordinated to payments under the Holiday Inn -- Broadway Loan. The Holiday Inn -- Broadway Manager may be terminated (i) upon an event of default under the Holiday Inn -- Broadway Loan, (ii) in the event of a default by the Holiday Inn -- Broadway Manager under the management agreement, or (iii) if the DSCR for the Holiday Inn -- Broadway Loan falls below 1.15x at any time after April 2000, provided that the Holiday Inn -- Broadway Manager may not be terminated if the Holiday Inn -- Broadway Manager defeases in part the outstanding principal balance of the Holiday Inn -- Broadway Loan by delivery of sufficient defeasance collateral in accordance with the terms of the Holiday Inn -- Broadway Loan Documents such that after such defeasance the DSCR is restored to a level of at least 1.25x.

     The Holiday Inn -- Broadway Property is operated as a Holiday Inn (Registered Trademark) pursuant to a License Agreement (the " Holiday Inn -- Broadway License Agreement"), dated June 26, 1996, with Holiday Inns Franchising Inc. (the "Holiday Inn -- Broadway Licensor"). The Holiday Inn -- Broadway License Agreement has a term of 20 years. Pursuant to the Holiday Inn -- Broadway License Agreement, the Holiday Inn -- Broadway Borrower is required to pay the Holiday Inn -- Broadway Licensor a royalty of 5% of gross revenues, a marketing contribution of 1.5% of gross revenues, a reservation contribution of 1% of gross revenues, a monthly reservation fee of $6.43 per room and various other fees.

     Additional Indebtedness. The Holiday Inn -- Broadway Borrower is the obligor under an unsecured subordinate loan (the " Holiday Inn -- Broadway Subordinate Loan") from its affiliates representing advances for construction costs and working capital. The Holiday Inn -- Broadway Subordinate Loan is for $3,059,290 and is non-interest bearing and is not payable until the Holiday Inn -- Broadway Loan has been paid in full. The Holiday Inn -- Broadway Subordinate Loan is fully subordinate to the Holiday Inn -- Broadway Loan. A subordination and standstill agreement is in place between the subordinate lender and the holder of the Holiday Inn -- Broadway Loan.

                              SCHOLASTIC BUILDING


     LOAN INFORMATION


   PRINCIPAL BALANCE:             ORIGINAL          CUT-OFF DATE
                           -----------              -------------
                           $34,000,000              $33,965,600
   ORIGINATION DATE:       August 4, 1999
   INTEREST RATE:          8.38%
   AMORTIZATION:           360 Months
   ARD:                    August 11, 2009
   ARD BALANCE:            $30,688,510
   HYPERAMORTIZATION:      After the ARD, interest rate increases
                           by 2.00% to 10.38% and all excess cash
                           flow is used to reduce outstanding principal
                           balance; the additional 2% interest is
                           deferred until principal balance is
                           zero
   MATURITY DATE:          August 11, 2029
   BORROWER (SPECIAL
   PURPOSE ENTITY):        ISE 555 Broadway, LLC; non-managing
                           member is a single purpose, bankruptcy
                           remote entity, the board of which
                           contains an independent director; a
                           non-consolidation opinion was obtained
                           in connection with origination
   CALL PROTECTION:        Two-year prepayment lockout from the
                           date of securitization with U.S.
                           Treasury defeasance thereafter until one month
                           prior to the ARD
   CUT-OFF DATE
   LOAN PER SQUARE FOOT:   $151
   UP-FRONT RESERVES:      Deferred
                           Maintenance:             $    28,750
                           Environmental
                           Reserve:                 $     3,750
   ONGOING RESERVES:       CapEx (per year)(1):     No
                           TI & LC(1):              No
                           Real Estate Taxes &
                           Insurance Reserve(2):    Yes
   LOCKBOX:                Hard



     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:   Single asset
   PROPERTY TYPE:            Office
   LOCATION:                 New York, New York
   YEAR BUILT/RENOVATED:     1889/1990
   OCCUPANCY:                100%
   COLLATERAL:               One 12-story, 225,000
                             square foot office property
   FEE OR LEASEHOLD:         Fee
                                       % OF          LEASE
   MAJOR TENANTS             NRSF       GLA       EXPIRATION
---------------------------- --------- ----       -------
   Scholastic, Inc.           221,000  98.2%      7/31/29
   SQUARE FOOTAGE:            225,000
   PROPERTY MANAGEMENT:      CB Richard Ellis, Inc.
   1998 NET OPERATING
   INCOME:                   $3,915,932
   UNDERWRITTEN NET
   CASH FLOW:                $4,632,600
   APPRAISED VALUE:          $44,000,000
   CUT-OFF DATE LTV:         77.2%
   ARD LTV:                  69.8%
   UNDERWRITTEN DSCR:         1.49x



(1) No funds for tenant improvements, leasing commissions, or replacements and repairs are escrowed. If Scholastic's long term rating falls below BBB, it is required to deposit approximately $455,000 per annum to a cash collateral account as a tenant improvements, leasing commission, and repair and replacement reserve. Commencing on the ARD, the Scholastic Building Borrower is required to deposit approximately $26,000 per month into a cash collateral account to fund the Scholastic Building Borrower's obligation to make a work allowance payment of $1.75 million to Scholastic on July 1, 2014.

(2) The Scholastic Building Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

 THE SCHOLASTIC BUILDING LOAN

     The Loan. The eighth largest Mortgage Loan (the "Scholastic Building Loan") was originated by the CSFB Mortgage Loan Seller on August 4, 1999. The Scholastic Building Loan is secured by a first priority lien encumbering one office building with ancillary retail use in New York, New York (the "Scholastic Building Property").

     The Borrower. The Scholastic Building Loan was made to ISE 555 Broadway, LLC, a New York limited liability company (the "Scholastic Building Borrower"). The principal of the Scholastic Building Borrower is Hikonobu Ise who is the principal of Ise America, Inc., one of the largest egg producers in the world.

     Certain additional information on the Scholastic Building Loan and the Scholastic Building Property is set forth on Annex A hereto.

     The Property. The Scholastic Building Property consists of one office building located at 555 Broadway in New York, New York. The Scholastic Building Property is a 12-story office building and has net rentable area of approximately 225,000 rentable square feet and is substantially fully leased at an initial annual lease rent per square foot of $19 pursuant to a 30-year triple net lease to Scholastic, Inc. ("Scholastic"), a wholly-owned principal operating subsidiary of Scholastic Corp. the long term senior unsecured debt obligations of which are rated "BBB" with a negative outlook by S&P and "Baa2" by Moody's. Scholastic Corp. guarantees the obligations of Scholastic under the related lease.

     Property Management. The Property is managed by CB Richard Ellis, Inc. (the "Scholastic Building Property Manager") pursuant to a management agreement with Scholastic. The management agreement provides for the payment to the Scholastic Building Property Manager of management fees of $6,833.34 per month (with periodic increases). The Scholastic lease is a triple net lease and provides that as long as Scholastic occupies 102,500 square feet of office space at the Scholastic Building Property and maintains a senior long term debt credit rating of at least "BB+" by S&P, Scholastic is required to retain the Scholastic Building Property Manager or another property manager meeting specified requirements. If at any time Scholastic does not maintain the required occupancy level or credit rating, the Scholastic Building Borrower may replace the Scholastic Building Manager (a "Substitute Manager"). Under the Scholastic Building Loan documents, the Scholastic Building Borrower is permitted to exercise its right to replace the property manager only at the direction of the Servicer and provided that (a) the Substitute Manager's fee is
(i) subordinate to the payments under the Scholastic Building Loan and (ii) less than or equal to 2% of the then-current fixed rent under Scholastic's lease, and (b) the Substitute Manager may be terminated (i) upon an event of default under the Scholastic Building Loan, (ii) if the Scholastic Building Loan DSCR falls below 1.10x or (iii) upon any event of default by the Substitute Manager under its management agreement.

                             BLUE HILLS OFFICE PARK


     LOAN INFORMATION


   PRINCIPAL BALANCE:       ORIGINAL                    CUT-OFF DATE
                           -----------               ---------------------
                           $33,149,000                  $33,149,000
   ORIGINATION DATE:       September 14, 1999
   INTEREST RATE:          8.49%
   AMORTIZATION:           360 Months
   ARD:                    October 11, 2009
   ARD BALANCE:            $29,994,367
   HYPERAMORTIZATION:      After the ARD, interest rate increases by
                           2.00% to 10.49% and all excess cash flow
                           is used to reduce outstanding principal
                           balance; the additional 2% interest is
                           deferred until principal balance is zero
   MATURITY DATE:          October 11, 2029
   BORROWER (SPECIAL
   PURPOSE ENTITY):        Blue Hills Office Park LLC; single
                           member and a non-member manager,
                           each of which is a special purpose,
                           bankruptcy remote entity, the board of
                           which contains an independent director; a
                           non-consolidation opinion was obtained
                           in connection with origination
   CALL PROTECTION:        Two-year prepayment lockout from the
                           date of securitization with U.S. Treasury
                           defeasance thereafter until six months
                           prior to the ARD
   CUT-OFF DATE
   LOAN PER SQUARE FOOT:   $121
   UP-FRONT RESERVES:      TI & LC:                  $125,000
                                                                  Per Unit
                                                                  --------
   ONGOING RESERVES:       CapEx (per year):         $54,773       $0.20
                           TI & LC (per year)(1):    Yes
                           Real Estate Taxes &
                           Insurance Reserve(2):     Yes
   LOCKBOX:                Hard


     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:   Single asset
   PROPERTY TYPE:            Office
   LOCATION:                 Canton, MA
   YEAR BUILT/RENOVATED:     1970/1985
   OCCUPANCY:                100%
   COLLATERAL:               One 273,863 square foot office
                             property
   FEE OR LEASEHOLD:         Fee
                                       % OF       LEASE
   MAJOR TENANT              NRSF       NRA   EXPIRATION(3)
---------------------------- --------- --     -------------
   Bank Boston N.A.(4)        263,245  96%    July 31, 2004
   SQUARE FOOTAGE:           273,863
   PROPERTY MANAGEMENT:      Fineberg Management, Inc.
   1998 NET OPERATING
   INCOME:                   $4,020,488
   UNDERWRITTEN NET CASH
   FLOW:                     $3,667,346
   APPRAISED VALUE:          $42,000,000
   CUT-OFF DATE LTV:         78.9%
   ARD LTV:                  71.4%
   UNDERWRITTEN DSCR:         1.20x



(1) A base leasing escrow reserve is funded at $119,135 per annum and a cash flow leasing escrow is funded to the extent of excess cash flow after payment of debt service, required reserves and operating expenses (to a maximum of $630,864 per annum) subject to a maximum on both reserve accounts of $4.25 million. The Blue Hills Borrower is entitled to a release of funds from both reserves subject to meeting certain criteria, including investment grade leases that extend three years beyond the ARD and a DSCR for the Blue Hills Loan of at least 1.20x.

(2) The Blue Hills Borrower is required to make monthly payments into an insurance escrow fund and quarterly payments into a tax escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(3) Lease is triple net and has a five-year extension option at 90% of fair market rental value.

(4) Bank Boston N.A. is rated A+ by DCR and A by S&P. Bank Boston N.A. is not rated by Fitch or Moody's.

 THE BLUE HILLS LOAN

     The Loan. The ninth largest Mortgage Loan (the "Blue Hills Loan") was originated by the CSFB Mortgage Loan Seller on September 14, 1999. The Blue Hills Loan is secured by a first priority lien encumbering one office building located in Canton, Massachusetts (the "Blue Hills Property").

     The Borrower. The Blue Hills Loan was made to Blue Hills Park LLC (the "Blue Hills Borrower"), a Delaware limited liability company. The key principals of the Blue Hills Borrower are Gerald Fineberg and William Langelier. In 1973, Mr. Langelier founded the Langelier Company, Inc., which specializes in providing equity capital for developers of subsidized multifamily housing projects. Mr. Fineberg (the principal of the Fineberg Companies) has been active in the ownership and management of commercial real estate properties since the 1960's.

     Certain additional information on the Blue Hills Loan and the Blue Hills Property is set forth on Annex A hereto.

     The Property. The Blue Hills Property consists of one office building located at 150 Royall Street, Canton, Massachusetts. The Blue Hills Property is a two-story office building which was constructed in 1970 and renovated in 1985 and has a net rentable area of approximately 273,863 square feet. Based on the Blue Hills Borrower's September 1999 rent roll, the Blue Hills Property is fully occupied at an approximate average rent per square foot of $15.30 pursuant to a triple net lease to Bank Boston N.A. which expires on July 31, 2004.

     Property Management. The Blue Hills Property is managed by Fineberg Management, Inc. (the "Blue Hills Manager") pursuant to a management agreement. The management agreement provides for the payment to the Blue Hills Manager of management fees of up to 5% of base rent, which are subordinated to the payments under the Blue Hills Loan. The Blue Hills Manager may be terminated upon the occurrence of an event of default under the Blue Hills Loan.

                               150 WILLIAM STREET

     LOAN INFORMATION


   PRINCIPAL BALANCE:            ORIGINAL             CUT-OFF DATE
                           -----------            --------------------
                           $30,000,000            $29,440,579
   ORIGINATION DATE:       May 15, 1998
   INTEREST RATE:          7.175%
   AMORTIZATION:           300 Months
   ARD:                    June 11, 2008
   ARD BALANCE:            $24,133,242
   HYPERAMORTIZATION:      After the ARD, interest rate increases by
                           2.00% to 9.175% and all excess cash flow
                           is used to reduce outstanding principal
                           balance; the additional 2% interest is
                           deferred until principal balance is zero
   MATURITY DATE:          June 11, 2023
   BORROWER (SPECIAL
   PURPOSE ENTITY):        150 William Street Associates L.P.;
                           general partner is a single purpose,
                           bankruptcy remote entity, the board of
                           which contains an independent director;
                           a non-consolidation opinion was obtained
                           in connection with the origination
   CALL PROTECTION:        Two-year prepayment lockout from the
                           date of securitization with U.S. Treasury
                           defeasance thereafter until four months
                           prior to the ARD
   CUT-OFF DATE
   LOAN PER SQUARE FOOT:   $62
                                                                 Per SF
                                                                 ------
   ONGOING RESERVES:       TI & LC (per year):    $480,000       $1.16
                           Real Estate Taxes &
                           Insurance Reserve:     Yes(1)
   LOCKBOX:                Springing


     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:   Single asset
   PROPERTY TYPE:            Office
   LOCATION:                 New York, NY
   YEAR BUILT/RENOVATED:     1927/1998
   OCCUPANCY(2):             98%
   COLLATERAL:               One 19-story, 477,572 square
                             foot office property (with
                             ancillary retail space).


                                            LEASE
   MAJOR TENANTS       NRSF    % OF GLA   EXPIRATION
------------------- --------- ---------- -----------
   The City of
  New York -
  Children's
  Services
  Administration     418,434      87.6%  09/30/08
   The City of
  New York -
  Office of Court
  Administration      15,000       3.1%  02/28/01
   Strand II
  Corp.               13,992       2.9%  08/31/06



   SQUARE FOOTAGE (NRSF):             477,572
   PROPERTY MANAGEMENT:            Braun Management, Inc.
   1998 NET OPERATING INCOME(3):   $1,177,594
   UNDERWRITTEN NET CASH FLOW:     $3,102,994
   APPRAISED VALUE:                $40,700,000
   CUT-OFF DATE LTV:                     72.3%
   ARD LTV:                              59.3%
   UNDERWRITTEN DSCR:                    1.20x





(1) The 150 William Street Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and
      (ii) insurance premiums prior to the expiration thereof.

(2)   Based on August 1999 rent roll.

(3) The property underwent a $6,000,000 renovation during 1997 and 1998, resulting in occupancy increasing from 44.5% in December 1997 to 98% in August 1999.

 THE 150 WILLIAM STREET LOAN


     The Loan. The tenth largest Mortgage Loan (the "150 William Street Loan") was originated by the CSFB Mortgage Loan Seller on May 15, 1998. The 150 William Street Loan is secured by a first priority lien encumbering one building located in New York, New York (the "150 William Street Property").


     The Borrower. The 150 William Street Loan was made to 150 William Street Associates L.P. (the "150 William Street Borrower"), a New York limited partnership. The principal of the 150 William Street Borrower is Moses Marx, a real estate investor with substantial real estate holdings in New York City.


     Certain additional information on the 150 William Street Loan and the 150 William Street Property is set forth on Annex A hereto.


     The Property. The 150 William Street Property consists of one office building located at 150 William Street, New York, New York. The 150 William Street Property is a 19-story office building and has net rentable area of approximately 477,572 rentable square feet. Based on the August 1999 Borrower's rent rolls for the 150 William Street Property, the 150 William Street Property had an approximate average rent per square foot of $17.00.


     Property Management. The 150 William Street Property is managed by Braun Management Inc., (the "150 William Street Manager"), an affiliate of the 150 William Street Borrower. The management agreement provides for a payment to the 150 William Street Manager of 4% of gross revenues, which are subordinated to payments under the 150 William Street Loan. The 150 William Street Manager may be terminated upon the occurrence of an event of default under the 150 William Street Loan and the Servicer may require the appointment of an independent property manager, reasonably satisfactory to Servicer. If the DSCR for the 150 William Street Loan falls below 1.15x, the 150 William Street Manager will not be entitled to receive a management fee until the DSCR is 1.15x or greater for two consecutive months.

ENVIRONMENTAL MATTERS

     The information set forth in this prospectus supplement is based on information contained in the environmental assessments described under "Description of the Mortgage Loans -- CSFB Underwriting Standards" and "-- Morgan Stanley Mortgage Capital Inc. Underwriting Standards."

     With respect to the Mortgage Loan identified on Annex A as Investor's Business Daily (the "Investor's Business Daily Loan"), which represents 1.3% of the Initial Pool Balance, Phase I and Phase II environmental site assessments by Environmental Partners, Inc. ("EPI") were completed on the related property (the "Investor's Business Daily Property") in July 1999. EPI recommended that twelve drums that likely contain ink be properly disposed of. An escrow was established at closing in an amount equaling 125% of the estimated cost to verify the contents of the drums and to remove them from the Investor's Business Daily Property. EPI's Phase II sampling identified contamination apparently emanating from an area of the Investor's Business Daily Property at which underground storage tanks had previously been located. EPI indicated that certain inaccessible areas of the Investor's Business Daily Property had not been sampled, and that further sampling may be required to completely delineate the extent and type of any contamination present. EPI further indicated that if additional sampling establishes that contamination levels are not higher than past samples, there is the possibility that no cleanup would be required. The borrower under the Investor's Business Daily Loan (the "Investor's Business Daily Borrower") has received an indemnity (the "Indemnification") from the previous owner of the Investor's Business Daily Property, Citicorp North America, Inc. The Indemnification indemnifies and holds harmless the Investor's Business Daily Borrower from any costs, liabilities, claims, lawsuits and expenses arising out of the existence of the substances described in the Phase I and Phase II assessments. The Indemnification runs to the benefit of the CSFB Mortgage Loan Seller and its successors in connection with any securitization of the Investor's Business Daily Loan.

     With respect to all of the 28 Mortgaged Properties as to which no environmental site assessments meeting the CSFB Mortgage Loan Seller's underwriting standards were conducted (which represents 1.45% of the Initial Pool Balance), the CSFB Mortgage Loan Seller obtained a blanket insurance policy from Commerce and Industry Insurance Co. ("CII") against losses and expenses relating to certain environmental contamination which is discovered on such mortgaged properties. CII, which is a member company of American International Group, Inc., is rated "AAA" by S&P. In addition, one Mortgaged Property securing a Mortgage Loan representing 1.4% of the Initial Pool Balance, is covered by an insurance policy insuring against certain environmental-related losses.

     Certain environmental matters relating to the Tallahassee Mall Loan are set forth under "-- Significant Mortgage Loans -- The Tallahassee Mall Loan."


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     General. For a detailed presentation of the characteristics of the Mortgage Loans on a loan-by-loan basis, see Annex A hereto.

     All numerical information relating to the Mortgage Loans, including all numerical references and calculations contained in this section and in the tables herein under "--Additional Mortgage Loan Information" (but not including the information on the cover hereof, in Annex A, in the table contained herein under "--Additional Mortgage Loan Information" entitled "Mortgage Notes," in the table contained herein under "Prepayment and Yield Considerations" entitled "Sensitivity to Principal Prepayments of the Pre-Tax Yields to Call of the Class A-X Certificates" and in the tables set forth on pages S-130 through S-137 hereof) were prepared assuming (i) that the Trust Fund includes a certain mortgage loan (the "Deleted Loan") that will not be included in the Trust Fund and (ii) that Loan No. 10 (Holiday Inn Broadway) has a Cut-off Date Principal Balance of $36,000,000 (rather than its actual Cut-off Date Principal Balance of $35,962,109.12). Therefore, certain information in this Prospectus Supplement concerning the characteristics of the Mortgage Loans conflicts with information in Annex A and elsewhere in this Prospectus Supplement. The Deleted Loan has a principal balance of $16,983,325, is secured by an anchored retail mortgage property and has a hard lockbox.

     Due Dates. The Mortgage Loans provide for scheduled payments of principal and interest to be due on various days (each, a "Due Date") of each month. With respect to 89 Mortgage Loans (representing approximately 80.8% of the Initial Pool Balance), the Due Date is the 11th day of each month, and with respect to 64 Mortgage Loans (representing approximately 19.2% of the Initial Pool Balance), the Due Date is the 1st day of each month. No Mortgage Loan has a grace period for payment defaults that extends beyond the related Determination Date (as defined herein).

     Mortgage Rates; Calculations of Interest. Nine Mortgage Loans, representing 2.25% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360" basis). The balance of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed in a 360-day year (an "Actual/360" basis). Each of the Mortgage Loans accrues interest at the related Mortgage Rate, which is fixed for the entire remaining term to maturity (or, in the case of an ARD Loan, the remaining term to Anticipated Repayment Date) of such Mortgage Loan. Except as described below under "-- Excess Interest," most of the Mortgage Loans accrue interest at a higher rate after their respective Anticipated Repayment Dates. Each Mortgage Loan (other than the Credit Lease Loans) generally requires the related borrower to make a constant monthly payment of principal and interest (each, a "Monthly Payment") that is calculated based on the related Mortgage Rate, the amortization schedule for such Mortgage Loan and the initial principal balance thereof and assumes that such Mortgage Loan accrues interest on a 30/360 basis. As used herein, the term "Mortgage Rate" refers to the rate at which interest accrues on an ARD Loan (as defined below) prior to its Anticipated Repayment Date. The Credit Lease Loans provide for the payment of principal and interest based on a specified schedule set forth in the related Mortgage Notes.

     Excess Interest. Eighty of the Mortgage Loans, representing 77.07% of the Initial Pool Balance, are Mortgage Loans (the "ARD Loans") which bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, such Mortgage Loans generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Rate plus a specified percentage (generally, no more than 2.00%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate, and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is referred to herein as "Excess Interest"). The date on which such Mortgage Loan begins accruing Excess Interest is referred to herein as the "Anticipated Repayment Date" or "ARD." Except where limited by applicable law, Excess Interest so accrued will not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans generally have entered into, or will be required to enter into, a lockbox agreement whereby all revenue generally will be deposited directly into a Lockbox Account (as defined herein) controlled by the Servicer (other than with respect to the L'Enfant Participation) following the Anticipated Repayment Date. From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund,
(ii) payment of monthly debt service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) Excess Interest. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (v) above is referred to herein as "Excess Cash Flow." As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium or Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     The holder of 100% of the Class V-1 Certificates will have the option for up to two months after the Anticipated Repayment Date for any CSFB Mortgage Loan which is an ARD Loan, and the holder of 100% of the Class V-2 Certificates will have the option for up to two months after the Anticipated Repayment Date for any MS Mortgage Loan which is an ARD Loan, in each case, to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest and unreimbursed Advances with interest thereon. As a condition to such purchase, each such holder will be required to deliver an opinion of counsel to the effect that such purchase (or such right to purchase) would not cause (a) either REMIC to fail to qualify as a REMIC under the Code (as defined herein) at anytime that any Certificate is outstanding and (b) would not cause the arrangement between the Trust Fund and the Class V-1 Certificateholders or Class V-2 Certificateholders, as applicable, to be other than a grantor trust for federal income tax purposes, and (i) an opinion of counsel to the effect that such purchase would not result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on either REMIC under the REMIC provisions of the Code or (ii) an accountant's certification to the effect that such purchase would not result in the realization of any net income to either REMIC.

     Amortization of Principal. Certain Mortgage Loans (the "Balloon Loans") provide for monthly payments of principal based on amortization schedules at least 60 months longer than their original terms, thereby resulting in substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans are either (i) Mortgage Loans that fully amortize or, in the case of any such Mortgage Loans that accrue interest on an Actual/360 basis, substantially fully amortize, over their terms and are not ARD Loans (such Mortgage Loans, the "Fully Amortizing Loans") or (ii) ARD Loans.


               AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS



                                    % OF INITIAL POOL       NUMBER OF
          TYPE OF LOAN                   BALANCE          MORTGAGE LOANS
--------------------------------   -------------------   ---------------
  ARD Loans                                77.07%               80
  Fully Amortizing Loans (other
  than ARD Loans)                           1.11%                4
  Balloon Loans                            21.82%               69
                                          ------                --
  TOTAL                                    100.0%              153
                                          ======               ===

     Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any voluntary principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below) and/or (iii) by imposing fees or premiums generally equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with full or partial voluntary principal prepayments for a specified period of time after the expiration of the related Lockout Period and any Yield Maintenance Period (a "Prepayment Premium Period"). The Mortgage Loans generally permit prepayments to be made either (i) on a Due Date or (ii) provided that such prepayment is accompanied by interest through the next Due Date, on any date. One hundred fifty-two Mortgage Loans, representing approximately 99.43% of the Initial Pool Balance, specify a period of time (generally one to six months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Notes during which there are no restrictions on voluntary prepayments, and the one remaining Mortgage Note, representing approximately 0.57% of the Initial Pool Balance, permits voluntary prepayment, with no restrictions or penalties, within 48 months before the related maturity date. For the purposes of this Prospectus Supplement and the statistical information presented herein, (i) the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such Additional Collateral Loans during such Lockout Period and (ii) each ARD Loan prepays on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium. See "Risk Factors -- Risks Related to the Mortgage Loans -- Certain Loans May Require Principal Paydowns which May Reduce the Yield on Your Certificates" and "-- Risks Related to The Offered Certificates -- Prepayments and Defaults May Reduce the Yield on Your Certificates."

     The "Yield Maintenance Charge" for any Mortgage Loan providing for such a charge generally will be equal to the greater of (i) a specified Prepayment Premium and (ii) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or, with respect to any ARD Loans, the remaining principal balance due on the related Anticipated Repayment Date) determined by discounting such payments at the Yield Rate, less the amount prepaid.

     Greater detail on specific yield maintenance formulas relating to some of the Mortgage Loans is provided in Annex A.

     The "Yield Rate" generally is defined as a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in "Federal Reserve Statistical Release H.15 -- Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of the relevant prepayment of any Mortgage Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Mortgage Loan being prepaid or the monthly equivalent of such rate. Generally, if Federal Reserve Statistical Release H.15 -- Selected Interest Rates is no longer published, the Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate with respect to Mortgage Loans.

     The following table sets forth for the Distribution Date in each indicated month the percentage of the aggregate Stated Principal Balance of all Mortgage Loans expected to be outstanding (after giving effect to scheduled principal payments for the Due Date relating to such Distribution Date) with respect to which (i) a Lockout Period is in effect, (ii) a prepayment must be accompanied by (A) a Yield Maintenance Charge, (B) a prepayment penalty equal to the greater of a Yield Maintenance Charge ("YM" on such table) or a Prepayment Premium ("Premium" on such table) (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (C) a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (iii) no Lockout Period, Yield Maintenance Period or Prepayment Premium Period is applicable ("Open" on such table). The following table was prepared on the basis of the Prepayment Assumptions (as defined herein) and assumes a 0% CPR (as defined herein). See "Prepayment and Yield Considerations -- Modeling Assumptions."

                          CALL PROTECTION ANALYSIS(1)


 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENTS




         PREPAYMENT             CURRENT          12             24             36             48
    PREMIUM/RESTRICTION         OCT-99         OCT-00         OCT-01         OCT-02         OCT-03
--------------------------- -------------- -------------- -------------- -------------- --------------
Lockout/Defeasance                  99.5%          99.5%          98.8%          97.5%          96.5%
Greater of Yield
 Maintenance and 1%                  0.5%           0.5%           1.2%           2.5%           3.5%
5% Penalty                           0.0%           0.0%           0.0%           0.0%           0.0%
4% Penalty                           0.0%           0.0%           0.0%           0.0%           0.0%
3% Penalty                           0.0%           0.0%           0.0%           0.0%           0.0%
2% Penalty                           0.0%           0.0%           0.0%           0.0%           0.0%
1% Penalty                           0.0%           0.0%           0.0%           0.0%           0.0%
Open                                 0.0%           0.0%           0.0%           0.0%           0.0%
                                   -----          -----          -----          -----          -----
TOTAL                              100.0%         100.0%         100.0%         100.0%         100.0%
                                   =====          =====          =====          =====          =====
Mortgage Pool Balance
     (000s)                   $1,187,129     $1,176,106     $1,163,761     $1,150,382     $1,135,883
% of Cut-off Date Balance          100.0%          99.1%          98.0%          96.9%          95.7%



         PREPAYMENT               60             72             84             96            108         120
    PREMIUM/RESTRICTION         OCT-04         OCT-05         OCT-06         OCT-07        OCT-08      OCT-09
--------------------------- -------------- -------------- -------------- -------------- ------------ ----------
Lockout/Defeasance                  95.2%          95.4%          95.0%          89.9%        91.2%      45.4%
Greater of Yield
 Maintenance and 1%                  4.6%           3.9%           4.4%           3.9%         0.7%       6.4%
5% Penalty                           0.0%           0.0%           0.0%           0.1%         0.7%       0.0%
4% Penalty                           0.0%           0.0%           0.0%           0.0%         0.1%       7.5%
3% Penalty                           0.0%           0.0%           0.0%           0.0%         0.0%       1.2%
2% Penalty                           0.1%           0.1%           0.0%           0.0%         0.0%       0.0%
1% Penalty                           0.0%           0.0%           0.0%           0.0%         0.0%       0.0%
Open                                 0.0%           0.6%           0.6%           6.1%         7.2%      39.5%
                                   -----          -----          -----          -----        -----      -----
TOTAL                              100.0%         100.0%         100.0%         100.0%       100.0%     100.0%
                                   =====          =====          =====          =====        =====      =====
Mortgage Pool Balance
     (000s)                   $1,120,429     $1,095,520     $1,064,673     $1,045,210     $838,285    $76,185
% of Cut-off Date Balance           94.4%          92.3%          89.7%          88.0%        70.6%       6.4%

-------
(1) For the purposes of this Prospectus Supplement and the statistical information presented herein, (i) the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period and (ii) each ARD Loan prepays on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments may not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium. Any such prepayment of the Additional Collateral Loans identified on Annex A as East Norriton Crossing and Kirkwood Landing Apartments, to the extent the related Yield Maintenance Charge is not paid by the borrower, will be accompanied by a Yield Protection Payment. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Additional Collateral Loans."

     Prepayment Premiums and Yield Maintenance Charges are distributable as described herein under "Description of the Offered Certificates -- Distributions -- Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Unless a Mortgage Loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Yield Maintenance Charge or Prepayment Premium, the Pooling and Servicing Agreement provides that amounts received from borrowers will be applied to payments of principal and interest on the Mortgage Loans being prepaid prior to being distributed as Yield Maintenance Charges or Prepayment Premiums.

     The Mortgage Loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge or Prepayment Premium will be due. The enforceability of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Default Interest Prepayment Charges and Prepayment" in the Prospectus.

     None of the Depositor or the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors -- Risks Related to the Offered Certificates -- Prepayments And Defaults May Reduce The Yield On Your Certificates."

     Casualty and Condemnation. In the event of a condemnation or casualty the Mortgage Loans generally require the borrower to restore the related Mortgaged Property, and the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the Mortgage Loans, will not require payment of any Prepayment Premium or Yield Maintenance Charge. In the case of a majority of the Mortgage Loans, if the award or loss is less than a specified amount or a specified percentage of the original principal balance of the Mortgage Loan or affects less than a specified percentage of Mortgaged Property and if in the reasonable judgment of the lender (i) the Mortgaged Property can be restored within the time period specified in the related loan documents to a state no less valuable or useful than it was prior to the condemnation or casualty, or would meet a debt service coverage test, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Mortgage Note and (iii) no event of default under such Mortgage Loan has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.

     A limited number of Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. Certain Mortgage Loans provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant Monthly Payment may be reduced based on the remaining amortization period, the Mortgage Rate and the Original Principal Loan Balance. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

     Defeasance. One hundred twelve of the Mortgage Loans, representing 93.7% of the Initial Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lockout Period"), in all cases not less than two years after the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option") if, among other conditions, the borrower generally (i) pays on any Due Date (the "Release Date") (A) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (B) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan, (C) an amount (the "Collateral Substitution Deposit") equal to the sum of (x) the remaining principal amount of the

Mortgage Loan or an amount generally equal to 125% of the principal balance of the related Mortgage for Crossed Loans, or of the Property Release Amount (as defined herein) of the related Mortgaged Property for Multi-Property Loans, (y) the amount, if any, which, when added to such amount, will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such Mortgage Loan prepays on the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such dates with respect to that portion of the Note being defeased and (z) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (ii) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. Additionally, any Mortgage Loan which has a Defeasance Option generally requires that the borrower deliver to the lender a letter from an independent public accountant that confirms that the cash flow from such U.S. government obligations will be sufficient to timely meet all scheduled loan payments. The Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan or remaining Crossed Loans, as applicable. The Servicer may establish a special purpose trust to hold all such U.S. government obligations.

     In certain of the Mortgage Loans which contain a Defeasance Option, a successor borrower will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased in such cases, the related Mortgage Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors -- Risks Related to the Offered Certificates -- Prepayments and Defaults May Reduce the Yield on Your Certificates."

     Property Releases. Three of the Multi-Property Loans and three of the Crossed Loans, representing approximately 2.3% of the Initial Pool Balance, do not provide for the release of any related Mortgaged Property prior to payment in full of the Mortgage Loan. Nine of the Multi-Property Loans representing approximately 12.7% of the Initial Pool Balance and 5 of the Crossed Loans, representing 4.4% of the Initial Pool Balance, permit a Mortgaged Property to be released from the lien of the related Multi-Property Loan or Crossed Loan, as applicable, prior to payment in full of the Mortgage Loan provided that, generally, is 120% to 125% of the applicable Property Release Amount or outstanding principal balance, as applicable, be defeased or prepaid and that the DSCR with respect to the remaining Mortgaged Properties after defeasance or prepayment, as applicable, be no less than the greater of (i) a specified DSCR (generally the DSCR at origination) and (ii) the DSCR immediately prior to such defeasance or prepayment, as applicable.

     Lockboxes. Eighty-three Mortgage Loans, representing approximately 80.8% of the Initial Pool Balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties will be (i) paid directly into an account (or, in the case of Multifamily Properties, such income will be collected and deposited into an account by the manager and, in the case of Hospitality Properties, cash paid "over-the-counter" will be deposited into an account by the manager) (such account, a "Lockbox Account") controlled by the Servicer or, with respect to the Multiple Note Loans, the holder or servicer of the related Other Note (a "Hard Lockbox"), (ii) paid to the manager of the Mortgaged Properties, other than multifamily properties, which will deposit all sums collected into a Lockbox Account on a regular basis (a "Modified Lockbox") or (iii) collected by the borrower until such time (if any) as a triggering event (such as the failure to pay the related Mortgage Loan in full on or before the related Anticipated Repayment Date or a decline, by more than a specified amount, in the net operating income of the related Mortgaged Property and/or a failure to meet a specified DSCR) occurs, at which time all rents derived from the related Mortgaged Property generally will be directly deposited into a Lockbox Account (a "Springing Lockbox"), which will generally be administered thereafter on the same terms as a Hard Lockbox. Each such Mortgage Loan is identified on Annex A hereto as having a "Hard," "Modified" or "Springing" Lockbox. For any Hard Lockbox, income deposited directly into the related Lockbox Account may not include amounts paid in cash which are paid directly to the related property manager (notwithstanding requirements to the contrary). Mortgage Loans whose terms call for the establishment of a Lockbox Account require that amounts paid to the manager of the related Mortgaged Properties or "over-the-counter" will be deposited into a Lockbox Account on a regular basis. Lockbox Accounts will not be assets of the Trust Fund. Overall, the Mortgage Loans provide for Lockbox Accounts as follows:



                      % OF INITIAL       NUMBER OF
 TYPE OF LOCKBOX:     POOL BALANCE     MORTGAGE LOANS
------------------   --------------   ---------------
  Hard                     44.4%             33
  Modified                    0%              0
  Springing                36.4%             50
  None                     19.2%             70
                          -----              --
  TOTAL                   100.0%            153
                          =====             ===

     Escrows. Substantially all Mortgage Loans (excluding the Credit Lease Loans) provide for monthly escrows to cover property taxes and insurance premiums on the Mortgaged Properties. The Mortgage Loans secured by leasehold interests generally also provide for escrows to make ground lease payments. Substantially all of the Mortgage Loans (excluding the Credit Lease Loans), by aggregate Cut-off Date Principal Balance, require up front and/or monthly funding of escrows for one or more of the following: ongoing repair and maintenance; tenant improvement and leasing commission expenses; replacement of furniture, fixtures and equipment; and/or seasonal fluctuations in occupancy. Such reserves generally are funded by the related borrower from the operating cashflow of the Mortgaged Property or otherwise, or if a lockbox is in place, in which case such reserves generally will be funded before any excess cash is released to the related borrower. In addition, the Mortgage Loans generally provide for deferred maintenance reserves in an amount sufficient to remediate any material deficiencies identified by the engineering report issued in connection with origination or in certain cases, the related borrower was required to repair or remediate the deficiency. See "Description of the Mortgage Loans -- CSFB Underwriting Standards" and "-- Morgan Stanley Mortgage Capital Inc. Underwriting Standards" in this Prospectus Supplement.

     Equity Investments by the CSFB Mortgage Loan Seller. With respect to the borrower under the L'Enfant Participation, the CSFB Mortgage Loan Seller (the "Preferred Interest Holder") is entitled to receive certain preferred distributions prior to distributions being made to the other partners. No monthly distribution to the Preferred Interest Holder is permitted to be made until all required monthly debt service payments, reserve payments, other payments under the L'Enfant Whole Loan and any obligations to other creditors have been made when due and all monthly operating expenses with respect to the related Mortgaged Properties have been paid. See "-- Significant Mortgage Loans -- The L'Enfant Participation" in this Prospectus Supplement.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property other than in accordance with the terms of the related loan documents. Subject to the limitations described herein, the Special Servicer will determine, in a manner consistent with the Servicing Standard (as defined herein), whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee (which will not be available for payment of principal or interest on the Certificates). Such an assumption fee generally is equal to one percent of the then unpaid principal balance of the applicable Mortgage Note or, in some cases, a smaller fee set forth in the related Mortgage Loan, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgages provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred under the related Mortgage Loan, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and
(v) the assumption fee, if any, has been received. See "Certain Legal Aspects of Mortgage Loans -- Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus and "Risk Factors -- Risks Related to the Mortgage Loans -- Some Remedies May Not Be Available Following a Mortgage Loan Default," and "The Pooling and Servicing Agreement -- Enforcement of `Due-on-Sale' and `Due-on-Encumbrance' Clauses" in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Mortgage Provisions Relating to Special Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the Special Servicer to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. The Mortgage Loans with a Cut-off Date Principal Balance in excess of $20 million and certain other Mortgage Loans generally provide that if the DSCR for such Mortgage Loan falls below a certain level, the Special Servicer will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the Special Servicer. The Mortgage Loans generally allow the Special Servicer to terminate the related management agreements upon the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the Special Servicer is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     Cross-Collateralization and Cross-Default of Certain Mortgage
Loans. Fourteen of the Mortgage Loans (the "Multi-Property Loans"), representing 16.8% of the Initial Pool Balance, are evidenced by one Mortgage Note and secured by more than one Mortgaged Property. 10 of the Mortgage Loans (the "Crossed Loans"), representing 9.4% of the Initial Pool Balance, are evidenced by more than one Mortgage Note and are cross-collateralized with multiple Mortgaged Properties. Because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the individual Mortgages recorded with respect to certain Crossed Loans with properties in such states may secure an amount less than the aggregate of the applicable initial principal balance of the applicable Crossed Loans, and, in the case of one Mortgage Loan, representing 0.19% of the Initial Pool Balance, the related mortgage secures an amount equal to the initial principal balance of such Mortgage Loan. For the same reason, the Mortgages with respect to certain Multi-Property Loans may secure only a multiple (generally 150%) of the Property Release Amount of such Mortgaged Property (for Multi-Property Loans) rather than the entire initial principal balance of the related Mortgage Note. See "Risk Factors -- Risks Related to the Mortgage Loans -- Enforceability of Cross- Collateralized and Cross-Defaulted Mortgage Loans May Be Challenged" in this Prospectus Supplement.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in a minimum amount equal to the least of (i) the principal balance of the related Mortgage Loan, (ii) 100% of the full replacement cost of the improvements and equipment without deduction for physical depreciation and (iii) the minimum amount necessary to avoid the operation of co-insurance provisions that would otherwise reduce the amount that the insurer is required to pay, or in an amount satisfying other similar standards, and by a flood insurance policy if any part of the improvements located on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the related Mortgage Loan (or with respect to certain Multi-Property Loans, the full insurable value of the related Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards. Certain of the Mortgaged Properties located in earthquake risk areas and subject to material earthquake risk have been either subject to seismic upgrade (or appropriate reserves or a letter of credit established for retrofitting), are subject to a lower loan-to-value limit or are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balance of such Mortgage Loans. In addition, the CSFB Mortgage Loan Seller has obtained a lenders' contingent earthquake insurance policy for 2 Mortgage Loans with a PML of above 20% of the value of the related Mortgaged Properties which insures the lender for losses caused by earthquakes in the amount in excess of the 20% up to the PML as determined at origination. Certain of the Mortgaged Properties located in areas having special hurricane hazards are insured by hurricane insurance in amounts less than the outstanding principal balance of such Mortgage Loans. Additional types of insurance may be required. The hazard insurance policy is generally required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft.

     The Mortgage Loans also generally require that the related borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage, (ii) rent loss and/or business interruption insurance in an amount generally equal to the greatest of (A) the projected gross revenues from operations of the Mortgaged Property, (B) the projected operating expense (including debt service) for the maintenance and operation of the Mortgaged Property, and (C) in an amount satisfying other similar standards, in any such case, for a period of 6 or 12 months or a specified longer period (depending on the related Mortgage Loan Seller), (iii) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) worker's compensation insurance, (v) during any period of repair or restoration, builders "all risk" insurance, and (vi) such other insurance as may from time to time be reasonably required by the lender in order to protect its interests.

     Mortgage Loans which May Require Principal Paydowns. Three Mortgage Loans (the "Additional Collateral Loans"), representing approximately 2.4% of the Initial Pool Balance, are additionally secured by cash reserves or irrevocable letters of credit that will be released to the related borrowers upon satisfaction by the borrower of certain leasing-related conditions including, in certain cases, achievement of certain DSCRs and/or satisfying leasing conditions within time periods prior to loan maturity. Failure to satisfy such conditions within the time periods specified therefor may result in the application of the related reserve or credit enhancement amount (each, a "Required Prepayment") to partially prepay the related Mortgage Loan.


                          ADDITIONAL COLLATERAL LOANS




                                                                                                                   BORROWER
                                                                                                                   REQUIRED
                                             TYPE OF        AMOUNT OF                                               TO PAY
 LOAN      MORTGAGE        PROPERTY        ADDITIONAL      ADDITIONAL                                             PREPAYMENT
  NO.    LOAN SELLER         NAME          COLLATERAL      COLLATERAL             RELEASE CONDITIONS             CONSIDERATION
------ --------------- --------------- ------------------ ------------ ---------------------------------------- --------------
  32   CSFB Mortgage   East Norriton   Cash Collateral     $1,187,000  By September 1, 2000, Buca               Yield
       Loan Seller     Crossing                                        Restaurants Inc. (or an acceptable       Maintenance
                                                                       replacement tenant) must take            Charge
                                                                       occupancy and commence payment of
                                                                       rent.
  46   MS Mortgage     Lynnwood        Letter of Credit    $1,000,000  By January 27, 2000, (i) the property    Yield
       Loan Seller     Corporate                                       achieves a minimum gross rental          Maintenance
                       Center                                          income of $997,550 under leases          Charge
                                                                       having an average term of 4-5 years
                                                                       and paying at least $14.00 net and (ii)
                                                                       achieves a DSCR of 1.25x.(1)
  50   CSFB Mortgage   Kirkwood        Cash Collateral     $  450,000  By January 11, 2001, (i) the property    Yield
       Loan Seller     Landing                                         achieves a DSCR of 1.25x based on        Maintenance
                       Apartments                                      trailing four months using the actual    Charge
                                                                       constant, and (ii) the property
                                                                       achieves a DSCR of 1.00x based on
                                                                       trailing four months using a 9.66%
                                                                       constant.

--------
(1) To the knowledge of the MS Mortgage Loan Seller, the release conditions described above have not been achieved.


     With respect to any Required Prepayment on any of the Additional Collateral Loans, the related borrowers are required to pay the prepayment consideration specified in the table above. The holders of the Class A-X Certificates and any Class of Offered Certificates receiving any such prepayment will be entitled to receive payments collected from the borrower, and, with respect to prepayments on the Additional Collateral Loans known as East Norriton Crossing and Kirkwood Landing Apartments, if not collected from the borrower, from the Servicer ("Yield Protection Payments") to compensate such holders for the absence, if any, of such prepayment consideration. The Servicer will be required to advance such Yield Protection Payments on the related Servicer Remittance Date and will be reimbursed therefor, and paid interest thereon, by the CSFB Mortgage Loan Seller. See "Description of the Offered Certificates -- Distributions -- Yield Protection Payments" for a description of the Yield Protection Payments. With respect to the Additional Collateral Loan identified on Annex A hereto as Lynnwood Corporate Center, no such Yield Protection Payment will be paid.


ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables and Annex A hereto set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables and Annex A were primarily derived from information provided to the Depositor by the Mortgage Loan Sellers, which information may have been obtained from the borrowers without independent verification.

     For purposes of this Prospectus Supplement, including the tables herein and Annex A:

     (1) "Actual Ongoing Capital Items Deposits" means the dollars per Unit or percentage of revenues required to be deposited in Escrow Accounts annually and, in certain cases, until a maximum reserve balance is achieved, under the related Mortgage Loan with respect to Capital Items.

     (2) "Allocated Loan Amount" means, for each Mortgaged Property relating to a Multi-Property Loan, the portion of the principal amount of the related Multi-Property Loan allocated to such Mortgaged Property solely for the purpose of presenting statistical information in this Prospectus Supplement. The Allocated Loan Amount for each Mortgaged Property securing a Multi-Property Loan was generally determined based on the ratio of the appraised value of such Mortgaged Property to the aggregate appraised value of all the Mortgaged Properties securing such Multi-Property Loan or, in certain cases, based on other economic factors.

     (3) "Anchor Tenant" means, with respect to the Retail Properties, a nationally or regionally recognized tenant, or a credit tenant that occupies a significant portion of such Mortgaged Property or adjoining property, or a tenant that occupies more than 20,000 square feet.

     (4) "Annual Debt Service" means for any Mortgage Loan the annualized Monthly Payment on such Mortgage Loan. For purposes of determining U/W Net Cash Flow DSCR and U/W NOI DSCR with respect to the Multiple Note Loans, DSCR was calculated giving effect to the debt service for the related Other Note.

     (5) "Anticipated Remaining Term" means the term of the Mortgage Loan from the Cut-off Date to the Anticipated Repayment Date, if applicable, and the maturity date.

     (6) "Anticipated Repayment Date" means for ARD Loans, the date on which interest begins accruing at the Revised Rate and/or excess cash flow is retained pursuant to the related lockbox agreements for application to payment of principal and Excess Interest.

     (7) "Cut-off Date Principal Balance/Unit" means the principal balance per unit, room or pad for multifamily, cooperatives, hotels and manufactured housing communities or per square foot for substantially all other property types as of the Cut-off Date.

     (8) "Cut-off Date Principal Loan Balance" means the principal balance of the Mortgage Loan as of the Cut-off Date and, with respect to the Multi-Property Loans, the Allocated Loan Amount assigned to each related Mortgaged Property.

     (9) "DSCR" or "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan (a) the U/W Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. The calculation of DSCR may differ from the calculation of the debt service coverage ratios referred to under "-- Description of the Mortgage Loans -- CSFB Underwriting Standards" and "-- MS Underwriting Standards." For the following tables, the DSCR for each group of Crossed Loans is the ratio of the aggregate Net Cash Flow for all of the Mortgaged Properties securing such Crossed Loans to the aggregate Annual Debt Service for the Crossed Loans in such group. The DSCR for the Exchange Place Mortgage Loan is calculated only with respect to the Exchange Place Note A and, with respect to the L'Enfant Participation, is calculated based on the L'Enfant Whole Loan.

     (10) "Insurance Escrowed" indicates, with respect to properties which are insured under individual property insurance policies, whether a reserve was established at closing or during the term of such Mortgage Loan to cover the premium payable thereon.

     (11) "Interest Calc." means the method by which interest accrues on the related Mortgage Loan. "30/360" means interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. "Actual/360" means interest is calculated on the basis of a 360-day year and the actual number of days elapsed in each interest accrual period.

     (12) "Lease Expiration Date" means the year in which a Tenant's lease is scheduled to expire.

     (13) "Loan to Value Ratio," "LTV" or "Cut-off Date LTV" is the outstanding balance of a Mortgage Loan as of the Cut-off Date divided by the Value of the related Mortgaged Property. The LTV for a group of Crossed Loans is the ratio of the aggregate Cut-off Date Principal Balance for such group of Crossed Loans to the aggregate Value for all the related Mortgaged Properties. The LTV for the Exchange Place Mortgage Loan is calculated only with respect to the Exchange Place Note A and, with respect to the L'Enfant Participation, is calculated based on the L'Enfant Whole Loan.

     (14) "LTV at ARD or Maturity" or "Anticipated Repayment Date LTV" or "ARD LTV" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan to its maturity date or, in the case of an ARD Loan, to its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property has not or will not decline from the appraised value. With respect to the Exchange Apartments Loan, the ARD LTV takes into account the effect on the appraised value of the related Mortgaged Property of the expiration of the tax abatement on such Mortgaged Property.

     (15) "Monthly Payment" means the constant monthly payment set forth in the related Mortgage Note as being due in October 1999 and, with respect to any Mortgage Loan that pays only interest on the Cut-off Date, the constant monthly payment of principal and interest on such Mortgage Loan after such interest-only period ends (such date being the "First P&I Date").

     (16) "1997 NOI," "1998 NOI" and "Most Recent NOI" (which is for the period ending as of the date specified in Annex A under Most Recent Date) is the net operating income for a Mortgaged Property as established by information provided by the borrowers or appraised, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1997 NOI, 1998 NOI and Most Recent NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower or appraiser as an expense or expenses treated as capital expenditures. The Depositor makes no representations as to the accuracy of any information provided by any borrower or with respect to net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1997 NOI, 1998 NOI and Most Recent NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1997 NOI, 1998 NOI and Most Recent NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations. "Rev" is gross revenues for the applicable period, as reported by the related borrower, or, for "U/W Rev," taking into account certain adjustments thereto in accordance with the underwriting standards of the applicable Mortgage Loan Seller.

     (17) "Most Recent Date" means, if the applicable Mortgage Loan Seller obtained the Most Recent operating statement available for calendar year 1999 or portion thereof, the date of such operating statement.

     (18) "Most Recent Type" means, if the applicable Mortgage Loan Seller obtained the Most Recent operating statement available, whether such statement reflects an annualized number or trailing twelve month number.

     (19) "NAP" means not applicable and relates to either the omission of the Credit Lease Loans in the calculation of LTV and DSCR or the omission of Mixed Use Properties in the calculation of loan amount per unit.

     (20) "Net Cash Flow" or "U/W Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property (other than Mortgage Loans relating to properties on which a cooperative apartment building is located (each, a "Cooperative Property") or Credit Lease Properties) means cash flow available for debt service, as determined by the applicable Mortgage Loan Seller based on borrower-supplied information or appraisal for a recent period that is generally calendar year 1998 or the most recent twelve-month period preceding the origination date. U/W Net Cash Flow does not reflect debt service, subordinated ground rent, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iii) in the case of Cooperative Properties, Net Cash Flow generally equals net operating income at such Cooperative Property estimated by the applicable Mortgage Loan Seller, assuming such Cooperative Property was operated as a rental property, reduced by underwritten capital expenditures,
(iv) in the case of certain of the Hospitality Properties, assuming the occupancy rate was generally the lesser of the actual occupancy rate and an occupancy rate of 80% to account for a high occupancy rate or to reflect new construction in the market, (v) assuming a minimum vacancy rate generally equal to the greater of (A) actual vacancy and (B) 5%, depending upon property type,
(vi) in the case of the Retail Properties, excluding certain percentage rent,
(vii) excluding certain non-recurring income and/or expenses, (viii) assuming a management fee of 4% to 5% of revenue for Hospitality Property, 4% of revenue for multi-tenant commercial and multifamily Mortgage Loans and 3% of revenue for single-tenant net leased Mortgage Loans other than the Credit Lease Loans
(ix) making a 4% to 5% adjustment to room revenues for franchise fees or marketing fees (if combined with franchise fees) (for all franchised Hospitality Properties and most unflagged Hospitality Properties), (ix) where such information was made available to the applicable Mortgage Loan Seller taking into account new tax assessments and insurance contracts, (xi) in certain cases, assuming that operating expenses with respect to the Mortgaged

Property were greater than actual expenses, (xii) subtracting from net operating income reserves for actual ongoing Capital Items (see Annex A) and
(xiii) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements and leasing commissions (see Annex A). Net Cash Flow in the case of the Credit Lease Loans generally equals annual net rent.

     Net Cash Flow reflects the calculations and adjustments used by the applicable Mortgage Loan Seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, Net Cash Flow and the DSCR derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. In certain cases, net cash flow deducts amounts for ongoing Capital Items and tenant improvement and leasing commission reserves but under the related Mortgage Loan the borrower is not required to fund Escrow Accounts for such purposes.

     Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and DSCRs of the Mortgage Loans. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is Net Cash Flow set forth herein intended to represent such future net cash flow.

     (21) "Net Lease" means Credit Lease.

     (22) "Occupancy" means the percentage of gross leasable area, rooms, units, pads, beds or sites of the Mortgaged Property that are leased. Occupancy rates are calculated for the specified "Occupancy Period" which is a period ending on the indicated date. In certain cases, Occupancy reflects the average occupancy rate over a period of time. The Occupancy Period may be the trailing twelve months or shorter period ending on the indicated date, or the occupancy rate as of the indicated date.

     (23) "Original Amortization Term" means the number of months, based on the constant Monthly Payment as stated in the related Mortgage Note or loan agreement, that would be necessary to reduce the original principal balance of the related Mortgage Note substantially to zero if interest on such Mortgage Note was calculated based on twelve 30-day months and a 360-day year.

     (24) "Original Principal Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

     (25) "Ownership Interest" means the real property interest which is encumbered by the related Mortgage.

     (26) "% of Total Square Feet" or "% of Total SF" means the square feet leased to a Tenant as a percentage of the gross square feet of the Mortgaged Property.

     (27) "Property Release Amount" means, for each Mortgaged Property, the portion of principal of the related Multi-Property Loan or Crossed Loan allocated to such Mortgaged Property for certain purposes (including determining the release prices of properties, if permitted) under such Multi-Property Loan or Crossed Loan as set forth in the related loan documents. There can be no assurance, and it is unlikely, that the Property Release Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.

     (28) "Real Estate Taxes Escrowed" indicates whether a reserve was established at closing or during the term of such Mortgage Loan to cover property taxes.

     (29) "Remaining Amortization Term" for each Mortgage Loan is the related Original Amortization Term minus the related Seasoning.

     (30) "Remaining Lockout" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be voluntarily prepaid, including the period, if any, during which the Mortgage Loan may be defeased. The entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth on Annex A hereto.

     (31) "Remaining Lockout and YM" means the period ending on the later of the last day of the Remaining Lockout and the first day on which the Mortgage Loan may be prepaid without payment of a Yield Maintenance Charge.

     (32) "Remaining Lockout and YM and Penalties" means the period ending on the later of the last day of the Remaining Lockout and YM and the first day on which the Mortgage Loan may be prepaid without payment of any penalty.

     (33) "Seasoning" means, with respect to any Mortgage Loan, the number of months from and including the month in which the first Due Date occurs to and including the month of the Cut-off Date.


     (34) "Stated Maturity Date" means the maturity date of the Mortgage Loan as stated in the related Mortgage Note or loan agreement.


     (35) "Tenant Improvement and Leasing Commission Reserve Upfront," "Tenant Improvement and Leasing Commission Reserve Ongoing" indicates whether a reserve was established at closing or during the term of such Mortgage Loan to cover certain anticipated leasing commission and/or tenant improvement costs which might be associated with the re-leasing of the space occupied by tenants whose leases expire within the term of such Mortgage Loan, and, in certain cases, until a maximum reserve balance is achieved. The reserves may be in the form of cash or letters of credit from investment grade entities.


     (36) "Tenant 1," "Tenant 2" and "Tenant 3" (each, a "Tenant") mean, with respect to Office Properties, Industrial Properties, Mixed Use Properties and Retail Properties, the largest, second largest and third largest Tenants, respectively, with respect to such properties, as applicable. With respect to Retail Properties, such Tenants may constitute Anchor Tenants.


     (37) "Units" and "Unit of Measure" mean the number of units, pads, rooms or square footage with respect to the Mortgaged Property.


     (38) "U/W NOI" or "Underwritten NOI" means Net Cash Flow before deducting for Capital Items, tenant improvements and leasing commissions.


     (39) "Value" means for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by an appraisal thereof and generally in accordance with MAI standards generally made not more than 18 months prior to the origination date of the related Mortgage Loan. In general MAI appraisals were obtained on all of the Mortgaged Properties.


     (40) "Weighted Average LTV" and "Weighted Average DSCR" are the weighted average of the Loan to Value Ratios and Debt Service Coverage Ratios for each Mortgage Loan, weighted on the basis of the Cut-off Date Principal Balances thereof. Such calculations exclude the Credit Lease Loans.


     (41) "Year Built" means the year in which the respective Mortgaged Property was built.


     (42) "Year Renovated" means the year in which the respective Mortgaged Property was most recently renovated.


     Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.

     For purposes of Annex A, the following footnotes apply:

(1) The L'Enfant Participation had a capital expenditures Escrow Account balance of $10,000,000 at origination. No additional payments are required to be made into such Escrow Account until the balance therein falls below $419,534, at which time ongoing deposits will be required in an amount equal to the greater of $34,953 and the amount defined in the required property condition report as needed for ongoing repairs and maintenance.

(2) With respect to the Murray's Discount Auto Store Summary Loan, Net Cash Flow and historical financial information is provided on a combined basis in the Murray's Discount Auto Store Summary line item for Murray's Discount Auto Store -- 6319 S. Western Avenue, Murray's Discount Auto Store -- 55 E. 111th Street and Murray's Discount Auto Store -- 4719 Cottage Grove.

(3) The Lynwood Corporate Center Loan is an Additional Collateral Loan. The additional collateral for the loan consists of a $1,000,000 letter of credit. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Additional Collateral Loans". The DSCR and Net Cash Flow identified in Annex A for such loan includes lease up of certain expansion space at the property. As of the Cut-off Date, such lease up had not occurred.

(4) The Lewis County Mall Property contains a vacant anchor space totaling approximately 19,924 square feet. The vacant space was formerly occupied by a JC Penney department store.

(5) An additional cash holdback account, which currently totals $592,194, including accrued interest, collateralizes the Lewis County Mall Loan. Such cash account may be released in whole or in part to the borrower when certain vacant space is leased and a DSCR of at least 1.25x is achieved for a consecutive 12-month period, so long as a maximum LTV of 75% is maintained. There is no required release date associated with this additional collateral.

(6) The Seminole Mall Property contains an Upton's anchor store of approximately 60,000 square feet. Upton's management has informed the related mortgage loan borrower that it intends to close all Upton's stores nationwide, including the store located on the Mortgaged Property.


(7) With respect to the Capetown Plaza Shopping Center Loan, the second largest tenant space of approximately 36,600 square feet is leased to Purity Supreme, and subleased to the existing tenant, Filene's Basement. Filene's Basement filed for Chapter 11 protection from creditors in August 1999.

(8) An additional cash holdback account, which currently totals $275,000, collateralizes the Shops at the Bluffs Loan. Such cash account may be released to the borrower when a DSCR of 1.25x is achieved for a trailing 12-month period. There is no required release date associated with this additional collateral.

(9) With respect to the East Norriton Crossing Mortgage Loan and the Kirkwood Mortgage Loan, DSCR was calculated assuming that the related additional collateral reserves were applied to reduce the initial principal balances thereof and that the related required debt service payments were re-calculated based upon such reduced principal balances.

     The tables below set forth certain summary information regarding the Mortgage Loans. See Annex A hereto for certain characteristics of Mortgage Loans on a loan-by-loan basis. All percentages of Initial Pool Balances used herein and in Annex A are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to each Multi-Property Loan are based upon the Allocated Loan Amount of the related Mortgaged Property. Crossed Loans are treated as one Mortgage Loan in the tables below and in Annex A for the purpose of calculating DSCR and LTV. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Multi-Property Loans, Allocated Loan Amounts. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein and in Annex A with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Trust Fund prior to the Closing Date. See "-- Changes in Mortgage Loan Characteristics" below.

                                                                                                                      Cut-off
 Loan                         Property                                               Borrower                          Date
  No.                           Name                                                  Name                            Balance
-----------------------------------------------------------------------------------------------------------------------------------
1       Exchange Apartments                                  Broad Street LLC                                        $58,000,000.00
5       Tallahassee Mall                                     Tallahassee Mall Partners, Ltd.                          47,937,104.45
8       Hato Rey Tower                                       Apollo Hato Rey, L.P.                                    38,774,229.10
9       L'Enfant Plaza                                       Potomac Creek Associates LP                              37,204,670.69
10      Holiday Inn - Broadway                               Herald Hotel Associates, L.P.                            35,962,109.12
11      Scholastic Building                                  Ise 555 Broadway, LLC                                    33,965,599.81
12      Blue Hills Office Park                               Blue Hills Office Park LLC                               33,149,000.00
13      150 William Street                                   150 William Street Associates L.P.                       29,440,579.47
14      Hotel Union Square/Diva Summary                      Personality Hotels II, Inc.                              29,332,250.85
15      White Lodging Summary                                Hotel Properties, LLC                                    27,938,199.65
16      SunPark Airpark - St.Louis                           Airpark St. Louis LLC                                    26,976,629.68
6       Accor - Mountain  Summary                            Mountain S9, LLC                                         26,263,337.04
17      Sunset Ridge & Sunset Peak Apartments Summary        WSV Denver Limited Partnership                           25,482,959.38
2       Selig - Third and Broad                              Selig Real Estate Holdings Thirteen, L.L.C.              25,471,293.65
18      Century Centre I                                     AB 5, Inc.                                               25,470,362.51
19      401 North Broad Street                               Benlo LLC                                                19,888,550.79
20      Kings Village Corp.                                  Kings Village Corp.                                      19,693,942.86
24      Midway Shopping Center                               RK Midway LLC                                            17,482,834.40
25      Shops at the Bluffs                                  ACG-Shops at the Bluffs Investors LLC                    17,250,000.00
26      Seminole Mall                                        Bluff Retail Associates L.P.                             17,100,545.99
27      Fairfield Suites & Courtyard by Marriott Summary     Dana Suites/Bell Hospitality, LLC                        17,000,000.00
29      Cathedral Building                                   Cathedral Building LLC                                   16,983,230.11
30      Investor's Business Daily Building                   12655, LLC                                               15,783,654.52
3       Selig - 3131 Elliot Building                         Selig Real Estate Holdings Fifteen, L.L.C.               14,733,395.34
31      Suburban Lodge Summary                               SLAM Properties I, LLC                                   14,652,229.11
7       Accor - California North  Summary                    California North S9, LLC                                 14,018,721.15
32      East Norriton Crossing                               East Norriton Shopping Center Associates, L.P.           12,792,149.51
33      K.V. Properties Inc Summary                          K. V. Property Co.                                       12,708,740.21
34      Periwinkle Place Shopping Center                     Periwinkle Place Partners, Ltd.                          12,632,053.82
35      West Valley Medical Center                           West Valley Medical Center, Ltd.                         12,454,221.26
36      Wilshire Westwood Apartments                         10530-40 Wilshire Boulevard, LLC                         12,214,232.17
21      Capetown Plaza Shopping Center                       Cape, LLC                                                11,954,129.62
37      Cornelius Pass Business Park                         Cornelius Pass Business Park, L.L.C.                     10,942,637.85
4       Selig - Airborne Building                            Selig Real Estate Holdings Fourteen, L.L.C.              10,887,729.43
38      Town and Country Office Park                         Town and Country Partners                                10,463,154.41
39      Muscarelle Portfolio Summary                         JLM Park Ridge, LLC and JLM Lyndhurst, LLC               10,193,400.27
40      IBM Corporate Center                                 Parsippany Corporate Center, LLC                          9,963,585.96
41      Frassetto Properties Summary                         6-11 High Point Dr., L.L.C.; 707-709 Executive Blv        9,851,092.68
42      Easton Commons Plaza Shopping Center                 ECP Shopping Center, Ltd.                                 9,768,689.98
43      The Vinegar Factory (Eli's Market)                   1411 Third LLC                                            9,763,065.58
44      Holiday Inn & Suites - Bristol                       Trammell Hotel Investments, L.L.C.                        9,491,225.50
45      Vilter Manufacturing Center                          Joseph F. Dentice Industrial Property, L.L.C. et a        9,343,927.00
46      Lynnwood Corporate Center                            SAVI Ranch Investments, LLC                               8,491,630.26
47      Design Center Industrial Park                        Design Center, LLC                                        7,955,776.96
48      LaSalle Atrium                                       401 Properties Limited Partnership                        7,740,517.99
49      Meridian Place Apartments                            CEK of Leon County, LTD                                   7,725,428.77
50      Kirkwood Landing Apartments                          Kirkwood Landing, LLC                                     7,591,806.26
51      Gateway East & West                                  6188 Oxon Hill Limited Partnership and Lucardi, L.        7,245,489.10
52      Kanawha Mall                                         Kanawha Mall LLC                                          6,993,787.38
53      Saf Keep Self Storage                                Merritt Two, L.P.                                         6,746,508.94
54      Binnings Building                                    S & D Building Enterprises, Inc.                          6,542,073.51
55      Commercial Park West                                 Realmark - Commercial, L.L.C.                             5,996,030.98
56      Sea Crest at Amagansett Corp.                        Sea Crest at Amagansett Corp.                             5,738,989.15
57      Park Glen West Business Ctr                          Klodt Business Centers, LLC                               5,626,490.85
58      Barrington Heights Apartments                        Chapelwood Apartments Limited Partnership                 5,591,484.53
59      Stop and Store Self Storage                          SHS Holding Corp.                                         5,463,681.96
60      Crestview Office                                     Crestview Partners                                        5,444,059.97
61      Grand Cove I Apartments                              Grand Cove I Apartment Corporation                        5,310,150.94
62      Eagle Food Center                                    Ocampo Morris, L.L.C.                                     5,194,146.16
22      Lewis County Mall                                    Chehalis, LLC                                             5,016,269.93
63      Pinewood Square Shopping Center                      Limetree Properties, L.P.                                 4,996,939.69
64      Courtyard by Marriott                                CTY-Brand, LLC                                            4,975,737.12
65      Forest Lane Apartments                               1998 Forest Lane, L.P.                                    4,850,000.00
66      Greenfield Station Apartments                        Graoch Associates #64 Limited Partnership                 4,623,112.73
67      92 State Street                                      Farlow Limited Partnership                                4,570,735.60
68      Hill Castle Apartments                               Martin A. Gaehwiler, Sr. & Martin A. Gaehwiler, Jr        4,432,669.70
69      Redwood City Office Building                         EIC Investment Corporation                               $4,319,369.67
70      2855 Telegraph Avenue Office Building                Telegraph Avenue Company, LLC                             4,164,400.49
71      Mladen Portfolio Summary                             Eternal Enterprises, Inc.                                 4,096,194.25
72      Twin Peaks Square Shopping Center                    Crossroads Twin Peaks LLC                                 3,997,321.53
73      Countrybrook Estates                                 Realmark - Countrybrook, L.L.C.                           3,997,255.57
74      1674 Broadway                                        ELO Management LLC                                        3,989,543.30
75      Wells Cargo Self Storage                             Chapman Storage, L.P.                                     3,987,591.43
76      Oasis Apartments                                     Martin A. Gaehwiler, Sr. and Martin A. Gaehwiler,         3,940,150.93
77      Crown Meadows Shopping Center                        Culebra - Crown Meadows, LTD.                             3,821,086.50
78      Embassy Apartments                                   1613 Harvard Limited Partnership                          3,797,635.67
79      Sandy Ridge Apartments                               Country Gardens, Ltd.                                     3,791,987.28
80      Southern Medical Building                            Paul, LLC, Lor-Dev Associates, LLC, & KBK Associat        3,791,615.37
81      The Westhampton Bath & Tennis Club                   The Westhampton Bath and Tennis Club Owners Corp.         3,717,533.56
82      Candlewick Townhomes                                 Love Apartment Communities-Brownsville, A Limited         3,341,143.02
83      Ocean Beach Resort, Ltd.                             Ocean Beach Resort, Ltd.                                  3,338,837.58
84      Pacella Park Summary                                 Equity Industrial Limited Partnership VII, et al          3,316,498.17
85      Quality Inn-Sea Oatel                                VDT, LLC                                                  3,247,389.66
86      St. George Medical Center                            St. George Investors, LLC                                 3,094,878.98
87      Ocean Park Centinela Office Building                 Ocean Park Centinela, LLC                                 3,039,269.06
88      Surf Club at Montauk Corp.                           Surf Club at Montauk Corp.                                3,001,400.62
89      Ambiance Townhomes                                   Rich & Rich Associates, L.P.                              2,997,920.75
90      Britannia Business Center                            Research Drive Associates, LLC                            2,984,836.75
91      Northwest Corporate Park                             Bear Properties, LLC                                      2,947,956.98
92      Super 8 Motel                                        Columbine Corporation                                     2,937,865.90
93      Scandia-Hemman Apartments                            Scandia-Hemman Associates, LLC                            2,874,797.70
94      Orchard Square Office Park                           Mid-Atlantic Realty Trust                                 2,598,146.37
95      Murray's Discount Auto Store Summary                 Area Wide Murray's LLC                                    2,584,131.50
96      Holiday Plaza                                        Holiday Plaza, LLC                                        2,547,861.99
97      Lakeside Shopping Center                             Vermillion F&H Limited Partnership                        2,497,613.30
98      Palm Desert Business Center                          Cook St. Office, LLC                                      2,490,956.47
99      Port Royal Motel Cooperative                         Port Royal Owners Corp.                                   2,487,642.32
100     The Meadows Square Mall                              C Squared, L.L.C.                                         2,393,088.16
101     Civic Center Office Building                         One Rancho Pacific Center, LLC                            2,389,745.79
102     Blockbuster Video / Scotty's Home Summary            F & H Properties Limited Partnership                      2,298,606.66
103     17290 Preston Road Office Building                   W  D Office Partners, LP                                  2,297,594.01
104     Mid-Towne Mobile Terrace                             Sunsan K, LLC                                             2,291,513.56
105     Engler Block                                         Engler Block, LLC                                         2,272,970.78
106     Bellevue Tower Apartments                            Bellevue Tower, LLC                                       2,247,460.31
23      Tampa Shopping Plaza                                 TPA, LLC                                                  2,219,207.29
107     East Mountain Medical Center                         Columbia GBG, L.L.C.                                      2,097,194.56
108     Sierra Elm Shopping Center                           Sierra Elm Shopping Center Associates, LLC                1,768,096.91
109     Valerio Capri Apartments                             14360 Valerio Street Apartments, LLC                      1,628,934.84
110     Gotham Bar & Grill                                   12/12 Realty Associates LLC                               1,597,517.91
111     Mission Hills Village Plaza                          Mission Hills Plaza LLC                                   1,587,009.93
112     Clarksdale Commons Shopping Center                   Clarksdale Commons Shopping Center LLC                    1,499,029.73
113     King Plaza                                           King Plaza, LLC                                           1,496,582.06
114     Goodwill Building                                    F & B Properties, LLC                                     1,399,162.29
115     Country Village Apartments                           Lotus Properties, L.C.                                    1,358,425.33
116     12 West 32nd Street Tenants Corp.                    12 West 32nd Street Tenants Corp.                         1,290,257.10
117     4711 Callan Blvd Apartments                          Yoke S. Chin and Nelly D. Chin                            1,263,632.14
118     Forest Crossing Medical Building                     Forest Crossing Associates IV, Ltd.                       1,191,175.44
119     Devonwood Apartments                                 Devonwood, LLC.                                           1,123,954.01
120     11825 Owners Corp.                                   11825 Owners Corp.                                        1,096,296.83
121     Indian Harbor Self Storage                           Beachside Mini-Storage, LLC                               1,093,329.82
122     Ansley North Cooperative, Inc.                       Ansley North Cooperative, Inc.                            1,065,694.47
123     West 8th Street Apartments                           The 2971 West 8th Street Partnership                      1,059,390.14
124     All Seasons Mini Storage                             All Seasons Storage, LLC                                  1,046,423.92
125     330 East Jericho Turnpike                            DWGG Realty Corp.                                         1,043,399.35
126     Sequoia Apartments                                   Nancy Lenhart                                               977,362.61
127     Broadmill Apts                                       J. Mathews Trust, Ray Mathews and Joan Mathews              973,849.32
128     West Wood Village Apts                               Richard Simpson, Bonnelyn Simpson and Matthew Krum          969,926.74
129     Chick Hampton Office Building                        Marjorie Bekaert Thomas                                     949,447.75
130     Cambrick On The Park Condominiums                    Hill on Park Lane Partners, L.P.                            844,457.99
131     287 South 6th Avenue                                 Richard K. Hoertig and Gary H. Hoertig Living Trus          840,605.40
132     Metro Centre                                         California Leveraged Equity Acquisition Realty Fun          837,172.07
133     350 Pleasant Street                                  Warren Friedrich                                            792,843.58
134     Eckerd's Pittsburgh                                  Developers, Ltd.                                            696,177.79
135     Azadgan Center                                       Gholamreza Azadgan and Shahla Azadgan                      $688,167.16
136     Jeanne Estates Apartments                            Jeanne Estates Apartments, Inc.                             632,896.40
137     Starburst Apartments                                 7655 Starburst, Inc.                                        594,930.78
138     Josephine Apartments                                 Manh Van Luong and Ngat Thi Le, Husband and Wife            518,938.66
139     Valley View Apartments                               ROI Valley View LLC                                         513,151.81
140     1011-1019 Ocean Front Walk                           Tramco Management Co., LLC                                  494,961.08
141     2555 "D" Street                                      Roy E. Payne and Paula K. Payne                             464,451.96
142     Tempe Manor Apts                                     John P. Kobierowski                                         444,932.75
143     Sophia Warehouse                                     Vanair Co.                                                  422,476.98
144     Betty Jane Apartments                                Steckline Family, LLC                                       401,251.99
145     Desert Winds Apartments                              Janning Chan and Wendy Chan                                 401,251.98
146     Poolside Apartments                                  Steckline Family, LLC                                       393,821.38
147     Clark Apartments                                     4102 Clark, LLC                                             372,479.10
148     1327 2nd Street                                      Sandra J. Motley                                            347,718.00
149     Crown Apartments                                     James E. Bennett and Karen S. Bennett                       343,557.76
150     Park Place-Fradin                                    Park Place Investments, LLC                                 339,543.32
151     Gladstone & Benton Apartments                        Robert L. House                                             276,229.48
152     Country Manor                                        Janning Chan and Wendy Chan                                 241,494.23
153     Homestead Inn Apartments                             Pamela M. Anderson and Valerie S. Palla                     234,626.63
                                                                                                                 ------------------
                                                                                                                 $ 1,170,108,234.11
                                                                                                                 ==================





                                           Primary                        Stated     Anticipated
 Loan             Monthly    Mortgage     Servicing       Interest       Maturity     Repayment      Remaining
  No.             Payment      Rate       Fee Rate          Calc.          Date          Date         Lockout
----------------------------------------------------------------------------------------------------------------
1             $ 423,247.00    7.7500%      0.1000%       Actual / 360    1/11/27       1/11/08           92
5               372,486.00    8.6000       0.0500        Actual / 360    7/11/29       7/11/09          114
8               286,054.23    8.0500       0.0500        Actual / 360    9/11/29       9/11/09          116
9               265,812.50    7.6400       0.0100        Actual / 360   10/11/28       10/11/08         105
10              292,890.88    8.5000       0.0500        Actual / 360    9/11/24       9/11/09          115
11              258,544.57    8.3800       0.0500        Actual / 360    8/11/29       8/11/09          116
12              254,652.24    8.4900       0.0500        Actual / 360   10/11/29       10/11/09         113
13              215,395.00    7.1750       0.0500        Actual / 360    6/11/23       6/11/08           99
14              201,989.58    7.2200       0.0700        Actual / 360    5/1/28         5/1/08           99
15              209,678.14    7.5400       0.0500        Actual / 360    8/11/24       8/11/09          115
16              229,920.32    9.1800       0.0500        Actual / 360    9/11/24       9/11/09          115
6               186,548.00    6.6839       0.0500        Actual / 360    3/11/19                        229
17              187,465.62    8.0200       0.0500        Actual / 360    9/11/29       9/11/09          115
2               186,932.23    7.9900       0.0500        Actual / 360    5/11/29       5/11/09          112
18              184,804.21    7.8700       0.0500        Actual / 360    8/11/29       8/11/09          113
19              156,553.38    8.7500       0.0500        Actual / 360    9/11/29       9/11/09          112
20              154,627.97    9.0500       0.5490        Actual / 360    9/11/09                        115
24              134,435.86    8.4900       0.0500        Actual / 360    8/11/29       8/11/09          114
25              125,134.34    7.8800       0.0500        Actual / 360    10/1/09                        116
26              119,089.33    7.4000       0.0500        Actual / 360    2/1/09                         108
27              125,628.50    7.5000       0.0500        Actual / 360   11/11/24       10/11/09         117
29              130,354.02    8.4700       0.0500        Actual / 360    8/11/29       8/11/09          113
30              122,995.48    8.1000       0.0300        Actual / 360    9/11/24       9/11/09          115
3               108,127.47    7.9900       0.0500        Actual / 360    5/11/29       5/11/09          112
31              116,532.92    8.2500       0.0500        Actual / 360    1/1/09                         107
7                93,949.25    6.7213       0.0500        Actual / 360    3/11/19                        229
32               97,877.16    8.4400       0.0500        Actual / 360    9/11/29       9/11/09          116
33              101,664.55    8.4100       0.0600        Actual / 360    9/11/24       9/11/09          112
34               95,926.00    8.3500       0.0500        Actual / 360    7/11/29       7/11/09          114
35               93,557.05    8.2100       0.0500        Actual / 360    3/11/29       3/11/09          111
36               87,760.50    7.7500       0.0500        Actual / 360    5/11/29       5/11/09          108
21               87,604.19    7.2500       0.0500        Actual / 360    10/1/08                        104
37               80,270.90    7.9900       0.0500        Actual / 360    9/11/29       9/11/09          114
4                79,904.37    7.9900       0.0500        Actual / 360    5/11/29       5/11/09          112
38               76,314.57    7.9000       0.0500        Actual / 360    4/11/29       4/11/09          107
39               83,099.73    9.0000       0.0500        Actual / 360   12/11/27       9/11/09          112
40               74,986.00    8.2300       0.0500        Actual / 360    3/11/29       3/11/09          109
41               74,452.87    7.7000       0.0500        Actual / 360    5/11/24       5/11/09          108
42               73,024.40    8.1900       0.0500        Actual / 360    9/11/29       9/11/09          116
43               73,996.71    7.5150       0.0500        Actual / 360    1/11/23       1/11/08           96
44               78,362.00    8.7900       0.0500        Actual / 360    9/11/24       9/11/09          112
45               69,653.00    8.1600       0.0500        Actual / 360    9/11/29       9/11/09          112
46               58,065.88    7.1700       0.0500        Actual / 360    8/1/05                          22
47               58,701.17    8.0000       0.0500        Actual / 360    1/1/09                         107
48               56,961.64    7.2580       0.0500        Actual / 360    7/1/08                          45
49               54,774.45    7.6300       0.0600        Actual / 360    8/11/29       8/11/09          111
50               56,562.86    8.1500       0.0500        Actual / 360    8/11/29       8/11/09          116
51               55,079.65    8.3700       0.0500        Actual / 360    9/11/29       9/11/09          115
52               58,887.62    9.0300       0.0500        Actual / 360    9/11/24       9/11/06           76
53               52,916.10    7.9700       0.0500        Actual / 360    4/1/09                          65
54               51,950.48    8.8400       0.0500        Actual / 360    7/11/29       7/11/06           79
55               44,319.02    8.0700       0.0500        Actual / 360    9/11/29       9/11/09          112
56               47,792.24    7.6700       0.0600        Actual / 360    3/1/09                         109
57               38,855.54    7.2780       0.0500        Actual / 360    9/1/13                          76
58               38,075.49    7.0400       0.0500            30 / 360    12/1/07                         0
59               42,449.89    8.0000       0.0500        Actual / 360    3/1/09                         109
60               40,408.88    8.1100       0.0500        Actual / 360    8/11/29       8/11/09          114
61               35,672.83    6.9300       0.0600            30 / 360    3/1/13                         100
62               38,119.51    7.9900       0.0500        Actual / 360    8/11/29       8/11/09          114
22               34,518.12    7.2500       0.0500        Actual / 360    10/1/08                        104
63               38,268.64    8.4500       0.0500        Actual / 360    9/11/29       9/11/09          112
64               37,897.84    7.7900       0.0500        Actual / 360    5/11/24       5/11/09          112
65               36,983.39    8.4100       0.0500        Actual / 360   10/11/29       10/11/09         118
66               32,195.66    7.4000       0.0500        Actual / 360    2/11/29       2/11/09          105
67               31,849.47    7.4000       0.0500        Actual / 360    1/11/29       1/11/09          109
68               32,526.31    7.2500       0.0500        Actual / 360    9/1/08                          34
69              $33,624.02    8.6200%      0.0500%       Actual / 360    7/11/29       7/11/09          110
70               31,834.18    7.7900       0.0500        Actual / 360    2/1/09                         105
71               33,735.75    8.7600       0.0500        Actual / 360    9/11/24       9/11/09          115
72               29,378.47    8.0100       0.0500        Actual / 360    9/11/29       9/11/09          112
73               29,044.43    7.8900       0.0500        Actual / 360    9/11/29       9/11/09          112
74               40,856.70    9.1200       0.0500        Actual / 360    9/11/14       9/11/14          175
75               30,666.71    7.8500       0.0500        Actual / 360    1/1/09                         107
76               28,912.27    7.2500       0.0500        Actual / 360    9/1/08                          34
77               28,978.32    8.3400       0.0500        Actual / 360    8/11/29       8/11/09          111
78               28,869.33    8.3700       0.0500        Actual / 360    9/11/29       9/11/09          115
79               28,574.85    8.2600       0.0500        Actual / 360    6/11/29       6/11/09          113
80               28,120.00    8.0900       0.0500        Actual / 360    6/11/29       6/11/09          112
81               38,619.68    8.1700       0.0600            30 / 360    11/1/12       11/1/12           96
82               24,311.64    7.9000       0.0500        Actual / 360    8/11/29       8/11/09          111
83               24,815.05    8.1000       0.0600            30 / 360    5/1/09                         111
84               24,895.39    8.2300       0.0500        Actual / 360    8/11/09                        114
85               28,678.05    9.6250       0.0500        Actual / 360   10/11/24       10/11/09         113
86               25,297.17    8.6600       0.0500        Actual / 360    8/11/24       8/11/09          111
87               22,146.38    7.8900       0.0500        Actual / 360    4/1/09                         110
88               44,710.98    8.6300       0.0600            30 / 360    6/1/07         6/1/07           55
89               21,679.25    7.8400       0.0500        Actual / 360    9/11/29       9/11/09          112
90               22,012.94    8.0000       0.0500        Actual / 360    2/1/09                         108
91               20,670.55    6.7200       0.0500            30 / 360    9/1/08                          35
92               27,173.10    10.2200      0.0500        Actual / 360    9/11/24       9/11/09          115
93               21,027.01    7.8750       0.0500        Actual / 360    8/1/08                          34
94               18,536.96    7.7000       0.0500        Actual / 360    9/11/29       9/11/09          112
95               18,392.69    7.5800       0.0500        Actual / 360    7/11/08                        101
96               22,049.26    9.3700       0.0500        Actual / 360    9/11/24       9/11/09          112
97               20,282.53    8.5900       0.0500        Actual / 360    9/11/24       9/11/09          115
98               19,711.25    8.2500       0.0500        Actual / 360    6/11/24       7/11/09          115
99               25,684.89    9.2200       0.0600        Actual / 360    8/1/14         8/1/14          174
100              17,276.89    7.8000       0.0500        Actual / 360    5/1/09                         111
101              19,018.75    8.1120       0.0500        Actual / 360    11/1/08                         49
102              17,685.01    8.5000       0.0500        Actual / 360    9/11/29       9/11/09          115
103              17,295.30    8.2600       0.0500        Actual / 360    8/1/09                         114
104              17,980.92    8.1500       0.0500        Actual / 360    6/1/09                         112
105              19,091.72    9.0000       0.0500        Actual / 360    9/11/24       9/11/09          112
106              16,478.34    7.9800       0.0500        Actual / 360    8/11/29       8/11/09          114
23               16,263.15    7.2500       0.0500        Actual / 360    10/1/08                        104
107              16,206.75    8.5400       0.0500        Actual / 360    7/11/29       7/11/09          115
108              13,185.60    8.1600       0.0500        Actual / 360    8/11/29       8/11/09          114
109              12,108.41    8.1300       0.1200        Actual / 360    9/11/29       9/11/09          117
110              14,108.76    8.7200       0.0500        Actual / 360    9/11/19       9/11/09          112
111              12,053.14    8.3600       0.0500        Actual / 360    9/11/29       9/11/09          112
112              11,195.27    8.1800       0.0500        Actual / 360    9/11/29       9/11/09          115
113              11,012.50    8.0000       0.0500        Actual / 360    6/11/29       6/11/09          109
114              10,824.38    8.5600       0.0500        Actual / 360    9/11/29       9/11/09          115
115              10,916.45    8.3750       0.0500        Actual / 360    1/1/09                          51
116               8,778.46    7.0500       0.0600        Actual / 360   12/11/28       12/11/08         106
117               9,355.50    8.0000       0.0500        Actual / 360    7/1/08                          45
118               8,493.52    7.6250       0.0500        Actual / 360    11/1/08                         49
119               9,249.12    8.7500       0.0500        Actual / 360    9/11/09                        115
120               6,955.92    7.1500       0.0600            30 / 360   12/11/38       12/11/08         106
121               8,798.27    8.4200       0.0500        Actual / 360    3/1/09                         109
122               8,812.94    9.0800       0.0600            30 / 360    1/1/12                          86
123               8,339.03    8.7500       0.0500        Actual / 360    9/11/09                        115
124               8,490.29    8.5500       0.0500        Actual / 360    6/1/09                         112
125               8,213.15    8.7500       0.0500        Actual / 360    9/11/29       9/11/09          117
126               7,969.34    8.5000       0.0500        Actual / 360    7/1/09                          45
127               7,840.72    8.3750       0.0500        Actual / 360    11/1/08                         49
128               7,324.85    8.2500       0.0500        Actual / 360    1/1/09                          51
129               7,439.75    8.7000       0.0500        Actual / 360    9/11/09                        112
130               6,311.23    8.1250       0.0500        Actual / 360    11/1/08                         49
131               6,560.44    8.0000       0.0500        Actual / 360    11/1/08                         49
132               6,458.87    8.5000       0.0500        Actual / 360    3/1/09                         109
133               5,593.72    7.5000       0.0500        Actual / 360    9/1/08                          34
134               5,320.51    8.3750       0.0500        Actual / 360    12/1/08                         50
135              $5,764.73    8.8750%      0.0500%       Actual / 360    12/1/08                         50
136               4,913.36    8.5000       0.0500            30 / 360    7/1/08                          32
137               4,780.93    8.3750       0.0500        Actual / 360    1/1/08                          51
138               3,872.12    8.1250       0.0500        Actual / 360    2/1/09                          52
139               4,074.29    8.2900       0.0500        Actual / 360    6/11/09                        109
140               4,026.14    8.5000       0.0500        Actual / 360    11/1/08                         49
141               3,471.17    8.1250       0.0500        Actual / 360    11/1/08                         36
142               3,642.48    8.3750       0.0500        Actual / 360    11/1/08                         49
143               3,267.88    8.5000       0.0500        Actual / 360    11/1/08                         49
144               3,227.12    8.3750       0.0500        Actual / 360    12/1/08                         50
145               3,227.12    8.3750       0.0500        Actual / 360    12/1/08                         37
146               3,167.36    8.3750       0.0500        Actual / 360    12/1/08                         50
147               2,751.62    8.0000       0.0500        Actual / 360    11/1/08                         36
148               2,598.74    8.1250       0.0500        Actual / 360    11/1/08                         36
149               2,927.54    8.0000       0.0500        Actual / 360    11/1/08                         36
150               2,761.93    8.5000       0.0500        Actual / 360    11/1/08                         49
151               2,342.03    8.0000       0.0500        Actual / 360    2/1/09                          39
152               1,942.25    8.3750       0.0500        Actual / 360    12/1/08                         37
153               1,752.29    8.1250       0.0500        Actual / 360    12/1/08                         37






                            Remaining
            Remaining        Lockout
           Lockout and      and Yield    Anticipated     Original                  Remaining        First
Loan         Yield         Maintenance    Remaining    Amortization    Season-    Amortization       P&I
 No.       Maintenance    and Penalties     Term          Term          ing          Term            Date
---------------------------------------------------------------------------------------------------------------
1             92              92             99            336           21           336          2/11/00
5             114             114           117            360            3           357          8/11/99
8             116             116           119            360            1           359          10/11/99
9             105             105           108            360           12           348          11/11/98
10            115             115           119            300           11           299          10/11/99
11            116             116           118            360            2           358          9/11/99
12            113             113           120            360            0           360          11/11/99
13            99              99            104            300           16           284          7/11/98
14            99              99            103            360           17           343           6/1/98
15            115             115           118            300            2           298          9/11/99
16            115             115           119            300            1           299          10/11/99
6             229             229           233            290           14           276          9/11/98
17            115             115           119            360            1           359          10/11/99
2             112             112           115            360            5           358          9/11/99
18            113             113           118            360            2           358          9/11/99
19            112             112           119            360            1           359          10/11/99
20            115             115           119            480            1           479          10/11/99
24            114             114           118            360            2           358          9/11/99
25            116             116           120            360            0           360          11/1/99
26            108             108           112            360            8           352           3/1/99
27            117             117           120            300           14           300          11/11/99
29            113             113           118            360            2           358          9/11/99
30            115             115           119            300            1           299          10/11/99
3             112             112           115            360            5           358          9/11/99
31            107             107           111            300            9           291           2/1/99
7             229             229           233            337           14           323          9/11/98
32            116             116           119            360            1           359          10/11/99
33            112             112           119            300            1           299          10/11/99
34            114             114           117            360            3           357          8/11/99
35            111             111           113            360            7           353          4/11/99
36            108             108           115            360            5           355          6/11/99
21            104             104           108            300           12           288          11/1/98
37            114             114           119            360            1           359          10/11/99
4             112             112           115            360            5           358          9/11/99
38            107             107           114            360            6           354          5/11/99
39            112             112           119            339            1           338          10/11/99
40            109             109           113            360            7           353          4/11/99
41            108             108           115            300            5           295          6/11/99
42            116             116           119            360            1           359          10/11/99
43            96              96             99            300           21           279          2/11/98
44            112             112           119            300            1           299          10/11/99
45            112             112           119            360            1           359          10/11/99
46            63              63             70            360           14           346           9/1/98
47            107             107           111            360            9           351           2/1/99
48            101             101           105            300           15           285           8/1/98
49            111             111           118            360            2           358          9/11/99
50            116             116           118            360            2           358          9/11/99
51            115             115           119            360            1           359          10/11/99
52            76              76             83            300            1           299          10/11/99
53            65              65            114            287            4           283           7/1/99
54            79              79             81            360            3           357          8/11/99
55            112             112           119            360            1           359          10/11/99
56            109             109           113            240            7           233           4/1/99
57            163             163           167            360           13           347          10/1/98
58            91              91             98            360           22           338           1/1/98
59            109             109           113            300            7           293           4/1/99
60            114             114           118            360            2           358          9/11/99
61            100             157           161            360           19           341           4/1/98
62            114             114           118            360            2           358          9/11/99
22            104             104           108            360           12           348          11/1/98
63            112             112           119            360            1           359          10/11/99
64            112             112           115            300           17           295          6/11/99
65            118             118           120            360            0           360          11/11/99
66            105             105           112            360            8           352          3/11/99
67            109             109           111            360            9           351          2/11/99
68            100             100           107            300           13           287          10/1/98
69            110             110           117            360            3           357          8/11/99
70            105             105           112            300            8           292           3/1/99
71            115             115           119            300            1           299          10/11/99
72            112             112           119            360            1           359          10/11/99
73            112             112           119            360            1           359          10/11/99
74            175             175           179            180            1           179          10/11/99
75            107             107           111            300            9           291           2/1/99
76            100             100           107            300           13           287          10/1/98
77            111             111           118            360            2           358          9/11/99
78            115             115           119            360            1           359          10/11/99
79            113             113           116            360            4           356          7/11/99
80            112             112           116            360            4           356          7/11/99
81            96              153           157            180           23           157          12/1/97
82            111             111           118            360            2           358          9/11/99
83            111             111           115            360            5           355           6/1/99
84            114             114           118            360            2           358          9/11/99
85            113             113           120            300            1           299          10/11/99
86            111             111           118            300            2           298          9/11/99
87            110             110           114            360            6           354           5/1/99
88            55              88             92            120           28           92            7/1/97
89            112             112           119            360            1           359          10/11/99
90            108             108           112            360            8           352           3/1/99
91            100             100           107            300           13           287          10/1/98
92            115             115           119            300            1           299          10/11/99
93            99              99            106            360           14           346           9/1/98
94            112             112           119            360            1           359          10/11/99
95            101             101           105            360           15           345          8/11/98
96            112             112           119            300            1           299          10/11/99
97            115             115           119            300            1           299          10/11/99
98            115             115           117            300            4           296          7/11/99
99            174             174           178            180            2           178           9/1/99
100           111             111           115            360            5           355           6/1/99
101           105             105           109            300           11           289          12/1/98
102           115             115           119            360            1           359          10/11/99
103           114             114           118            360            2           358           9/1/99
104           112             112           116            300            4           296           7/1/99
105           112             112           119            300            1           299          10/11/99
106           114             114           118            360            2           358          9/11/99
23            104             104           108            300           12           288          11/1/98
107           115             115           117            360            3           357          8/11/99
108           114             114           118            360            2           358          9/11/99
109           117             117           119            360            1           359          10/11/99
110           112             112           119            240            1           239          10/11/99
111           112             112           119            360            1           359          10/11/99
112           115             115           119            360            1           359          10/11/99
113           109             109           116            360            4           356          7/11/99
114           115             115           119            360            1           359          10/11/99
115           107             107           111            300            9           291           2/1/99
116           106             106           110            360            9           351          2/11/99
117           101             101           105            360           15           345           8/1/98
118           105             105           109            360           11           349          12/1/98
119           115             115           119            300            1           299          10/11/99
120           106             106           110            480            9           471          2/11/99
121           109             109           113            300            7           293           4/1/99
122           86              143           147            360           33           327           2/1/97
123           115             115           119            360            1           359          10/11/99
124           112             112           116            300            4           296           7/1/99
125           117             117           119            360            1           359          10/11/99
126           113             113           117            290            3           287           8/1/99
127           105             105           109            300           11           289          12/1/98
128           107             107           111            360            9           351           2/1/99
129           112             112           119            360            1           359          10/11/99
130           105             105           109            360           11           349          12/1/98
131           105             105           109            300           11           289          12/1/98
132           109             109           113            360            7           353           4/1/99
133           100             100           107            360           13           347          10/1/98
134           106             106           110            360           10           350           1/1/99
135           106             106           110            300           10           290           1/1/99
136           98              98            105            360           15           345           8/1/98
137           95              95             99            300            9           291           2/1/99
138           108             108           112            360            8           352           3/1/99
139           109             109           116            300            4           296          7/11/99
140           105             105           109            300           11           289          12/1/98
141           102             102           109            360           11           349          12/1/98
142           105             105           109            285           11           274          12/1/98
143           105             105           109            360           11           349          12/1/98
144           106             106           110            300           10           290           1/1/99
145           103             103           110            300           10           290           1/1/99
146           106             106           110            300           10           290           1/1/99
147           102             102           109            360           11           349          12/1/98
148           102             102           109            360           11           349          12/1/98
149           102             102           109            240           11           229          12/1/98
150           105             105           109            300           11           289          12/1/98
151           105             105           112            240            8           232           3/1/99
152           103             103           110            300           10           290           1/1/99
153           103             103           110            360           10           350           1/1/99


                     RANGE OF DEBT SERVICE COVERAGE RATIOS




                                                                              WEIGHTED
                                                     PERCENT BY   WEIGHTED    AVERAGE      WEIGHTED
    RANGE OF DEBT      NUMBER OF     CUT-OFF DATE      CUT-OFF     AVERAGE   REMAINING      AVERAGE     WEIGHTED   WEIGHTED
       SERVICE        LOANS/LOAN      PRINCIPAL       PRINCIPAL   MORTGAGE      TERM     AMORTIZATION    AVERAGE   AVERAGE
   COVERAGE RATIOS       POOLS         BALANCE         BALANCE      RATE       (MOS.)     TERM (MOS.)    LTV (%)     DSCR
-------------------- ------------ ----------------- ------------ ---------- ----------- -------------- ---------- ---------
1.10x - 1.19 .......        6      $   75,591,574         6.4%      8.529%  114         355            71%        1.16x
1.20x - 1.29 .......       50         448,464,655        37.8       8.120   116         341            72         1.24
1.30x - 1.39 .......       33         217,101,940        18.3       7.988   114         335            70         1.34
1.40x - 1.49 .......       15         138,678,145        11.7       7.870   106         334            62         1.47
1.50x - 1.59 .......       14          82,744,307         7.0       8.219   117         323            60         1.54
1.60x - 1.69 .......        7          23,278,709         2.0       8.130   116         333            67         1.63
1.70x - 1.79 .......       12          58,949,495         5.0       8.165   117         363            57         1.75
1.80x - 1.89 .......        1           5,463,682          .5       8.000   113         293            57         1.84
1.90x - 1.99 .......        5          79,480,703         6.7       8.022   119         306            54         1.96
2.00x and over .....        8          17,094,181         1.4       7.753   126         308            39         2.70
Credit Lease .......        2          40,282,058         3.4       6.697   233         292              NAP        NAP
                                   --------------        ----       -----   ---         ---               --        -----
TOTAL ..............      153      $1,187,129,449       100.0%      8.041%  119         335            67%        1.41x
                                   ==============

                         RANGE OF LOAN-TO-VALUE RATIOS




                                                                              WEIGHTED
                                                     PERCENT BY   WEIGHTED    AVERAGE      WEIGHTED
                       NUMBER OF     CUT-OFF DATE      CUT-OFF     AVERAGE   REMAINING      AVERAGE     WEIGHTED   WEIGHTED
    RANGE OF LOAN     LOANS/LOAN      PRINCIPAL       PRINCIPAL   MORTGAGE      TERM     AMORTIZATION    AVERAGE   AVERAGE
   TO VALUE RATIOS       POOLS         BALANCE         BALANCE      RATE       (MOS.)     TERM (MOS.)    LTV (%)     DSCR
-------------------- ------------ ----------------- ------------ ---------- ----------- -------------- ---------- ---------
50% or less ........       12      $  138,790,031        11.7%   8.114%     114         317            44%        1.75x
51% - 60% ..........       16         117,107,552         9.9    8.217      117         350            54         1.45
61% - 70% ..........       39         261,752,787        22.0    7.991      114         327            65         1.50
71% - 75% ..........       53         348,910,854        29.4    8.022      113         338            73         1.28
76% - 80% ..........       31         280,286,168        23.6    8.196      118         348            78         1.30
Credit Lease .......        2          40,282,058         3.4    6.697      233         292              NAP        NAP
                                   --------------        ----    -----      ---         ---               --        ----
TOTAL ..............      153      $1,187,129,449       100.0%   8.041%     119         335            67%        1.41x
                                   ==============

   RANGE OF LOAN-TO-VALUE RATIOS AT ANTICIPATED REPAYMENT DATES OR MATURITY




                                                         PERCENT BY   WEIGHTED
       RANGE OF          NUMBER OF                         CUT-OFF     AVERAGE
     LOAN TO VALUE      LOANS/LOAN      CUT-OFF DATE      PRINCIPAL   MORTGAGE
        RATIOS             POOLS     PRINCIPAL BALANCE     BALANCE      RATE
---------------------- ------------ ------------------- ------------ ----------
50% or less ..........       26        $  263,371,645        22.2%   8.028%
51% - 60% ............       37           261,331,880        22.0    8.008
61% - 70% ............       73           501,926,449        42.3    8.101
71% - 75% ............       15           120,217,417        10.1    8.344
Credit Lease .........        2            40,282,058         3.4    6.697
                                       --------------        ----    -----
TOTAL ................      153        $1,187,129,449       100.0%   8.041%
                                       ==============



                                                                           WEIGHTED
                                                                           AVERAGE
                          WEIGHTED      WEIGHTED                            LTV AT
       RANGE OF           AVERAGE        AVERAGE     WEIGHTED   WEIGHTED    ARD OR
     LOAN TO VALUE       REMAINING    AMORTIZATION    AVERAGE    AVERAGE   MATURITY
        RATIOS          TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR       (%)
---------------------- ------------- -------------- ---------- ---------- ---------
50% or less .......... 115           318            49%        1.65x      43%
51% - 60% ............ 112           333            65         1.44       57
61% - 70% ............ 115           343            74         1.31       65
71% - 75% ............ 117           359            79         1.23       71
Credit Lease ......... 233           292              NAP        NAP        NAP
                       ---           ---               --        ----       ----
TOTAL ................ 119           335            67%        1.41x      59%

                  MORTGAGED PROPERTIES BY GEOGRAPHIC LOCATION




                                                           PERCENT BY
                                                             CUT-OFF
                           NUMBER OF      CUT-OFF DATE      PRINCIPAL
STATE                     PROPERTIES   PRINCIPAL BALANCE     BALANCE
------------------------ ------------ ------------------- ------------
Arizona ................        7        $   20,031,455         1.7%
Arkansas ...............        1               632,896          .1
California .............       48           214,766,958        18.1
Colorado ...............        8            55,804,753         4.7
Connecticut ............        9             4,609,346          .4
Florida ................       11           102,758,714         8.7
Georgia ................        4            12,436,780         1.0
Idaho ..................        1             3,538,619          .3
Illinois ...............        5            15,518,796         1.3
Indiana ................        6            30,876,066         2.6
Kentucky ...............        1             3,997,256          .3
Maryland ...............        3            13,635,251         1.1
Massachusetts ..........        6            55,087,558         4.6
Minnesota ..............        2            23,109,325         1.9
Mississippi ............        1             1,499,030          .1
Missouri ...............        4            29,898,309         2.5
Nevada .................        2               808,010          .1
New Jersey .............        8            37,367,315         3.1
New Mexico .............        2             7,755,877          .7
New York ...............       22           251,732,951        21.2
North Carolina .........        4            15,736,942         1.3
Ohio ...................        3             9,599,114          .8
Oregon .................        1            10,942,638          .9
Pennsylvania ...........        3            33,376,878         2.8
Puerto Rico ............        1            38,774,229         3.3
South Carolina .........        2             3,626,107          .3
South Dakota ...........        1             2,393,088          .2
Tennessee ..............        1             2,247,460          .2
Texas ..................       13            43,498,766         3.7
Utah ...................        1             6,689,444          .6
Virginia ...............        1             9,491,226          .8
Washington .............        6            67,548,276         5.7
Washington DC ..........        2            41,002,306         3.5
West Virginia ..........        1             6,993,787          .6
Wisconsin ..............        1             9,343,927          .8
                               --        --------------        ----
TOTAL ..................      192        $1,187,129,449       100.0%
                                         ==============





                          WEIGHTED     WEIGHTED      WEIGHTED
                           AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
                          MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
STATE                       RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
------------------------ ---------- ------------- -------------- ---------- ---------
Arizona ................ 7.626%          118      301            64%        1.72x
Arkansas ............... 8.500           105      345            74         1.52
California ............. 7.872           122      333            70         1.38
Colorado ............... 7.783           136      346            76         1.29
Connecticut ............ 8.708           119      299            78         1.60
Florida ................ 8.238           114      351            74         1.25
Georgia ................ 7.777           108      315            67         1.48
Idaho .................. 6.684           233      276              NAP        NAP
Illinois ............... 7.557           109      319            74         1.36
Indiana ................ 7.795           118      298            63         1.95
Kentucky ............... 7.890           119      359            64         1.70
Maryland ............... 8.164           118      358            74         1.38
Massachusetts .......... 8.117           116      343            76         1.27
Minnesota .............. 8.195           130      355            79         1.24
Mississippi ............ 8.180           119      359            75         1.35
Missouri ............... 9.141           119      299            68         1.29
Nevada ................. 8.072           109      298            67         1.28
New Jersey ............. 8.157           122      339            65         1.47
New Mexico ............. 6.684           233      276              NAP        NAP
New York ............... 8.106           113      325            58         1.56
North Carolina ......... 8.505           119      346            64         1.69
Ohio ................... 7.929           114      322            68         1.40
Oregon ................. 7.990           119      359            75         1.21
Pennsylvania ........... 8.623           119      359            54         1.47
Puerto Rico ............ 8.050           119      359            74         1.25
South Carolina ......... 8.368           113      309            61         1.38
South Dakota ........... 7.800           115      355            73         1.27
Tennessee .............. 7.980           118      358            66         1.79
Texas .................. 8.189           117      348            75         1.28
Utah ................... 6.684           233      276              NAP        NAP
Virginia ............... 8.790           119      299            67         1.53
Washington ............. 7.777           108      353            54         1.25
Washington DC .......... 7.708           109      349            67         1.39
West Virginia .......... 9.030            83      299            74         1.32
Wisconsin .............. 8.160           119      359            65         1.23
                         -----           ---      ---            --         ----
TOTAL .................. 8.041%          119      335            67%        1.41x

                            YEAR BUILT OR RENOVATED




                                                    PERCENT BY   WEIGHTED
 RANGE OF                                             CUT-OFF     AVERAGE
YEAR BUILT/         NUMBER OF      CUT-OFF DATE      PRINCIPAL   MORTGAGE
RENOVATED          PROPERTIES   PRINCIPAL BALANCE     BALANCE      RATE
----------------- ------------ ------------------- ------------ ----------
Pre 1970 ........       13        $   34,333,039         2.9%   8.680%
1970 - 1974 .....        7            24,803,616         2.1    7.959
1975 - 1979 .....        2             7,755,877          .7    6.684
1980 - 1984 .....       13            68,585,808         5.8    8.066
1985 - 1987 .....       20           144,634,465        12.2    8.070
1988 - 1990 .....       21           186,536,505        15.7    8.076
1991 - 1994 .....       14            66,510,063         5.6    8.284
1995 - 1997 .....       52           327,809,732        27.6    7.928
1998 - 1999 .....       50           326,160,347        27.5    8.039
                        --        --------------        ----    -----
TOTAL ...........      192        $1,187,129,449       100.0%   8.041%
                                  ==============



                     WEIGHTED      WEIGHTED                             WEIGHTED
 RANGE OF            AVERAGE        AVERAGE     WEIGHTED   WEIGHTED      AVERAGE
YEAR BUILT/         REMAINING    AMORTIZATION    AVERAGE    AVERAGE    YEAR BUILT/
RENOVATED          TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR     RENOVATED (%)
----------------- ------------- -------------- ---------- ---------- --------------
Pre 1970 ........ 118           418            57%        1.78x           1965
1970 - 1974 ..... 114           342            69         1.32            1973
1975 - 1979 ..... 233           276              NAP        NAP           1977
1980 - 1984 ..... 119           316            54         1.45            1983
1985 - 1987 ..... 119           348            73         1.29            1985
1988 - 1990 ..... 121           343            71         1.39            1989
1991 - 1994 ..... 117           325            73         1.30            1993
1995 - 1997 ..... 119           330            64         1.43            1996
1998 - 1999 ..... 116           328            66         1.44            1998
                  ---           ---            --         ----            ----
TOTAL ........... 119           335            67%        1.41x           1992

                     MORTGAGED PROPERTIES BY PROPERTY TYPE




                                                     CUT-OFF       PERCENTAGE   WEIGHTED
                                      NUMBER           DATE        BY CUT-OFF    AVERAGE
                                        OF          PRINCIPAL       PRINCIPAL   MORTGAGE
PROPERTY TYPE                       PROPERTIES       BALANCE         BALANCE      RATE
---------------                    ------------ ----------------- ------------ ----------
Office                                   33      $  355,372,711        29.9%   8.080%
---------------                          --      --------------        ----    -----
Retail          Anchored                 29         212,030,669        17.9    8.181
                Unanchored               13          33,784,648         2.8    8.462
Retail Total                             42         245,815,317        20.7    8.220
---------------                          --      --------------        ----    -----
Multifamily                              51         178,770,749        15.1    7.874
---------------                          --      --------------        ----    -----
Lodging         Extended Stay             7          27,908,936         2.4    7.913
                Full Service              3          49,481,173         4.2    8.596
                Limited Service           8          42,842,486         3.6    7.895
Lodging Total                            18         120,232,595        10.1    8.188
---------------                          --      --------------        ----    -----
Industrial                               16          77,816,897         6.6    8.068
---------------                          --      --------------        ----    -----
Mixed Use                                 4          74,492,699         6.3    7.513
---------------                          --      --------------        ----    -----
Cooperative     Mixed Commercial          2           2,386,554         0.2    7.096
                Residential               8          44,354,192         3.7    8.454
Cooperative Total                        10          46,740,745         3.9    8.385
----------------------------------       --      --------------        ----    -----
Credit Lease                             11          40,282,058         3.4    6.697
---------------                          --      --------------        ----    -----
Other           MHC (3)                   1           2,291,514         0.2    8.150
                Self-Storage              5          18,337,536         1.5    8.013
                Special Purpose           1          26,976,630         2.3    9.180
Other Total                               7          47,605,679         4.0    8.681
---------------                          --      --------------        ----    -----
Total                                   192      $1,187,129,449       100.0%   8.041%
===============                         ===      ==============       =====    =====



                                                                                                         WEIGHTED
                   WEIGHTED      WEIGHTED                                                                 AVERAGE
                   AVERAGE        AVERAGE     WEIGHTED   WEIGHTED                  LOAN      WEIGHTED   YEAR BUILT/
                  REMAINING    AMORTIZATION    AVERAGE    AVERAGE    PROPERTY       PER      AVERAGE     RENOVATED
PROPERTY TYPE    TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR       SIZE(1)      SIZE     OCCUP.(2)      DATE
--------------- ------------- -------------- ---------- ---------- ------------ ---------- ----------- ------------
Office          115           345            68%        1.33x        4,889,401   $     73    96%           1989
--------------- ---           ---            --         ----         ---------   --------    --            ----
Retail          115           343            74         1.25         3,685,197         58    94            1994
                117           341            74         1.33           316,124        107    96            1986
Retail Total    115           342            74         1.26         4,001,321         61    95            1993
--------------- ---           ---            --         ----         ---------   --------    --            ----
Multifamily     110           342            65         1.43             4,572     39,101    96            1995
--------------- ---           ---            --         ----         ---------   --------    --            ----
Lodging         114           294            61         1.65               874     31,932    83            1996
                120           303            51         1.80               757     60,094    52            1997
                119           299            64         1.83               893     47,976    71            1997
Lodging Total   118           299            58         1.78             2,524     47,636    74            1997
--------------- ---           ---            --         ----         ---------   --------    --            ----
Industrial      118           332            72         1.31         1,863,955         42    99            1992
--------------- ---           ---            --         ----         ---------   --------    --            ----
Mixed Use       106           346            67         1.44            NAP         NAP      85            1993
--------------- ---           ---            --         ----         ---------   --------    --            ----
Cooperative     110           406            30         3.52            73,154         33   100            1982
                128           348            48         1.94             1,326     33,450   100            1976
Cooperative     127           351            47         2.02            74,480        628   100            1977
--------------- ---           ---            --         ----         ---------   --------   ---            ----
Total
---------------
Credit Lease    233           292              NAP        NAP            1,224     32,910   100            1990
--------------- ---           ---               --        ----       ---------   --------   ---            ----
Other           116           296            74         1.35                80     28,644   100            1965
                113           289            69         1.49           369,847         50    94            1995
                119           299            67         1.27             3,270      8,250     NAP          1998
Other Total     117           295            68         1.36           373,197      NAP        NAP         1995
--------------- ---           ---            --         ----         ---------   --------  -------         ----
Total           119           335            67%        1.41x                                90%           1992
=============== ===           ===            ==         ====        ==========             ====            ====

-------
(1) Property Size refers to total leasable square feet with respect to retail, office and industrial/warehouse properties and self-storage properties, number of units with respect to multifamily properties and the manufactured housing communities, number of guest rooms with respect to each hospitality property and the number of beds with respect to each senior housing property.

(2) Weighted average of the occupancy percentages for the corresponding property type determined on the basis of the individual occupancy set forth on Annex A.

(3)   Manufactured Housing Communities.

                      RANGE OF CUT-OFF PRINCIPAL BALANCES




                                      NUMBER        CUT-OFF       PERCENTAGE
                                    OF LOANS/         DATE          CUT-OFF
         RANGE OF CUT-OFF              LOAN        PRINCIPAL       PRINCIPAL
        PRINCIPAL BALANCES            POOLS         BALANCE         BALANCE
---------------------------------- ----------- ----------------- ------------
$500,000 or less..................      14      $    5,178,797          .4%
$500,000+ - 1,000,000.............      14          10,829,928          .9
$ 1,000,000+ - 2,000,000..........      18          23,608,312         2.0
$ 2,000,000+ - 3,000,000..........      20          50,457,111         4.3
$ 3,000,000+ - 4,000,000..........      17          61,211,138         5.2
$ 4,000,000+ - 5,000,000..........       9          41,029,159         3.5
$ 5,000,000+ - 6,000,000..........       9          49,381,304         4.2
$ 6,000,000+ - 7,000,000..........       3          20,282,370         1.7
$ 7,000,000+ - 8,000,000..........       5          38,259,019         3.2
$ 8,000,000+ - 9,000,000..........       1           8,491,630          .7
$ 9,000,000+ - 10,000,000.........       6          58,181,587         4.9
$10,000,000+ - 15,000,000.........      13         160,646,794        13.5
$15,000,000+ - 20,000,000.........       9         158,166,084        13.3
$20,000,000+ - 30,000,000.........       8         216,375,612        18.2
$30,000,000+ - 40,000,000.........       5         179,093,500        15.1
$40,000,000+ - 50,000,000.........       1          47,937,104         4.0
$50,000,000+ - 60,000,000.........       1          58,000,000         4.9
                                        --      --------------        ----
TOTAL ............................     153      $1,187,129,449       100.0%
                                                ==============



                                    WEIGHTED     WEIGHTED      WEIGHTED
                                     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
         RANGE OF CUT-OFF           MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
        PRINCIPAL BALANCES            RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
---------------------------------- ---------- ------------- -------------- ---------- ---------
$500,000 or less.................. 8.283%          109      302            65%           1.65x
$500,000+ - 1,000,000............. 8.324           111      325            69            1.46
$ 1,000,000+ -  2,000,000......... 8.245           117      340            67            1.68
$ 2,000,000+ -  3,000,000......... 8.243           118      319            69            1.42
$ 3,000,000+ -  4,000,000......... 8.242           122      306            64            1.52
$ 4,000,000+ -  5,000,000......... 7.982           115      329            71            1.55
$ 5,000,000+ -  6,000,000......... 7.599           124      330            62            1.66
$ 6,000,000+ -  7,000,000......... 8.616            93      312            75            1.26
$ 7,000,000+ -  8,000,000......... 7.875           114      342            77            1.31
$ 8,000,000+ -  9,000,000......... 7.170            70      346            72            1.32
$ 9,000,000+ - 10,000,000......... 8.094           114      324            70            1.31
$10,000,000+ - 15,000,000......... 8.002           126      337            68            1.30
$15,000,000+ - 20,000,000......... 8.261           118      361            67            1.41
$20,000,000+ - 30,000,000......... 7.696           128      321            67            1.40
$30,000,000+ - 40,000,000......... 8.199           117      345            68            1.45
$40,000,000+ - 50,000,000......... 8.600           117      357            70            1.15
$50,000,000+ - 60,000,000......... 7.750            99      336            46            1.48
                                   -----           ---      ---            --            ----
TOTAL ............................ 8.041%          119      335            67%           1.41x

                          YEARS OF SCHEDULED MATURITY




                   NUMBER        CUT-OFF       PERCENTAGE   WEIGHTED     WEIGHTED      WEIGHTED
 YEARS OF        OF LOANS/         DATE          CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
SCHEDULED           LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
 MATURITY          POOLS         BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
--------------- ----------- ----------------- ------------ ---------- ------------- -------------- ---------- ---------
2005 ..........       1      $    8,491,630          .7%   7.170%           70      346            72%           1.32x
2007 ..........       2           8,592,885          .7    7.595            96      252            58            1.78
2008 ..........      33          59,520,881         5.0    7.515           107      305            71            1.34
2009 ..........      29         133,139,057        11.2    8.112           115      347            66            1.48
2012 ..........       2           4,783,228          .4    8.373           155      195            55            1.53
2013 ..........       2          10,936,642          .9    7.109           164      344            58            2.02
2014 ..........       2           6,477,186          .5    9.158           179      179            49            1.53
2019 ..........       3          41,879,576         3.5    6.774           229      290            57            1.33
2023 ..........       2          39,203,645         3.3    7.260           103      283            71            1.26
2024 ..........      18         190,904,798        16.1    8.371           118      299            64            1.61
2027 ..........       2          68,193,400         5.7    7.937           102      336            50            1.44
2028 ..........       3          67,827,179         5.7    7.447           106      346            65            1.47
2029 ..........      53         546,083,047        46.0    8.232           117      358            71            1.31
2038 ..........       1           1,096,297          .1    7.150           110      471            23            4.67
                     --      --------------        ----    -----           ---      ---            --            ----
TOTAL .........     153      $1,187,129,449       100.0%   8.041%          119      335            67%           1.41x
                             ==============

                      RANGE OF REMAINING ANTICIPATED TERMS




 RANGE OF                                  CUT-OFF       PERCENTAGE   WEIGHTED
ANTICIPATED                NUMBER OF         DATE          CUT-OFF     AVERAGE
REMAINING                   NOTES/        PRINCIPAL       PRINCIPAL   MORTGAGE
  TERM                    LOAN POOLS       BALANCE         BALANCE      RATE
------------------------ ------------ ----------------- ------------ ----------
5+ - 6 years ...........        1     $    8,491,630           .7%   7.170%
6+ - 7 years ...........        2         13,535,861          1.1    8.938
7+ - 8 years ...........        1          3,001,401           .3    8.630
8+ - 9 years ...........       19        216,326,186         18.2    7.461
9+ - 10 years ..........      121        847,295,259         71.4    8.228
10+ - 11 years .........        1         36,000,000          3.0    8.500
12+ - 13 years .........        1          1,065,694           .1    9.080
13+ - 14 years .........        3         14,654,175          1.2    7.378
14+ - 15 years .........        2          6,477,186           .5    9.158
19+ - 20 years .........        2         40,282,058          3.4    6.697
                              ---     --------------         ----    -----
TOTAL ..................      153     $1,187,129,449        100.0%   8.041%
                                      ==============



                                                                                          WEIGHTED
 RANGE OF                   WEIGHTED      WEIGHTED                            WEIGHTED     AVERAGE
ANTICIPATED                 AVERAGE        AVERAGE     WEIGHTED   WEIGHTED    AVERAGE     REMAINING
REMAINING                  REMAINING    AMORTIZATION    AVERAGE    AVERAGE   REMAINING   LOCK-OUT +
  TERM                    TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR      LOCK-OUT   YIELDMAINT.
------------------------ ------------- -------------- ---------- ---------- ----------- ------------
5+ - 6 years ...........       70            346      72%        1.32x           22           63
6+ - 7 years ...........       82            327      76         1.23            77           77
7+ - 8 years ...........       92             92      28         2.33            55           55
8+ - 9 years ...........      103            322      63         1.39            89           98
9+ - 10 years ..........      117            345      69         1.39           111          113
10+ - 11 years .........      121            300      44         1.94           117          117
12+ - 13 years .........      147            327      74         2.21            86           86
13+ - 14 years .........      162            297      56         1.85            90          123
14+ - 15 years .........      179            179      49         1.53           175          175
19+ - 20 years .........      233            292        NAP        NAP          229          229
                              ---            ---         --        ----         ---          ---
TOTAL ..................      119            335      67%        1.41x          110          114

                         ANTICIPATED REPAYMENT BY YEAR




                   NUMBER        CUT-OFF       PERCENT BY   WEIGHTED     WEIGHTED      WEIGHTED
  ANTICIPATED    OF LOANS/         DATE          CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
   REPAYMENT        LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
    BY YEAR        POOLS         BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
--------------- ----------- ----------------- ------------ ---------- ------------- -------------- ---------- ---------
2005 ..........       1      $    8,491,630          .7%   7.170%           70      346            72%        1.32x
2006 ..........       2          13,535,861         1.1    8.938            82      327            76         1.23
2007 ..........       2           8,592,885          .7    7.595            96      252            58         1.78
2008 ..........      40         225,648,001        19.0    7.509           104      322            63         1.42
2009 ..........     100         868,381,959        73.1    8.243           117      343            68         1.40
2012 ..........       2           4,783,228          .4    8.373           155      195            55         1.53
2013 ..........       2          10,936,642          .9    7.109           164      344            58         2.02
2014 ..........       2           6,477,186          .5    9.158           179      179            49         1.53
2019 ..........       2          40,282,058         3.4    6.697           233      292              NAP        NAP
                    ---      --------------        ----    -----           ---      ---               --        ----
TOTAL .........     153      $1,187,129,449       100.0%   8.041%          119      335            67%        1.41x
                             ==============

----------
The weighted average year of anticipated repayment is 2009.





                            RANGE OF MORTGAGE RATES




                                              CUT-OFF       PERCENTAGE
                              NUMBER OF         DATE          CUT-OFF
          RANGE OF             LOANS/        PRINCIPAL       PRINCIPAL
       MORTGAGE RATES        LOAN POOLS       BALANCE         BALANCE
--------------------------- ------------ ----------------- ------------
6.000% - 6.999% ...........        4      $   48,540,166         4.1%
7.000% - 7.499% ...........       16         142,466,330        12.0
7.500% - 7.999% ...........       32         353,779,867        29.8
8.000% - 8.499% ...........       64         406,060,271        34.2
8.500% - 8.999% ...........       26         153,876,087        13.0
9.000% - 9.499% ...........        9          76,221,473         6.4
9.500% - 9.999% ...........        1           3,247,390          .3
10.000% - 10.999% .........        1           2,937,866          .2
                                  --      --------------        ----
TOTAL .....................      153      $1,187,129,449       100.0%
                                          ==============



                             WEIGHTED     WEIGHTED      WEIGHTED
                              AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
          RANGE OF           MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
       MORTGAGE RATES          RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
--------------------------- ---------- ------------- -------------- ---------- ---------
6.000% - 6.999% ...........    6.724%  217           297            47%           2.26x
7.000% - 7.499% ...........    7.242   106           322            71            1.39
7.500% - 7.999% ...........    7.775   112           336            63            1.45
8.000% - 8.499% ...........    8.262   118           346            73            1.33
8.500% - 8.999% ...........    8.625   116           328            59            1.48
9.000% - 9.499% ...........    9.106   121           341            63            1.43
9.500% - 9.999% ...........    9.625   120           299            65            1.65
10.000% - 10.999% .........   10.220   119           299            70            1.52
                              ------   ---           ---            --            ----
TOTAL .....................    8.041%  119           335            67%           1.41x

           RANGE OF REMAINING LOCK-OUT PLUS YIELD MAINTENANCE TERMS




        REMAINING
        LOCK-OUT                           CUT-OFF       PERCENTAGE   WEIGHTED
        AND YIELD          NUMBER OF         DATE          CUT-OFF     AVERAGE
       MAINTENANCE          NOTES/        PRINCIPAL       PRINCIPAL   MORTGAGE
         PERIODS          LOAN POOLS       BALANCE         BALANCE      RATE
------------------------ ------------ ----------------- ------------ ----------
4+ - 5 years ...........        1      $    3,001,401          .3%   8.630%
5+ - 6 years ...........        2          15,238,139         1.3    7.524
6+ - 7 years ...........        2          13,535,861         1.1    8.938
7+ - 8 years ...........        6          78,732,709         6.6    7.713
8+ - 9 years ...........       52         253,720,649        21.4    7.548
9+ - 10 years ..........       85         770,514,957        64.9    8.296
13+ - 14 years .........        1           5,626,491          .5    7.278
14+ - 15 years .........        2           6,477,186          .5    9.158
19+ - 20 years .........        2          40,282,058         3.4    6.697
                               --      --------------        ----    -----
TOTAL ..................      153      $1,187,129,449       100.0%   8.041%
                                       ==============



        REMAINING                                                                          WEIGHTED
        LOCK-OUT            WEIGHTED      WEIGHTED                            WEIGHTED     AVERAGE
        AND YIELD           AVERAGE        AVERAGE     WEIGHTED   WEIGHTED    AVERAGE     REMAINING
       MAINTENANCE         REMAINING    AMORTIZATION    AVERAGE    AVERAGE   REMAINING    LOCK-OUT +
         PERIODS          TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR      LOCK-OUT   YIELD MAINT.
------------------------ ------------- -------------- ---------- ---------- ----------- -------------
4+ - 5 years ...........       92             92      28%        2.33x           55           55
5+ - 6 years ...........       89            318      73         1.32            41           64
6+ - 7 years ...........       82            327      76         1.23            77           77
7+ - 8 years ...........      102            320      51         1.48            86           93
8+ - 9 years ...........      110            324      68         1.42            94          104
9+ - 10 years ..........      118            345      68         1.40           114          114
13+ - 14 years .........      167            347      79         1.37            76          163
14+ - 15 years .........      179            179      49         1.53           175          175
19+ - 20 years .........      233            292        NAP        NAP          229          229
                              ---            ---         --        ----         ---          ---
TOTAL ..................      119            335      67%        1.41x          110          114

CHANGES IN MORTGAGE LOAN CHARACTERISTICS


     The description in this Prospectus Supplement of the Trust Fund and the Mortgaged Properties is based upon the Trust Fund as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission (the "Commission") within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                    DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Accounts, the Excess Interest Distribution Account (as defined herein), the Interest Reserve Account and, if established, the REO Account; (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller, Finova or Finova Capital, as applicable, regarding the Mortgage Loans.

     The Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates") will consist of the following classes (each, a "Class"): (i) the Class A-1, Class A-2 and Class A-X Certificates (collectively, the "Senior Certificates"); (ii) the Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Mezzanine Certificates" and, together with the Senior Certificates, the "Offered Certificates"), (iii) the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates (collectively, the "Private Certificates" and, together with the Offered Certificates, the "Regular Certificates"), (iv) the Class R and Class LR Certificates (together, the "Residual Certificates") and (v) the Class V-1 and Class V-2 Certificates. The Mezzanine Certificates together with the Private Certificates are referred to herein as the "Subordinate Certificates."

     Only the Offered Certificates are offered hereby. The Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V-1, Class V-2, Class R and Class LR Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered hereby.

     The "Certificate Balance" of any Class of Regular Certificates (other than the Class A-X Certificates) outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Class A-X Certificates will not have a Certificate Balance and no distributions of principal will be made thereon. With respect to any Distribution Date, the "Notional Balance" of the Class A-X Certificates will be equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-X Certificates) immediately prior to such Distribution Date.

     On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit (as defined herein) actually allocated to, such Class of Certificates on such Distribution Date and, except for the purposes of determining Voting Rights (as defined herein) and the identity of the Controlling Class, will be increased by the amount of any Certificate Deferred Interest (as defined herein) allocated to such Class of Certificates on such Distribution Date. The initial Certificate Balance or Notional Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund.

     The Offered Certificates (other than the Class A-X Certificates) will be maintained and transferred on the book-entry records of DTC (as defined herein) and its Participants (as defined herein) and issued in denominations of $25,000 initial Certificate Balance and integral multiples of $1 in excess thereof. The Class A-X Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $100,000 initial Notional Balance and integral multiples of $1 in excess thereof. A single additional Class A-X Certificate may be issued in a denomination of authorized initial Notional Balance that includes the excess of (i) the initial Notional Balance of Class A-X over (ii) the largest integral multiple of $10,000 that does not exceed the amount of such excess. The "Percentage Interest" evidenced by any Regular Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Balance of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "-- Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures.

     Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred only on the book-entry records of DTC and its Participants.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. The Offered Certificates will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"), or through Cedelbank ("Cedelbank") or the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants" and, together with Cedelbank and Euroclear participating organizations, the "Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., The American Stock Exchange, Inc. and National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems continue to function appropriately to provide timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades within DTC.

     Because of time zone differences, the securities account of a Cedelbank Participant or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depository holding on behalf of Cedelbank or Euroclear) will be credited during the securities settlement processing day (which must be a business day for Cedelbank or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or Cedelbank Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or Euroclear Participant to a DTC Participant (other than the depository for Cedelbank or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex E hereto.

     Transfers between Participants will occur in accordance with the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"). Transfers between Cedelbank Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

     Cedelbank, as a professional depository, holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Purchases of Certificates under the DTC system ("Book-Entry Certificates") must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee, Certificate Administrator or Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     The only holder of the Offered Certificates (the "Certificateholder") will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through the Participants, which in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Certificate Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and of interest on the Offered Certificates from the Certificate Administrator through DTC and its Direct Participants and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar (as defined herein), the Certificate Administrator, the Trustee, the Special Servicer or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct Participants and Indirect Participants.

     Under the Rules, DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered

Certificates. Direct Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     None of the Depositor, the Servicer, the Certificate Registrar, the Underwriters, the Special Servicer, the Certificate Administrator or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Depositor advises the Certificate Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates or (iii) the Trustee advises the Certificate Administrator that the Trustee has determined that Definitive Certificates are required because the Trustee has instituted or has been directed to institute judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of those Certificates evidenced in book-entry form. Upon the occurrence of any of the events described in the preceding sentence, the Certificate Administrator is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent (as defined herein) will reissue the Offered Certificates as Definitive Certificates issued in the respective Certificate Balances or Notional Balances, as applicable, owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Certificate Administrator, the Trustee, the Special Servicer and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made by the Certificate Administrator, to the extent of available funds, on the 4th Business Day (as defined below) after the Determination Date in each month commencing in November 1999 (each, a "Distribution Date"). The "Determination Date" is the 11th day of the month or, if such 11th day is not a Business Day, the Business Day immediately following such 11th day. All such distributions (other than the final distribution on any Certificate) will be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. A "Business Day" is any day other than a Saturday, a Sunday or any day in which banking institutions in the States of New York, California, Maryland, Minnesota or Florida are authorized or obligated by law, executive order or governmental decree to close. With respect to any Distribution Date, the "Record Date" will be the close of business on the last business day of the month immediately preceding the month in which such Distribution Date occurs. The Record Date for the Distribution Date occurring in November 1999 will be the Closing Date. Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Balance, as the case may be, of at least $5,000,000, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

     The Servicer will establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Collection Account") as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the Business Day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, insurance and condemnation proceeds and liquidation proceeds), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.


     The Certificate Administrator will establish and maintain one or more accounts (the "Distribution Account") in the name of the Certificate Administrator and for the benefit of the Certificateholders. On each Distribution Date, the Certificate Administrator will apply amounts on deposit in the Distribution Account (which will include all funds that were remitted by the Servicer from the Collection Account plus, among other things, any P&I Advances remitted to the Certificate Administrator by the Servicer, or, if applicable, the Trustee, less applicable fees and amounts, if any, distributable to the Residual Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount (as defined herein) to the holders of Certificates as described herein. Each of the Collection Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The aggregate amount available from the Mortgage Loans for distribution to the holders of Offered Certificates on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:


     (a) the total amount of all cash received on the Mortgage Loans and any related REO Properties that is on deposit in the Collection Account as of the Business Day preceding the related Servicer Remittance Date (as defined herein), exclusive of:

     (i) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period (as defined herein),

     (ii) all principal prepayments, Balloon Payments, liquidation proceeds, insurance and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date,

     (iii) all amounts that are due or reimbursable to (x) any person other than the Certificateholders and (y) the Class V-1 or Class V-2 Certificates,

     (iv) all Prepayment Premiums, Yield Maintenance Charges and Yield Protection Payments,

     (v) all net investment income on the funds in the Collection Account and certain other accounts,

     (vi) all Withheld Amounts (as defined herein) relating to a subsequent Distribution Date and

     (vii) all amounts deposited in the Collection Account in error;

     (b) all P&I Advances made with respect to such Distribution Date by the Servicer or the Trustee, as applicable, with respect to the Mortgage Loans (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

     (c) all funds released from the Interest Reserve Account (as defined herein) for distribution on such Distribution Date. See "Description of the Certificates -- Accounts" in the Prospectus.

     The "Due Period" for each Distribution Date will be the period beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the Determination Date of the month in which such Distribution Date occurs.

     Pass-Through Rates. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rates per annum specified below under "-- Definitions." Interest will accrue for each Class of Certificates during the related Interest Accrual Period (as defined herein).

     Interest Distributions. On each Distribution Date, to the extent of the Available Distribution Amount and subject to the distribution priorities described below under "-- Priority of Distributions," each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to the Monthly Interest Distribution Amount (as defined herein) with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates. No interest will accrue on such overdue amounts. Interest will accrue with respect to the Certificates on the basis of a 360-day year consisting of twelve 30-day months.


     Principal Distributions. On each Distribution Date, to the extent of the Available Distribution Amount remaining after all prior distributions on such Distribution Date made in accordance with the distribution priorities described below under "-- Priority of Distributions," the Classes of Offered Certificates (other than the Class A-X Certificates) will be entitled to distributions of principal sequentially as described below (until the Certificate Balance of each such Class of Certificates is reduced to zero) in an aggregate amount up to the Principal Distribution Amount (as defined herein) for such Distribution Date.

     Priority of Distributions. On each Distribution Date, unless the principal balances of the Private Certificates and the Mezzanine Certificates have been reduced to zero by the allocation of Collateral Support Deficits, the Certificate Administrator will apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount for such Distribution Date, in the following order of priority:

     (i) concurrently, to Class A-1, Class A-2 and Class A-X Certificates, pro rata, up to the Optimal Interest Distribution Amounts for such Classes for such Distribution Date;

     (ii) to the Class A-1 and Class A-2 Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date, in the following order of priority:

     first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero; and

     second, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero;

     (iii) to the Class A-1 and Class A-2 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit (as defined herein) previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full; and

     (iv) to the Mezzanine Certificates and Private Certificates, in the following order of priority:

     (A) to the Class B Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (B) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount (as defined herein) for such Distribution Date until such Certificate Balance has been reduced to zero;

     (C) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     (D) to the Class C Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (E) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (F) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     (G) to the Class D Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (H) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (I) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     (J) to the Class E Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (K) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (L) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     (M) to the Class F Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (N) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (O) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     (P) to the Class G Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (Q) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (R) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     (S) to the Class H Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (T) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (U) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     (V) to the Class J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (W) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (X) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     (Y) to the Class K Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (Z) to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (AA) to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     (BB) to the Class L Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (CC) to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (DD) to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     (EE) to the Class M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (FF) to the Class M Certificates, in reduction of the Certificate Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (GG) to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     (HH) to the Class N Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class on such Distribution Date;

     (II) to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (JJ) to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     (KK) to the Class O Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (LL) to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (MM) to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full; and

     (NN) to the Class R and Class LR Certificates, any remaining amounts in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the principal balances of the Mezzanine Certificates and Private Certificates have been reduced to zero by the application of Collateral Support Deficits thereto, the Certificate Administrator will apply amounts on deposit in the Distribution Account in the following order of priority: (i) concurrently, to the Class A-1, Class A-2 and Class A-X Certificates, pro rata, in respect of interest; (ii) to the Class A-1 and Class A-2 Certificates, pro rata, in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and
(iii) to the Class A-1 and Class A-2 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

     Reimbursement of previously allocated Collateral Support Deficits will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

Definitions

     "Class A-1 Pass-Through Rate": 6.91% per annum.

     "Class A-2 Pass-Through Rate": 7.29% per annum.

     "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (a) the Certificate Balance of each Class of Regular Certificates (other than the Class A-X Certificates) and (b) the related Component Rate for such Distribution Date by (ii) the sum of all such Certificate Balances.

     "Class B Pass-Through Rate": 7.53% per annum.

     "Class C Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.24%.

     "Class D Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.08%.

     "Class E Pass-Through Rate": As to any Distribution Date, the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class F Pass-Through Rate": As to any Distribution Date, the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 6.91% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 6.91% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 6.91% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class K Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 6.91% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class L Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 6.91% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class M Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 6.91% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class N Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 6.91% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class O Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 6.91% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Component Rate": As to each Class of Regular Certificates, the rate set forth below with respect thereto:

     "Class A-1 Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1 Pass-Through Rate.

     "Class A-2 Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-2 Pass-Through Rate.

     "Class B Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class B Pass-Through Rate.

     "Class C Component Rate": 0.24%.

     "Class D Component Rate": 0.08%.

     "Class E Component Rate": Zero.

     "Class F Component Rate": Zero.

     "Class G Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class G Pass-Through Rate for such Distribution Date.

     "Class H Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class H Pass-Through Rate for such Distribution Date.

     "Class J Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class J Pass-Through Rate for such Distribution Date.

     "Class K Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class K Pass-Through Rate for such Distribution Date.

     "Class L Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class L Pass-Through Rate for such Distribution Date.

     "Class M Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class M Pass-Through Rate for such Distribution Date.

     "Class N Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class N Pass-Through Rate for such Distribution Date.

     "Class O Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class O Pass-Through Rate for such Distribution Date.

     "Excess Rate": With respect to each ARD Loan after the related Anticipated Repayment Date, the excess of the Revised Rate thereof over the Mortgage Rate thereof.

     "Interest Accrual Period": As to any Distribution Date, the period commencing on the 11th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 10th day of the month in which such Distribution Date occurs. Each Interest Accrual Period is deemed to consist of 30 days.

     "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

     "Monthly Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates other than the Class A-X Certificates, the amount of interest accrued for the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Balance of such Class as of such Distribution Date, reduced by (i) such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount (as defined herein) and (y) certain indemnification expenses of the Trust Fund and (ii) any allocations to such Class of any Certificate Deferred Interest (as defined herein) for such Distribution Date. As to any Distribution Date and the Class A-X Certificates, the amount of interest accrued during the related Interest Accrual Period at the Class A-X Pass-Through Rate on the Notional Balance as of such Distribution Date, reduced by such Class's share of
(x) the Uncovered Prepayment Interest Shortfall Amount and (y) certain indemnification expenses of the Trust Fund, in each case for such Distribution Date.


     "Mortgage Interest Accrual Period": With respect to any Mortgage Loan, the period during which interest accrues pursuant to the related Mortgage Note.


     "Mortgage Pass-Through Rate": With respect to any Mortgage Loan that provides for calculations of interest based on twelve months of 30 days each for any Mortgage Interest Accrual Period, the Net Mortgage Rate (as defined herein) thereof. With respect to any Mortgage Loan that provides for interest accrual on an Actual/360 basis, (a) for any Mortgage Interest Accrual Period relating to an Interest Accrual Period beginning in any January, February, April, June, September and November and any December occurring in a year immediately preceding any year that is not a leap year, the Net Mortgage Rate thereof and (b) for any Mortgage Interest Accrual Period relating to any Interest Accrual Period beginning in any March, May, July, August and October and any December occurring in a year immediately preceding a year that is a leap year, the Net Mortgage Rate thereof multiplied by a fraction whose numerator is 31 and whose denominator is 30.


     The Mortgage Rate for purposes of calculating Mortgage Pass-Through Rates and the Weighted Average Net Mortgage Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out as described herein under "The Pooling and Servicing Agreement -- Modifications."


     "Net Mortgage Pass-Through Rate": With respect to any Mortgage Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the sum of the related Servicing Fee Rate and the Administration Fee Rate (each as defined herein).


     "Net Mortgage Rate": With respect to any Interest Accrual Period and any Mortgage Loan, a per annum rate equal to the Mortgage Rate for such Mortgage Loan as of the Cut-off Date minus the related Primary Servicing Fee Rate.


     "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount (each as defined herein) for such Class for such Distribution Date.

     "Pass-Through Rate": As to each Class of Certificates, the rate set forth below:



  Class A-1:   Class A-1 Pass-Through Rate
  Class A-2:   Class A-2 Pass-Through Rate
  Class A-X:   Class A-X Pass-Through Rate
  Class B:     Class B Pass-Through Rate
  Class C:     Class C Pass-Through Rate
  Class D:     Class D Pass-Through Rate
  Class E:     Class E Pass-Through Rate
  Class F:     Class F Pass-Through Rate
  Class G:     Class G Pass-Through Rate
  Class H:     Class H Pass-Through Rate
  Class J:     Class J Pass-Through Rate
  Class K:     Class K Pass-Through Rate
  Class L:     Class L Pass-Through Rate
  Class M:     Class M Pass-Through Rate
  Class N:     Class N Pass-Through Rate
  Class O:     Class O Pass-Through Rate

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which insurance or condemnation proceeds were received by the Servicer or the Special Servicer for application to such Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds during the period commencing on the date as of which such principal prepayment, insurance proceeds or condemnation proceeds were applied to the unpaid principal balance of such Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

     "Principal Distribution Amount": As to any Distribution Date, the sum of
(i) the amount collected or otherwise received on or in respect of principal of the Mortgage Loans during the related Due Period and (ii) that portion of the P&I Advance, if any, made in respect of principal of the Mortgage Loans with respect to such Distribution Date.

     "Remaining Principal Distribution Amount": As to any Distribution Date and any Class of Mezzanine Certificates or Private Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of principal on such Distribution Date on all Classes senior to such Class.

     "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the sum of the Uncovered Prepayment Interest Shortfalls (as defined below under "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses"), if any, for such Distribution Date.

     "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

     "Unscheduled Payments of Principal": Principal prepayments, Liquidation Proceeds (as defined herein), insurance proceeds, condemnation awards and any other unscheduled recoveries of principal.

     "Weighted Average Net Mortgage Rate": As to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Mortgage Loans, weighted by the Stated Principal Balances (as defined herein) thereof.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date balance thereof and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for such date that is attributable to such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of the Mortgage Loans -- Bankruptcy Laws" in the Prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any such liquidation, the Stated Principal Balance of such Mortgage Loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Primary Servicing Fee and Administration Fee (each as defined herein) payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan" and "Mortgage Loans" herein and in the Prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Pass-Through Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Servicer as if received on the predecessor Mortgage Loan.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. On each Distribution Date, Prepayment Premiums collected during the related Due Period will be distributed as follows by the Certificate Administrator to the holders of the following Classes of Regular Certificates: to the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Due Period. Any Prepayment Premiums collected during the related Due Period and remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     On each Distribution Date, Yield Maintenance Charges collected during the related Due Period will be distributed by the Certificate Administrator to the following Classes of Offered Certificates: to the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on such Distribution Date, (b) the Base Interest Fraction (as defined herein) for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates (other than the Class A-X Certificates) is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of

Certificates exceeds (ii)(x) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.


     No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V-1, Class V-2 or Residual Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-X Certificates. For a description of Prepayment Premiums and Yield Maintenance Charges, see "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions." See also "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Default Interest Prepayment Charges and Prepayment" in the Prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.


     Yield Protection Payments. In connection with any Required Prepayment of the two Additional Collateral Loans which are CSFB Mortgage Loans (as described above under "-- Mortgage Loans Which May Require Principal Paydowns"), the Servicer will be required to make an advance in an amount equal to the sum of all Yield Protection Payments, if any, with respect to any Distribution Date to the extent greater than the Yield Maintenance Charges, if any, paid by the related borrowers. On such Distribution Date, such Yield Protection Payments will be allocated to the holders of the Class A-X Certificates and to the holders of any Class of Offered Certificates receiving a Required Prepayment under such Additional Collateral Loans in the same proportion as Yield Maintenance Charges. Such Yield Protection Payments are intended to compensate such Classes for the absence or insufficiency of Prepayment Premiums or Yield Maintenance Charges paid in connection with such a Required Prepayment on such Additional Collateral Loans. The Yield Protection Payment will equal the greater of (a) 1% of such distribution of principal and (b) the Yield Maintenance Charge calculated for such prepayment. The rights of any Class of Offered Certificates to receive Yield Protection Payments, to the extent described herein, will be treated as assets separate from the REMIC regular interest represented by each such Class. The purchase price paid for each such Class must be allocated between the right to receive Yield Protection Payments and the REMIC regular interest represented by such Class based on their relative fair market values. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Additional Collateral Loans" and "Certain Federal Income Tax Consequences."


     Excess Interest. On each Distribution Date, Excess Interest collected during the related Due Period in respect of the CSFB Mortgage Loans and MS Mortgage Loans will be distributed solely to the Class V-1 and Class V-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The holders of the Class V-1 and Class V-2 Certificates will have the right to purchase CSFB Mortgage Loans that are ARD Loans or MS Mortgage Loans that are ARD Loans, respectively, in each case, on or after their related Anticipated Repayment Dates under the circumstances described under "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans." The Class V-1 and Class V-2 Certificates are not entitled to any other distributions of interest, principal, Prepayment Premiums or Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date will in each case be as follows:




                         ASSUMED FINAL
CLASS DESIGNATION      DISTRIBUTION DATE
-------------------   ------------------
  Class A-1               January 2008
  Class A-2             September 2009
  Class A-X                 March 2019
  Class B               September 2009
  Class C               September 2009
  Class D               September 2009
  Class E               September 2009
  Class F               September 2009


     The Assumed Final Distribution Dates set forth above were calculated based on the Mortgage Loan Assumptions (as defined herein), including the assumptions that there are no defaults, delinquencies or prepayments on the Mortgage Loans. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be the Distribution Date in September 2041, which is the first Distribution Date following the date that is two years after the latest Assumed Maturity Date. The "Assumed Maturity Date" of (a) any Mortgage Loan that is not a Balloon Loan or ARD Loan is the maturity date of such Mortgage Loan and (b) any Balloon Loan or ARD Loan is the date on which such Balloon Loan or ARD Loan would fully amortize, assuming interest is paid on a 30/360 basis.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICITS AND CERTIFICATE DEFERRED INTEREST

     The rights of the holders of the Private Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine Certificates, and the rights of the holders of any class of Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Senior Certificates and each class of Mezzanine Certificates with an earlier alphabetical designation, other than, in each case, with respect to Uncovered Prepayment Interest Shortfalls and certain indemnification expenses. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Senior Certificates (other than the Class A-X Certificates) of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of Class B, Class C, Class D, Class E and Class F Certificates of the full amount of interest payable in respect of such Classes of

Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of principal equal to, in each case, the entire Certificate Balance of each such Class of Certificates. The protection afforded to the holders of any Class of Offered Certificates by means of the subordination of each Class of Offered Certificates, if any, subordinate thereto and by means of the subordination of the Private Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "-- Distributions" above and by the allocation of Collateral Support Deficits and Certificate Deferred Interest in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to each Class of Offered Certificates (other than the Class A-X Certificates), in order of declining seniority for so long as such class is outstanding, of the Principal Distribution Amount on a given Distribution Date will have the effect of reducing the aggregate Certificate Balance of such class at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Loans will decrease. Thus, as principal is distributed to each Class of Offered Certificates, the percentage interest in the Trust Fund evidenced by such class will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Private Certificates and those classes of Offered Certificates subordinate to the Class of Offered Certificates then receiving distributions of principal), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class by the Offered Certificates subordinate thereto and by the Private Certificates.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Certificate Administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, "Collateral Support Deficit"). The Certificate Administrator will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, in reduction of the respective Certificate Balances thereof, in each case until the remaining Certificate Balance of each such Class has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, any remaining Collateral Support Deficit will be allocated among the Class A-1 and Class A-2 Certificates, pro rata (based upon such Classes' respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     In general, Collateral Support Deficits could result from the occurrence of: (i) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies thereon, the payment to the Special Servicer of any compensation as described in "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses," the payment of interest on Advances (as defined herein) (to the extent not covered by Penalty Charges collected on the related Mortgage Loans) and certain servicing expenses; and (ii) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee, the Servicer, the Special Servicer and the Depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund (but excluding Uncovered Prepayment Interest Shortfalls and indemnification expenses of the Trust Fund, which will be allocated to all or several of the Classes of Regular Certificates on a pro rata basis as a reduction of such Classes' interest entitlement, as described below) as described herein under "The Pooling and Servicing Agreement." Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund. A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.

     Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls and indemnification expenses of the Trust Fund will generally be allocated to all Classes of the

Regular Certificates. In each case such allocations will be made pro rata to such Classes on the basis of their Monthly Interest Distribution Amounts (before giving effect to any reductions therefrom for such Uncovered Prepayment Interest Shortfalls or indemnification expenses or for Certificate Deferred Interest) and will reduce such Classes' respective interest entitlements.

     Certificate Deferred Interest. On each Distribution Date, the amount of interest distributable monthly on each Class of Regular Certificates will be reduced by an amount of Certificate Deferred Interest equal to the aggregate amount of Mortgage Deferred Interest (as defined herein) for all Mortgage Loans for the related Due Date and allocated to such Class of Certificates, the amount representing such Certificate Deferred Interest to be allocated first, to the Private Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates and sixth, to the Class B Certificates. If the Certificate Balance of at least one Class of Senior Certificates is not zero, then any amounts representing Certificate Deferred Interest after allocation thereof to the Mezzanine Certificates and Private Certificates in accordance with the preceding sentence, will be allocated to the Senior Certificates (other than the Class A-X Certificates) pro rata on the basis of such Classes' respective interest entitlements on such date (before giving effect to any reduction therefrom on such Distribution Date). The effect of such an allocation of Certificate Deferred Interest is to reduce the interest otherwise distributable to such Classes of Certificates. Additionally, on each Distribution Date, the Certificate Balance of each Class of Regular Certificates (other than the Class A-X Certificates) will be increased (except for the purposes of determining Voting Rights and the identity of the Controlling Class) by the amount of Certificate Deferred Interest, if any, allocated to such Class of Certificates.


     "Certificate Deferred Interest" means, for any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class as described above. "Mortgage Deferred Interest" means, with respect to any Mortgage Loan that as of any Due Date has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the related one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment or, if applicable, Assumed Scheduled Payment (as defined herein) due on such Due Date.



                      PREPAYMENT AND YIELD CONSIDERATIONS


YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance of such Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, as well as prevailing interest rates at the time of prepayment or default.

     The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. The Pass-Through Rate for the Class A-X Certificates for any Distribution Date will be variable and will be based on the Weighted Average Net Mortgage Rate for such Distribution Date. Accordingly, the yield on the Class A-X Certificates will be particularly sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Rate, thereby reducing the Pass-Through Rate for the Class A-X Certificates. In addition, such distributions in reduction of Certificate Balance may result from repurchases by a Mortgage Loan Seller due to missing or defective documentation or by a Mortgage Loan Seller, Finova or Finova Capital for breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase," purchases of the Mortgage Loans in the manner described herein under "The Pooling and Servicing Agreement -- Optional Termination" or purchases of ARD Loans by Class V-1 or Class V-2 Certificateholders as described herein under "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans."

     The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Collateral Support Deficits to such Class (or the related Classes), reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest that would have accrued thereon in the absence of such reduction. A Collateral Support Deficit generally results when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Collateral Support Deficits are likely to arise under the circumstances described in the penultimate paragraph of "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interest."

     Because the ability of a borrower to make a Balloon Payment or to repay an ARD Loan in full on its Anticipated Repayment Date will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Properties, there is a risk that a borrower may default at the maturity date in the case of a Balloon Loan or fail to fully repay an ARD Loan at its Anticipated Repayment Date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the maturity date thereof as described herein under "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans." In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The Directing Certificateholder (as defined below) may delay the commencement of any foreclosure proceedings under certain conditions described herein. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either actually received or covered by an Advance. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the maturity date of the related Mortgage Loan has been effected. The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

     Substantially all of the Mortgage Loans have Lockout and/or Defeasance Periods ranging from 22 months to 229 months following the Cut-off Date. The weighted average Lockout and/or Defeasance Period for the Mortgage Loans is approximately 110 months. The Mortgage Loans are generally locked out until no earlier than six months preceding their Anticipated Repayment Date or maturity date, as applicable. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" in this Prospectus Supplement.

     As described herein, all of the Mortgage Loans have one or more call-protection features (i.e., Lockout Periods, Prepayment Premiums or Yield Maintenance Charges), which are intended to prohibit or discourage borrowers from prepaying their Mortgage Loans. Notwithstanding the existence of such call protection, no representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such

Mortgage Loans will be prepaid on that date or any date prior to maturity. Additional Collateral Loans may require principal prepayments during the related Lockout Periods without payment of a Prepayment Premium or Yield Maintenance Charge. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. There can be no assurance that any distribution of Prepayment Premiums, Yield Maintenance Charges or any Yield Protection Payments advanced by the Servicer in connection with the mandatory prepayment of an Additional Collateral Loan will be sufficient to offset any negative effect on yield.

     Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is generally required to be paid by the borrower on a specified day between the first day and the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the interest is paid and before the Distribution Date occurs. Additionally, as described under "Description of the Offered Certificates -- Distributions" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.


MODELING ASSUMPTIONS

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in the following tables, (i) the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the Anticipated Repayment Date or maturity date, as applicable, and (ii) the columns headed "5% CPR," "10% CPR," "15% CPR" and "25% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period and Yield Maintenance Period. All columns in the following tables assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date.

There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the "Prepayment Assumptions."


     For purposes of this Prospectus Supplement, the "Mortgage Loan Assumptions" are the following: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the related Due Date; (ii) all Mortgage Loans have Due Dates on the eleventh day of each month and accrue interest on the respective basis described herein; (iii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls; (iv) no Prepayment Premiums or Yield Maintenance Charges are allocated to the Certificates; (v) distributions on the Certificates are made on the fifteenth day (each assumed to be a Business Day) of each month, commencing in November, 1999; (vi) the Mortgage Loan Sellers, Finova and Finova Capital do not repurchase any Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase"; (vii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans; (viii) there are no Collateral Support Deficits, Certificate Deferred Interest or Appraisal Reduction Amounts (as defined herein) with respect to the Mortgage Loans or the Trust Fund; (ix) none of the Mortgage Loan Sellers, the Controlling Class or the Servicer exercises the right to cause the early termination of the Trust Fund; (x) the Servicing Fee Rate, Administration Fee Rate and Primary Servicing Fee Rate for each Distribution Date are the rates set forth herein on the Stated Principal Balance of the Mortgage Loans as of the related Due Date; and (xi) the date of determination of weighted average life is November 5, 1999.


YIELD ON THE CLASS A-X CERTIFICATES


     The yield-to-call on the Class A-X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) and principal losses on the Mortgage Loans, which may fluctuate significantly from time to time, and to other factors set forth herein, including the timing of the exercise, if any, of the optional termination right. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the Mortgage Loans could result in the failure by investors in the Class A-X Certificates to fully recoup their initial investments.


     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields-to-call of the Class A-X Certificates at various prices and constant prepayment rates. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class A-X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-X Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.


     The table below has been prepared in accordance with the Mortgage Loan Assumptions and the Prepayment Assumptions described above (except that the optional termination right is assumed to be exercised) and with the assumed respective purchase prices (as a percentage of the Notional Balance) of the Class A-X Certificates set forth in the table, plus accrued interest thereon from October 11, 1999 to (but not including) November 10, 1999. Such table assumes that no Prepayment Premiums or Yield Maintenance Charges are distributed to the Class A-X Certificates in connection with any prepayment.

   SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO CALL OF THE
                            CLASS A-X CERTIFICATES




   ASSUMED PURCHASE PRICE AS A
 PERCENTAGE OF NOTIONAL BALANCE      0% CPR      5% CPR      10% CPR       15% CPR       25% CPR
--------------------------------   ---------   ---------   -----------   -----------   -----------
              4.31250%             10.521%     10.447%        10.381%       10.321%       10.215%
              4.34375%             10.327%     10.253%        10.187%       10.127%       10.021%
              4.37500%             10.136%     10.062%         9.995%        9.935%        9.829%

     There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on any of the Class A-X Certificates will correspond to the cash flows described herein or that the aggregate purchase price of the Class A-X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-X Certificates.


RATED FINAL DISTRIBUTION DATE

     The ratings provided by the Rating Agencies address the likelihood that all principal due on the Offered Certificates will be received by the Rated Final Distribution Date, which is the Distribution Date occurring in September 2041, which is the first Distribution Date following the date that is two years after the latest Assumed Maturity Date. Most of the Mortgage Loans have maturity dates or Anticipated Repayment Dates that occur earlier than the latest Assumed Maturity Date, and most of the Mortgage Loans may be prepaid prior to maturity. Consequently, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.


WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

     The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" and "-- Optional Termination" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Charges are made in respect thereof.

     The tables of "Percentage of Initial Certificate Balance Outstanding at the Respective CPRs Set Forth Below" and "Percentage of Initial Notional Balance Outstanding at the Respective CPRs Set Forth Below" indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance or Notional Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Mortgage Loan Assumptions. The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.


     Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance or Notional Balance of the Offered Certificates that would be outstanding after each of the indicated Distribution Dates, at the indicated CPRs.

                            CLASS A-X CERTIFICATES
                    PERCENTAGE OF INITIAL NOTIONAL BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE                        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------------------   --------   --------   ---------   ---------   --------
Initial Percent                            100        100        100         100         100
October 2000                                99         99         99          99          99
October 2001                                98         98         98          98          98
October 2002                                97         97         97          97          97
October 2003                                96         96         96          96          96
October 2004                                94         94         94          94          94
October 2005                                92         92         92          92          92
October 2006                                90         90         90          89          89
October 2007                                88         88         88          87          87
October 2008                                70         70         70          70          70
October 2009                                 4          4          4           4           4
October 2010                                 4          4          4           4           3
October 2011                                 4          3          3           3           3
October 2012                                 3          3          3           3           3
October 2013                                 2          2          2           2           2
October 2014                                 2          2          2           2           2
October 2015                                 2          2          2           2           2
October 2016                                 2          2          2           2           2
October 2017                                 2          2          2           2           2
October 2018                                 1          1          1           1           1
October 2019                                 0          0          0           0           0
Weighted Average Life (in years)(1)        9.1        9.1        9.1         9.1         9.1

----------
(1)   The weighted average life of the Class A-X Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Notional Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Notional Balance referred to in clause (i). The weighted average life data presented above for the Class A-X Certificates is for illustrative purposes only, as the Class A-X Certificates are not entitled to any distributions of principal.

                            CLASS A-1 CERTIFICATES
                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE                        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------------------   --------   --------   ---------   ---------   --------
Initial Percent                            100        100        100         100         100
October 2000                                95         95         95          95          95
October 2001                                88         88         88          88          88
October 2002                                82         82         82          82          82
October 2003                                74         74         74          74          74
October 2004                                67         67         67          67          67
October 2005                                54         54         54          54          54
October 2006                                39         39         38          38          38
October 2007                                29         28         27          27          25
October 2008                                 0          0          0           0           0
October 2009                                 0          0          0           0           0
October 2010                                 0          0          0           0           0
October 2011                                 0          0          0           0           0
October 2012                                 0          0          0           0           0
October 2013                                 0          0          0           0           0
October 2014                                 0          0          0           0           0
October 2015                                 0          0          0           0           0
October 2016                                 0          0          0           0           0
October 2017                                 0          0          0           0           0
October 2018                                 0          0          0           0           0
October 2019                                 0          0          0           0           0
Weighted Average Life (in years)(1)        5.7        5.7        5.7         5.7         5.7

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                            CLASS A-2 CERTIFICATES
                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE                        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------------------   --------   --------   ---------   ---------   --------
Initial Percent                            100        100        100         100         100
October 2000                               100        100        100         100         100
October 2001                               100        100        100         100         100
October 2002                               100        100        100         100         100
October 2003                               100        100        100         100         100
October 2004                               100        100        100         100         100
October 2005                               100        100        100         100         100
October 2006                               100        100        100         100         100
October 2007                               100        100        100         100         100
October 2008                                78         77         77          77          76
October 2009                                 0          0          0           0           0
October 2010                                 0          0          0           0           0
October 2011                                 0          0          0           0           0
October 2012                                 0          0          0           0           0
October 2013                                 0          0          0           0           0
October 2014                                 0          0          0           0           0
October 2015                                 0          0          0           0           0
October 2016                                 0          0          0           0           0
October 2017                                 0          0          0           0           0
October 2018                                 0          0          0           0           0
October 2019                                 0          0          0           0           0
Weighted Average Life (in years)(1)        9.4        9.4        9.4         9.4         9.4

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                             CLASS B CERTIFICATES
                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE                        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------------------   --------   --------   ---------   ---------   --------
Initial Percent                            100        100        100         100         100
October 2000                               100        100        100         100         100
October 2001                               100        100        100         100         100
October 2002                               100        100        100         100         100
October 2003                               100        100        100         100         100
October 2004                               100        100        100         100         100
October 2005                               100        100        100         100         100
October 2006                               100        100        100         100         100
October 2007                               100        100        100         100         100
October 2008                               100        100        100         100         100
October 2009                                 0          0          0           0           0
October 2010                                 0          0          0           0           0
October 2011                                 0          0          0           0           0
October 2012                                 0          0          0           0           0
October 2013                                 0          0          0           0           0
October 2014                                 0          0          0           0           0
October 2015                                 0          0          0           0           0
October 2016                                 0          0          0           0           0
October 2017                                 0          0          0           0           0
October 2018                                 0          0          0           0           0
October 2019                                 0          0          0           0           0
Weighted Average Life (in years)(1)        9.8        9.8        9.8         9.8         9.8

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                             CLASS C CERTIFICATES
                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE                        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------------------   --------   --------   ---------   ---------   --------
Initial Percent                            100        100        100         100         100
October 2000                               100        100        100         100         100
October 2001                               100        100        100         100         100
October 2002                               100        100        100         100         100
October 2003                               100        100        100         100         100
October 2004                               100        100        100         100         100
October 2005                               100        100        100         100         100
October 2006                               100        100        100         100         100
October 2007                               100        100        100         100         100
October 2008                               100        100        100         100         100
October 2009                                 0          0          0           0           0
October 2010                                 0          0          0           0           0
October 2011                                 0          0          0           0           0
October 2012                                 0          0          0           0           0
October 2013                                 0          0          0           0           0
October 2014                                 0          0          0           0           0
October 2015                                 0          0          0           0           0
October 2016                                 0          0          0           0           0
October 2017                                 0          0          0           0           0
October 2018                                 0          0          0           0           0
October 2019                                 0          0          0           0           0
Weighted Average Life (in years)(1)        9.8        9.8        9.8         9.8         9.8

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                             CLASS D CERTIFICATES
                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE                        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------------------   --------   --------   ---------   ---------   --------
Initial Percent                            100        100        100         100         100
October 2000                               100        100        100         100         100
October 2001                               100        100        100         100         100
October 2002                               100        100        100         100         100
October 2003                               100        100        100         100         100
October 2004                               100        100        100         100         100
October 2005                               100        100        100         100         100
October 2006                               100        100        100         100         100
October 2007                               100        100        100         100         100
October 2008                               100        100        100         100         100
October 2009                                 0          0          0           0           0
October 2010                                 0          0          0           0           0
October 2011                                 0          0          0           0           0
October 2012                                 0          0          0           0           0
October 2013                                 0          0          0           0           0
October 2014                                 0          0          0           0           0
October 2015                                 0          0          0           0           0
October 2016                                 0          0          0           0           0
October 2017                                 0          0          0           0           0
October 2018                                 0          0          0           0           0
October 2019                                 0          0          0           0           0
Weighted Average Life (in years)(1)        9.8        9.8        9.8         9.8         9.8

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                             CLASS E CERTIFICATES
                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE                        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------------------   --------   --------   ---------   ---------   --------
Initial Percent                            100        100        100         100         100
October 2000                               100        100        100         100         100
October 2001                               100        100        100         100         100
October 2002                               100        100        100         100         100
October 2003                               100        100        100         100         100
October 2004                               100        100        100         100         100
October 2005                               100        100        100         100         100
October 2006                               100        100        100         100         100
October 2007                               100        100        100         100         100
October 2008                               100        100        100         100         100
October 2009                                 0          0          0           0           0
October 2010                                 0          0          0           0           0
October 2011                                 0          0          0           0           0
October 2012                                 0          0          0           0           0
October 2013                                 0          0          0           0           0
October 2014                                 0          0          0           0           0
October 2015                                 0          0          0           0           0
October 2016                                 0          0          0           0           0
October 2017                                 0          0          0           0           0
October 2018                                 0          0          0           0           0
October 2019                                 0          0          0           0           0
Weighted Average Life (in years)(1)        9.8        9.8        9.8         9.8         9.8

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                             CLASS F CERTIFICATES
                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE                        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------------------   --------   --------   ---------   ---------   --------
Initial Percent                            100        100        100         100         100
October 2000                               100        100        100         100         100
October 2001                               100        100        100         100         100
October 2002                               100        100        100         100         100
October 2003                               100        100        100         100         100
October 2004                               100        100        100         100         100
October 2005                               100        100        100         100         100
October 2006                               100        100        100         100         100
October 2007                               100        100        100         100         100
October 2008                               100        100        100         100         100
October 2009                                 0          0          0           0           0
October 2010                                 0          0          0           0           0
October 2011                                 0          0          0           0           0
October 2012                                 0          0          0           0           0
October 2013                                 0          0          0           0           0
October 2014                                 0          0          0           0           0
October 2015                                 0          0          0           0           0
October 2016                                 0          0          0           0           0
October 2017                                 0          0          0           0           0
October 2018                                 0          0          0           0           0
October 2019                                 0          0          0           0           0
Weighted Average Life (in years)(1)        9.8        9.8        9.8         9.8         9.8

----------
(1)   The weighted average life of the Class F Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                      THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of October 11, 1999 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator.

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Certificate Administrator will provide a copy of the Pooling and Servicing Agreement to a prospective or actual holder of an Offered Certificate, upon written request and, at the Certificate Administrator's discretion, payment of a reasonable fee for any expenses. The Pooling and Servicing Agreement will also be made available by the Certificate Administrator on its website, at the address set forth under "Reporting Requirements." The Pooling and Servicing Agreement will also be filed with the Commission by the Depositor by means of the EDGAR System and should be available on the Commission's website, the address of which is "www.sec.gov."


ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Certificate Administrator as Custodian, with respect to each Mortgage Loan, a mortgage file ("Mortgage File") containing certain documents and instruments, including, among other things, the following: (i) the original Mortgage Note endorsed without recourse to the order of the Trustee; (ii) the original mortgage or counterpart thereof (or, in either case, a certified copy thereof); (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v) the related security agreement, if any;
(vi) if applicable, the original assignment of the assignment of leases and rents to the Trustee; (vii) if applicable, preceding assignments of assignments of leases and rents; (viii) a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (ix) if applicable, the original loan agreements; (x) the original lender's title insurance policy (or marked commitments to insure) and (xi) if applicable, the original Residual Value Policies, (xii) with respect to the L'Enfant Participation, the applicable participation documents and the co-lender agreement and (xiii) with respect to the Exchange Apartments Loan, the applicable intercreditor agreement. The Certificate Administrator, as Custodian, will hold such documents on behalf of the Trustee for the benefit of the holders of the Certificates. The Certificate Administrator, as Custodian, is obligated to review the documents described in items (i) through (iv), (vi) through (viii) and (x) above for each Mortgage Loan and report any missing documents or certain types of defects therein (in each such case, a "Defect" in the related Mortgage File) within 90 days after the Closing Date to the Depositor, the Servicer, the Special Servicer and the applicable Mortgage Loan Seller as set forth and subject to the terms of the Pooling and Servicing Agreement.


REPRESENTATIONS AND WARRANTIES; REPURCHASE

     In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of the Certificateholders (i) the representations and warranties made by each of the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements and (ii) the representations and warranties made by FINOVA Realty Capital, Inc. ("Finova") and FINOVA Capital Corporation ("Finova Capital") to the MS Mortgage Loan Seller with respect to the Mortgage Loans sold by Finova and FINOVA Commercial Mortgage Loan Owner Trust 1998-1 ("Finova Owner Trust") to the MS Mortgage Loan Seller (the "Finova Loans") which will be assigned by the MS Mortgage Loan Seller to the Depositor in the related Mortgage Loan Purchase Agreement. The CSFB Mortgage Loan Seller will make representations and warranties as of the Closing Date (unless otherwise specified) with respect to 86.5% of the Mortgage Loans. The MS Mortgage Loan Seller will make representations and warranties as of the Closing Date (unless otherwise specified) with respect to 5.9% of the Mortgage Loans. With respect to

3.8% of the Mortgage Loans, the Trustee will receive the assignment of certain of the representations and warranties made by Finova to the MS Mortgage Loan Seller as of July 8, 1999, the date on which the MS Mortgage Loan Seller acquired such Mortgage Loans from Finova. With respect to 3.7% of the Mortgage Loans, the Trustee will receive the assignment of certain of the representations and warranties made by Finova Capital to the MS Mortgage Loan Seller as of July 8, 1999, the date on which the MS Mortgage Loan Seller acquired such Mortgage Loans from Finova Owner Trust. Subject to certain specified exceptions, the representations and warranties of the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, Finova and Finova Capital generally include the following:

      (1) the information set forth in the schedule of the Mortgage Loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

      (2) such seller owned the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances;

      (3) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

      (4) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property;

      (5) the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment;

      (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the Mortgaged Property;

      (7) the Mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part;

      (8) except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the seller's knowledge, free and clear of any material damage that would materially and adversely affect its value as security for the Mortgage Loan (normal wear and tear excepted) or reserves have been established to remediate such damage;

      (9) to the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any Mortgaged Property;

     (10) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated therein;

     (11) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     (12) an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report;

     (13) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement;

     (14) the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

     (15) other than as set forth below, there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

     (16) the related borrower is not, to such seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     (17) the related Mortgaged Property consists of the related borrower's fee simple estate in real estate or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the Mortgaged Property (a) such ground lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; (b) the borrower's interest in such ground lease is assignable upon notice to, but without the consent of, the lessor thereunder; (c) such ground lease is in full force and effect and, to the knowledge of the seller, no material default has occurred thereunder; (d) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage (provided any required notice of the lien is given to lessor); (e) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the Mortgage Loan;

     (18) the Mortgage Loan is not cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans;

     (19) no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except upon payment in full of the Mortgage Loan or defeasance, or in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the seller in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and

     (20) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

     The Borrower under the Mortgage Loan identified on Annex A as Loan Number 95, representing approximately 0.2% of the Initial Pool Balance, is currently less than 30 days delinquent in payment of its real estate taxes. The Borrower timely paid a portion of its current real estate taxes but has disputed a recent increase in the amount of approximately $36,000. The Mortgaged Property securing the Mortgage Loan is 100% leased to a single tenant that is responsible under the terms of its lease for the payment of all real estate taxes.

     If a Mortgage Loan Seller has been notified of a Defect in any Mortgage File or if a Mortgage Loan Seller, Finova or Finova Capital, as applicable, has been notified of a breach of any of the foregoing representations and warranties (a "Breach"), which, in either case, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, and if such Mortgage Loan

Seller does not cure such Defect or such Mortgage Loan Seller, Finova or Finova Capital, as applicable, does not cure such Breach, in each case within a period of 90 days following the earlier of its receipt of such notice or its discovery of the Defect or Breach, then such Mortgage Loan Seller, in the case of a Defect, or such Mortgage Loan Seller, Finova or Finova Capital, in the case of a Breach, will be obligated to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time, to but not including the Due Date in the Due Period of purchase (which includes unpaid Servicing Fees and Primary Servicing Fees), (iii) all related unreimbursed Servicing Advances plus, in general, accrued and unpaid interest on related Advances at the Reimbursement Rate (as defined herein) and (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Defect or Breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any Defect in a Mortgage File or any Breach of either Mortgage Loan Seller's, Finova's or Finova Capital's representations or warranties regarding the Mortgage Loans. The related Mortgage Loan Seller, Finova or Finova Capital, as applicable, will be the sole warranting party in respect of the Mortgage Loans, and none of the Depositor, the Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee, the Underwriters or any of their affiliates will be obligated to repurchase any affected Mortgage Loan in connection with a Breach if a Mortgage Loan Seller, Finova or Finova Capital defaults on its obligation to do so and no assurance can be given that the Mortgage Loan Sellers will fulfill such obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by the related Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects when made (subject to any exceptions stated in the related mortgage loan purchase agreement). The repurchase obligation of the CSFB Mortgage Loan Seller with respect to the CSFB Mortgage Loans will be guaranteed by Credit Suisse First Boston, acting through its Cayman Branch ("CSFB Cayman"). CSFB Cayman will not guarantee the repurchase obligations of the MS Mortgage Loan Seller, Finova or Finova Capital.

     Any Defect or any Breach that, in either case, causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of Certificateholders therein, requiring the related Mortgage Loan Seller, Finova or Finova Capital, as applicable, to purchase the affected Mortgage Loan from the Trust Fund at the applicable Purchase Price or in conformity with the related Mortgage Loan Purchase Agreement.


SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Servicer and the Special Servicer will service and administer the Mortgage Loans and, with respect to the Special Servicer, any REO Properties (subject to the servicing and special servicing of the L'Enfant Participation by the servicer and special servicer of the L'Enfant Participation, as described below) for which it is responsible on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the respective Mortgage Loans or Specially Serviced Mortgage Loans and, to the extent consistent with the foregoing, the terms of the Pooling and Servicing Agreement and, in the case of the L'Enfant Participation and the Exchange Apartments Loan, the related participation agreement and/or co-lender agreement, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (i) the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial or multifamily mortgage lenders servicing their own mortgage loans and (ii) the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans owned by the Servicer or Special Servicer, in either case exercising reasonable business judgment and with a view to the maximization, on a present value basis (discounting at the related Mortgage Rate), of timely recovery of principal and interest on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, but without regard to: (A) any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Servicer's obligation to make Advances; (D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction or (E) the Servicer's or the Special Servicer's ownership, servicing or management of any other mortgage loans or mortgaged properties (the foregoing, collectively referred to as the "Servicing Standard").

     The Servicer will enter into a sub-servicing agreement (the "Primary Servicing Agreement") with certain primary servicers (each, a "Primary Servicer"), pursuant to which, in the event the Servicer is terminated or resigns, the successor to the Servicer (other than the Trustee or its designee) will succeed to the rights and obligations of the Servicer under the Primary Servicing Agreement. The Primary Servicing Agreement provides that the Primary Servicers are not terminable unless certain events of default or termination events occur thereunder. In addition, the Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation and will remain liable to the Trustee and the Certificateholders for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement and the Primary Servicing Agreement, the Servicer is primarily liable to the Trust Fund for the servicing of Mortgage Loans by the Primary Servicers and each Primary Servicer has agreed to indemnify the Servicer for any liability that the Servicer may incur as a result of the Primary Servicer's failure to perform its obligations under the Primary Servicing Agreement.

     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any Penalty Charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan it is obligated to service. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collections, until the date on which principal and accrued interest (other than Excess Interest) has been paid in full. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

     First Union National Bank, as servicer of the L'Enfant Other Note (collectively with the Exchange Apartments Other Note, the "Other Notes"), will service the L'Enfant Whole Loan (collectively with the Exchange Apartments Whole Loan, the "Whole Loans"). The L'Enfant Whole Loan will be specially serviced by the special servicer under the pooling and servicing agreement for the 1998-C2 Securitization, which will initially be Lennar Partners, Inc.

     For a period of 30 days following the date on which the Exchange Apartments Loan becomes a Specially Serviced Mortgage Loan, the holder of the Exchange Apartments Other Note will have the right to purchase the Exchange Apartments Trust Fund Note (collectively with the L'Enfant Trust Fund Note, the "Trust Fund Notes") from the Trust Fund at a price equal to the Purchase Price, together with a specified yield maintenance premium.

     The servicer of the L'Enfant Other Note will be required to make all Servicing Advances with respect to the L'Enfant Whole Loan and will be entitled to immediate reimbursement from the Servicer for its allocable share of such Servicing Advance. If such allocable pro rata share is not immediately reimbursed by the Servicer, such amount can be netted from amounts collected on the L'Enfant Whole Loan and otherwise payable to the Trustee. The Servicer will be required to make P&I Advances with respect to the amounts due on the Exchange Apartments Trust Fund Note and the L'Enfant Trust Fund Note. See "The Pooling and Servicing Agreement -- Advances" in this Prospectus Supplement.

     The servicer of each Other Note will be required to service the related Whole Loan for the benefit of the Trust Fund and the holder of the related Other Note with a view to maximizing recovery to both holders. The Special Servicer will be required to specially service the Exchange Apartments Whole Loan pursuant to the Pooling and Servicing Agreement. The special servicer of the 1998-C2 Securitization will be required to specially service the L'Enfant Whole Loan for the benefit of the Trust Fund and the trustee of the 1998-C2 Securitization.


ADVANCES

     On the Business Day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in the Collection Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the second following paragraph) the aggregate of: (i) all Monthly Payments (in each case net of any related Servicing Fees, Primary Servicing Fees and Workout Fees), other than Balloon Payments, which were due during any related Due Period and delinquent (or not advanced by the related sub-servicer) as of the Business Day preceding such Servicer Remittance Date; and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount (the "Assumed Scheduled Payment") equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any modification of such Mortgage Loan, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Net Mortgage Rate (net of interest at the Servicing Fee Rate). The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be. To the extent the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee is obligated to make such required P&I Advance pursuant to the Pooling and Servicing Agreement.

     With respect to any Distribution Date, the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event (as defined herein) will equal the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction (as defined herein) less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date. Neither the Servicer nor the Trustee will be required or permitted to make a P&I Advance for Penalty Charges, Yield Maintenance Charges, Excess Interest, Balloon Payments or Prepayment Premiums. If the monthly payment on any Mortgage Loan has been reduced or if the final maturity on any Mortgage Loan is extended in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, and the monthly payment due and owing during the extension period is less than the scheduled monthly payment in effect prior to such modifications, then the Servicer shall, as to such Mortgage Loan only, advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Primary Servicing Fees and Servicing Fees) in the event of subsequent delinquencies thereon.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any Mortgage Loan or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments, hazard insurance premiums, environmental inspections and remediation and to cover other similar costs and expenses that are or may become a lien thereon. To the extent that the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement the Trustee will make such required P&I Advance pursuant to the Pooling and Servicing Agreement, but in any event no later than on the related Distribution Date. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and a responsible officer of the Trustee has been notified in writing of such failure, the Trustee will make such Servicing Advance pursuant to the Pooling and Servicing Agreement no later than one Business Day following the Servicer's failure to make such Servicing Advance. The Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of related payments, insurance and condemnation proceeds, Liquidation Proceeds, any revenues from REO Properties or otherwise from the Mortgage Loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make any Advance or portion thereof that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Servicer or the Trustee will be entitled to recover any Advance or portion thereof that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account. The Servicer will not be entitled to recover Advances made to pay Yield Protection Payments from collections on Mortgage Loans, but will be reimbursed for such amounts by the CSFB Mortgage Loan Seller. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

     In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Collection Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of such Advance from the date made to but not including the date of reimbursement.

     The "Prime Rate" will be the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, New York edition. Each Statement to Certificateholders (as defined herein) will contain information relating to the amount of Advances made with respect to the related Distribution Date. See "-- Reports to Certificateholders; Available Information" below.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan, an Appraisal Reduction will be calculated for such Mortgage Loan. An "Appraisal Reduction Event" will occur on the earliest of (i) the third anniversary of the date on which the first extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not decrease the aggregate amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity) becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed for the borrower of the related Mortgaged Property, (v) 60 days after a borrower declares bankruptcy or becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding and (vi) immediately after a

Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time after the aggregate Certificate Balances of all Classes of Certificates (other than the Senior Certificates) have been reduced to zero. The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of the related Mortgaged Property (or, with respect to the L'Enfant Participation, the pro rata portion of the Mortgaged Property allocable to such participation) as determined (A) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as a Servicing Advance) or (B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000 over (ii) the sum of (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances in respect of such Mortgage Loan and interest thereon at the Reimbursement Rate and (C) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee and/or for which funds have not been escrowed). If required to obtain an MAI appraisal pursuant to the foregoing, the Special Servicer must receive such appraisal within 60 days of the occurrence of such event (taking into account the passage of any time period set forth in the definition of Appraisal Reduction Event). If such appraisal is not received, and an internal valuation is not completed, by such date or if, for any Mortgage Loan with a Stated Principal Balance of $2,000,000 or less, the Special Servicer elects not to obtain an appraisal or perform an internal valuation, the Appraisal Reduction for the related Mortgage Loan will be 35% of the Stated Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such MAI appraisal or the completion of such internal valuation, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will report to the Certificate Administrator, the Appraisal Reduction taking into account such appraisal or internal valuation.

     As a result of calculating an Appraisal Reduction with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Servicer Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "-- Advances" above. The "Appraisal Reduction Amount" for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of
(i) the Reduction Rate (as defined below) for such Distribution Date and (ii) the Appraisal Reduction with respect to such Mortgage Loan. The "Reduction Rate" will be a rate per annum equal to the average of the Pass-Through Rates of each Class to which Appraisal Reductions have been allocated pursuant to the Pooling and Servicing Agreement, weighted on the basis of the amount of the Appraisal Reductions allocated to each such Class. In addition, Appraisal Reductions will be allocated to the Subordinate Certificates in reverse alphabetical order of the Classes for purposes of determining Voting Rights and the identity of the Controlling Class. See "-- Voting Rights" below and "-- Realization Upon Mortgage Loans" below.

     With respect to each Specially Serviced Mortgage Loan as to which an Appraisal Reduction Event has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan (as defined herein) and has remained current for twelve consecutive Monthly Payments and with respect to which no other Appraisal Reduction Event has occurred and is continuing), the Special Servicer is required, within 30 days of each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal) and, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon such appraisal, internal valuation or, as described in the second preceding paragraph, percentage calculation of the Appraisal Reduction, as the case may be, the Special Servicer shall redetermine and report to the Certificate Administrator and the Servicer the amount of the

Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation, as the case may be, with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

     With respect to each Specially Serviced Mortgage Loan as to which an Appraisal Reduction Event has occurred and that has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may, within 30 days after the date of such twelfth Monthly Payment, order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which is required to be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon such appraisal or internal valuation, the Special Servicer is required to redetermine and report to the Certificate Administrator and the Servicer the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction will replace the prior Appraisal Reduction with respect to such Mortgage Loan.


ACCOUNTS

     Lockbox Accounts. With respect to 83 Mortgage Loans, which represent in the aggregate 80.8% of the Initial Pool Balance, one or more accounts in the name of the related borrower (which are the Lockbox Accounts) have been, or upon the occurrence of certain events will be, established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. Agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lockbox Accounts are periodically swept into the Cash Collateral Accounts (as defined below). For substantially all ARD Loans for which a Lockbox Account has not already been established, such loans require the related lender to establish a Lockbox Account prior to its Anticipated Repayment Date. The Lockbox Accounts will not be assets of the Trust Fund.

     Cash Collateral Accounts. With respect to each Mortgage Loan that has a Lockbox Account, one or more accounts in the name of the Servicer (the "Cash Collateral Accounts") have been established into which funds in the related Lockbox Accounts will be swept on a regular basis. Unless certain trigger events occur as specified in the related Mortgage Loan, any excess over the amount necessary to fund the Monthly Payment, the Escrow Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower, provided that no event of default of which the Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest," after the respective Anticipated Repayment Date, if applicable, all or substantially all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Escrow Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust Fund.

     Collection Account. The Servicer will establish and maintain a segregated account (the "Collection Account") pursuant to the Pooling and Servicing Agreement, and on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Collection Account for application towards the Monthly Payment, net of Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Primary Servicer and not required to be deposited into the Collection Account. The Servicer will also deposit into the Collection Account within one Business Day of receipt all other payments in respect of the Mortgage

Loans, other than amounts to be deposited into any Escrow Account, net of Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Primary Servicer and not required to be deposited into the Collection Account.

     Distribution Account. The Certificate Administrator will establish and maintain one or more segregated accounts (collectively, the "Distribution Account") in the name of the Certificate Administrator for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deliver to the Certificate Administrator for deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account on the Servicer Remittance Date, the Available Distribution Amount. The Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee is required to deposit any required P&I Advances into the Distribution Account on the related Distribution Date as described herein and as provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates -- Distributions."

     Interest Reserve Account. The Servicer will establish on or before the Closing Date and will maintain an Interest Reserve Account (the "Interest Reserve Account") in the name of the Servicer for the benefit of the holders of the Certificates. On the Servicer Remittance Date in each February and on the Servicer Remittance Date in any January which occurs in a year which is not a leap year, the Servicer will be required to deposit, in respect of the Mortgage Loans that accrue on an Actual/360 basis, into the Interest Reserve Account, an amount withheld from the related Monthly Payment or Advance equal to one day's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Distribution Date occurring in the month preceding the month in which such Servicer Remittance Date occurs, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February (or, in the case of a leap year, in any February), "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amount (excluding any net investment income thereon) into the Distribution Account.

     Excess Interest Distribution Account. The Certificate Administrator also will establish and maintain one or more segregated accounts (collectively, the "Excess Interest Distribution Account"), each in the name of the Certificate Administrator for the benefit of the holders of the Certificates.

     Account Requirements. The Cash Collateral Accounts, Collection Account, any REO Account, the Escrow Accounts, the Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Servicer on behalf of the Certificate Administrator) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Collection Account and the Interest Reserve Account. Each of the Cash Collateral Account, Collection Account, any REO Account, the Interest Reserve Account, the Escrow Accounts and the Excess Interest Distribution Account will be (i) (A) an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least "P-1" by Moody's, "F-1+" by Fitch (if rated by Fitch) and "D-1" by DCR (each, as defined herein) in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "Aa2" by Moody's, "AA" by Fitch (if rated by Fitch) and "A" by DCR) or (B) as to which the Certificate Administrator has received written confirmation from each of the Rating Agencies that holding funds in such account would not, in and of itself, cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on the Certificates, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings

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assigned to the Certificates (an "Eligible Bank"). Amounts on deposit in the
Collection Account, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account, any Escrow Accounts and Cash Collateral Accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to the Servicer. Amounts on deposit in the Excess Interest Distribution Account and the Distribution Account will remain uninvested.


WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit to the Certificate Administrator for deposit in the Distribution Account the amounts required to be remitted or that may be applied to make P&I Advances; (ii) to pay itself unpaid Servicing Fees or to pay any unpaid Primary Servicing Fees, and to pay the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees (each as defined herein); (iii) to reimburse itself or the Trustee for unreimbursed P&I Advances; (iv) to reimburse itself, the Trustee or, with respect to the L'Enfant Participation, the holder or servicer of the related Other Note, for unreimbursed Servicing Advances; (v) to reimburse itself or the Trustee, for Nonrecoverable Advances; (vi) to pay itself or the Trustee, any interest accrued and payable thereon for any unreimbursed P&I Advances, Servicing Advances or Nonrecoverable Advances; (vii) to reimburse itself, the Special Servicer, the Depositor, the Certificate Administrator, the Custodian or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any Breach or Defect giving rise to a repurchase obligation of either Mortgage Loan Seller, Finova or Finova Capital, or the enforcement of such obligation, under the related Mortgage Loan Purchase Agreement; (viii) to pay itself, as additional servicing compensation, any net investment earnings and Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent collected from the related borrower; and to pay the Special Servicer, as additional servicing compensation, Penalty Charges on Specially Serviced Mortgage Loans; (ix) to recoup any amounts deposited in the Collection Account in error; (x) to pay itself, the Special Servicer, the Depositor and their respective directors, officers, employees and agents, any amounts payable pursuant to the Pooling and Servicing Agreement; (xi) to pay for (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the Pooling and Servicing Agreement to the extent payable out of the Trust Fund and (b) the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Loan; (xii) to pay out of general collections for any and all federal, state and local taxes imposed on any REMIC or their assets or transactions together with incidental expenses; (xiii) to reimburse the Servicer and the Special Servicer out of general collections for expenses incurred by and reimbursable to each of them by the Trust Fund; (xiv) to pay itself, the Special Servicer, either Mortgage Loan Seller, Finova or Finova Capital, with respect to each Mortgage Loan, if any, previously purchased pursuant to the Pooling and Servicing Agreement, all amounts received thereon subsequent to the date of purchase; (xv) to pay for costs and expenses incurred by the Trust Fund due to actions taken pursuant to an environmental assessment; and (xvi) to clear and terminate the Collection Account at termination of the Pooling and Servicing Agreement; provided, that in the case of clauses (iii), (iv), (v) and
(vi), the Trustee will have priority with respect to any such reimbursement.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The Mortgage Loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the Mortgage Loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (including transfer of a direct or indirect controlling interest in a borrower (i.e., voting control or 49% economic interest in the aggregate)) or (b) provide that the Mortgage Loans may be assumed with, among other conditions, the consent of the related lender in connection with any such sale or other transfer. The

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Special Servicer will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the Special Servicer determines, in accordance with the Servicing Standard, that (i) not declaring an event of default under the related Mortgage or (ii) granting such consent would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the Special Servicer determines that (i) not declaring an event of default under the related Mortgage or (ii) granting such consent would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the Special Servicer's regular commercial mortgage origination criteria or the Servicing Standard and the terms of the related Mortgage and (b) with respect to any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of Crossed Loans or a group of Mortgage Loans identified under the table entitled "Related Borrower Loans" under "Risk Factors -- Risks Related to the Mortgage Loans" that, in each case, in the aggregate, (A) represents 5% or more of the aggregate outstanding principal balance of all of the Mortgage Loans at such time or (B) is one of the ten largest Mortgage Loans by outstanding principal balance of all of the Mortgage Loans at such time, the Special Servicer has received written confirmation from each of the Rating Agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates (the conditions described in clauses (a) and (b) of this sentence are referred to herein as the "Assumption Conditions"). Mortgage Loans described in clause (b) above are referred to herein as "Significant Mortgage Loans." The Special Servicer shall be required to provide notice to the Rating Agencies of the assumption of any Mortgage Loan or transfer of a direct or indirect controlling interest in the borrower under a Mortgage Loan which, in each case, is not a Significant Mortgage Loan. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Mortgage Note, except pursuant to the provisions described under "-- Realization Upon Mortgage Loans" and "-- Modifications" below. The Special Servicer will provide notice to the Rating Agencies of any waiver of any due-on-sale clause in the event that Rating Agency confirmation is not required for such waiver.

     The consent of the Special Servicer and, except as described herein, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to a Mortgage Loan forecloses upon the equity in a borrower under a Mortgage Loan.

     The Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or (b) require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related Mortgaged Property. The Special Servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Special Servicer (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each of the Rating Agencies, that (1) not accelerating payments on the related Mortgage Loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Due-on-Sale Provisions" in the Prospectus.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will perform (at its own expense), or cause to be performed (at its own expense), physical inspections of each Mortgaged Property (other than the Mortgaged Properties relating to the L'Enfant Participation) at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Mortgage Note
(A) with a Stated Principal Balance of which is $2,500,000

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or more or that is a Mortgage Loan, part of a group of Crossed Loans or a group of Mortgage Loans identified under the table entitled "Related Borrower Loans" under "Risk Factors--Risks Related to the Mortgage Loans" that, in each case, in the aggregate, represents 2.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans at such time, at least once every 12 months and (B) with a Stated Principal Balance that is less than $2,500,000 and that is not a Mortgage Loan, part of a group of Crossed Loans identified under the table entitled "Related Borrower Loans" under "Risk Factors--Risks Related to the Mortgage Loans" that, in each case, in the aggregate, represents 2.0% or more of the aggregate outstanding principal balance of all the Mortgage Loans at such time, at least once every 24 months, in each case commencing in December 1999 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates); provided, however, that if the related Mortgage Loan (i) has a DSCR of less than 1.0x and is a Specially Serviced Mortgage Loan, (ii) becomes a Specially Serviced Mortgage Loan, or (iii) is delinquent for 60 days, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The Special
Servicer or the Servicer, as applicable, is required to prepare a written report of each such inspection describing the condition of the Mortgaged Property.

     Notwithstanding the foregoing, with respect to the Credit Lease Loans, the Servicer (or, if such Credit Lease Loan is a Specially Serviced Mortgage Loan, the Special Servicer) will perform (at its own expense), or cause to be performed (at its own expense), physical inspections of each Credit Lease Property at least once (i) every 36 months, if the related Tenant or Guarantor has a published rating of not less than "BBB," (ii) every 24 months if (A) the related Tenant or Guarantor has a published rating between "BB+" and "BB" or
(B) no published rating is publicly available for the related Tenant and (iii) every 12 months if (A) the related Tenant or Guarantor has a published rating of less than "BB" or (B) no published rating is publicly available for the related Tenant or Guarantor and such Credit Lease Loan represents 2% or more of the aggregate Initial Pool Balance. In the event the published rating for any Tenant or Guarantor is downgraded by any Rating Agency by one or more rating increment (i.e., "AA" to "A" or "BBB" to "B") and no inspection has been performed due to a ratings downgrade in the preceding 12 months for the related Credit Lease Property, then in each such instance, the Servicer is required to cause all of the Credit Lease Properties leased to such Tenant to be inspected as soon as reasonably practicable.

     Most of the Mortgages obligate the related borrower to deliver quarterly, and substantially all Mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.


INSURANCE POLICIES

     To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will use its reasonable best efforts to cause each borrower to maintain, and if the borrower does not so maintain, is required to itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer or Special Servicer, as applicable, in accordance with the Servicing Standard), any insurance policy coverage determined to be applicable by the Servicer or, with respect to any Specially Serviced Mortgage Loan, by the Special Servicer, in accordance with the Servicing Standard. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan but in any case, such amount so as to avoid the application of any co-insurance clause and with no deduction for physical depreciation. Additionally, under the terms of the related Mortgage Loan documents, each borrower is required to maintain business interruption insurance which covers a period of not less than six months. During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (if such flood insurance has been made available), the Servicer or the Special Servicer, as applicable, will use its reasonable best efforts to cause each borrower to maintain (to the extent required by the related Mortgage
Loan), and if the borrower does not so maintain, is required to itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard), a flood insurance policy in an amount equal to at least the lesser of (i) the outstanding principal balance of the related Mortgage Loan, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended and (iii) any amount required by the related Mortgage Loan. The Special Servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property in an amount that is not less than the lesser of the full replacement cost of the improvements on such Mortgaged Property or the outstanding principal balance owing on such Mortgage Loan. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer in maintaining any such insurance policy if the borrower defaults on its obligation to do so is required to be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower.


EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement requires the Servicer and the Special Servicer to cause a firm of nationally recognized independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 2000, a statement to the effect that such firm has examined the servicing operations of the reporting person (or a portion thereof) and that on the basis of their examination, conducted substantially in compliance with the Uniform Single Attestation Program ("USAP") for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (the "Audit Program"), the Servicer and the Special Servicer have complied with the minimum servicing standards identified in USAP or the Audit Program, in all material respects, except for such significant exceptions or errors in records that, in the opinion of each such firm, the USAP or the Audit Program require such firm to report, in which case such exceptions and errors shall be so reported.

     The Pooling and Servicing Agreement also requires the Servicer and Special Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 2000, an officer's certificate of the Servicer stating that, among other things, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year (or such shorter period) or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.


CERTAIN MATTERS REGARDING THE DEPOSITOR, THE TRUSTEE, THE SERVICER AND THE SPECIAL SERVICER

     The Pooling and Servicing Agreement permits the Depositor, the Servicer and the Special Servicer to resign from their respective obligations thereunder only upon (a) with respect to the Servicer or Special Servicer, the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will, in and of itself, not result in a downgrade, withdrawal or qualification of the then applicable rating assigned by such Rating Agency to any Class of Certificates or (b) a determination that such obligations are no longer permissible under applicable law. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Depositor or any affiliate, director, officer, employee or agent of any of them will be under any liability to the Trust Fund, the other parties thereto or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Trustee, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Depositor and any affiliate, director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law. Additionally, the Pooling and Servicing Agreement will provide that neither the Servicer nor the Special Servicer nor any director, officer, employee or agent of either will be under any liability for, nor be responsible for, any action or decision by the servicer, special servicer or trustee of the Series 1998-C2 Securitization in servicing the L'Enfant Participation, and the Servicer and the Special Servicer and, any such director, officer, employee or agent will be indemnified and held harmless for any loss, liability or expense incurred in connection therewith.

     In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action, proceeding, hearing or examination as it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust Fund, and the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Depositor, as the case may be, will be entitled to reimbursement from amounts attributable to the Mortgage Loans on deposit in the Collection Account.

     Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer or the Special Servicer will be allowed to self-insure with respect to a fidelity bond and errors and omissions policy so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person with or into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement; provided, however, that such merger, consolidation or succession will not, or has not, in and of itself, resulted in a withdrawal, downgrade or qualification of the then current ratings of the Certificates that have been so rated, as confirmed in writing by each Rating Agency. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation, (i) (A) any failure by the Servicer to make any remittance required to be made by the Servicer (including any P&I Advances) by 5:00 p.m. on the Servicer Remittance Date, which is not cured by 10:00 a.m. on the Distribution Date and (B) any failure by the Servicer to make any required Servicing Advance within the time specified in the Pooling and Servicing Agreement; (ii) any failure by the Special Servicer to deposit into the REO Account, or to remit to the Servicer for deposit in the Collection Account, any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;
(iii) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (or fifteen days for payment of premiums on any insurance policies or 60 days so long as such Servicer is in good faith diligently pursuing such obligation) after written notice thereof has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, the Depositor and the Trustee, by Certificateholders of any Class, evidencing, as to such Class, Percentage Interests aggregating not less than 25%; (iv) any breach by the Servicer or Special Servicer of a representation or warranty contained in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Certificates and continues unremedied for thirty days after the date on which notice of such breach shall have been given; (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days;
(vi) the Trustee shall have received and forwarded to the Servicer or Special Servicer, as applicable, written notice from any Rating Agency that the continuation of the Servicer or the Special Servicer in such capacity would result, or has resulted, in and of itself, in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates if the Servicer or Special Servicer is not replaced, and the Trustee shall not have received subsequent notice from the related Rating Agency (within 30 days) indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded) and
(vii) any failure by the Servicer or the Special Servicer to satisfy its covenant in the Pooling and Servicing Agreement with respect to "Year 2000" compliance.

     Upon receipt of confirmation in writing by any of the Rating Agencies that failure to remove the Servicer will, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates (a "Termination Event"), the Servicer will have the ability to deliver proposed bid materials to the Certificate Administrator and the Certificate Administrator will solicit bids for the rights to service the Mortgage Loans under the Pooling and Servicing Agreement from at least three persons qualified thereunder to act as successor Servicer (or, if three qualified persons cannot be located, then from as many persons as can be located and are qualified). Upon the assignment and acceptance of the servicing rights under the Pooling and Servicing Agreement to and by a qualified bidder, the Certificate Administrator will remit to the terminated Servicer the net proceeds of the bid of the successor Servicer, as described in the Pooling and Servicing Agreement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Trustee, will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights and with respect to an Event of Default pursuant to clause

(vi) above, the Trustee will be required, to terminate all of the rights (except for any rights related to unpaid servicing compensation or unreimbursed Advances or, in the case of termination of the Servicer, its rights to the Assignable Primary Servicing Fee (each as defined herein)) and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee, subject to the bid procedure described above, will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to the same compensation arrangements as the terminated party (except that the Trustee will not be entitled to receive the Assignable Primary Servicing Fee). If the Trustee is unwilling or unable so to act or is not approved by each Rating Agency, it may, subject to the bid procedure described above (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to the Servicer or Special Servicer, as the case may be, any established mortgage loan servicing institution or other entity as to which the Trustee has received written notice from each Rating Agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by such Rating Agency.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any suit, action or proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding on behalf of the Trustee and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee, will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates to (i) cure any ambiguity, (ii) correct any mistake therein or to supplement any provision therein which may be inconsistent with any other provision therein or with this Prospectus Supplement or the Prospectus or to correct any error, (iii) change the timing and/or nature of deposits in the Collection Account, the Distribution Account or the REO Account, provided that (A) the Servicer Remittance Date shall not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency, (iv) modify, eliminate or add to any of its provisions
(A) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC (each as defined herein) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences" in the Prospectus),
(v) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder or (vi) amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding or (iv) amend the section of the Pooling and Servicing Agreement that relates to the provisions described in this paragraph.

     Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on either REMIC constituted by the Trust Fund or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.


VOTING RIGHTS

     For any date of determination, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (i) 2% in the case of the Class A-X Certificates, and (ii) in the case of any other Class of Certificates (other than the Class V-1, Class V-2 and Residual Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V-1, Class V-2 or Residual Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed reduced by allocation of Collateral Support Deficit to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for the purposes of the taking of any action under the Pooling and Servicing Agreement with respect to an event of default of the Servicer, the Special Servicer or the Trustee, the taking of any vote pursuant to the Pooling and Servicing Agreement with respect to the rights, obligations or liabilities of the Servicer, Trustee or Special Servicer, or the giving of any consent or waiver with respect to the rights, obligations or liabilities of the Servicer, Trustee or Special Servicer pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Servicer, Trustee or Special Servicer, as the case may be, or any affiliate thereof, will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to take any such action or vote or effect any such consent or waiver has been obtained; provided, however, that the foregoing will not apply if the Servicer, Trustee or Special Servicer, as the case may be, and/or their affiliates, owns the entire Class of each Class affected by such action, vote, consent or waiver.


REALIZATION UPON MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property. The Special Servicer shall not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be a Servicing Advance) and either:

     (a) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (b) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to increase the net proceeds of the liquidation of such Mortgaged Property, than not taking such actions.

     The Pooling and Servicing Agreement grants to the Special Servicer a right (or to the Servicer, to the extent that the Special Servicer does not exercise its right) to purchase from the Trust Fund, at the Purchase Price, any Mortgage Loan (other than the L'Enfant Participation) as to which a specified number of scheduled payments are delinquent. In addition, the Special Servicer may offer to sell any defaulted Mortgage Loan (other than the L'Enfant Participation) if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery, on a present value basis, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     If title to any REO Property is acquired by the Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for such longer period will not result in the imposition of taxes on "prohibited transactions" on either REMIC constituted by the Trust Fund or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Certificate is outstanding. The Special Servicer will also be required to ensure that any REO Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any "income from nonpermitted assets" as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Lower-Tier REMIC nor the Upper-Tier REMIC will be taxed on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences" in this Prospectus Supplement. With respect to an REO Property relating to the L'Enfant Participation, compliance with the foregoing two paragraphs depends on the actions of the special servicer of the related Other Note, which is also required to comply with the foregoing two paragraphs.

     To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) interest accrued thereon, (iii) interest accrued on any P&I Advances made with respect to such Mortgage Loan and (iv) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on such Advances) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall. The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on any such Advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the Servicer will not be required to expend its own funds to effect such restoration unless (i) the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and
(ii) the Servicer determines that such expenses will be recoverable by it from related Liquidation Proceeds.

     With respect to any Mortgage Loan (i) as to which a payment default has occurred at its maturity date, (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 or more days delinquent, (iii) as to which the borrower has (a) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (b) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days, or (c) has admitted in writing its inability to pay its debts generally as they become due, (iv) as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (v) as to which, in the judgment of the Servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days or (vi) any other default has occurred which has materially and adversely affected the value of the related Mortgage Loan, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings, the Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the Special Servicer and any

Mortgage Loans that have become REO Properties are referred to herein as the "Specially Serviced Mortgage Loans." The Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for three consecutive Monthly Payments (provided, that no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return the full servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Servicer.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Servicer, the Directing Certificateholder (as defined below) and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 Business Days of receipt; provided, however, that the Special Servicer is required to implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer will request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 Business Days, the related Special Servicer is required to implement the recommended action as outlined in such Asset Status Report.

     If the majority of Certificateholders fail within five days after the notice of such vote is sent to them to reject such Asset Status Report, the Special Servicer is required to implement the same. If the majority of Certificateholders reject the Asset Status Report, the Special Servicer is required to revise such Asset Status Report as set forth below.

     If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report within ten Business Days thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the earlier of (a) the Directing Certificateholder's failure to disapprove such revised Asset Status Report as described above; or (b) until the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders; or (c) 60 days from the date of preparation of the first Asset Status Report at which time the Special Servicer will implement the recommended action.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Certificate Administrator from time to time by such holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class (or, if no such Class exists, the most subordinate Class then outstanding); provided that for this purpose the Class N and Class O Certificates will be considered to be one Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received.

     The Controlling Class as of the Closing Date will be the Class N and Class O Certificates.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions.

MODIFICATIONS

     The Pooling and Servicing Agreement will permit the Special Servicer (and, in certain circumstances, the Servicer) to modify, waive or amend any term of a Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) waive Excess Interest if such waiver conforms to the Servicing Standard and/or (v) accept a principal prepayment during any Lockout Period; provided that (w) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (x) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Certificate Administrator and (y) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause either REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan for more than three one-year periods or beyond a date that is three years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending, (iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease; (iv) reduce the Mortgage Rate to a rate below the lesser of (x) 7.64% per annum and (y) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; or (v) defer interest due on any Mortgage Loan in excess of 5% of the Stated Principal Balance of such Mortgage Loan. Neither the Servicer nor the Special Servicer may permit or modify a loan to permit a voluntary prepayment of a Mortgage Loan (other than a Specially Serviced Mortgage Loan) on any day other than its Due Date, unless, among other things, the Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such prepayment or unless otherwise permitted under the Mortgage Loan Documents. Prepayments of Specially Serviced Mortgage Loans will be permitted to be made on any day without the payment of interest through the following Due Date.

     With respect to any Mortgage Loan the modification of which would create a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of Certificate Deferred Interest resulting from such negative amortization or any such modification will be allocated to reduce the Monthly Interest Distribution Amount of the Class or Classes (other than the Class A-X Certificates) with the latest alphabetical designation then outstanding and, to the extent so allocated, shall be added to the Certificate Balance of such Class or Classes (other than for the purposes of determining Voting Rights or the identity of the Controlling Class).

     The Special Servicer will notify the Servicer and the Certificate Administrator of any modification, waiver or amendment of any term of any Mortgage Loan and must deliver to the Certificate Administrator (with a copy to the Servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 Business Days). The Special Servicer will notify the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of Crossed Loans or a group of loans made to affiliated borrowers that, in each case, in the aggregate represent 5% or more of the aggregate outstanding principal balances of all of the Mortgage Loans. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the Special Servicer.


OPTIONAL TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the Special Servicer, the holders of the Controlling Class or the Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

     Subject to the requirement set forth in the last sentence of this paragraph, the CSFB Mortgage Loan Seller will have the option to purchase all of the assets of the Trust Fund. If the CSFB Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable by the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller may notify the CSFB Mortgage Loan Seller, the Special Servicer and the Trustee of its intention to exercise such option, and if the CSFB Mortgage Loan Seller does not exercise such option within ten Business Days thereafter, the MS Mortgage Loan Seller will be entitled to exercise such option. If the MS Mortgage Loan Seller does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the Special Servicer may notify the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller and the Trustee of its intention to exercise such option, and if neither the CSFB Mortgage Loan Seller nor the MS Mortgage Loan Seller exercises such option within ten Business Days, the Special Servicer will be entitled to exercise such option. If the Special Servicer does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the holder of a majority of the Percentage Interests in the Controlling Class may notify the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the Special Servicer and the Trustee of its intention to exercise such option, and if none of the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller or the Special Servicer exercises such option within ten Business Days, the holder of a majority of the Percentage Interests in the Controlling Class will be entitled to exercise such option. If the holder of the Controlling Class does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the Servicer may notify the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the holder of the Controlling Class, the Special Servicer and the Trustee of its intention to exercise such option, and if none of the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the holders of the Controlling Class nor the Special Servicer exercises such option within ten business days, the Servicer will be entitled to exercise such option. Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (in each case exclusive of REO Loans) included in the Trust Fund and (ii) the aggregate fair market value of all REO Properties, if any, included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO
Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the CSFB Mortgage Loan Seller, the Special Servicer, the holder of the Controlling Class or the Servicer to

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effect such termination is subject to the requirement that the then aggregate
Stated Principal Balance of the Mortgage Loans and any REO Mortgage Loans be less than 1.00% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the Special Servicer, the holder of the Controlling Class or the Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Certificates -- Accounts" in the Prospectus), will be applied generally as described above under "Description of the Offered Certificates -- Distributions -- Priority of Distributions."


THE TRUSTEE

     The Chase Manhattan Bank, a New York banking corporation, will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "Trustee"). The corporate trust office of the Trustee responsible for administration of the Trust is located at 450 West 33rd Street, 14th Floor, New York, New York 10001,
Attention: Structured Finance. As of June 30, 1999, the Trustee had assets of approximately $391 billion.

     As compensation for its services, the Trustee will receive a portion of the Administration Fee (as defined below).

     The information concerning the Trustee set forth herein has been provided by the Trustee, and none of the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the Certificate Administrator, the Servicer, the Special Servicer, the Depositor or the Underwriters makes any representation or warranty as to the accuracy hereof.


CERTIFICATE ADMINISTRATOR

     Norwest Bank Minnesota, National Association, a national banking association ("Norwest"), with an address at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services
(CMBS)--Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1, will act as paying agent, as registrar for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the Definitive Certificates, if issued, as authenticating agent of the Certificates and as custodian of the loan files (in its capacity as custodian, the "Custodian" and in its capacity as paying agent, certificate registrar, authentication agent and custodian, the "Certificate Administrator"). Norwest is a wholly-owned subsidiary of Wells Fargo & Company and an affiliate of the Servicer. All requests relating to the transfer or exchange of Certificates should be directed to the Certificate Administrator's office at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113,
Attention: Corporate Trust Services (CMBS)--Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1. Pursuant to the Pooling and Servicing Agreement, Norwest will have the right to resign, and in certain circumstances may be removed, as Certificate Administrator.

     As compensation for its services, the Certificate Administrator will receive a portion of the Administration Fee.


ADMINISTRATION FEE AND PAYMENT OF EXPENSES

     As compensation for the performance of their duties, the Trustee, the Certificate Administrator and the Custodian will be paid fees which, in the aggregate, are referred to herein as the "Administration Fee." The Administration Fee will be payable monthly on a loan-by-loan basis and will accrue at a rate (the "Administration Fee Rate") equal to .0028% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Mortgage Loan. In addition, the Trustee, the Certificate Administrator and the Custodian will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by such

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party in accordance with any of the provisions of the Pooling and Servicing
Agreement, but not including expenses incurred in the ordinary course of performing their duties under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from their willful misconduct, negligence or bad faith.


DUTIES OF THE TRUSTEE

     If the Servicer fails to make a required Advance, the Trustee is required to make such Advance, provided that the Trustee shall not be obligated to make any Nonrecoverable Advance. The Trustee will be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to the same extent as the Servicer or the Special Servicer.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.


THE SERVICER

     Wells Fargo Bank, National Association ("Wells Fargo"), in its capacity as servicer under the Pooling and Servicing Agreement (in such capacity, the "Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it is responsible, the Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. With respect to the Multiple Note Loans, the holder of the related Other Note, or a servicer on its behalf, will service the Whole Loan. See "Certain Characteristics of the Mortgage Loans--Multiple Note Loans" and "-- Servicing of the Mortgage Loans; Collection of Payments" in this Prospectus Supplement.

     The Servicer's principal servicing offices are located at 555 Montgomery Street, San Francisco, California 94104.

     As of September 30, 1999, Wells Fargo was responsible for servicing for third parties approximately 1,600 commercial and multifamily loans, totaling approximately $9.1 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     Wells Fargo & Company is the holding company for the Servicer. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding the Servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information concerning Wells Fargo set forth herein has been provided by the Servicer, and none of the Mortgage Loan Sellers, the Special Servicer, the Depositor, the Trustee or the Underwriters makes any representation or warranty as to the accuracy thereof.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Servicer (the "Servicing Fee") will be payable monthly on a loan-by-loan basis from interest received, will accrue at a rate (the "Servicing Fee Rate") of .05% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Mortgage Loan (including any REO Loans and Specially Serviced Mortgage Loans). The Servicer and certain Primary Servicers will be entitled to retain out of amounts to be remitted to the Trust Fund a fee (each, a "Primary Servicing Fee") that accrues on the Stated Principal Balance of the related Mortgage Loans at a rate of 0.05% per annum with respect to the Mortgage Loans primarily serviced by the Servicer and, with respect to any Mortgage Loans which are primarily serviced by a

Primary Servicer, the fee set forth in the related Primary Servicing Agreement. The Servicer will be permitted to assign its Primary Servicing Fee (the "Assignable Primary Servicing Fee") to any third party. The Assignable Primary Servicing Fee will be payable to Wells Fargo or its assignee, regardless of whether Wells Fargo continues to be the servicer under the Pooling and Servicing Agreement or a primary servicer of any Mortgage Loan. The per annum rate at which the Primary Servicing Fee accrues (the "Primary Servicing Fee Rate") is set forth herein in the table entitled "Mortgage Notes" under "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information." The Primary Servicing Fee with respect to each Mortgage Loan will be calculated in the same manner as interest on such Mortgage Loan. The Servicer will be required to pay the fees and expenses of any other sub-servicer retained by the Servicer out of the Servicing Fee. Except to the extent set forth in the related Primary Servicing Agreement, in no event will the Servicer or any Primary Servicer be entitled to retain a servicing fee from the amount of any P&I Advance. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (i) 50% of all assumption fees paid by the borrowers on Mortgage Loans that are not Specially Serviced Mortgage Loans (but only to the extent that all amounts then due and payable with respect to such Mortgage Loan, other than interest on outstanding Advances, have been paid) and (ii) late payment charges and default interest (collectively, "Penalty Charges") paid by the borrowers and collected by the Servicer, but only to the extent such amounts are not needed to pay outstanding interest on all Advances accrued with respect to such Mortgage Loan. The remainder of the assumption fees is required to be delivered to the Special Servicer as additional servicing compensation. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds (but only to the extent such interest or other income is not required, together with the Servicing Fee, to cover Prepayment Interest Shortfalls) and will bear any losses resulting from the investment of such funds. The Servicer also is entitled to invest or direct the investments held in the Cash Collateral Accounts, Lockbox Accounts and the Escrow Accounts and to retain any interest to the extent such interest is not required to be paid to the related borrowers. Additionally, the Servicer is entitled to all commercially reasonable fees received on or with respect to Mortgage Loan modifications for which the Servicer is responsible, but only to the extent actually collected from the related borrower and subject to certain other limitations. Finally, the Servicer is entitled to retain any miscellaneous fees collected from borrowers. The Servicer is also entitled to receive all Prepayment Interest Excesses as additional servicing compensation unless such Prepayment Interest Excess results from the Servicer accepting a voluntary prepayment with respect to a Mortgage Loan and waiving a right under such Mortgage Loan to collect interest thereon through the Due Date following the date of prepayment.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Specially Serviced Mortgage Loan is computed, and will be payable monthly from the Trust Fund. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause or by resignation), it will retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fee), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any amounts (net of expenses) in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of a defaulted Mortgage Loan, by foreclosure or otherwise ("Liquidation Proceeds"). As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to the net liquidation proceeds received with respect to such Specially Serviced Mortgage Loan. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by the related Mortgage Loan Seller, Finova or Finova Capital, as applicable, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Servicer or the Special Servicer, the purchase by the holders of the Class V-1 or Class V-2 Certificates of any ARD Loan or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of (i) all assumption fees on all Specially Serviced Mortgage Loans, (ii) 50% of all assumption fees on any Mortgage Loans other than Specially Serviced Mortgage Loans and (iii) all commercially reasonable extension fees and modification fees received on or with respect to any Mortgage Loans to the extent already collected. The Special Servicer will also be entitled to Penalty Charges collected by the Special Servicer on any Specially Serviced Mortgage Loans net of any outstanding interest on Advances accrued thereon.

     Although the Servicer and the Special Servicer are each required to service and administer the Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

     As and to the extent described herein under "Advances," the Servicer will be entitled to receive interest on Advances at the Reimbursement Rate, such interest to be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Servicer will be responsible for all fees of any sub-servicers.

     Any Prepayment Interest Shortfall for any Mortgage Loan in excess of the sum of (i) the Servicing Fee attributable to such Mortgage Loan (other than a Specially Serviced Mortgage Loan) being prepaid and (ii) the investment income accruing on the related Principal Prepayment due to the Servicer for the period from the date of such prepayment to the following Servicer Remittance Date (or, in the case of a Specially Serviced Mortgage Loan, for the period from the date of such prepayment to the immediately following Due Date) (such excess amount, an "Uncovered Prepayment Interest Shortfall") will be allocated to each Class of Regular Certificates, pro rata, based on the Monthly Interest Distribution Amounts thereof (calculated without regard to any Uncovered Prepayment Interest Shortfall Amounts). Any Prepayment Interest Excess on a Mortgage Loan (other than a Mortgage Loan the terms of which expressly permit collections of interest through the following Due Date in connection with any voluntary principal prepayment) will be paid to the Servicer.

     "Prepayment Interest Excess" means, with respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part, or as to which insurance or condemnation proceeds were received by the Servicer or the Special Servicer for application to such Mortgage Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds after the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the loan documents relating to such Mortgage Loan, to the extent such interest is collected by the Servicer or the Special Servicer.


THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation ("LNR"), will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans (in such capacity, the "Special Servicer"). With respect to the L'Enfant Participation, if the L'Enfant Participation becomes a Specially Serviced Mortgage Loan, Lennar Partners, Inc., in its capacity as the special servicer for the 1998-C2 Securitization will service the L'Enfant Participation in accordance with the 1998-C2 Securitization pooling and servicing agreement for so long as it is being specially serviced. See "Certain Characteristics of the Mortgage Loans -- Significant Mortgage Loans -- The L'Enfant Participation" in this Prospectus Supplement. The principal executive offices of the Special Servicer are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) developing, acquiring and actively managing commercial and residential multi-family rental real estate, (ii) acquiring portfolios of commercial mortgage loans and properties and providing workout, property management and asset sale services with regard to the portfolio assets, (iii) acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage backed securities ("CMBS"), (iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which the Special Servicer acts as special servicer, and (v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities. The Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of May 1999, the Special Servicer and its affiliates were managing a portfolio with an original asset count of over 12,000 assets in most states with an original face value of over $53 billion, most of which are commercial real estate assets. Included in this managed portfolio are $40 billion of commercial real estate assets representing 53 securitization transactions, for which the Special Servicer is the master servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and none of Mortgage Loan Seller, the Trustee, the Depositor, the Servicer or the Underwriters makes any representation or warranty as to the accuracy or completeness of such information.

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the Percentage Interest of the Controlling Class, provided that each Rating Agency confirms in writing that such replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to any Class of Certificates.


SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. Pursuant to the Pooling and Servicing Agreement, the Servicer or Special Servicer are required to administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificate Administrator Reports. Based solely on information provided in monthly reports prepared by the Servicer and the Special Servicer regarding the Mortgage Loans (which may also publish such reports on the Internet), and delivered to the Certificate Administrator, the Certificate Administrator will make available and, upon request, forward on each Distribution Date to each Certificateholder, the Depositor, the Trustee and any of its designees, the Servicer, the Special Servicer, the Underwriters, each Rating Agency, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, Inc. and, if requested in writing, any potential investors in the Certificates, all of which will be made available electronically to any interested party via the Certificate Administrator's website and, with respect to the Statement to Certificateholders only, its fax service:

     (a) A statement (a "Statement to Certificateholders") setting forth, among other things: (i) the aggregate amount of distributions, if any, made on such Distribution Date to the holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the aggregate amount of distributions, if any, made on such Distribution Date to holders of each Class of Certificates allocable to (A) such Class's Optimal Interest Distribution Amount and, separately stated, the portion thereof representing the Unpaid Interest Shortfall Amount for such Class,
   (B) Prepayment Premiums and Yield Maintenance Charges; (iii) the number of outstanding Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Distribution Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more (D) that are Specially Serviced Mortgage Loans and are not delinquent, or (E) as to which foreclosure proceedings have been commenced;
   (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest DSCR, Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by either Mortgage Loan Seller, Finova or Finova Capital or otherwise liquidated or disposed of during the related Due Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property received on such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Due Period and for which a final recovery determination has been made, (A) the loan number of the related Mortgage Loan and the amount of the sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance or Notional Balance of each Class of Regular Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance or Notional Balance, as applicable, of each such Class due to any Collateral Support Deficit; (x) the amount of principal prepayments (in the aggregate and broken out on a loan-by-loan basis) made during the related Due Period, the amount of any Yield Maintenance Charges and/or Prepayment Premiums (in the aggregate and broken out on a loan-by-loan basis) paid during the related Due Period and the aggregate amount of any Prepayment

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   Interest Shortfalls not covered by the Servicer for such Distribution Date;
   (xi) the Pass-Through Rate for each Class of Certificates applicable for such Distribution Date; (xii) the aggregate amount of the Servicing Fee, Primary Servicing Fee, Special Servicing Fee and any other servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Due Period; (xiii) the Collateral Support Deficit, if any, for such Distribution Date; (xiv) certain Trust Fund expenses incurred during the related Due Period as described in the Pooling and Servicing Agreement; (xv) the amount of Servicing Advances and P&I Advances (net of reimbursed Advances) outstanding which have been made by the Servicer or the Trustee during the related Due Period; and (xvi) the amount of any Appraisal Reduction Amounts allocated during the related Due Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

     (b) A report containing information regarding the Mortgage Loans as of the end of the related Due Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans" (reported, where applicable, solely on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Certificate Administrator) and such information shall include a loan-by-loan listing showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums received. Such loan-by-loan listing will be made available electronically in accordance with the provisions of the Pooling and Servicing Agreement; provided, however, that the Certificate Administrator will provide Certificateholders with a written copy of such report upon written request.

     Servicer Reports. The Servicer is required to deliver to the Certificate Administrator on the Business Day prior to each Distribution Date, and the Certificate Administrator is required to make available, or, upon request, forward to each Certificateholder, the Depositor, the Trustee, the Underwriters, each Rating Agency and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following eight reports, in the form of the Commercial Mortgage Securities Association standard information package, all of which will be made available electronically via the Certificate Administrator's website:

     (a) A "Comparative Financial Status Report," in the form set forth in Annex C, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans as of the current Determination Date for each of the following three periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years and
   (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

     (b) A "Delinquent Loan Status Report," in the form set forth in Annex C, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30 to 59 days, delinquent 60 to 89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not an REO Property.

     (c) An "Historical Loan Modification Report," in the form set forth in Annex C, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Due Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report," in the form set forth in Annex C, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, the aggregate amount of Liquidation Proceeds, both for the related Due Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

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     (e) An "REO Status Report," in the form set forth in Annex C, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and
   (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination.

     (f) A "Servicer Watch List," in the form set forth in Annex C, setting forth, among other things, a description of any Mortgage Loan that, as of the Determination Date immediately preceding the preparation thereof, is in jeopardy of becoming a Specially Serviced Mortgage Loan based on certain objective criteria set forth in the Pooling and Servicing Agreement.

     (g) Annually, on or before May 31 of each year, commencing with May 31, 2000, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis Report" together with copies of the operating statements and rent rolls (but only to the extent the related borrower delivers such information to the Servicer or Special Servicer), as applicable for such Mortgaged Property or REO Property as of the end of the preceding calendar year. To the extent delivery is required in the related Mortgage Loan, the Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

     (h) Within thirty days of receipt by the Servicer (or within ten days of receipt from the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

     The reports described in clauses (a), (f), (g) and (h) above are collectively referred to as the "Restricted Reports." The reports described in clauses (b), (c), (d) and (e) above are collectively referred as the "Unrestricted Reports." The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer the fourth Business Day prior to the Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable. Upon written request, the Certificate Administrator will make hard copies of such reports available to the Certificateholders at the expense of the requesting party.

     In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to make available and, upon request, to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Statement to Certificateholders and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. The Certificate Administrator shall be deemed to have satisfied this requirement to the extent it has complied with applicable provisions of the Code. Such information is to include the amount of original issue discount accrued on each Class of Certificates held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

     Other Information. The Pooling and Servicing Agreement requires that the Trustee (except with respect to item (vi) below which will be made available by the Custodian and with respect to items (iv) and (v) below which will be made available by the Servicer) make available at its offices, during normal business hours, upon not less than 10 Business Days' prior written notice, for review by any

Certificateholder, the Depositor, the Trustee, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto,
(ii) all Statements to Certificateholders delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property delivered to the Certificate Administrator, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail "sales information," if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer delivered to the Certificate Administrator, and (vii) any and all officers' certificates and other evidence delivered to the Trustee to support the Servicer's determination that any Advance, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee, Custodian or Servicer, as applicable, upon written request; however, the Trustee, Custodian and Servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.


     The Certificate Administrator will make available each month, to any interested party, the Statement to Certificateholders, the Unrestricted Servicer Reports and certain Mortgage Loan information as presented in the CMSA100 format via the Certificate Administrator's website.

     The Certificate Administrator will also make available each month the Restricted Servicer Reports, via its website with the use of a password. The password will be given out by the Certificate Administrator, upon request, to each Certificateholder, each of the parties to the Pooling and Servicing Agreement, each of the Rating Agencies, each of the Underwriters, any party that identifies itself to the Certificate Administrator as a beneficial owner or prospective purchaser of a Certificate by delivering an investor certification (the form of which is available on the Certificate Administrator's website and also attached as an exhibit to the Pooling and Servicing Agreement) and any other person upon the direction of the Depositor.

     The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its website and will assume no responsibility therefor. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. For assistance with the Certificate Administrator's website, investors may call (301) 815-6600.

     In connection with providing access to the Certificate Administrator's website, the Certificate Administrator may require registration and the acceptance of a disclaimer. None of the Certificate Administrator, the Trustee, the Servicer or the Special Servicer will be liable for the dissemination of information in accordance herewith and with the Pooling and Servicing Agreement.

     Other Information Available via the Certificate Administrator's
Website. Parties to whom the Certificate Administrator issues a password may request additional information regarding the performance of the Mortgage Loans from the Certificate Administrator by directing inquiries by e-mail through the Certificate Administrator's website. The Certificate Administrator will post responses to investor inquiries in the "Investor Q&A Forum" section of its website within the time specified in the Pooling and Servicing Agreement (or indicate the time within which a response will be provided). Parties to whom the Certificate Administrator issues a password may obtain through the Certificate Administrator's website a listing of certain "special events" (as specified in the Pooling and Servicing Agreement) and certain updates on Mortgage Loan performance and other financial information concerning the Trust Fund, as specified in the Pooling and Servicing Agreement.

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       CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
            LOCATED IN NEW YORK, CALIFORNIA, FLORIDA AND WASHINGTON

     The following discussion contains summaries of certain legal aspects of the Mortgage Loans or portions of Mortgage Loans secured by parcels in New York (approximately 22.2% of the Initial Pool Balance), California (approximately 18.1% of the Initial Pool Balance), Florida (approximately 8.7% of the Initial Pool Balance) and Washington (approximately 5.7% of the Initial Pool Balance), which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.


NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.


CALIFORNIA

     Mortgage Loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale and (ii) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.


FLORIDA

     Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than twenty (20) (but not more than thirty-five (35))

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days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. In certain circumstances, the lender may have a receiver appointed.


WASHINGTON

     In Washington, it is most common to foreclose a deed of trust by a non-judicial trustee's sale. Non-judicial foreclosure is available only if the property is not used principally for agricultural purposes, either at the time the deed of trust is granted or at the time of foreclosure. The non-judicial foreclosure process requires a preliminary 30-day notice of default and a subsequent 90-day notice of sale. The notice of sale must be posted on the premises and published twice in a local newspaper. The trustee's sale cannot be held sooner than 190 days after the date of default.

     Washington has a "one action" rule that prohibits non-judicial foreclosure during the pendency of any action that seeks satisfaction of an obligation secured by the deed of trust, with the exception of actions for the appointment of a receiver or to enforce any other lien or security interest granted to secure the obligation secured by the deed of trust.

     Non-judicial foreclosure has the effect of satisfying the entire obligation secured by the deed of trust, including any cross-collateralized obligations and any obligations of the grantor contained in separate documents that are the "substantial equivalent" of obligations secured by the deed of trust. Limited exceptions to the "anti-deficiency" rule allow post-foreclosure actions against the grantor within one year after the date of foreclosure to collect misapplied rents, insurance or condemnation proceeds, or to recover for waste committed against the property.

     In Washington, a lender may elect to foreclose a deed of trust judicially as a mortgage and preserve the right to a deficiency judgment against the grantor. There is a one-year redemption period from the date of sale following a judicial foreclosure. The redemption period may be reduced to eight months if the foreclosure complaint waives any deficiency judgment against the grantor.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain United States federal income tax consequences of an investment in the Offered Certificates by holders that acquire the Offered Certificates in their initial offering. This summary is based on the Internal Revenue Code of 1986 (the "Code") as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Offered Certificates, deals only with Offered Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, electing large partnerships, mutual funds, REITs, RICs, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the Offered Certificates as part of a hedge, straddle or integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of the Offered Certificates. Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the Offered Certificates.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations"). Purchasers of the Offered

Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable obligations such as the Offered Certificates.

     Elections will be made to treat the Trust Fund, exclusive of the Excess Interest and the rights of the Offered Certificates to receive Yield Protection Payments, including the collateral pledged to secure the payment of such obligation (such portion of the Trust Fund, the "Trust REMICs"), as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The reserve accounts, the Lockbox Accounts and the Cash Collateral Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of Excess Interest), proceeds therefrom, the Collection Account, the Distribution Account, the Interest Reserve Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold regular interests of the Lower-Tier REMIC and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the regular interests represented by the Class A-1, Class A-2, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as representing the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the U.S. Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham & Taft, the Upper-Tier REMIC and the Lower-Tier REMIC will each qualify as a separate REMIC and the portion of the Trust Fund consisting of Excess Interest, and the rights of the Offered Certificates to receive Yield Protection Payments will be treated as a grantor trust for federal income tax purposes. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. The Class V-1 and Class V-2 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest with respect to the CSFB Mortgage Loans and the MS Mortgage Loans, respectively. The right to receive Yield Protection Payments will not be treated as a real estate asset for purposes of Section 856(c)(4)(A) of the Code and income from such payments will not be treated as income described in Section 856(c)(3) of the Code and may not qualify as income described in Section 856(c)(2). The Offered Certificates will not be treated as "qualified mortgages" under Section 860G(a)(3) of the Code in their entirety if they have any potential entitlement to Yield Protection Payments and may not be appropriate investments for other REMICs. In addition, the Offered Certificates are qualifying assets under Section 7701(a)(19)(C) of the Code only to the extent of the percentage of the aggregate pool balance from time to time represented by the Mortgage Loans secured by Multifamily Properties, Residential Cooperative Properties and Manufactured Housing Community Properties.

     The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. Based on expected issue prices allocable to the regular interests represented by the Offered Certificates, it is anticipated that the Class A-X and Class F Certificates will be issued with original issue discount, the Class E Certificates will be issued with de minimis original issue discount and the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be issued at a premium. Yield Maintenance Charges and Prepayment Premiums received by Certificateholders generally will be treated as additional ordinary income in respect of their corresponding class of regular interests. Nevertheless, authority exists for treating such payments as received in respect of a sale or exchange and subject to capital gain treatment. Prospective Certificateholders should consult their tax advisors with respect to the treatment of Yield Maintenance Charges and Prepayment Premiums for federal income tax purposes.

     The federal income tax treatment of Yield Protection Payments is unclear in certain respects. Yield Protection Payments may be treated as ordinary income as such amounts actually become due, less any portion of a Certificateholder's basis allocable thereto, in which event any unrecovered basis may be treated as an ordinary loss. It is possible, although unlikely, that such income should be accrued at an earlier time or that such basis could be recovered periodically prior to the receipt of such income. On the other hand, Yield Protection Payments may be treated as capital gain under
Section 1234A of the Code, less any basis related thereto, and any unrecovered basis may be treated as a capital loss. Although not free from doubt, the Issuer believes that the value of the Yield Protection Payments as of the Closing Date is negligible. Investors should consult their own tax advisors as to the federal income tax treatment of Yield Protection Payments. Investors who are Non-U.S. Persons should, in particular, consider the eligibility of Yield Protection Payments for exemption from 30% U.S. withholding tax.

     See "Certain Federal Income Tax Consequences -- REMIC Certificates -- Taxation of REMIC Regular Certificates" in the Prospectus.

     The manner in which income should be accrued on the Class A-X Certificates is unclear. The Certificate Administrator, for purposes of calculating the income on the Upper-Tier REMIC and reporting income to the Class A-X Certificateholders intends to take the position that the Class A-X Certificates will be treated as having been issued with OID for federal income tax purposes in an amount equal to the excess of all expected payments of interest on such Certificates (based on the Prepayment Assumption) over their issue price. Accruing income in such a manner could result in the accrual of negative amounts for certain periods. Such negative amounts cannot be deducted currently but may only be offset against future accruals of income. Although unclear, a holder of a Class A-X Certificate may be entitled to deduct a loss to the extent that its remaining tax basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments on the Mortgage Loans. Investors in the Class A-X Certificates should consult their tax advisors as to the manner in which income should be accrued on such Certificates and the timing and character of any loss that could result from such investment.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield Considerations." No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, a State or the District of Columbia, or is a foreign estate or trust, see "Certain Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Investors" in the Prospectus.



                             ERISA CONSIDERATIONS


SENIOR CERTIFICATES

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Senior Certificates is subject to the requirements imposed by ERISA, Section 4975 of the Code or any Similar Law, as described in the Prospectus under "ERISA Considerations." For example, unless exempted, investment by a Plan in the Senior Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Senior Certificates. The Department has granted

CSFB an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 89-90, 54 Fed. Reg. 42597 (Oct. 17, 1989) and has granted Morgan Stanley an individual prohibited transaction exemption, PTE 90-24, 55 Fed. Reg. 20548 (May 24, 1990), each as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997) (either such exemption, the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten, in whole or in part, by CSFB. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by CSFB or Morgan Stanley, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Senior Certificates are the following:

     (1) The acquisition of Senior Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by Senior Certificates acquired by the Plan are not subordinate to the rights and interests evidenced by the other Certificates of the Trust Fund;

     (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Standard & Poor's Ratings Services ("S&P"), Moody's, Fitch or DCR;

     (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to and retained by CSFB or Morgan Stanley in connection with the distribution of Senior Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     The Trust Fund must also meet the following requirements:

     (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Senior Certificates pursuant to the Exemption; and

     (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Senior Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans, the acquisition, holding and resale of the Senior Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to the purchasing or holding of Senior Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     CSFB believes that the conditions to the applicability of the Exemption will generally be met with respect to the Senior Certificates, other than possibly those conditions which are dependent on facts unknown to CSFB or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates. A fiduciary of a Plan that is a governmental Plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     Any fiduciary of a Plan considering whether to purchase a Senior Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

     The sale of Senior Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.


MEZZANINE CERTIFICATES

     Under current law, the purchase and holding of Mezzanine Certificates by or on behalf of any Plan may result in a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or any Similar Law. Consequently, no transfer of a Mezzanine Certificate shall be made unless the prospective transferee (i) executes an investment representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that the prospective transferee is not (a) a Plan or (b) a person acting on behalf of or using "plan assets" of any Plan (including an entity whose underlying assets include "plan assets" by reason of investment in the entity by any Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances in which the purchase and holding of Mezzanine Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Sections I and III of PTE 95-60 or (ii) provides to the Certificate Registrar an opinion of counsel, in form and substance satisfactory to the Certificate Registrar and the Depositor, to the effect that the acquisition and holding of such Certificate by such prospective transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Trustee, the Servicer, the Special Servicer, the Underwriters or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement. Such opinion of counsel shall not be an expense of the Depositor, the Trustee, the Servicer, the Special Servicer, the Trust Fund, the Underwriters or the Certificate Registrar. In addition, so long as the Mezzanine Certificates are registered in the name of Cede & Co., as nominee of

DTC, any purchaser of any such Certificates will be deemed to have represented by such purchase that either: (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Certificate Administrator, the Custodian or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (i) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTE 95-60) and (ii) the conditions set forth in Sections I and III of PTE 95-60 have been satisfied as of the date of the acquisition of such Certificates.


                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.


                                USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.


                                 UNDERWRITING

     Under the terms and conditions set forth in the underwriting agreement dated November 5, 1999 among the Depositor, Credit Suisse First Boston Corporation ("CSFB"), an affiliate of the Depositor, and Morgan Stanley & Co. Incorporated ("Morgan Stanley" and, collectively with CSFB, the "Underwriters"), the Depositor has agreed to sell to the Underwriters the following respective principal amounts of the Offered Certificates:




                         PRINCIPAL      PRINCIPAL        NOTIONAL
                         AMOUNT OF      AMOUNT OF       BALANCE OF
                         CLASS A-1      CLASS A-2       CLASS A-X
UNDERWRITER            CERTIFICATES   CERTIFICATES     CERTIFICATES
--------------------- -------------- -------------- -----------------
Credit Suisse First
 Boston Corporation    $124,687,500   $412,812,500   $  731,317,646
Morgan Stanley & Co.
 Incorporated          $ 74,812,500   $247,687,500   $  438,790,588
                       ------------   ------------   --------------
 Total                 $199,500,000   $660,500,000   $1,170,108,234
                       ============   ============   ==============



                         PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL     PRINCIPAL
                         AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF     AMOUNT OF
                          CLASS B        CLASS C        CLASS D        CLASS E       CLASS F
UNDERWRITER            CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
--------------------- -------------- -------------- -------------- -------------- -------------
Credit Suisse First
 Boston Corporation    $32,875,000    $36,562,500    $ 9,187,500    $25,562,500    $12,812,500
Morgan Stanley & Co.
 Incorporated          $19,725,000    $21,937,500    $ 5,512,500    $15,337,500    $ 7,687,500
                       -----------    -----------    -----------    -----------    -----------
 Total                 $52,600,000    $58,500,000    $14,700,000    $40,900,000    $20,500,000
                       ===========    ===========    ===========    ===========    ===========

     The Underwriting Agreement will provide that the underwriters are obligated to purchase all of the Offered Certificates if any are purchased. The Underwriting Agreement further provides that if an Underwriter defaults, the purchase commitments of the non-defaulting Underwriter may be increased or the offering of the Offered Certificates may be terminated.

     CSFB and Morgan Stanley will be joint book-running managers.

     Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 104.98% of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor. The Depositor estimates that its out-of-pocket expenses for this offering will be approximately $1,120,600.

     The Underwriters have advised the Depositor that they propose to offer the Offered Certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and/or the purchasers of the Offered Certificates for whom they may act as agents. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts, and the Underwriters may also receive commissions from the purchasers of the Offered Certificates for whom they may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Offered Certificates by them may be deemed to be underwriting discounts or commissions.

     The Offered Certificates are a new issue of securities with no established trading market. The Depositor also has been advised by the Underwriters that the Underwriters currently intend to make a market in the Offered Certificates; however, the Underwriters do not have any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates -- Lack of a Secondary Market for the Certificates May Make It Difficult for You To Resell Your Certificates."

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof. The Mortgage Loan Sellers have agreed to indemnify the Depositor with respect to certain liabilities, including certain civil liabilities under the Securities Act, relating to the Mortgage Loans.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor, the Underwriters and the CSFB Mortgage Loan Seller by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the MS Mortgage Loan Seller by Latham & Watkins, New York, New York.


                                    RATING

     It is a condition to the issuance of the Offered Certificates that they receive the following credit ratings from any or all, as applicable, of Duff & Phelps Credit Rating Co. ("DCR"), Fitch IBCA, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's" and, together with DCR and Fitch, the "Rating Agencies"):




                  DCR     FITCH     MOODY'S
                ------   -------   --------
   Class A-1      AAA      AAA        Aaa
   Class A-2      AAA      AAA        Aaa
   Class A-X      AAA      AAA        Aaa
    Class B       AA        AA        Aa2
    Class C        A        A         A2
    Class D       A-        A-        A3
    Class E       BBB      BBB       Baa2
    Class F      BBB-      BBB-      Baa3

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream in the Trust Fund is adequate to make payments required under the Offered Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Yield Maintenance Charges, Yield Protection Payments, default interest or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-X Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class A-X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class A-X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class A-X Certificates. The Notional Balance upon which interest is calculated on the Class A-X Certificates will be reduced by the occurrence of prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such Notional Balance, but only the obligation to pay interest timely on the Notional Balance as so reduced from time to time. Accordingly, the ratings of the Class A-X Certificates should be evaluated independently from similar ratings on other types of securities. With respect to the Credit Lease Loans, a downgrade in the credit rating of the related Tenants and/or the Guarantor may have a related adverse effect on the rating of the Offered Certificates.


     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.



     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS




%
% of Total SF ........................        S-91
% of Total Square Feet ...............        S-91
1
150 William Street Borrower ..........        S-78
150 William Street Loan ..............        S-78
150 William Street Manager ...........        S-78
150 William Street Property ..........        S-78
1997 NOI .............................        S-90
1998 NOI .............................        S-90
1998-C2 Securitization ...............  S-55, S-69
3
30/360 ...............................  S-80, S-89
A
ACCOR ................................  S-54, S-64
ACCOR Credit Lease Borrowers .........        S-64
ACCOR Credit Lease Properties ........        S-64
ACCOR Credit Lease Property ..........        S-64
ACCOR Credit Leases ..................        S-64
ACCOR Credit Tenant ..................  S-54, S-64
ACCOR Loans ..........................        S-64
ACM ..................................        S-37
Actual Ongoing Capital Items
   Deposits ..........................        S-88
Actual/360 ...........................  S-80, S-89
Additional Collateral Loans ..........        S-88
Administration Fee. ..................       S-161
Administration Fee Rate ..............       S-161
Advances .............................       S-143
Allocated Loan Amount ................        S-89
Anchor Tenant ........................        S-89
anchored property ....................        S-28
Annual Debt Service ..................        S-89
Anticipated Remaining Term ...........        S-89
Anticipated Repayment Date ...........  S-80, S-89
Anticipated Repayment Date LTV .......        S-89
Appraisal Reduction ..................       S-144
Appraisal Reduction Amount ...........       S-145
Appraisal Reduction Event ............       S-144
ARD ..................................        S-80
ARD Loans ............................        S-80
ARD LTV ..............................        S-89
Asset Status Report ..................       S-157
Assignable Primary Servicing Fee .....       S-162
Assumed Final Distribution Date ......       S-122
Assumed Maturity Date ................       S-122
Assumed Scheduled Payment ............       S-143



Assumption Conditions ................       S-149
Audit Program ........................       S-151
Available Distribution Amount ........       S-112
B
Balloon Loans ........................        S-80
Balloon Payment ......................        S-81
Base Interest Fraction ...............       S-120
Blue Hills Borrower ..................        S-76
Blue Hills Loan ......................        S-76
Blue Hills Manager ...................        S-76
Blue Hills Property ..................        S-76
Book-Entry Certificates ..............       S-109
Breach ...............................       S-140
Burlington ...........................        S-62
Business Day .........................       S-111
C
Capital Items ........................        S-52
Cash Collateral Accounts .............       S-146
Cedelbank ............................       S-108
Cedelbank Participants ...............       S-109
Certain Federal Income Tax
   Consequences ......................       S-154
Certificate Administrator ............       S-161
Certificate Balance ..................       S-107
Certificate Deferred Interest ........       S-124
Certificate Owner ....................       S-109
Certificateholder ....................       S-110
Certificates .........................       S-107
CII ..................................        S-79
Class M Component Rate ...............       S-117
Class M Pass-Through Rate ............       S-116
Class N Component Rate ...............       S-117
Class N Pass-Through Rate ............       S-116
Class O Component Rate ...............       S-117
Class O Pass-Through Rate ............       S-116
Class ................................       S-107
Class A-1 Component Rate .............       S-117
Class A-1 Pass-Through Rate ..........       S-116
Class A-2 Component Rate .............       S-117
Class A-2 Pass-Through Rate ..........       S-116
Class A-X Pass-Through Rate ..........       S-116
Class B Component Rate ...............       S-117
Class B Pass-Through Rate ............       S-116
Class C Component Rate ...............       S-117
Class C Pass-Through Rate ............       S-116
Class D Component Rate ...............       S-117
Class D Pass-Through Rate ............       S-116
Class E Component Rate ...............       S-117

Class E Pass-Through Rate ...............         S-116
Class F Component Rate ..................         S-117
Class F Pass-Through Rate ...............         S-116
Class G Component Rate ..................         S-117
Class G Pass-Through Rate ...............         S-116
Class H Component Rate ..................         S-117
Class H Pass-Through Rate ...............         S-116
Class J Component Rate ..................         S-117
Class J Pass-Through Rate ...............         S-116
Class K Component Rate ..................         S-117
Class K Pass-Through Rate ...............         S-116
Class L Component Rate ..................         S-117
Class L Pass-Through Rate ...............         S-116
Clearance Cooperative ...................         S-109
Closing Date ............................          S-47
CMBS ....................................         S-165
Code ....................................         S-171
Collateral Substitution Deposit .........          S-84
Collateral Support Deficit ..............         S-123
Collection Account ......................  S-112, S-146
Commission ..............................         S-106
Comparative Financial Status
   Report ...............................         S-167
Component Rate ..........................         S-117
Constant Prepayment Rate ................         S-126
Controlling Class .......................         S-158
Controlling Class Certificateholder .....         S-158
Cooperative Property ....................          S-90
Corrected Mortgage Loan .................         S-157
CPR .....................................         S-126
Credit Lease ............................          S-54
Credit Lease Loans ......................          S-54
Credit Lease Properties .................          S-54
Crossed Loans ...........................          S-87
CSFB ....................................         S-176
CSFB Cayman .............................         S-141
CSFB Mortgage Loan Seller ...............          S-47
CSFB Mortgage Loans .....................          S-47
Custodian ...............................         S-161
Cut-off Date ............................          S-46
Cut-off Date LTV ........................          S-89
Cut-off Date Principal Balance ..........          S-93
Cut-off Date Principal Balance/Unit                S-89
Cut-off Date Principal Loan
   Balance ..............................          S-89
D
DCR .....................................         S-177
Debt Service Coverage Ratio .............          S-89
Defeasance Lockout Period ...............          S-84
Defeasance Option .......................          S-84



Defect ..................................         S-138
Definitive Certificates .................         S-111
Delinquent Loan Status Report ...........         S-167
Department ..............................         S-173
Depositor ...............................          S-47
Depositories ............................         S-108
Determination Date ......................         S-111
Direct Participants .....................         S-108
Directing Certificateholder .............         S-158
Distribution Account ....................  S-112, S-146
Distribution Date .......................         S-111
DSCR ....................................          S-89
DTC .....................................         S-108
DTC Participants ........................         S-108
Due Date ................................          S-79
Due Period ..............................         S-113
E
Eligible Bank ...........................         S-147
EPI .....................................          S-79
ERISA ...................................         S-173
Escrow Account ..........................          S-51
Euroclear ...............................         S-108
Euroclear Operator ......................         S-109
Euroclear Participants ..................         S-109
Events of Default .......................         S-152
Excess Cash Flow ........................          S-80
Excess Interest .........................          S-80
Excess Interest Distribution
   Account ..............................         S-147
Excess Rate .............................         S-117
Exchange Apartments Borrower ............          S-57
Exchange Apartments Loan ................    S-54, S-57
Exchange Apartments Manager .............          S-57
Exchange Apartments Mezzanine
   Lender ...............................          S-57
Exchange Apartments Mezzanine
   Loan .................................          S-57
Exchange Apartments Mezzanine
   Loan Borrower ........................          S-57
Exchange Apartments Note A ..............          S-57
Exchange Apartments Note B ..............          S-57
Exchange Apartments Other Note ..........          S-54
Exchange Apartments Principals ..........          S-57
Exchange Apartments Property ............          S-57
Exchange Apartments Trust Fund
   Note .................................          S-54
Exchange Apartments Whole Loan               S-54, S-57
Exemption ...............................         S-173
F
Final Recovery Determination ............         S-166

Finova .................................        S-138
Finova Capital .........................        S-138
Finova Loans ...........................        S-138
Finova Owner Trust .....................        S-138
First P&I Date .........................         S-90
Fitch ..................................        S-177
Form 8-K ...............................        S-106
Fully Amortizing Loans .................         S-81
G
Global Securities ......................          E-1
Guarantor ..............................         S-54
H
Hard Lockbox ...........................         S-85
Hato Rey Tower Borrower ................         S-67
Hato Rey Tower Loan ....................         S-67
Hato Rey Tower Property ................         S-67
Hato Rey Tower Property Manager                  S-67
Historical Loan Modification
   Report ..............................        S-167
Historical Loss Estimate Report ........        S-167
Holiday Inn -- Broadway Borrower                 S-72
Holiday Inn -- Broadway License
   Agreement ...........................         S-72
Holiday Inn -- Broadway Licensor .......         S-72
Holiday Inn -- Broadway Loan ...........         S-72
Holiday Inn -- Broadway Manager ........         S-72
Holiday Inn -- Broadway Property .......         S-72
Holiday Inn -- Broadway
   Subordinate Loan ....................         S-72
Hospitality Loan .......................         S-46
Hospitality Property ...................         S-46
Hotel Management Agreement .............         S-69
Hotel Manager ..........................         S-69
I
Indemnification ........................         S-79
Indirect Participants ..................        S-108
Industrial Loan ........................         S-46
Industrial Property ....................         S-46
Initial Pool Balance ...................         S-46
Insurance Escrowed .....................         S-89
Interest Accrual Period ................        S-117
Interest Calc. .........................         S-89
Interest Reserve Account ...............        S-147
Interest Shortfall Amount ..............        S-117
Investor's Business Daily Borrower               S-79
Investor's Business Daily Loan .........         S-79
Investor's Business Daily Property .....         S-79
IRS ....................................        S-156
L



Lease Expiration Date ..................         S-89
L'Enfant Borrower ......................         S-69
L'Enfant Intercreditor Agreement .......         S-69
L'Enfant Manager .......................         S-69
L'Enfant Mezzanine Borrower ............         S-70
L'Enfant Mezzanine Lender ..............         S-70
L'Enfant Mezzanine Loan ................         S-70
L'Enfant Note A ........................         S-69
L'Enfant Note B ........................         S-69
L'Enfant Other Note ....................         S-55
L'Enfant Participation .................   S-46, S-69
L'Enfant Preferred Equity Interest .....         S-70
L'Enfant Property ......................         S-69
L'Enfant Special Limited Partner .......         S-70
L'Enfant Trust Fund Note. ..............         S-55
L'Enfant Whole Loan ....................   S-55, S-69
Liquidation Fee ........................        S-163
Liquidation Fee Rate ...................        S-163
Liquidation Proceeds ...................        S-163
LNR ....................................        S-164
Loan to Value Ratio ....................         S-89
Lockbox Account ........................         S-85
Lockout Period .........................         S-81
Lodging Loan ...........................         S-46
Lodging Property .......................         S-46
Lower-Tier Regular Interests ...........        S-171
Lower-Tier REMIC .......................  S-14, S-171
LTV ....................................         S-89
LTV at ARD or Maturity .................         S-89
M
Mezzanine Certificates .................        S-107
Mixed Commercial Cooperative
   Loan ................................         S-46
Mixed Commercial Cooperative
   Property ............................         S-46
Mixed Use Loan .........................         S-47
Mixed Use Property .....................         S-46
Modified Lockbox .......................         S-85
Monthly Interest Distribution
   Amount ..............................        S-117
Monthly Payment ........................   S-80, S-90
Moody's ................................        S-177
Mortgage ...............................         S-46
Mortgage Deferred Interest .............        S-124
Mortgage File ..........................        S-138
Mortgage Interest Accrual Period .......        S-118
Mortgage Loan ..........................        S-120
Mortgage Loan Assumptions ..............        S-127
Mortgage Loan Purchase
   Agreement ...........................         S-47

Mortgage Loan Sellers ...............          S-47
Mortgage Loans ......................          S-46
Mortgage Note .......................          S-46
Mortgage Pass-Through Rate ..........         S-118
Mortgage Rate .......................          S-80
Mortgaged Properties ................          S-46
Most Recent Date ....................          S-90
Most Recent NOI .....................          S-90
Most Recent Type ....................          S-90
MS Mortgage Loan Seller .............          S-47
MS Mortgage Loans ...................          S-47
Multifamily Loan ....................          S-46
Multifamily Property ................          S-46
Multi-Property Loans ................          S-87
N
NAP .................................          S-90
Net Cash Flow .......................          S-90
net income from foreclosure
   property .........................         S-156
Net Lease ...........................          S-91
Net Mortgage Pass-Through Rate ......         S-118
Net Mortgage Rate ...................         S-118
New Regulations .....................           E-3
NOI Adjustment Worksheet ............         S-168
Nonrecoverable Advance ..............         S-144
Norwest .............................         S-161
Notional Balance ....................         S-107
O
Occupancy ...........................          S-91
Occupancy Period ....................          S-91
Offered Certificates ................         S-107
Office Loan .........................          S-46
Office Property .....................          S-46
OID Regulations .....................         S-171
Open ................................          S-82
Operating Statement Analysis
   Report ...........................         S-168
Optimal Interest Distribution
   Amount ...........................         S-118
Original Amortization Term ..........          S-91
Original Principal Loan Balance .....          S-91
Other Equity Collateral .............          S-60
Other Loan ..........................          S-47
Other Notes .........................         S-142
Other Property ......................          S-47
Ownership Interest ..................          S-91
P
Parisian ............................          S-62
Parking Operator ....................          S-60



Participants ........................         S-108
Pass-Through Rate ...................         S-119
PCBs ................................          S-37
Penalty Charges .....................         S-163
Percentage Interest .................         S-108
Permitted Investments ...............         S-147
P&I Advance .........................         S-143
Plan ................................         S-173
PML .................................          S-50
Pooling and Servicing Agreement .....         S-138
Preferred Interest Holder ...........          S-86
Premium .............................          S-82
Prepayment Assumptions ..............         S-127
Prepayment Date .....................           A-5
Prepayment Interest Excess ..........         S-164
Prepayment Interest Shortfall .......         S-119
Prepayment Premium Period ...........          S-81
Prepayment Premiums .................          S-81
Primary Servicer ....................         S-142
Primary Servicing Agreement .........         S-142
Primary Servicing Fee ...............         S-162
Primary Servicing Fee Rate ..........         S-162
Primary Term ........................          S-54
Prime Rate ..........................         S-144
Principal Distribution Amount .......         S-119
Private Certificates ................         S-107
Property Release Amount .............          S-91
PTE .................................         S-173
Purchase Price ......................         S-140
R
Rated Final Distribution Date .......         S-122
Rating Agencies .....................         S-177
Real Estate Taxes Escrowed ..........          S-91
Record Date .........................         S-111
Reduction Rate ......................         S-145
Regular Certificates ................  S-107, S-172
Reimbursement Rate ..................         S-144
Related Proceeds ....................         S-144
Release Date ........................          S-84
Remaining Amortization Term .........          S-91
Remaining Lockout ...................          S-91
Remaining Lockout and YM ............          S-91
Remaining Lockout and YM and
   Penalties ........................          S-91
Remaining Principal Distribution
   Amount ...........................         S-119
REMIC ...............................         S-172
REMIC Regulations ...................         S-171
Rents from real property ............   S-35, S-156
REO Loan ............................         S-120

REO Property .........................  S-107, S-157
REO Status Report ....................         S-167
Reporting Requirements ...............         S-138
Required Prepayment ..................          S-88
Residential Cooperative Loan .........          S-46
Residential Cooperative Property .....          S-46
Residual Certificates ................         S-107
Residual Value Policy ................    S-54, S-64
Restricted Group .....................         S-174
Restricted Reports ...................         S-168
Retail Loan ..........................          S-46
Retail Property ......................          S-46
Rev ..................................          S-90
Revised Rate .........................          S-80
Rules ................................         S-109
S
Scholastic ...........................          S-74
Scholastic Building Borrower .........          S-74
Scholastic Building Loan .............          S-74
Scholastic Building Property .........          S-74
Scholastic Building Property
   Manager ...........................          S-74
Seasoning ............................          S-92
Securities Act .......................         S-107
Selig Borrowers ......................          S-60
Selig Loans ..........................          S-60
Selig Manager ........................          S-60
Selig Mezzanine Borrower .............          S-60
Selig Mezzanine Lender ...............          S-60
Selig Mezzanine Loan .................          S-60
Selig Principal ......................          S-60
Selig Properties .....................          S-60
Selig Property .......................          S-60
Senior Certificates ..................         S-107
Servicer .............................         S-162
Servicer Remittance Date .............         S-143
Servicer Watch List ..................         S-167
Servicing Advances ...................         S-143
Servicing Fee ........................         S-162
Servicing Fee Rate ...................         S-162
Servicing Standard ...................         S-142
Significant Mortgage Loans ...........         S-149
Similar Law ..........................         S-173
S&P ..................................         S-174
Special Servicer .....................         S-165
Special Servicing Fee ................         S-163
Special Servicing Fee Rate ...........         S-163
Specially Serviced Mortgage Loans              S-157
Springing Lockbox ....................          S-85
Stated Maturity Date .................          S-92



Stated Principal Balance .............         S-120
Statement to Certificateholders ......         S-166
Subordinate Certificates .............         S-107
Substitute Manager ...................          S-74
Sweep Percentage .....................          S-60
T
Tallahassee Mall Borrower ............          S-62
Tallahassee Mall Loan ................          S-62
Tallahassee Mall Manager .............          S-62
Tallahassee Mall Principal ...........          S-62
Tallahassee Mall Property ............          S-62
Tenant ...............................    S-54, S-92
Tenant 1 .............................          S-92
Tenant 2 .............................          S-92
Tenant 3 .............................          S-92
Tenant Improvement and Leasing
   Commission Reserve Ongoing ........          S-92
Tenant Improvement and Leasing
   Commission Reserve Upfront ........          S-92
Termination Event ....................         S-153
Terms and Conditions .................         S-109
Treasury Regulations .................         S-172
Trust Fund ...........................         S-107
Trust Fund Notes .....................         S-142
Trust REMICs .........................         S-171
Trustee ..............................         S-161
U
Uncovered Prepayment Interest
   Shortfall .........................         S-164
Uncovered Prepayment Interest
   Shortfall Amount ..................         S-119
Underwriters .........................         S-176
Underwritten NOI .....................          S-92
Unit of Measure ......................          S-92
Units ................................          S-92
Unpaid Interest Shortfall Amount .....         S-119
Unrestricted Reports .................         S-168
Unscheduled Payments of Principal              S-119
Upper-Tier REMIC .....................   S-14, S-171
USAP .................................         S-151
U/W Net Cash Flow ....................          S-90
U/W NOI ..............................          S-92
U/W Rev ..............................          S-90
V
Value ................................          S-92
Voting Rights ........................         S-155
W
Weighted Average DSCR ................          S-92
Weighted Average LTV .................          S-92

Weighted Average Net Mortgage
   Rate ...........................  S-119
Wells Fargo .......................  S-162
Whole Loans .......................  S-142
Withheld Amounts ..................  S-147
Workout Fee .......................  S-163
Workout Fee Rate ..................  S-163
Y


Year Built ........................   S-92
Year Renovated ....................   S-92
Yield Maintenance Charge ..........   S-81
Yield Maintenance Period ..........   S-81
Yield Protection Payments .........   S-88
Yield Rate ........................   S-81
YM ................................   S-82

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                       CSFB
           CONTROL    CONTROL
  LOAN #      #          #       LOANS                             PROPERTY NAME
-----------------------------------------------------------------------------------------------------
    1         001         1      CSFB      Exchange Apartments
    2         002        507     CSFB      Selig - Third and Broad
    3         003        508     CSFB      Selig - 3131 Elliot Building
    4         004        509     CSFB      Selig - Airborne Building
    5         005         30     CSFB      Tallahassee Mall
    6         006         3      CSFB      Accor - Mountain  Summary
-----------------------------------------------------------------------------------------------------
    6         006A        9      CSFB      Accor - Mountain Motel 6 #1205
    6         006B        7      CSFB      Accor - Mountain Motel 6 #293
    6         006C        4      CSFB      Accor - Mountain Motel 6 #279
    6         006D        8      CSFB      Accor - Mountain Motel 6 #1016
    6         006E        6      CSFB      Accor - Mountain Motel 6 #273
-----------------------------------------------------------------------------------------------------
    6         006F        5      CSFB      Accor - Mountain Motel 6 #267
    7         007         10     CSFB      Accor - California North  Summary
    7         007A        11     CSFB      Accor - California North Motel 6 #318
    7         007B        12     CSFB      Accor - California North Motel 6 #359
    7         007C        13     CSFB      Accor - California North Motel 6 #287
-----------------------------------------------------------------------------------------------------
    7         007D        14     CSFB      Accor - California North Motel 6 #369
    7         007E        15     CSFB      Accor - California North Motel 6 #106
    8         008         31     CSFB      Hato Rey Tower
    9         009         32     CSFB      L'Enfant Plaza
    10        010         35     CSFB      Holiday Inn - Broadway
-----------------------------------------------------------------------------------------------------
    11        011         36     CSFB      Scholastic Building
    12        012        500     CSFB      Blue Hills Office Park
    13        013         37     CSFB      150 William Street
    14        014        800     MSMC      Hotel Union Square/Diva Summary
    14        014A       801     MSMC      Hotel Union Square
-----------------------------------------------------------------------------------------------------
    14        014B       802     MSMC      Hotel Diva
    15        015         41     CSFB      White Lodging Summary
    15        015A        42     CSFB      Residence Inn - Indianapolis
    15        015B        43     CSFB      Courtyard - Indianapolis
    15        015C        44     CSFB      Residence Inn - Hammond
-----------------------------------------------------------------------------------------------------
    15        015D        45     CSFB      Courtyard - Hammond
    15        015E        46     CSFB      Fairfield Inn - Hammond
    16        016         38     CSFB      SunPark Airpark - St.Louis
    17        017         40     CSFB      Sunset Ridge & Sunset Peak Apartments Summary
    17        017A       511     CSFB      Sunset Ridge Apartments
-----------------------------------------------------------------------------------------------------
    17        017B       512     CSFB      Sunset Peak Apartments
    18        018         39     CSFB      Century Centre I
    19        019        501     CSFB      401 North Broad Street
    20        020         62     CSFB      Kings Village Corp.
    21        021        803     MSMC      Capetown Plaza Shopping Center
-----------------------------------------------------------------------------------------------------
    22        022        804     MSMC      Lewis County Mall
    23        023        805     MSMC      Tampa Shopping Plaza
    24        024         63     CSFB      Midway Shopping Center
    25        025        806     MSMC      Shops at the Bluffs
    26        026        807     MSMC      Seminole Mall
-----------------------------------------------------------------------------------------------------
    27        027         67     CSFB      Fairfield Suites & Courtyard by Marriott Summary
    27        027A        68     CSFB      Courtyard by Marriott - Scottsdale
    27        027B        69     CSFB      Fairfield Suites
    29        029         66     CSFB      Cathedral Building
-----------------------------------------------------------------------------------------------------
    30        030         72     CSFB      Investor's Business Daily Building
    31        031        808     MSMC      Suburban Lodge Summary
    31        031A       809     MSMC      Suburban Lodge - Dallas
    31        031B       810     MSMC      Suburban Lodge - Roswell
    31        031C       811     MSMC      Suburban Lodge - Greenville
-----------------------------------------------------------------------------------------------------
    31        031D       812     MSMC      Suburban Lodge - Dayton
    31        031E       813     MSMC      Suburban Lodge - Forest Park
    32        032         80     CSFB      East Norriton Crossing
    33        033         50     CSFB      K.V. Properties Inc Summary
    33        033A        52     CSFB      Market Place #6 - Long Beach Value Plus Retail Center
-----------------------------------------------------------------------------------------------------
    33        033B        54     CSFB      K.V. Property Co.- Compton
    33        033C        55     CSFB      Market Place #7 - Long Beach 1
    33        033D        56     CSFB      Market Place #12 - Value Plus Food Warehouse
    33        033E        53     CSFB      Market Place #9 - Long Beach 2
    34        034         79     CSFB      Periwinkle Place Shopping Center
-----------------------------------------------------------------------------------------------------
    35        035         81     CSFB      West Valley Medical Center
    36        036         82     CSFB      Wilshire Westwood Apartments
    37        037         89     CSFB      Cornelius Pass Business Park
    38        038         90     CSFB      Town and Country Office Park
-----------------------------------------------------------------------------------------------------
    39        039        100     CSFB      Muscarelle Portfolio Summary
    39        039A       101     CSFB      1201 Valley Brook
    39        039B       102     CSFB      Park Ridge Marriott Ground Lease
    40        040         93     CSFB      IBM Corporate Center
    41        041         94     CSFB      Frassetto Properties Summary
    41        041A        96     CSFB      11 High Point Drive
-----------------------------------------------------------------------------------------------------
    41        041B        97     CSFB      707 Executive Drive
    41        041C        98     CSFB      709 Executive Drive
    41        041D        95     CSFB      6 Highpoint Drive
    42        042         91     CSFB      Easton Commons Plaza Shopping Center
    43        043         99     CSFB      The Vinegar Factory (Eli's Market)
-----------------------------------------------------------------------------------------------------
    44        044        103     CSFB      Holiday Inn & Suites - Bristol
    45        045        104     CSFB      Vilter Manufacturing Center
    46        046        814     MSMC      Lynnwood Corporate Center
    47        047        815     MSMC      Design Center Industrial Park
    48        048        109     CSFB      LaSalle Atrium
-----------------------------------------------------------------------------------------------------
    49        049        110     CSFB      Meridian Place Apartments
    50        050        115     CSFB      Kirkwood Landing Apartments
    51        051        113     CSFB      Gateway East & West
    52        052        116     CSFB      Kanawha Mall
    53        053        816     MSMC      Saf Keep Self Storage
-----------------------------------------------------------------------------------------------------
    54        054        117     CSFB      Binnings Building
    55        055        111     CSFB      Commercial Park West
    56        056        120     CSFB      Sea Crest at Amagansett Corp.
    57        057        121     CSFB      Park Glen West Business Ctr
    58        058        817     MSMC      Barrington Heights Apartments
-----------------------------------------------------------------------------------------------------
    59        059        818     MSMC      Stop and Store Self Storage
    60        060        122     CSFB      Crestview Office
    61        061        123     CSFB      Grand Cove I Apartments
    62        062        124     CSFB      Eagle Food Center
    63        063        137     CSFB      Pinewood Square Shopping Center
-----------------------------------------------------------------------------------------------------
    64        064        138     CSFB      Courtyard by Marriott
    65        065        515     CSFB      Forest Lane Apartments
    66        066        139     CSFB      Greenfield Station Apartments
    67        067        140     CSFB      92 State Street
    68        068        142     CSFB      Hill Castle Apartments
-----------------------------------------------------------------------------------------------------
    69        069        143     CSFB      Redwood City Office Building
    70        070        819     MSMC      2855 Telegraph Avenue Office Building
    71        071        127     CSFB      Mladen Portfolio Summary
    71        071A       135     CSFB      56 Webster Street
    71        071B       132     CSFB      270 Laurel Street
-----------------------------------------------------------------------------------------------------
    71        071C       134     CSFB      117-145 South Marshall Street
    71        071D       128     CSFB      154-160A Collins Street
    71        071E       130     CSFB      243-255 Laurel Street
    71        071F       129     CSFB      21 Evergreen Avenue
    71        071G       133     CSFB      360 Laurel Street
-----------------------------------------------------------------------------------------------------
    71        071H       131     CSFB      252 Laurel Street
    72        072        147     CSFB      Twin Peaks Square Shopping Center
    73        073        148     CSFB      Countrybrook Estates
    74        074        146     CSFB      1674 Broadway
    75        075        820     MSMC      Wells Cargo Self Storage
-----------------------------------------------------------------------------------------------------
    76        076        149     CSFB      Oasis Apartments
    77        077        150     CSFB      Crown Meadows Shopping Center
    78        078        151     CSFB      Embassy Apartments
    79        079        152     CSFB      Sandy Ridge Apartments
    80        080        153     CSFB      Southern Medical Building
-----------------------------------------------------------------------------------------------------
    81        081        154     CSFB      The Westhampton Bath & Tennis Club
    82        082        165     CSFB      Candlewick Townhomes
    83        083        166     CSFB      Ocean Beach Resort, Ltd.
    84        084        167     CSFB      Pacella Park Summary
    84        084A       168     CSFB      21 Pacella Park Drive
-----------------------------------------------------------------------------------------------------
    84        084B       169     CSFB      35 Pacella Park Drive
    85        085        502     CSFB      Quality Inn-Sea Oatel
    86        086        170     CSFB      St. George Medical Center
    87        087        821     MSMC      Ocean Park Centinela Office Building
    88        088        172     CSFB      Surf Club at Montauk Corp.
-----------------------------------------------------------------------------------------------------
    89        089        164     CSFB      Ambiance Townhomes
    90        090        822     MSMC      Britannia Business Center
    91        091        823     MSMC      Northwest Corporate Park
    92        092        177     CSFB      Super 8 Motel
    93        093        178     CSFB      Scandia-Hemman Apartments
-----------------------------------------------------------------------------------------------------
    94        094        180     CSFB      Orchard Square Office Park
    95        095        824     MSMC      Murray's Discount Auto Store Summary
    95        095A       824A    MSMC      Murray's Discount Auto Store
    95        095B       824B    MSMC      Murray's Discount Auto Store
    95        095C       824C    MSMC      Murray's Discount Auto Store
-----------------------------------------------------------------------------------------------------
    96        096        182     CSFB      Holiday Plaza
    97        097        184     CSFB      Lakeside Shopping Center
    98        098        185     CSFB      Palm Desert Business Center
    99        099        183     CSFB      Port Royal Motel Cooperative
   100        100        825     MSMC      The Meadows Square Mall
-----------------------------------------------------------------------------------------------------
   101        101        186     CSFB      Civic Center Office Building
   102        102        187     CSFB      Blockbuster Video / Scotty's Home Summary
   102        102A       188     CSFB      Scotty's Home Improvement Store
   102        102B       189     CSFB      Blockbuster Video
   103        103        826     MSMC      17290 Preston Road Office Building
-----------------------------------------------------------------------------------------------------
   104        104        827     MSMC      Mid-Towne Mobile Terrace
   105        105        181     CSFB      Engler Block
   106        106        190     CSFB      Bellevue Tower Apartments
   107        107        193     CSFB      East Mountain Medical Center
   108        108        200     CSFB      Sierra Elm Shopping Center
-----------------------------------------------------------------------------------------------------
   109        109        205     CSFB      Valerio Capri Apartments
   110        110        206     CSFB      Gotham Bar & Grill
   111        111        202     CSFB      Mission Hills Village Plaza
   112        112        208     CSFB      Clarksdale Commons Shopping Center
   113        113        209     CSFB      King Plaza
-----------------------------------------------------------------------------------------------------
   114        114        211     CSFB      Goodwill Building
   115        115        212     CSFB      Country Village Apartments
   116        116        214     CSFB      12 West 32nd Street Tenants Corp.
   117        117        215     CSFB      4711 Callan Blvd Apartments
   118        118        220     CSFB      Forest Crossing Medical Building
-----------------------------------------------------------------------------------------------------
   119        119        217     CSFB      Devonwood Apartments
   120        120        221     CSFB      11825 Owners Corp.
   121        121        828     MSMC      Indian Harbor Self Storage
   122        122        222     CSFB      Ansley North Cooperative, Inc.
   123        123        223     CSFB      West 8th Street Apartments
-----------------------------------------------------------------------------------------------------
   124        124        829     MSMC      All Seasons Mini Storage
   125        125        224     CSFB      330 East Jericho Turnpike
   126        126        513     CSFB      Sequoia Apartments
   127        127        227     CSFB      Broadmill Apts
   128        128        228     CSFB      West Wood Village Apts
-----------------------------------------------------------------------------------------------------
   129        129        229     CSFB      Chick Hampton Office Building
   130        130        230     CSFB      Cambrick On The Park Condominiums
   131        131        231     CSFB      287 South 6th Avenue
   132        132        232     CSFB      Metro Centre
   133        133        234     CSFB      350 Pleasant Street
-----------------------------------------------------------------------------------------------------
   134        134        235     CSFB      Eckerd's Pittsburgh
   135        135        236     CSFB      Azadgan Center
   136        136        237     CSFB      Jeanne Estates Apartments
   137        137        238     CSFB      Starburst Apartments
   138        138        240     CSFB      Josephine Apartments
-----------------------------------------------------------------------------------------------------
   139        139        241     CSFB      Valley View Apartments
   140        140        242     CSFB      1011-1019 Ocean Front Walk
   141        141        243     CSFB      2555 "D" Street
   142        142        244     CSFB      Tempe Manor Apts
   143        143        245     CSFB      Sophia Warehouse
-----------------------------------------------------------------------------------------------------
   144        144        248     CSFB      Betty Jane Apartments
   145        145        247     CSFB      Desert Winds Apartments
   146        146        249     CSFB      Poolside Apartments
   147        147        250     CSFB      Clark Apartments
   148        148        251     CSFB      1327 2nd Street
-----------------------------------------------------------------------------------------------------
   149        149        252     CSFB      Crown Apartments
   150        150        254     CSFB      Park Place-Fradin
   151        151        514     CSFB      Gladstone & Benton Apartments
   152        152        259     CSFB      Country Manor
   153        153        260     CSFB      Homestead Inn Apartments
-----------------------------------------------------------------------------------------------------

                       CSFB
           CONTROL    CONTROL
  LOAN #      #          #       ADDRESS                                                         CITY
--------------------------------------------------------------------------------------------------------------------------
    1         001         1      25 Broad Street                                                 New York
    2         002        507     2901 Third Avenue                                               Seattle
    3         003        508     3131 Elliot Avenue                                              Seattle
    4         004        509     3101 Western Avenue                                             Seattle
    5         005         30     2415 North Monroe Street                                        Tallahassee
    6         006         3      Various                                                         Various
--------------------------------------------------------------------------------------------------------------------------
    6         006A        9      2433 So. 800 West                                               Woods Cross
    6         006B        7      3900 E. Mulberry                                                Fort Collins
    6         006C        4      1600 Cedar Street                                               Raton
    6         006D        8      9920 West 49th Avenue                                           Wheat Ridge
    6         006E        6      3400 Will Rodgers Drive                                         Santa Rosa
--------------------------------------------------------------------------------------------------------------------------
    6         006F        5      416 West Appleway Avenue                                        Coeur D'Alene
    7         007         10     Various                                                         Various
    7         007A        11     2101 Loveridge Road                                             Pittsburg
    7         007B        12     16958 State Route 58                                            Mojave
    7         007C        13     250 South Walnut Road                                           Turlock
--------------------------------------------------------------------------------------------------------------------------
    7         007D        14     42899 Big Bear Boulevard                                        Big Bear Lake
    7         007E        15     16901 Stoddard Wells Road                                       Victorville
    8         008         31     268 Munoz Rivera Avenue                                         San Juan
    9         009         32     470-490 L'Enfant Plaza SW/955 L'Enfant Plaza SW                 Washington
    10        010         35     1260 Broadway                                                   New York
--------------------------------------------------------------------------------------------------------------------------
    11        011         36     555 Broadway                                                    New York
    12        012        500     150 Royall Street                                               Canton
    13        013         37     150 William Street                                              New York
    14        014        800     Various                                                         San Francisco
    14        014A       801     114 Powell Street                                               San Francisco
--------------------------------------------------------------------------------------------------------------------------
    14        014B       802     440 Geary Street                                                San Francisco
    15        015         41     Various                                                         Various
    15        015A        42     350 West New York Street                                        Indianapolis
    15        015B        43     320 North Senate Avenue                                         Indianapolis
    15        015C        44     7740 Corinne Drive                                              Hammond
--------------------------------------------------------------------------------------------------------------------------
    15        015D        45     7730 Corinne Drive                                              Hammond
    15        015E        46     7720 Corinne Drive                                              Hammond
    16        016         38     4607 Airflight Drive                                            Edmundson
    17        017         40     Various                                                         Various
    17        017A       511     8300 Sheridan Boulevard                                         Westminster
--------------------------------------------------------------------------------------------------------------------------
    17        017B       512     475 East Russell Boulevard                                      Thornton
    18        018         39     1450 Fashion Island Boulevard                                   San Mateo
    19        019        501     401 North Broad Street                                          Philadelphia
    20        020         62     1270/1275 E. 51st St; 1199/1200 E. 53rd St; 1165 E. 54th St     Brooklyn
    21        021        803     790 Iyanough Road                                               Hyannis
--------------------------------------------------------------------------------------------------------------------------
    22        022        804     151 N.E. Hampe Way                                              Chehalis
    23        023        805     8207-8325 North Florida Ave.                                    Tampa
    24        024         63     1460-1576 West University Avenue                                St. Paul
    25        025        806     3610 & 3650 Austin Bluffs Pkwy&4284 N. Academy Blvd.            Colorado Springs
    26        026        807     8050 113th Street North                                         Seminole
--------------------------------------------------------------------------------------------------------------------------
    27        027         67     Various                                                         Various
    27        027A        68     17010 N Scottsdale Road                                         Phoenix
    27        027B        69     17020 N Scottsdale Road                                         Phoenix
    29        029         66     1100 J Street                                                   Sacramento
--------------------------------------------------------------------------------------------------------------------------
    30        030         72     12655 Beatrice Avenue                                           Los Angeles
    31        031        808     Various                                                         Various
    31        031A       809     9355 Forest Lane                                                Dallas
    31        031B       810     1175 Hembree Road                                               Roswell
    31        031C       811     408-Mauldin Road                                                Greenville
--------------------------------------------------------------------------------------------------------------------------
    31        031D       812     8981 Kingsridge Drive                                           Dayton
    31        031E       813     363 Forest Parkway                                              Forest Park
    32        032         80     DeKalb Pike (Rte 202) and Germantown Pike                       East Norriton
    33        033         50     Various                                                         Various
    33        033A        52     14103 Ramona Boulevard                                          Baldwin Park
--------------------------------------------------------------------------------------------------------------------------
    33        033B        54     420 S. Long Beach Boulevard                                     Compton
    33        033C        55     2038 East 10th Street                                           Long Beach
    33        033D        56     4308 East Slauson Avenue                                        Maywood
    33        033E        53     421 Pacific Avenue                                              Long Beach
    34        034         79     2075 Periwinkle Way                                             Sanibel
--------------------------------------------------------------------------------------------------------------------------
    35        035         81     5353 and 5363 Balboa Boulevard                                  Encino
    36        036         82     10530 and 10540 Wilshire Boulevard                              Los Angeles
    37        037         89     2000 NW Cornelius Pass Road                                     Hillsboro
    38        038         90     702-1078 Town and Country Road                                  Orange
--------------------------------------------------------------------------------------------------------------------------
    39        039        100     Various                                                         Various
    39        039A       101     1201 Valley Brook Avenue                                        Lyndhurst
    39        039B       102     300 Brae Boulevard                                              Park Ridge
    40        040         93     34 Maple Avenue                                                 Parsippany
    41        041         94     Various                                                         Various
    41        041A        96     11 High Point Drive                                             Wayne Township
--------------------------------------------------------------------------------------------------------------------------
    41        041B        97     707 Executive Drive                                             Clarkstown
    41        041C        98     709 Executive Drive                                             Clarkstown
    41        041D        95     6 Highpoint Drive                                               Wayne Township
    42        042         91     8470-8590 Highway 6 North                                       Houston
    43        043         99     1411 Third Avenue                                               New York
--------------------------------------------------------------------------------------------------------------------------
    44        044        103     3005 Linden Drive                                               Bristol
    45        045        104     5555 South Packard Avenue                                       Cudahy
    46        046        814     19401 40th Avenue West                                          Lynnwood
    47        047        815     3445 Winton Place                                               Henreitta
    48        048        109     401 S. LaSalle Street                                           Chicago
--------------------------------------------------------------------------------------------------------------------------
    49        049        110     2000 North Meridian Road                                        Tallahassee
    50        050        115     9850 South Kirkwood                                             Houston
    51        051        113     6188 and 6192 Oxon Hill Road                                    Oxon Hill
    52        052        116     163 Kanawha Mall                                                Charleston
    53        053        816     655 3rd Street                                                  Oakland
--------------------------------------------------------------------------------------------------------------------------
    54        054        117     3000 NW 125th Street                                            Miami
    55        055        111     2300 and 2327 Englert Drive and 4915 Prospectus Drive           Durham
    56        056        120     Montauk Highway and Navahoe Lane                                Amagansett
    57        057        121     4700 and 4800 Park Glen Road                                    St. Louis Park
    58        058        817     3028 Chamblee-Tucker Road                                       Chamblee
--------------------------------------------------------------------------------------------------------------------------
    59        059        818     1700 Shore Parkway                                              Brooklyn
    60        060        122     3111 North Tustin Avenue                                        Orange
    61        061        123     100 - 200 Grand Cove Way                                        Edgewater
    62        062        124     1414 North Division Street (State Hwy 47)                       Morris
    63        063        137     Royall Avenue and Spence Avenue                                 Goldsboro
--------------------------------------------------------------------------------------------------------------------------
    64        064        138     10152 Palm River Road                                           Brandon
    65        065        515     9660 Forest Lane                                                Dallas
    66        066        139     700 Keswick Circle                                              Trotwood
    67        067        140     92 State Street                                                 Boston
    68        068        142     1431 Jackson Street                                             Oakland
--------------------------------------------------------------------------------------------------------------------------
    69        069        143     2055-2075 Woodside Road                                         Redwood City
    70        070        819     2855 Telegraph Avenue                                           Berkeley
    71        071        127     Various                                                         Various
    71        071A       135     56 Webster Street                                               Hartford
    71        071B       132     270 Laurel Street                                               Hartford
--------------------------------------------------------------------------------------------------------------------------
    71        071C       134     117-145 South Marshall Street                                   Hartford
    71        071D       128     154-160A Collins Street                                         Hartford
    71        071E       130     243-255 Laurel Street                                           Hartford
    71        071F       129     21 Evergreen Avenue                                             Hartford
    71        071G       133     360 Laurel Street                                               Hartford
--------------------------------------------------------------------------------------------------------------------------
    71        071H       131     252 Laurel Street                                               Hartford
    72        072        147     800 South Hover Road                                            Longmont
    73        073        148     1718 Bridgeview Lane                                            Louisville
    74        074        146     1674 Broadway                                                   New York
    75        075        820     224 North McPherson Road                                        Orange
--------------------------------------------------------------------------------------------------------------------------
    76        076        149     351 Turk Street                                                 San Francisco
    77        077        150     7614 & 7616 Culebra Road                                        San Antonio
    78        078        151     1613 Harvard Street, N.W.                                       Washington
    79        079        152     175 Pennsgrove-Auburn Road                                      Carney's Point
    80        080        153     9131 Piscataway Road                                            Clinton
--------------------------------------------------------------------------------------------------------------------------
    81        081        154     231 Dune Road                                                   Westhampton Beach
    82        082        165     1155 Paredes Line Road                                          City of Brownsville
    83        083        166     108 South Emerson Avenue                                        Montauk
    84        084        167     Various                                                         Various
    84        084A       168     21 Pacella Park Drive                                           Randolph
--------------------------------------------------------------------------------------------------------------------------
    84        084B       169     35 Pacella Park Drive                                           Randolph
    85        085        502     7123 South Virginia Dare Trail                                  Nags Head
    86        086        170     6620 Coyle Avenue                                               Carmichael
    87        087        821     3435 Ocean Park Boulevard                                       Santa Monica
    88        088        172     Surfside Place                                                  Montauk
--------------------------------------------------------------------------------------------------------------------------
    89        089        164     13210 Old Richmond Road                                         Houston
    90        090        822     3043-3075 Research Drive                                        Richmond
    91        091        823     800 & 808 Fidalgo St. & 780 S. Michigan St.                     Seattle
    92        092        177     52825 U.S.-31 North                                             South Bend
    93        093        178     411 Gibbsboro Road                                              Lindenwold
--------------------------------------------------------------------------------------------------------------------------
    94        094        180     1212 York Road                                                  Lutherville
    95        095        824     Various                                                         Chicago
    95        095A       824A    6319 S. Western Avenue                                          Chicago
    95        095B       824B    55 E. 111th Street                                              Chicago
    95        095C       824C    4719 Cottage Grove                                              Chicago
--------------------------------------------------------------------------------------------------------------------------
    96        096        182     1424-1430 Richmond Avenue                                       Staten Island
    97        097        184     4453 Liberty Avenue                                             Vermillion
    98        098        185     41-865 Boardwalk                                                Palm Desert
    99        099        183     16 Navy Road                                                    Montauk
   100        100        825     3801 W. 34th Street                                             Sioux Falls
--------------------------------------------------------------------------------------------------------------------------
   101        101        186     8300 Utica Avenue                                               Rancho Cucamonga
   102        102        187     Various                                                         Various
   102        102A       188     333 State Road 19 North                                         Palatka
   102        102B       189     142 Malabar Road SW                                             Palm Bay
   103        103        826     17290 Preston Road                                              Dallas
--------------------------------------------------------------------------------------------------------------------------
   104        104        827     1117 Baldwin Street                                             Salinas
   105        105        181     1335 W. Highway 76                                              Branson
   106        106        190     305 South Bellevue Boulevard                                    Memphis
   107        107        193     780 South Main Street                                           Great Barrington
   108        108        200     431 - 455 Grass Valley Highway                                  Auburn
--------------------------------------------------------------------------------------------------------------------------
   109        109        205     14360 Valerio Street                                            Van Nuys
   110        110        206     12 East 12th Street                                             New York
   111        111        202     15501-15535 Devonshire Street                                   Mission Hills
   112        112        208     820-844 S. State Street                                         Clarksdale
   113        113        209     3025 Waughtown Street                                           Winston-Salem
--------------------------------------------------------------------------------------------------------------------------
   114        114        211     1700 Fillmore Street                                            San Francisco
   115        115        212     975 Sheldon Road                                                Channelview
   116        116        214     12-14 West 32nd Street                                          New York
   117        117        215     4711 Callan Blvd                                                Daly City
   118        118        220     9100 Forest Crossing Drive                                      The Woodlands
--------------------------------------------------------------------------------------------------------------------------
   119        119        217     5108 Brentwood Stair Road                                       Fort Worth
   120        120        221     118 East 25th Street                                            New York
   121        121        828     136-140 Tomahawk Drive                                          Indian Harbor Beach
   122        122        222     1705 Monroe Drive N.E.                                          Atlanta
   123        123        223     2971 West 8th Street                                            Los Angeles
--------------------------------------------------------------------------------------------------------------------------
   124        124        829     800 North "K" Street                                            Needles
   125        125        224     330 East Jericho Turnpike                                       Smithtown
   126        126        513     15188 - 15212 Sequoia Avenue                                    Hesperia
   127        127        227     109 E. Broadway Road                                            Tempe
   128        128        228     201 North Garden Ave.                                           Sierra Vista
--------------------------------------------------------------------------------------------------------------------------
   129        129        229     One Chick Springs Road                                          Greenville
   130        130        230     4016 McKinney Avenue                                            Dallas
   131        131        231     287 South 6th Avenue                                            City of Industry
   132        132        232     1940 Garnet Avenue                                              San Diego
   133        133        234     350 Pleasant Street                                             Grass Valley
--------------------------------------------------------------------------------------------------------------------------
   134        134        235     1915-1921 East Carson Street                                    Pittsburgh
   135        135        236     2610-2614 East Pacific Coast Highway                            Corona Del Mar
   136        136        237     5201 Spradling Avenue                                           Ft. Smith
   137        137        238     7655 Moonmist Drive                                             Houston
   138        138        240     12722-12738 Josephine Street                                    Garden Grove
--------------------------------------------------------------------------------------------------------------------------
   139        139        241     209 Wolcott Street & 26-32 Farragut Street                      Waterbury
   140        140        242     1011-1019 Ocean Front Walk                                      Los Angeles
   141        141        243     2555 "D" Street                                                 Sparks
   142        142        244     1403 East 8th Street                                            Tempe
   143        143        245     7100 Sophia Avenue                                              Van Nuys
--------------------------------------------------------------------------------------------------------------------------
   144        144        248     11762-11792 E. 16th Avenue                                      Aurora
   145        145        247     21420-30 N. 23rd Ave.                                           Phoenix
   146        146        249     1702 Paris Street                                               Aurora
   147        147        250     4102-10 Clark Avenue                                            Kansas City
   148        148        251     1327 2nd Street                                                 Livermore
--------------------------------------------------------------------------------------------------------------------------
   149        149        252     475 and 485 Linden Street                                       Reno
   150        150        254     18600-18604 Ventura Boulevard                                   Los Angeles
   151        151        514     534 Gladstone & 524 Benton                                      Kansas City
   152        152        259     16801 North 26th Street                                         Phoenix
   153        153        260     276 Seventh Avenue Northeast                                    St. Petersburg
--------------------------------------------------------------------------------------------------------------------------

                       CSFB
           CONTROL    CONTROL
  LOAN #      #          #       STATE                     ZIP CODE     PROPERTY TYPE     SUB PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------------
    1         001         1      NY                        10004        Multifamily
    2         002        507     WA                        98121        Office
    3         003        508     WA                        98121        Office
    4         004        509     WA                        98121        Office
    5         005         30     FL                        32303        Retail            Retail, Anchored
    6         006         3      CO                        Various      Credit Lease
--------------------------------------------------------------------------------------------------------------------------
    6         006A        9      UT                        84087        Credit Lease
    6         006B        7      CO                        80524        Credit Lease
    6         006C        4      NM                        57740        Credit Lease
    6         006D        8      CO                        80033        Credit Lease
    6         006E        6      NM                        88453        Credit Lease
--------------------------------------------------------------------------------------------------------------------------
    6         006F        5      ID                        83814        Credit Lease
    7         007         10     CA                        Various      Credit Lease
    7         007A        11     CA                        94565        Credit Lease
    7         007B        12     CA                        93501        Credit Lease
    7         007C        13     CA                        95380        Credit Lease
--------------------------------------------------------------------------------------------------------------------------
    7         007D        14     CA                        92315        Credit Lease
    7         007E        15     CA                        92392        Credit Lease
    8         008         31     PR                        00918        Office
    9         009         32     DC                        20024        Mixed Use         Office, Hotel, Retail
    10        010         35     NY                        10001        Lodging           Lodging, Full Service
--------------------------------------------------------------------------------------------------------------------------
    11        011         36     NY                        10012        Office
    12        012        500     MA                        02021        Office
    13        013         37     NY                        10038        Office
    14        014        800     CA                        94103        Mixed Use         Lodging, Retail
    14        014A       801     CA                        94103        Mixed Use         Lodging, Retail
--------------------------------------------------------------------------------------------------------------------------
    14        014B       802     CA                        94103        Mixed Use         Lodging, Retail
    15        015         41     IN                        Various      Lodging           Lodging
    15        015A        42     IN                        46204        Lodging           Lodging, Extended Stay
    15        015B        43     IN                        46204        Lodging           Lodging, Limited Service
    15        015C        44     IN                        46323        Lodging           Lodging, Extended Stay
--------------------------------------------------------------------------------------------------------------------------
    15        015D        45     IN                        46323        Lodging           Lodging, Limited Service
    15        015E        46     IN                        46323        Lodging           Lodging, Limited Service
    16        016         38     MO                        63134        Other             Special Purpose
    17        017         40     CO                        Various      Multifamily
    17        017A       511     CO                        80003        Multifamily
--------------------------------------------------------------------------------------------------------------------------
    17        017B       512     CO                        80229        Multifamily
    18        018         39     CA                        94404        Office
    19        019        501     PA                        19123        Office
    20        020         62     NY                        11234        Cooperative       Residential
    21        021        803     MA                        02601        Retail            Retail, Anchored
--------------------------------------------------------------------------------------------------------------------------
    22        022        804     WA                        98532        Retail            Retail, Anchored
    23        023        805     FL                        33604        Retail            Retail, Anchored
    24        024         63     MN                        55104        Retail            Retail, Anchored
    25        025        806     CO                        80918        Retail            Retail, Anchored
    26        026        807     FL                        33772        Retail            Retail, Anchored
--------------------------------------------------------------------------------------------------------------------------
    27        027         67     AZ                        Various      Lodging           Lodging, Limited Service
    27        027A        68     AZ                        85255        Lodging           Lodging, Limited Service
    27        027B        69     AZ                        85255        Lodging           Lodging, Limited Service
    29        029         66     CA                        95814        Office
--------------------------------------------------------------------------------------------------------------------------
    30        030         72     CA                        90066        Industrial
    31        031        808     Various                   Various      Lodging           Lodging, Extended Stay
    31        031A       809     TX                        75243        Lodging           Lodging, Extended Stay
    31        031B       810     GA                        30076        Lodging           Lodging, Extended Stay
    31        031C       811     SC                        29605        Lodging           Lodging, Extended Stay
--------------------------------------------------------------------------------------------------------------------------
    31        031D       812     OH                        45458        Lodging           Lodging, Extended Stay
    31        031E       813     GA                        30297        Lodging           Lodging, Extended Stay
    32        032         80     PA                        19401        Retail            Retail, Anchored
    33        033         50     CA                        Various      Retail            Retail
    33        033A        52     CA                        91706        Retail            Retail, Anchored
--------------------------------------------------------------------------------------------------------------------------
    33        033B        54     CA                        90221        Retail            Retail, Unanchored
    33        033C        55     CA                        90804        Retail            Retail, Anchored
    33        033D        56     CA                        90270        Retail            Retail, Anchored
    33        033E        53     CA                        90802        Retail            Retail, Anchored
    34        034         79     FL                        33957        Retail            Retail, Unanchored
--------------------------------------------------------------------------------------------------------------------------
    35        035         81     CA                        91316        Office
    36        036         82     CA                        90068        Multifamily
    37        037         89     OR                        97124        Industrial
    38        038         90     CA                        92868        Office
--------------------------------------------------------------------------------------------------------------------------
    39        039        100     NJ                        Various      Industrial
    39        039A       101     NJ                        07071        Industrial
    39        039B       102     NJ                        07656        Lodging           Lodging, Full Service
    40        040         93     NJ                        07058        Office
    41        041         94     NJ                        Various      Industrial
    41        041A        96     NJ                        07470        Industrial
--------------------------------------------------------------------------------------------------------------------------
    41        041B        97     NY                        10989        Industrial
    41        041C        98     NY                        10989        Industrial
    41        041D        95     NJ                        07470        Industrial
    42        042         91     TX                        77095        Retail            Retail, Anchored
    43        043         99     NY                        10028        Retail            Retail, Anchored
--------------------------------------------------------------------------------------------------------------------------
    44        044        103     VA                        24202        Lodging           Lodging, Full Service
    45        045        104     WI                        53110        Industrial
    46        046        814     WA                        98036        Office
    47        047        815     NY                        14623        Mixed Use         Office, Industrial, Retail
    48        048        109     IL                        60605        Office
--------------------------------------------------------------------------------------------------------------------------
    49        049        110     FL                        32303        Multifamily
    50        050        115     TX                        77099        Multifamily
    51        051        113     MD                        20745        Office
    52        052        116     WV                        25387        Retail            Retail, Anchored
    53        053        816     CA                        94607        Self Storage
--------------------------------------------------------------------------------------------------------------------------
    54        054        117     FL                        33167        Industrial
    55        055        111     NC                        27713        Industrial
    56        056        120     NY                        11930        Cooperative       Residential
    57        057        121     MN                        55416        Industrial
    58        058        817     GA                        30341        Multifamily
--------------------------------------------------------------------------------------------------------------------------
    59        059        818     NY                        11214        Self Storage
    60        060        122     CA                        92865        Office
    61        061        123     NJ                        07020        Cooperative       Residential
    62        062        124     IL                        60450        Retail            Retail, Anchored
    63        063        137     NC                        27534        Retail            Retail, Anchored
--------------------------------------------------------------------------------------------------------------------------
    64        064        138     FL                        33619        Lodging           Lodging, Limited Service
    65        065        515     TX                        75243        Multifamily
    66        066        139     OH                        45426        Multifamily
    67        067        140     MA                        02109        Office
    68        068        142     CA                        94612        Multifamily
--------------------------------------------------------------------------------------------------------------------------
    69        069        143     CA                        94062        Office
    70        070        819     CA                        94704        Office
    71        071        127     CT                        Various      Multifamily
    71        071A       135     CT                        06105        Multifamily
    71        071B       132     CT                        06105        Multifamily
--------------------------------------------------------------------------------------------------------------------------
    71        071C       134     CT                        06105        Multifamily
    71        071D       128     CT                        06105        Multifamily
    71        071E       130     CT                        06105        Multifamily
    71        071F       129     CT                        06105        Multifamily
    71        071G       133     CT                        06105        Multifamily
--------------------------------------------------------------------------------------------------------------------------
    71        071H       131     CT                        06105        Multifamily
    72        072        147     CO                        80501        Retail            Retail, Anchored
    73        073        148     KY                        40242        Multifamily
    74        074        146     NY                        10019        Office
    75        075        820     CA                        92869        Self Storage
--------------------------------------------------------------------------------------------------------------------------
    76        076        149     CA                        94102        Multifamily
    77        077        150     TX                        78251        Retail            Retail, Unanchored
    78        078        151     DC                        20009        Multifamily
    79        079        152     NJ                        08069        Multifamily
    80        080        153     MD                        20735        Office
--------------------------------------------------------------------------------------------------------------------------
    81        081        154     NY                        11978        Cooperative       Residential
    82        082        165     TX                        78521        Multifamily
    83        083        166     NY                        11954        Cooperative       Residential
    84        084        167     MA                        Various      Industrial
    84        084A       168     MA                        02368        Industrial
--------------------------------------------------------------------------------------------------------------------------
    84        084B       169     MA                        02368        Industrial
    85        085        502     NC                        27959        Lodging           Lodging, Limited Service
    86        086        170     CA                        95608        Office
    87        087        821     CA                        90405        Office
    88        088        172     NY                        11954        Cooperative       Residential
--------------------------------------------------------------------------------------------------------------------------
    89        089        164     TX                        77083        Multifamily
    90        090        822     CA                        95806        Office
    91        091        823     WA                        98108        Industrial
    92        092        177     IN                        46637        Lodging           Lodging, Limited Service
    93        093        178     NJ                        08021        Multifamily
--------------------------------------------------------------------------------------------------------------------------
    94        094        180     MD                        21093        Office
    95        095        824     IL                        Various      Retail            Retail, Anchored
    95        095A       824A    IL                        60616        Retail            Retail, Anchored
    95        095B       824B    IL                        60628        Retail            Retail, Anchored
    95        095C       824C    IL                        60615        Retail            Retail, Anchored
--------------------------------------------------------------------------------------------------------------------------
    96        096        182     NY                        10314        Retail            Retail, Unanchored
    97        097        184     OH                        44089        Retail            Retail, Anchored
    98        098        185     CA                        92211        Office
    99        099        183     NY                        11954        Cooperative       Residential
   100        100        825     SD                        57106        Retail            Retail, Unanchored
--------------------------------------------------------------------------------------------------------------------------
   101        101        186     CA                        91730        Office
   102        102        187     FL                        Various      Retail            Retail, Anchored
   102        102A       188     FL                        32178        Retail            Retail, Anchored
   102        102B       189     FL                        32908        Retail            Retail, Anchored
   103        103        826     TX                        75252        Office
--------------------------------------------------------------------------------------------------------------------------
   104        104        827     CA                        93908        Manufactured Housing Community
   105        105        181     MO                        65616        Retail            Retail, Unanchored
   106        106        190     TN                        38104        Multifamily
   107        107        193     MA                        01230        Office
   108        108        200     CA                        95603        Retail            Retail, Unanchored
--------------------------------------------------------------------------------------------------------------------------
   109        109        205     CA                        91405        Multifamily
   110        110        206     NY                        10003        Retail            Retail, Anchored
   111        111        202     CA                        91345        Retail            Retail, Unanchored
   112        112        208     MS                        38614        Retail            Retail, Anchored
   113        113        209     NC                        27107        Retail            Retail, Anchored
--------------------------------------------------------------------------------------------------------------------------
   114        114        211     CA                        94115        Retail            Retail, Unanchored
   115        115        212     TX                        77530        Multifamily
   116        116        214     NY                        10001        Cooperative       Mixed Commercial
   117        117        215     CA                        94015        Multifamily
   118        118        220     TX                        77381        Office
--------------------------------------------------------------------------------------------------------------------------
   119        119        217     TX                        76112        Multifamily
   120        120        221     NY                        10010        Cooperative       Mixed Commercial
   121        121        828     FL                        32937        Self Storage
   122        122        222     GA                        30324        Cooperative       Residential
   123        123        223     CA                        90005        Multifamily
--------------------------------------------------------------------------------------------------------------------------
   124        124        829     CA                        92363        Self Storage
   125        125        224     NY                        90804        Retail            Retail, Unanchored
   126        126        513     CA                        92345        Multifamily
   127        127        227     AZ                        85282        Multifamily
   128        128        228     AZ                        85635        Multifamily
--------------------------------------------------------------------------------------------------------------------------
   129        129        229     SC                        29609        Office
   130        130        230     TX                        75204        Multifamily
   131        131        231     CA                        91746        Industrial
   132        132        232     CA                        92109        Office
   133        133        234     CA                        95945        Multifamily
--------------------------------------------------------------------------------------------------------------------------
   134        134        235     PA                        15203        Retail            Retail, Anchored
   135        135        236     CA                        92625        Retail            Retail, Unanchored
   136        136        237     AR                        72904        Multifamily
   137        137        238     TX                        77036        Multifamily
   138        138        240     CA                        92841        Multifamily
--------------------------------------------------------------------------------------------------------------------------
   139        139        241     CT                        06705        Multifamily
   140        140        242     CA                        90291        Retail            Retail, Unanchored
   141        141        243     NV                        89431        Multifamily
   142        142        244     AZ                        85281        Multifamily
   143        143        245     CA                        91406        Industrial
--------------------------------------------------------------------------------------------------------------------------
   144        144        248     CO                        80010        Multifamily
   145        145        247     AZ                        85027        Multifamily
   146        146        249     CO                        80010        Multifamily
   147        147        250     MO                        64111        Multifamily
   148        148        251     CA                        94550        Multifamily
--------------------------------------------------------------------------------------------------------------------------
   149        149        252     NV                        89502        Multifamily
   150        150        254     CA                        91356        Retail            Retail, Unanchored
   151        151        514     MO                        64124        Multifamily
   152        152        259     AZ                        85032        Multifamily
   153        153        260     FL                        33701        Multifamily
--------------------------------------------------------------------------------------------------------------------------

                       CSFB                                                 CUT-OFF DATE         CUT-OFF DATE
           CONTROL    CONTROL                  ORIGINAL PRINCIPAL          PRINCIPAL LOAN          PRINCIPAL
  LOAN #      #          #                        LOAN BALANCE                BALANCE             BALANCE/UNIT           1997 NOI
------------------------------------------------------------------------------------------------------------------------------------
    1         001         1                         58,000,000               58,000,000              168,116
    2         002        507                        25,500,000               25,471,294                   99             2,951,456
    3         003        508                        14,750,000               14,733,395                   80             1,722,794
    4         004        509                        10,900,000               10,887,729                   61             1,402,968
    5         005         30                        48,000,000               47,937,104                   49             2,849,681
    6         006         3                         26,775,758               26,263,337               40,718
------------------------------------------------------------------------------------------------------------------------------------
    6         006A        9                                                   6,689,444               53,516
    6         006B        7                                                   4,546,883               36,086
    6         006C        4                                                   4,120,309               40,003
    6         006D        8                                                   3,732,516               40,571
    6         006E        6                                                   3,635,567               40,395
------------------------------------------------------------------------------------------------------------------------------------
    6         006F        5                                                   3,538,619               32,464
    7         007         10                        14,210,728               14,018,721               24,212
    7         007A        11                                                  3,925,242               22,559
    7         007B        12                                                  3,313,516               27,384
    7         007C        13                                                  3,288,027               32,555
------------------------------------------------------------------------------------------------------------------------------------
    7         007D        14                                                  2,650,813               21,908
    7         007E        15                                                    841,123               13,567
    8         008         31                        38,800,000               38,774,229                  112            (2,579,787)
    9         009         32                        37,500,000               37,204,671           133/83,660            20,158,751
    10        010         35                        36,000,000               35,962,109               67,725
------------------------------------------------------------------------------------------------------------------------------------
    11        011         36                        34,000,000               33,965,600                  151             4,047,944
    12        012        500                        33,149,000               33,149,000                  121             4,061,594
    13        013         37                        30,000,000               29,440,579                   62               221,579
    14        014        800                        29,698,120               29,332,251              118,275             3,831,893
    14        014A       801                                                 18,820,708              143,670             2,095,191
------------------------------------------------------------------------------------------------------------------------------------
    14        014B       802                                                 10,511,543               89,842             1,736,702
    15        015         41                        28,000,000               27,938,200               54,567
    15        015A        42                                                  8,982,348               68,568
    15        015B        43                                                  7,433,667               59,949
    15        015C        44                                                  4,274,359               54,799
------------------------------------------------------------------------------------------------------------------------------------
    15        015D        45                                                  3,840,728               45,185
    15        015E        46                                                  3,407,098               36,246
    16        016         38                        27,000,000               26,976,630                8,250             4,012,966
    17        017         40                        25,500,000               25,482,959               54,920
    17        017A       511                                                 16,988,640               60,674
------------------------------------------------------------------------------------------------------------------------------------
    17        017B       512                                                  8,494,320               46,165
    18        018         39                        25,500,000               25,470,363                  247             1,525,406
    19        019        501                        19,900,000               19,888,551                   15             1,753,512
    20        020         62                        19,700,000               19,693,943               25,677             1,316,098
    21        021        803                        12,120,000               11,954,130                   51             1,403,681
------------------------------------------------------------------------------------------------------------------------------------
    22        022        804                         5,060,000                5,016,270                   37               679,215
    23        023        805                         2,250,000                2,219,207                   15               277,813
    24        024         63                        17,500,000               17,482,834                   59             1,850,533
    25        025        806                        17,250,000               17,250,000                   63             1,767,753
    26        026        807                        17,200,000               17,100,546                   40             1,590,966
------------------------------------------------------------------------------------------------------------------------------------
    27        027         67                        17,000,000               17,000,000               61,594
    27        027A        68                                                 10,274,725               67,155
    27        027B        69                                                  6,725,275               54,677
    29        029         66                        17,000,000               16,983,230                  126             2,150,033
------------------------------------------------------------------------------------------------------------------------------------
    30        030         72                        15,800,000               15,783,655                   87
    31        031        808                        14,780,000               14,652,229               22,033
    31        031A       809                                                  3,717,582               25,817
    31        031B       810                                                  3,469,743               25,513               542,920
    31        031C       811                                                  2,676,659               20,590               385,580
------------------------------------------------------------------------------------------------------------------------------------
    31        031D       812                                                  2,478,388               19,212                19,826
    31        031E       813                                                  2,309,857               18,332               508,151
    32        032         80                        12,800,000               12,792,150                  106
    33        033         50                        12,721,250               12,708,740                   72             1,705,195
    33        033A        52                                                  4,687,886                   96               675,541
------------------------------------------------------------------------------------------------------------------------------------
    33        033B        54                                                  2,797,247                   66               234,996
    33        033C        55                                                  2,191,593                   64               310,575
    33        033D        56                                                  1,823,205                   64               335,997
    33        033E        53                                                  1,208,810                   53               148,086
    34        034         79                        12,650,000               12,632,054                  307             1,506,698
------------------------------------------------------------------------------------------------------------------------------------
    35        035         81                        12,500,000               12,454,221                  127             1,291,851
    36        036         82                        12,250,000               12,214,232              152,678              (494,001)
    37        037         89                        10,950,000               10,942,638                   47
    38        038         90                        10,500,000               10,463,154                   57               521,606
------------------------------------------------------------------------------------------------------------------------------------
    39        039        100                        10,200,000               10,193,400                   57               886,301
    39        039A       101                                                  6,203,452                   34               886,301
    39        039B       102                                                  3,989,948
    40        040         93                        10,000,000                9,963,586                   77               915,401
    41        041         94                         9,900,000                9,851,093                   50             1,109,408
    41        041A        96                                                  3,309,351                   50               253,214
------------------------------------------------------------------------------------------------------------------------------------
    41        041B        97                                                  2,424,292                   46               330,572
    41        041C        98                                                  2,193,407                   46               264,274
    41        041D        95                                                  1,924,042                   64               261,348
    42        042         91                         9,775,000                9,768,690                   58             1,033,732
    43        043         99                        10,000,000                9,763,066                  257
------------------------------------------------------------------------------------------------------------------------------------
    44        044        103                         9,500,000                9,491,226               41,997
    45        045        104                         9,350,000                9,343,927                   22
    46        046        814                         8,580,000                8,491,630                  114               931,020
    47        047        815                         8,000,000                7,955,777                   40             1,372,110
    48        048        109                         7,875,000                7,740,518                   53               905,835
------------------------------------------------------------------------------------------------------------------------------------
    49        049        110                         7,735,000                7,725,429               33,299               863,322
    50        050        115                         7,600,000                7,591,806               27,114               691,542
    51        051        113                         7,250,000                7,245,489                   64             1,041,178
    52        052        116                         7,000,000                6,993,787                   44             1,058,000
    53        053        816                         6,850,000                6,746,509                   69               337,987
------------------------------------------------------------------------------------------------------------------------------------
    54        054        117                         6,550,000                6,542,074                   36
    55        055        111                         6,000,000                5,996,031                   44             1,076,007
    56        056        120                         5,810,000                5,738,989               77,554               777,882
    57        057        121                         5,680,000                5,626,491                   44               687,447
    58        058        817                         5,700,000                5,591,485               30,892               670,248
------------------------------------------------------------------------------------------------------------------------------------
    59        059        818                         5,500,000                5,463,682                   58               640,536
    60        060        122                         5,450,000                5,444,060                   93               413,421
    61        061        123                         5,400,000                5,310,151               50,096               547,382
    62        062        124                         5,200,000                5,194,146                  100
    63        063        137                         5,000,000                4,996,940                   44               536,476
------------------------------------------------------------------------------------------------------------------------------------
    64        064        138                         5,000,000                4,975,737               55,286
    65        065        515                         4,850,000                4,850,000               23,206               408,306
    66        066        139                         4,650,000                4,623,113               20,639               502,753
    67        067        140                         4,600,000                4,570,736                  189               824,090
    68        068        142                         4,500,000                4,432,670               27,532
------------------------------------------------------------------------------------------------------------------------------------
    69        069        143                         4,325,000                4,319,370                  162               540,126
    70        070        819                         4,200,000                4,164,400                   57               857,386
    71        071        127                         4,100,000                4,096,194               15,060
    71        071A       135                                                    221,844               13,865
    71        071B       132                                                  1,109,221               14,221
------------------------------------------------------------------------------------------------------------------------------------
    71        071C       134                                                    871,531               20,268
    71        071D       128                                                    586,302               14,300
    71        071E       130                                                    459,534               13,516
    71        071F       129                                                    308,997               12,875
    71        071G       133                                                    301,074               16,726
------------------------------------------------------------------------------------------------------------------------------------
    71        071H       131                                                    237,690               13,205
    72        072        147                         4,000,000                3,997,322                   52               166,462
    73        073        148                         4,000,000                3,997,256               16,655               427,797
    74        074        146                         4,000,000                3,989,543                   82               555,709
    75        075        820                         4,025,000                3,987,591                   59                29,613
------------------------------------------------------------------------------------------------------------------------------------
    76        076        149                         4,000,000                3,940,151               16,983               509,873
    77        077        150                         3,825,000                3,821,087                   73
    78        078        151                         3,800,000                3,797,636               49,969               404,794
    79        079        152                         3,800,000                3,791,987               17,555               449,778
    80        080        153                         3,800,000                3,791,615                   63               529,959
------------------------------------------------------------------------------------------------------------------------------------
    81        081        154                         4,000,000                3,717,534               36,807               797,234
    82        082        165                         3,345,000                3,341,143               25,312               444,542
    83        083        166                         3,350,000                3,338,838               41,735               297,607
    84        084        167                         3,320,000                3,316,498                   36                79,729
    84        084A       168                                                  2,349,186                   32
------------------------------------------------------------------------------------------------------------------------------------
    84        084B       169                                                    967,312                   50                79,729
    85        085        502                         3,250,000                3,247,390               28,738               632,170
    86        086        170                         3,100,000                3,094,879                   67               341,413
    87        087        821                         3,050,000                3,039,269                  124               382,151
    88        088        172                         3,586,000                3,001,401               32,624               681,740
------------------------------------------------------------------------------------------------------------------------------------
    89        089        164                         3,000,000                2,997,921               29,979               282,637
    90        090        822                         3,000,000                2,984,837                   30               516,235
    91        091        823                         3,000,000                2,947,957                   38               423,344
    92        092        177                         2,940,000                2,937,866               26,467               532,680
    93        093        178                         2,900,000                2,874,798               19,424
------------------------------------------------------------------------------------------------------------------------------------
    94        094        180                         2,600,000                2,598,146                   93               408,935
    95        095        824                         2,610,000                2,584,132                   82               271,477
    95        095A       824A                                                   886,357                   84
    95        095B       824B                                                   886,357                   81
    95        095C       824C                                                   811,417                   81
------------------------------------------------------------------------------------------------------------------------------------
    96        096        182                         2,550,000                2,547,862                  113               422,157
    97        097        184                         2,500,000                2,497,613                   42               364,172
    98        098        185                         2,500,000                2,490,956                   64               324,139
    99        099        183                         2,500,000                2,487,642               43,643               221,378
   100        100        825                         2,400,000                2,393,088                   72               230,254
------------------------------------------------------------------------------------------------------------------------------------
   101        101        186                         2,415,000                2,389,746                   69                 6,240
   102        102        187                         2,300,000                2,298,607                   44               334,188
   102        102A       188                                                  1,554,940                   34               225,000
   102        102B       189                                                    743,667                  114               109,188
   103        103        826                         2,300,000                2,297,594                   83               246,039
------------------------------------------------------------------------------------------------------------------------------------
   104        104        827                         2,300,000                2,291,514               28,644               306,170
   105        105        181                         2,275,000                2,272,971                   57               458,760
   106        106        190                         2,250,000                2,247,460               19,046               226,023
   107        107        193                         2,100,000                2,097,195                  131
   108        108        200                         1,770,000                1,768,097                   82               245,226
------------------------------------------------------------------------------------------------------------------------------------
   109        109        205                         1,630,000                1,628,935               33,936               178,982
   110        110        206                         1,600,000                1,597,518                  296               195,954
   111        111        202                         1,588,000                1,587,010                   90               167,254
   112        112        208                         1,500,000                1,499,030                   76
   113        113        209                         1,500,000                1,496,582                   18                31,357
------------------------------------------------------------------------------------------------------------------------------------
   114        114        211                         1,400,000                1,399,162                  231               171,814
   115        115        212                         1,370,000                1,358,425               18,357
   116        116        214                         1,300,000                1,290,257                   41               189,595
   117        117        215                         1,275,000                1,263,632               54,941                98,792
   118        118        220                         1,200,000                1,191,175                  107
------------------------------------------------------------------------------------------------------------------------------------
   119        119        217                         1,125,000                1,123,954               15,189                85,330
   120        120        221                         1,100,000                1,096,297                   27               159,982
   121        121        828                         1,100,000                1,093,330                   27               171,211
   122        122        222                         1,087,500                1,065,694               21,749               171,311
   123        123        223                         1,060,000                1,059,390               16,051
------------------------------------------------------------------------------------------------------------------------------------
   124        124        829                         1,050,000                1,046,424                   15               181,223
   125        125        224                         1,044,000                1,043,399                   52                83,104
   126        126        513                           980,000                  977,363               32,579
   127        127        227                           984,000                  973,849               24,346               173,634
   128        128        228                           975,000                  969,927               10,318               117,840
------------------------------------------------------------------------------------------------------------------------------------
   129        129        229                           950,000                  949,448                   26               123,583
   130        130        230                           850,000                  844,458               25,590                67,074
   131        131        231                           850,000                  840,605                   27               107,690
   132        132        232                           840,000                  837,172                   50
   133        133        234                           800,000                  792,844               29,365               113,501
------------------------------------------------------------------------------------------------------------------------------------
   134        134        235                           700,000                  696,178                   82                85,730
   135        135        236                           694,000                  688,167                  144
   136        136        237                           639,000                  632,896               10,208                99,969
   137        137        238                           600,000                  594,931               13,521                84,901
   138        138        240                           521,500                  518,939               57,660                69,882
------------------------------------------------------------------------------------------------------------------------------------
   139        139        241                           515,000                  513,152               18,327                64,298
   140        140        242                           500,000                  494,961                   47               195,714
   141        141        243                           467,500                  464,452               29,028                64,171
   142        142        244                           450,000                  444,933               22,247                46,339
   143        143        245                           425,000                  422,477                   42               (20,238)
------------------------------------------------------------------------------------------------------------------------------------
   144        144        248                           405,000                  401,252               16,719                53,766
   145        145        247                           405,000                  401,252               14,330
   146        146        249                           397,500                  393,821               17,901                56,500
   147        147        250                           375,000                  372,479               18,624                58,535
   148        148        251                           350,000                  347,718               43,465
------------------------------------------------------------------------------------------------------------------------------------
   149        149        252                           350,000                  343,558               16,360
   150        150        254                           343,000                  339,543                  100                68,723
   151        151        514                           280,000                  276,229                9,525
   152        152        259                           243,750                  241,494               17,250                30,050
   153        153        260                           236,000                  234,627               29,328
------------------------------------------------------------------------------------------------------------------------------------

                       CSFB                                                         MOST       MOST
           CONTROL    CONTROL                                                      RECENT     RECENT
  LOAN #      #          #              1998 NOI       MOST RECENT NOI              DATE       TYPE                 U/W NOI
--------------------------------------------------------------------------------------------------------------------------------
    1         001         1             7,861,360         8,840,371                6/30/99 Annualized              7,604,021
    2         002        507            2,902,577         3,173,489                8/31/99 Trailing 12             3,072,176
    3         003        508            1,805,866         1,954,015                8/31/99 Trailing 12             1,877,562
    4         004        509            1,408,821         1,424,599                6/30/99 Trailing 12             1,379,725
    5         005         30            3,700,054         4,588,173                6/30/99 Trailing 12             5,595,223
    6         006         3                                                                                        2,238,846
--------------------------------------------------------------------------------------------------------------------------------
    6         006A        9                                                                                          567,538
    6         006B        7                                                                                          388,476
    6         006C        4                                                                                          352,746
    6         006D        8                                                                                          317,842
    6         006E        6                                                                                          309,632
--------------------------------------------------------------------------------------------------------------------------------
    6         006F        5                                                                                          302,612
    7         007         10                                                                                       1,127,391
    7         007A        11                                                                                         314,417
    7         007B        12                                                                                         265,768
    7         007C        13                                                                                         263,437
--------------------------------------------------------------------------------------------------------------------------------
    7         007D        14                                                                                         213,682
    7         007E        15                                                                                          70,087
    8         008         31            4,967,425         5,166,077                6/30/99 Trailing 12             4,720,002
    9         009         32           20,289,597        21,642,073                6/30/99 Trailing 12            20,545,938
    10        010         35            3,702,429         8,996,084                7/31/99 Annualized              7,892,744
--------------------------------------------------------------------------------------------------------------------------------
    11        011         36            3,915,932         3,770,907                6/30/99 Trailing 12             4,632,600
    12        012        500            4,020,488         3,970,354                5/31/99 Trailing 12             3,841,253
    13        013         37            1,177,594           653,712                3/31/99 Annualized              3,826,153
    14        014        800            4,694,275         4,605,937                                                4,016,123
    14        014A       801            2,713,947         2,785,098                4/30/99 Trailing 12             2,430,302
--------------------------------------------------------------------------------------------------------------------------------
    14        014B       802            1,980,328         1,820,839                4/30/99 Trailing 12             1,585,821
    15        015         41            5,297,560         5,686,355                                                5,670,852
    15        015A        42            1,641,547         1,672,031                7/16/99 Trailing 12             1,679,114
    15        015B        43            1,447,358         1,460,434                7/16/99 Trailing 12             1,457,539
    15        015C        44              666,817         1,018,131                7/16/99 Trailing 12             1,018,269
--------------------------------------------------------------------------------------------------------------------------------
    15        015D        45              830,516           847,850                7/16/99 Trailing 12               837,314
    15        015E        46              711,322           687,909                7/16/99 Trailing 12               678,616
    16        016         38            3,753,905         3,696,725                5/31/99 Trailing 12             3,666,737
    17        017         40            1,132,911         2,718,149                                                2,944,005
    17        017A       511            1,025,513         1,805,805                8/31/99 Annualized              1,976,755
--------------------------------------------------------------------------------------------------------------------------------
    17        017B       512              107,398           912,344                8/31/99 Annualized                967,250
    18        018         39            1,157,497         2,043,486                6/30/99 Trailing 12             3,070,275
    19        019        501            2,683,230         3,125,010                4/30/99 Trailing 12             3,782,204
    20        020         62              874,992                                                                  3,441,911
    21        021        803            1,398,494                                                                  1,390,309
--------------------------------------------------------------------------------------------------------------------------------
    22        022        804              559,176                                                                    395,679
    23        023        805              328,953                                                                    361,979
    24        024         63            2,015,023         1,878,716                3/31/99 Trailing 12             2,031,610
    25        025        806            1,901,981         1,860,898                2/28/99 Trailing 12             2,031,758
    26        026        807                              1,848,002                5/31/99 Trailing 12             2,019,953
--------------------------------------------------------------------------------------------------------------------------------
    27        027         67                              2,671,198                                                2,980,233
    27        027A        68                              1,723,559                9/30/99 Trailing 12             1,954,324
    27        027B        69                                947,639                8/31/99 Trailing 12             1,025,909
    29        029         66              980,986         1,610,537                4/30/99 Trailing 12             2,153,719
--------------------------------------------------------------------------------------------------------------------------------
    30        030         72                                                                                       2,043,870
    31        031        808            2,621,407         2,434,861                                                2,071,171
    31        031A       809              554,509           459,946                4/30/99 Trailing 12               413,024
    31        031B       810              682,208           674,673                4/30/99 Trailing 12               529,213
    31        031C       811              535,080           480,202                4/30/99 Trailing 12               403,850
--------------------------------------------------------------------------------------------------------------------------------
    31        031D       812              460,100           481,019                4/30/99 Trailing 12               394,924
    31        031E       813              389,510           339,021                4/30/99 Trailing 12               330,160
    32        032         80                                                                                       1,456,682
    33        033         50            1,945,608         1,935,203                                                1,688,572
    33        033A        52              707,932           645,311                6/30/99 Annualized                600,393
--------------------------------------------------------------------------------------------------------------------------------
    33        033B        54              360,021           490,424                6/30/99 Annualized                349,025
    33        033C        55              346,123           287,024                6/30/99 Annualized                337,994
    33        033D        56              365,724           356,643                6/30/99 Annualized                259,436
    33        033E        53              165,808           155,801                6/30/99 Annualized                141,724
    34        034         79            1,431,136         1,431,744                4/30/99 Trailing 12             1,477,281
--------------------------------------------------------------------------------------------------------------------------------
    35        035         81            1,706,160                                                                  1,737,980
    36        036         82               35,959           848,186                7/31/99 Annualized              1,725,100
    37        037         89              719,512         1,070,123                5/31/99 Annualized              1,320,448
    38        038         90            1,199,207                                                                  1,389,549
--------------------------------------------------------------------------------------------------------------------------------
    39        039        100            1,348,917         1,333,678                                                1,299,175
    39        039A       101              943,075           864,503                6/30/99 Trailing 12               830,000
    39        039B       102              405,842           469,175                6/30/99 Trailing 12               469,175
    40        040         93            1,360,270                                                                  1,411,235
    41        041         94            1,283,037         1,194,086                                                1,287,951
    41        041A        96              468,294           456,841                3/31/99 Annualized                426,769
--------------------------------------------------------------------------------------------------------------------------------
    41        041B        97              214,251           205,848                3/31/99 Annualized                315,858
    41        041C        98              357,627           278,605                3/31/99 Annualized                322,469
    41        041D        95              242,865           252,792                3/31/99 Annualized                222,855
    42        042         91            1,161,188         1,247,429                6/30/99 Trailing 12             1,167,321
    43        043         99                                                                                       1,321,377
--------------------------------------------------------------------------------------------------------------------------------
    44        044        103            1,536,822         1,848,505                7/31/99 Trailing 12             1,632,466
    45        045        104                                                                                       1,239,771
    46        046        814            1,062,842           934,081                7/31/99 Trailing 12             1,008,149
    47        047        815            1,234,309                                                                  1,148,679
    48        048        109            1,095,991                                                                  1,262,468
--------------------------------------------------------------------------------------------------------------------------------
    49        049        110              880,494           973,375                5/31/99 Trailing 12               939,440
    50        050        115              812,047           777,597                6/30/99 Annualized                819,653
    51        051        113              885,482           819,322                6/30/99 Trailing 12               913,360
    52        052        116              960,000         1,025,510                5/31/99 Annualized              1,029,520
    53        053        816              708,070           873,900                4/30/99 Annualized                861,358
--------------------------------------------------------------------------------------------------------------------------------
    54        054        117                                                                                         722,157
    55        055        111            1,007,276         1,072,431                6/30/99 Trailing 12             1,211,218
    56        056        120              750,251                                                                  1,028,462
    57        057        121              803,670           825,771                3/31/99 Annualized                780,537
    58        058        817              458,843           550,609                7/31/99 Trailing 12               723,959
--------------------------------------------------------------------------------------------------------------------------------
    59        059        818              906,217           977,456                4/30/99 Trailing 12               952,471
    60        060        122              680,548                                                                    724,064
    61        061        123              525,290           493,150                7/31/99 Annualized              1,188,600
    62        062        124              621,300           621,300                 8/1/99 Trailing 12               608,498
    63        063        137              627,339           693,756                6/30/99 Trailing 12               634,989
--------------------------------------------------------------------------------------------------------------------------------
    64        064        138            1,164,885         1,215,519                4/30/99 Annualized              1,021,835
    65        065        515                                522,507                7/31/99 Annualized                604,951
    66        066        139              580,194           511,759                6/30/99 Annualized                659,585
    67        067        140              693,588                                                                    767,992
    68        068        142              343,531           830,471                3/31/99 Annualized                559,374
--------------------------------------------------------------------------------------------------------------------------------
    69        069        143              504,452           560,054                3/31/99 Trailing 12               589,540
    70        070        819              723,839                                                                    779,596
    71        071        127              715,143           741,877                                                  724,184
    71        071A       135               48,532            51,521                6/30/99 Trailing 12                48,396
    71        071B       132              206,666           214,924                6/30/99 Trailing 12               192,347
--------------------------------------------------------------------------------------------------------------------------------
    71        071C       134              104,065           115,517                6/30/99 Trailing 12               155,004
    71        071D       128              102,029           106,222                6/30/99 Trailing 12                98,711
    71        071E       130               84,416            82,842                6/30/99 Trailing 12                73,524
    71        071F       129               71,662            68,816                6/30/99 Trailing 12                62,419
    71        071G       133               50,916            55,925                6/30/99 Trailing 12                54,878
--------------------------------------------------------------------------------------------------------------------------------
    71        071H       131               46,857            46,110                6/30/99 Trailing 12                38,905
    72        072        147               92,937           417,095                7/31/99 Annualized                542,252
    73        073        148              547,650           652,747                6/30/99 Trailing 12               652,105
    74        074        146              654,278           664,412                5/31/99 Trailing 12               800,096
    75        075        820              394,949           463,549                3/31/99 Trailing 12               469,384
--------------------------------------------------------------------------------------------------------------------------------
    76        076        149              522,002           619,462                3/31/99 Annualized                490,232
    77        077        150              192,887           419,597                5/31/99 Annualized                470,001
    78        078        151              416,651           420,941                7/31/99 Trailing 12               483,990
    79        079        152              471,595           479,598                 3/1/99 Trailing 12               569,732
    80        080        153              574,600           568,576                6/30/99 Trailing 12               566,344
--------------------------------------------------------------------------------------------------------------------------------
    81        081        154              624,753                                                                    642,698
    82        082        165              443,075           446,359                1/31/99 Trailing 12               425,640
    83        083        166              299,981           296,233                7/31/99 Annualized                811,446
    84        084        167               92,717                                                                    426,027
    84        084A       168                                                                                         306,615
--------------------------------------------------------------------------------------------------------------------------------
    84        084B       169               92,717                                                                    119,412
    85        085        502              634,230           665,817                5/31/99 Trailing 12               655,945
    86        086        170              395,915           426,907                5/31/99 Trailing 12               497,895
    87        087        821              397,211           400,232                1/31/99 Trailing 12               379,358
    88        088        172              640,030                                                                  1,275,135
--------------------------------------------------------------------------------------------------------------------------------
    89        089        164              316,584           362,419                7/31/99 Trailing 12               377,313
    90        090        822              687,792                                                                    569,736
    91        091        823              412,134           386,329                6/30/99 Annualized                417,241
    92        092        177              545,177           669,119                5/31/99 Trailing 12               559,966
    93        093        178              288,570           395,010                8/31/99 Annualized                366,296
--------------------------------------------------------------------------------------------------------------------------------
    94        094        180              400,732           422,850                6/30/99 Annualized                393,930
    95        095        824              364,272                                                                    322,489
    95        095A       824A
    95        095B       824B
    95        095C       824C
--------------------------------------------------------------------------------------------------------------------------------
    96        096        182              196,526           202,979                4/30/99 Trailing 12               348,659
    97        097        184              299,708           320,678                6/30/99 Annualized                333,208
    98        098        185              342,757           359,277                3/31/99 Annualized                431,258
    99        099        183              206,668                                                                    487,922
   100        100        825              317,029           308,019                3/31/99 Trailing 12               285,130
--------------------------------------------------------------------------------------------------------------------------------
   101        101        186              110,957                                                                    388,110
   102        102        187              225,000            97,500                                                  302,774
   102        102A       188              225,000                                                                    215,540
   102        102B       189                                 97,500                6/30/99 Trailing 12                87,234
   103        103        826              295,672                                                                    302,723
--------------------------------------------------------------------------------------------------------------------------------
   104        104        827              330,195           328,943                3/31/99 Trailing 12               293,213
   105        105        181              430,027           388,936                6/30/99 Annualized                394,227
   106        106        190              351,938           349,936                6/30/99 Trailing 12               383,292
   107        107        193                                                                                         266,271
   108        108        200              260,056           199,121                6/30/99 Annualized                244,589
--------------------------------------------------------------------------------------------------------------------------------
   109        109        205              210,502           211,229                5/31/99 Trailing 12               211,368
   110        110        206              256,570                                                                    233,811
   111        111        202              223,285           218,348                3/31/99 Annualized                198,635
   112        112        208                                                                                         191,478
   113        113        209              214,802                                                                    325,911
--------------------------------------------------------------------------------------------------------------------------------
   114        114        211              196,826           196,826                2/28/99 Trailing 12               180,592
   115        115        212              214,757                                                                    238,592
   116        116        214               74,032           225,987                7/31/99 Annualized                314,087
   117        117        215              145,882           181,228                3/31/99 Annualized                141,214
   118        118        220              121,379                                                                    144,908
--------------------------------------------------------------------------------------------------------------------------------
   119        119        217              107,603           186,648                6/30/99 Annualized                175,501
   120        120        221              157,512            59,949                7/31/99 Annualized                449,803
   121        121        828              175,624           194,202                3/31/99 Trailing 12               181,754
   122        122        222              206,186                                                                    246,408
   123        123        223              150,861           176,349                6/30/99 Trailing 12               135,695
--------------------------------------------------------------------------------------------------------------------------------
   124        124        829              181,151           186,847                3/31/99 Trailing 12               167,462
   125        125        224              104,269            87,610                6/30/99 Annualized                148,423
   126        126        513              132,097           210,849                3/31/99 Annualized                130,391
   127        127        227               94,573            61,035                3/31/99 Annualized                143,755
   128        128        228              145,477           178,239                5/28/99 Annualized                180,182
--------------------------------------------------------------------------------------------------------------------------------
   129        129        229              151,209           152,946                4/30/99 Trailing 12               161,296
   130        130        230              107,235                                                                    137,266
   131        131        231                                                                                         112,983
   132        132        232               93,092                                                                    127,120
   133        133        234              115,899            95,246                4/30/99 Annualized                106,231
--------------------------------------------------------------------------------------------------------------------------------
   134        134        235               80,207                                                                     78,483
   135        135        236                                                                                          96,359
   136        136        237               85,028                                                                    104,901
   137        137        238               76,133            91,822                4/30/99 Annualized                 98,395
   138        138        240               76,717                                                                     68,295
--------------------------------------------------------------------------------------------------------------------------------
   139        139        241               88,695            75,644                6/30/99 Annualized                 91,319
   140        140        242              219,773                                                                    201,864
   141        141        243               62,870            59,974                4/30/99 Annualized                 54,256
   142        142        244               52,591            79,463                3/31/99 Annualized                 64,784
   143        143        245               43,941                                                                     56,093
--------------------------------------------------------------------------------------------------------------------------------
   144        144        248               83,204                                                                     74,163
   145        145        247               61,076            68,907                4/30/99 Annualized                 67,546
   146        146        249               73,750            96,592                3/31/99 Annualized                 70,477
   147        147        250               48,495                                                                     44,564
   148        148        251               34,650            61,572                7/31/99 Annualized                 40,590
--------------------------------------------------------------------------------------------------------------------------------
   149        149        252               62,541                                                                     53,509
   150        150        254               46,379            38,668                5/31/99 Annualized                 47,265
   151        151        514               64,597            21,996                3/31/99 Annualized                 54,041
   152        152        259               38,634            40,850                4/30/99 Annualized                 35,255
   153        153        260               26,737            33,536                3/31/99 Annualized                 29,068
--------------------------------------------------------------------------------------------------------------------------------

                       CSFB
           CONTROL    CONTROL                                                                                       U/W NET CASH
  LOAN #      #          #               1997 REV         1998 REV      MOST RECENT REV              U/W REV            FLOW
--------------------------------------------------------------------------------------------------------------------------------
    1         001         1                              10,476,545        10,877,750               11,761,501        7,535,021
    2         002        507             4,389,510        4,353,032         4,622,916                4,668,509        2,711,871
    3         003        508             2,891,482        3,019,534         3,120,418                3,114,051        1,627,196
    4         004        509             2,300,009        2,365,592         2,370,645                2,368,035        1,221,179
    5         005         30             6,030,823        7,081,917         8,025,709                8,958,776        5,153,369
    6         006         3                                                                          2,238,846        2,238,846
--------------------------------------------------------------------------------------------------------------------------------
    6         006A        9                                                                            567,538          567,538
    6         006B        7                                                                            388,476          388,476
    6         006C        4                                                                            352,746          352,746
    6         006D        8                                                                            317,842          317,842
    6         006E        6                                                                            309,632          309,632
--------------------------------------------------------------------------------------------------------------------------------
    6         006F        5                                                                            302,612          302,612
    7         007         10                                                                         1,127,391        1,127,391
    7         007A        11                                                                           314,417          314,417
    7         007B        12                                                                           265,768          265,768
    7         007C        13                                                                           263,437          263,437
--------------------------------------------------------------------------------------------------------------------------------
    7         007D        14                                                                           213,682          213,682
    7         007E        15                                                                            70,087           70,087
    8         008         31                 7,990        7,645,204         7,903,185                7,561,011        4,292,362
    9         009         32            49,272,520       50,897,161        52,420,421               50,294,002       17,748,918
    10        010         35                              8,241,206        23,127,698               23,127,698        6,735,830
--------------------------------------------------------------------------------------------------------------------------------
    11        011         36             5,632,132        5,470,906         5,391,530                6,324,038        4,632,600
    12        012        500             6,367,174        6,400,293         6,410,177                6,371,220        3,667,346
    13        013         37             4,472,312        5,817,469         9,311,264                8,725,029        3,102,994
    14        014        800             9,119,430        9,975,686         9,930,986                9,984,834        3,674,448
    14        014A       801             4,532,963        5,298,706         5,422,901                5,487,084        2,260,829
--------------------------------------------------------------------------------------------------------------------------------
    14        014B       802             4,586,467        4,676,980         4,508,085                4,497,750        1,413,619
    15        015         41                             12,622,086        13,381,547               13,372,526        5,002,226
    15        015A        42                              3,637,446         3,854,972                3,848,442        1,486,692
    15        015B        43                              3,318,348         3,365,035                3,364,281        1,289,325
    15        015C        44                              1,825,797         2,210,443                2,210,581          907,740
--------------------------------------------------------------------------------------------------------------------------------
    15        015D        45                              2,077,505         2,207,748                2,206,617          726,983
    15        015E        46                              1,762,990         1,743,349                1,742,605          591,486
    16        016         38             6,220,780        5,942,199         5,962,586                5,941,056        3,503,237
    17        017         40                              2,865,589         4,336,085                4,680,674        2,851,205
    17        017A       511                              2,020,262         2,742,245                3,000,948        1,920,755
--------------------------------------------------------------------------------------------------------------------------------
    17        017B       512                                845,327         1,593,840                1,679,726          930,450
    18        018         39             2,415,148        2,241,905         3,169,602                4,247,839        2,887,217
    19        019        501             7,533,657        9,370,653         9,758,695               10,906,667        2,939,835
    20        020         62             5,175,540        4,871,995                                  7,134,032        3,250,161
    21        021        803             1,946,166        2,015,262                                  2,015,262        1,318,736
--------------------------------------------------------------------------------------------------------------------------------
    22        022        804               979,978          878,992                                    712,108          396,351
    23        023        805               506,941          530,098                                    519,321          301,895
    24        024         63             3,031,204        3,200,668         3,061,834                3,300,347        1,934,921
    25        025        806             2,641,137        2,797,829         2,736,606                2,886,965        1,886,161
    26        026        807             2,881,390                          3,042,524                3,164,316        1,849,311
--------------------------------------------------------------------------------------------------------------------------------
    27        027         67                                                6,808,335                6,808,335        2,639,817
    27        027A        68                                                4,312,827                4,312,827        1,738,683
    27        027B        69                                                2,495,508                2,495,508          901,134
    29        029         66             3,211,739        1,963,905         2,744,449                3,217,971        1,969,337
--------------------------------------------------------------------------------------------------------------------------------
    30        030         72                                                                         2,387,802        1,861,355
    31        031        808                              5,444,252         5,359,674                4,958,559        1,872,827
    31        031A       809                              1,198,973         1,168,948                1,123,718          368,075
    31        031B       810             1,026,596        1,271,899         1,273,823                1,086,498          485,751
    31        031C       811               915,297        1,059,717         1,017,318                  922,633          366,945
--------------------------------------------------------------------------------------------------------------------------------
    31        031D       812               126,563        1,026,266         1,062,188                  988,313          355,392
    31        031E       813             1,019,204          887,397           837,397                  837,397          296,664
    32        032         80                                                                         2,411,316        1,425,666
    33        033         50             2,173,855        2,369,525         2,187,105                2,268,521        1,609,195
    33        033A        52               783,854          830,546           765,813                  824,916          576,386
--------------------------------------------------------------------------------------------------------------------------------
    33        033B        54               391,233          474,408           555,996                  482,812          317,962
    33        033C        55               374,883          396,017           317,596                  404,462          326,533
    33        033D        56               443,885          473,499           356,643                  380,040          255,185
    33        033E        53               180,000          195,055           191,057                  176,291          133,129
    34        034         79             1,965,839        1,906,561         1,937,964                2,033,892        1,438,317
--------------------------------------------------------------------------------------------------------------------------------
    35        035         81             1,951,769        2,377,811                                  2,413,795        1,487,794
    36        036         82                                488,258         1,727,253                2,391,093        1,705,100
    37        037         89                                921,571         1,414,012                1,659,542        1,167,092
    38        038         90             1,456,519        2,200,551                                  2,387,468        1,191,791
--------------------------------------------------------------------------------------------------------------------------------
    39        039        100               902,700        1,374,400         1,360,000                1,560,144        1,223,979
    39        039A       101               902,700          968,558           890,825                1,090,969          754,804
    39        039B       102                                405,842           469,175                  469,175          469,175
    40        040         93             1,498,850        1,777,669                                  2,106,121        1,070,689
    41        041         94             1,634,416        1,777,548         1,859,008                1,833,452        1,140,127
    41        041A        96               382,577          583,867           582,947                  554,674          371,502
--------------------------------------------------------------------------------------------------------------------------------
    41        041B        97               483,222          371,113           456,282                  489,644          281,600
    41        041C        98               417,065          500,266           485,723                  478,371          287,481
    41        041D        95               351,552          322,302           334,056                  310,763          199,544
    42        042         91             1,770,320        1,896,983         1,966,100                1,871,280        1,057,299
    43        043         99                                                                         1,496,780        1,270,617
--------------------------------------------------------------------------------------------------------------------------------
    44        044        103                              4,576,356         4,946,062                4,936,340        1,435,012
    45        045        104                                                                         1,278,114        1,031,828
    46        046        814             1,283,294        1,344,206         1,293,449                1,486,442          922,291
    47        047        815             2,170,966        2,016,097                                  1,947,525          977,833
    48        048        109             2,182,293        2,545,500                                  2,602,475          968,656
--------------------------------------------------------------------------------------------------------------------------------
    49        049        110             1,489,960        1,512,748         1,644,109                1,618,187          881,440
    50        050        115             1,427,061        1,456,243         1,517,024                1,526,548          749,653
    51        051        113             1,738,896        1,598,337         1,475,216                1,627,717          821,732
    52        052        116             1,976,000        1,870,000         2,005,390                1,937,731          932,115
    53        053        816               815,264        1,291,308         1,412,898                1,406,214          846,611
--------------------------------------------------------------------------------------------------------------------------------
    54        054        117                                                                           969,285          703,757
    55        055        111             1,533,972        1,464,488         1,543,025                1,710,029        1,034,008
    56        056        120             1,127,484        1,087,400                                  1,799,840        1,009,962
    57        057        121             1,176,933        1,192,231         1,200,034                1,187,160          638,470
    58        058        817             1,255,854        1,049,997         1,149,507                1,346,976          678,709
--------------------------------------------------------------------------------------------------------------------------------
    59        059        818             1,119,187        1,396,440         1,511,818                1,591,654          938,408
    60        060        122               801,672        1,056,751                                  1,107,986          630,139
    61        061        123             1,222,333        1,221,730         1,222,786                2,000,664        1,162,100
    62        062        124                                621,300           621,300                  627,318          569,943
    63        063        137               624,608          718,100           693,756                  726,428          588,859
--------------------------------------------------------------------------------------------------------------------------------
    64        064        138                              2,645,013         2,829,447                2,492,643          897,203
    65        065        515               945,531                          1,067,700                1,131,812          552,701
    66        066        139             1,042,453        1,076,899           977,594                1,185,835          603,585
    67        067        140             1,101,131        1,009,645                                  1,076,688          728,761
    68        068        142                                865,630         1,078,366                1,085,996          519,124
--------------------------------------------------------------------------------------------------------------------------------
    69        069        143               734,768          739,076           783,595                  833,505          527,408
    70        070        819             1,409,723        1,332,559                                  1,458,962          657,594
    71        071        127                              1,342,726         1,390,232                1,366,815          639,078
    71        071A       135                                 80,450            82,829                   77,306           43,956
    71        071B       132                                355,700           364,617                  347,559          171,185
--------------------------------------------------------------------------------------------------------------------------------
    71        071C       134                                218,914           235,700                  270,843          136,433
    71        071D       128                                209,314           215,800                  205,646           85,895
    71        071E       130                                171,200           168,767                  158,975           62,916
    71        071F       129                                124,286           128,000                  121,653           55,219
    71        071G       133                                102,100           109,858                  104,206           49,256
--------------------------------------------------------------------------------------------------------------------------------
    71        071H       131                                 80,762            84,661                   80,627           34,218
    72        072        147               242,802          229,970           578,109                  689,992          513,165
    73        073        148             1,096,046        1,178,390         1,262,086                1,303,856          592,105
    74        074        146             1,122,136        1,281,499         1,312,505                1,556,542          743,463
    75        075        820                73,225          645,805           686,123                  731,407          464,011
--------------------------------------------------------------------------------------------------------------------------------
    76        076        149             1,018,350        1,086,068         1,099,087                1,086,588          432,232
    77        077        150                                279,254           514,982                  577,084          445,231
    78        078        151               733,261          754,311           773,557                  836,487          464,990
    79        079        152             1,168,506        1,170,518         1,183,906                1,294,752          504,359
    80        080        153               945,639          985,610           982,173                  987,698          502,993
--------------------------------------------------------------------------------------------------------------------------------
    81        081        154             1,579,924        1,371,691                                  1,624,932          617,448
    82        082        165               773,921          775,946           777,382                  757,772          391,785
    83        083        166               608,391          606,151           659,941                1,438,691          791,446
    84        084        167               174,886          181,525                                    577,530          368,767
    84        084A       168                                                                           375,617          272,039
--------------------------------------------------------------------------------------------------------------------------------
    84        084B       169               174,886          181,525                                    201,913           96,728
    85        085        502             1,618,016        1,702,916         1,748,795                1,748,344          568,528
    86        086        170               589,018          644,523           667,687                  759,305          435,742
    87        087        821               458,960          471,722           475,210                  465,964          353,219
    88        088        172             1,116,253        1,084,238                                  2,244,679        1,252,135
--------------------------------------------------------------------------------------------------------------------------------
    89        089        164               685,139          728,798           761,731                  777,464          352,313
    90        090        822               773,031          959,003                                    841,010          460,738
    91        091        823               506,695          497,274           500,646                  515,342          361,255
    92        092        177             1,130,083        1,164,957         1,299,831                1,299,831          494,974
    93        093        178                                822,761           884,704                  882,533          329,296
--------------------------------------------------------------------------------------------------------------------------------
    94        094        180               506,043          529,185           568,090                  523,564          358,489
    95        095        824               339,014          464,814                                    437,629          309,921
    95        095A       824A
    95        095B       824B
    95        095C       824C
--------------------------------------------------------------------------------------------------------------------------------
    96        096        182               563,462          373,987           387,983                  524,649          322,193
    97        097        184               513,087          449,486           487,242                  492,809          287,915
    98        098        185               453,286          463,711           489,748                  567,719          387,477
    99        099        183               402,855          424,969                                    712,866          473,672
   100        100        825               302,174          445,908           450,495                  406,474          263,445
--------------------------------------------------------------------------------------------------------------------------------
   101        101        186                90,348          214,095                                    498,031          294,059
   102        102        187               347,688          238,500            97,500                  420,742          281,188
   102        102A       188               238,500          238,500                                    309,912          199,447
   102        102B       189               109,188                             97,500                  110,830           81,741
   103        103        826               426,130          458,114                                    495,927          268,693
--------------------------------------------------------------------------------------------------------------------------------
   104        104        827               408,172          432,593           436,980                  432,914          289,213
   105        105        181               584,340          552,207           517,860                  523,503          342,834
   106        106        190               604,707          677,661           675,119                  712,126          353,792
   107        107        193                                                                           333,104          247,709
   108        108        200               303,618          318,670           326,879                  310,134          220,167
--------------------------------------------------------------------------------------------------------------------------------
   109        109        205               293,798          318,183           335,192                  342,544          198,720
   110        110        206               265,150          329,875                                    330,749          224,419
   111        111        202               223,278          285,616           280,722                  268,510          183,154
   112        112        208                                                                           241,841          181,019
   113        113        209               113,544          312,738                                    441,507          286,093
--------------------------------------------------------------------------------------------------------------------------------
   114        114        211               189,288          215,059           215,059                  202,601          175,163
   115        115        212                                356,256                                    403,777          212,692
   116        116        214               489,822          496,794           483,634                  641,712          267,957
   117        117        215               185,625          201,976           234,648                  215,430          135,464
   118        118        220                                127,654                                    227,624          130,305
--------------------------------------------------------------------------------------------------------------------------------
   119        119        217               263,008          314,118           399,198                  394,442          157,001
   120        120        221               425,281          435,076           402,925                  779,200          389,515
   121        121        828               239,498          245,240           263,247                  263,247          175,674
   122        122        222               336,486          356,405                                    415,791          234,158
   123        123        223                                294,934           294,390                  284,911          119,195
--------------------------------------------------------------------------------------------------------------------------------
   124        124        829               228,918          237,084           242,780                  237,413          156,924
   125        125        224               155,335          166,779           191,922                  227,915          123,048
   126        126        513                                185,456           243,519                  198,720          122,891
   127        127        227               258,324          198,763           228,577                  266,478          133,755
   128        128        228               413,245          427,259           452,946                  486,678          156,682
--------------------------------------------------------------------------------------------------------------------------------
   129        129        229               281,831          314,458           318,560                  345,676          133,628
   130        130        230               184,113          174,751                                    245,787          129,016
   131        131        231               122,240                                                     132,376          101,548
   132        132        232                                130,652                                    178,956          100,189
   133        133        234               175,401          166,470           158,430                  180,120           99,481
--------------------------------------------------------------------------------------------------------------------------------
   134        134        235               106,000          106,000                                    107,501           77,213
   135        135        236                                                                           117,926           88,749
   136        136        237               174,658          190,456                                    190,194           89,401
   137        137        238               266,683          263,946           262,812                  287,774           87,395
   138        138        240                91,200           95,700                                     90,915           65,595
--------------------------------------------------------------------------------------------------------------------------------
   139        139        241               146,808          152,140           152,333                  166,543           84,319
   140        140        242               250,000          299,435                                    275,652          190,907
   141        141        243                86,038           86,596            87,213                   83,790           50,256
   142        142        244                79,790           83,365           106,726                  106,602           59,784
   143        143        245                86,710           89,754                                     85,230           50,772
--------------------------------------------------------------------------------------------------------------------------------
   144        144        248                97,610          117,450                                    111,053           66,963
   145        145        247                                101,927           106,677                  111,864           60,546
   146        146        249               106,251          119,567           124,212                  121,140           63,877
   147        147        250                93,340           92,554                                     93,776           39,564
   148        148        251                                 56,500            66,729                   65,835           38,590
--------------------------------------------------------------------------------------------------------------------------------
   149        149        252                                 96,552                                     97,242           48,259
   150        150        254                74,905           57,014            58,680                   63,555           43,851
   151        151        514                                 99,813            80,900                   95,893           46,791
   152        152        259                58,131           57,296            59,757                   58,563           31,755
   153        153        260                                 49,581            52,441                   52,452           27,068
--------------------------------------------------------------------------------------------------------------------------------

                       CSFB
           CONTROL    CONTROL             ANNUAL DEBT                               MORTGAGE
  LOAN #      #          #                  SERVICE                    DSCR           RATE       INTEREST CALC.
----------------------------------------------------------------------------------------------------------------------
    1         001         1                 5,078,964                  1.48          7.7500      Actual / 360
    2         002        507                2,243,187                  1.24          7.9900      Actual / 360
    3         003        508                1,297,530                  1.24          7.9900      Actual / 360
    4         004        509                  958,852                  1.24          7.9900      Actual / 360
    5         005         30                4,469,832                  1.15          8.6000      Actual / 360
    6         006         3                 2,238,576                   NAP          6.6839      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    6         006A        9
    6         006B        7
    6         006C        4
    6         006D        8
    6         006E        6
----------------------------------------------------------------------------------------------------------------------
    6         006F        5
    7         007         10                1,127,391                   NAP          6.7213      Actual / 360
    7         007A        11
    7         007B        12
    7         007C        13
----------------------------------------------------------------------------------------------------------------------
    7         007D        14
    7         007E        15
    8         008         31                3,432,651                  1.25          8.0500      Actual / 360
    9         009         32                3,189,750                  1.39          7.6400      Actual / 360
    10        010         35                3,514,691                  1.92          8.5000      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    11        011         36                3,102,535                  1.49          8.3800      Actual / 360
    12        012        500                3,055,827                  1.20          8.4900      Actual / 360
    13        013         37                2,584,740                  1.20          7.1750      Actual / 360
    14        014        800                2,423,875                  1.52          7.2200      Actual / 360
    14        014A       801                1,555,252
----------------------------------------------------------------------------------------------------------------------
    14        014B       802                  868,623
    15        015         41                2,516,138                  1.99          7.5400      Actual / 360
    15        015A        42
    15        015B        43
    15        015C        44
----------------------------------------------------------------------------------------------------------------------
    15        015D        45
    15        015E        46
    16        016         38                2,759,044                  1.27          9.1800      Actual / 360
    17        017         40                2,249,587                  1.27          8.0200      Actual / 360
    17        017A       511
----------------------------------------------------------------------------------------------------------------------
    17        017B       512
    18        018         39                2,217,651                  1.30          7.8700      Actual / 360
    19        019        501                1,878,641                  1.56          8.7500      Actual / 360
    20        020         62                1,855,536                  1.75          9.0500      Actual / 360
    21        021        803                1,051,250                  1.21          7.2500      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    22        022        804                  414,217                  1.21          7.2500      Actual / 360
    23        023        805                  195,158                  1.21          7.2500      Actual / 360
    24        024         63                1,613,230                  1.20          8.4900      Actual / 360
    25        025        806                1,501,612                  1.26          7.8800      Actual / 360
    26        026        807                1,429,072                  1.29          7.4000      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    27        027         67                1,507,542                  1.75          7.5000      Actual / 360
    27        027A        68
    27        027B        69
    29        029         66                1,564,248                  1.26          8.4700      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    30        030         72                1,475,946                  1.26          8.1000      Actual / 360
    31        031        808                1,398,395                  1.34          8.2500      Actual / 360
    31        031A       809                  354,803
    31        031B       810                  331,149
    31        031C       811                  255,458
----------------------------------------------------------------------------------------------------------------------
    31        031D       812                  236,535
    31        031E       813                  220,451
    32        032         80                1,174,526                  1.34          8.4400      Actual / 360
    33        033         50                1,219,975                  1.32          8.4100      Actual / 360
    33        033A        52
----------------------------------------------------------------------------------------------------------------------
    33        033B        54
    33        033C        55
    33        033D        56
    33        033E        53
    34        034         79                1,151,112                  1.25          8.3500      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    35        035         81                1,122,685                  1.33          8.2100      Actual / 360
    36        036         82                1,053,126                  1.62          7.7500      Actual / 360
    37        037         89                  963,251                  1.21          7.9900      Actual / 360
    38        038         90                  915,775                  1.30          7.9000      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    39        039        100                  997,197                  1.23          9.0000      Actual / 360
    39        039A       101
    39        039B       102
    40        040         93                  899,832                  1.19          8.2300      Actual / 360
    41        041         94                  893,434                  1.28          7.7000      Actual / 360
    41        041A        96
----------------------------------------------------------------------------------------------------------------------
    41        041B        97
    41        041C        98
    41        041D        95
    42        042         91                  876,293                  1.21          8.1900      Actual / 360
    43        043         99                  887,961                  1.43          7.5150      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    44        044        103                  940,344                  1.53          8.7900      Actual / 360
    45        045        104                  835,836                  1.23          8.1600      Actual / 360
    46        046        814                  696,791                  1.32          7.1700      Actual / 360
    47        047        815                  704,414                  1.39          8.0000      Actual / 360
    48        048        109                  683,540                  1.42          7.2580      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    49        049        110                  657,293                  1.34          7.6300      Actual / 360
    50        050        115                  678,754                  1.17          8.1500      Actual / 360
    51        051        113                  660,956                  1.24          8.3700      Actual / 360
    52        052        116                  706,651                  1.32          9.0300      Actual / 360
    53        053        816                  634,993                  1.33          7.9700      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    54        054        117                  623,406                  1.13          8.8400      Actual / 360
    55        055        111                  531,828                  1.94          8.0700      Actual / 360
    56        056        120                  573,507                  1.76          7.6700      Actual / 360
    57        057        121                  466,266                  1.37          7.2780      Actual / 360
    58        058        817                  456,906                  1.49          7.0400      30 / 360
----------------------------------------------------------------------------------------------------------------------
    59        059        818                  509,399                  1.84          8.0000      Actual / 360
    60        060        122                  484,907                  1.30          8.1100      Actual / 360
    61        061        123                  428,074                  2.71          6.9300      30 / 360
    62        062        124                  457,434                  1.25          7.9900      Actual / 360
    63        063        137                  459,224                  1.28          8.4500      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    64        064        138                  454,774                  1.97          7.7900      Actual / 360
    65        065        515                  443,801                  1.25          8.4100      Actual / 360
    66        066        139                  386,348                  1.56          7.4000      Actual / 360
    67        067        140                  382,194                  1.91          7.4000      Actual / 360
    68        068        142                  390,316                  1.33          7.2500      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    69        069        143                  403,488                  1.31          8.6200      Actual / 360
    70        070        819                  382,010                  1.72          7.7900      Actual / 360
    71        071        127                  404,829                  1.58          8.7600      Actual / 360
    71        071A       135
    71        071B       132
----------------------------------------------------------------------------------------------------------------------
    71        071C       134
    71        071D       128
    71        071E       130
    71        071F       129
    71        071G       133
----------------------------------------------------------------------------------------------------------------------
    71        071H       131
    72        072        147                  352,542                  1.46          8.0100      Actual / 360
    73        073        148                  348,533                  1.70          7.8900      Actual / 360
    74        074        146                  490,280                  1.52          9.1200      Actual / 360
    75        075        820                  368,001                  1.26          7.8500      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    76        076        149                  346,947                  1.25          7.2500      Actual / 360
    77        077        150                  347,740                  1.28          8.3400      Actual / 360
    78        078        151                  346,432                  1.34          8.3700      Actual / 360
    79        079        152                  342,898                  1.47          8.2600      Actual / 360
    80        080        153                  337,440                  1.49          8.0900      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    81        081        154                  463,436                  1.33          8.1700      30 / 360
    82        082        165                  291,740                  1.34          7.9000      Actual / 360
    83        083        166                  297,781                  2.66          8.1000      30 / 360
    84        084        167                  298,745                  1.23          8.2300      Actual / 360
    84        084A       168
----------------------------------------------------------------------------------------------------------------------
    84        084B       169
    85        085        502                  344,137                  1.65          9.6250      Actual / 360
    86        086        170                  303,566                  1.44          8.6600      Actual / 360
    87        087        821                  265,757                  1.33          7.8900      Actual / 360
    88        088        172                  536,532                  2.33          8.6300      30 / 360
----------------------------------------------------------------------------------------------------------------------
    89        089        164                  260,151                  1.35          7.8400      Actual / 360
    90        090        822                  264,155                  1.74          8.0000      Actual / 360
    91        091        823                  248,047                  1.46          6.7200      30 / 360
    92        092        177                  326,077                  1.52         10.2200      Actual / 360
    93        093        178                  252,324                  1.31          7.8750      Actual / 360
----------------------------------------------------------------------------------------------------------------------
    94        094        180                  222,444                  1.61          7.7000      Actual / 360
    95        095        824                  220,712                  1.40          7.5800      Actual / 360
    95        095A       824A
    95        095B       824B
    95        095C       824C
----------------------------------------------------------------------------------------------------------------------
    96        096        182                  264,591                  1.22          9.3700      Actual / 360
    97        097        184                  243,390                  1.18          8.5900      Actual / 360
    98        098        185                  236,535                  1.64          8.2500      Actual / 360
    99        099        183                  308,219                  1.54          9.2200      Actual / 360
   100        100        825                  207,323                  1.27          7.8000      Actual / 360
----------------------------------------------------------------------------------------------------------------------
   101        101        186                  228,225                  1.29          8.1120      Actual / 360
   102        102        187                  212,220                  1.32          8.5000      Actual / 360
   102        102A       188
   102        102B       189
   103        103        826                  207,544                  1.29          8.2600      Actual / 360
----------------------------------------------------------------------------------------------------------------------
   104        104        827                  215,771                  1.34          8.1500      Actual / 360
   105        105        181                  229,101                  1.50          9.0000      Actual / 360
   106        106        190                  197,740                  1.79          7.9800      Actual / 360
   107        107        193                  194,481                  1.27          8.5400      Actual / 360
   108        108        200                  158,227                  1.39          8.1600      Actual / 360
----------------------------------------------------------------------------------------------------------------------
   109        109        205                  145,301                  1.37          8.1300      Actual / 360
   110        110        206                  169,305                  1.33          8.7200      Actual / 360
   111        111        202                  144,638                  1.27          8.3600      Actual / 360
   112        112        208                  134,343                  1.35          8.1800      Actual / 360
   113        113        209                  132,150                  2.16          8.0000      Actual / 360
----------------------------------------------------------------------------------------------------------------------
   114        114        211                  129,893                  1.35          8.5600      Actual / 360
   115        115        212                  130,997                  1.62          8.3750      Actual / 360
   116        116        214                  105,342                  2.54          7.0500      Actual / 360
   117        117        215                  112,266                  1.21          8.0000      Actual / 360
   118        118        220                  101,922                  1.28          7.6250      Actual / 360
----------------------------------------------------------------------------------------------------------------------
   119        119        217                  110,989                  1.41          8.7500      Actual / 360
   120        120        221                   83,471                  4.67          7.1500      30 / 360
   121        121        828                  105,579                  1.66          8.4200      Actual / 360
   122        122        222                  105,755                  2.21          9.0800      30 / 360
   123        123        223                  100,068                  1.19          8.7500      Actual / 360
----------------------------------------------------------------------------------------------------------------------
   124        124        829                  101,883                  1.54          8.5500      Actual / 360
   125        125        224                   98,558                  1.25          8.7500      Actual / 360
   126        126        513                   95,632                  1.29          8.5000      Actual / 360
   127        127        227                   94,089                  1.42          8.3750      Actual / 360
   128        128        228                   87,898                  1.78          8.2500      Actual / 360
----------------------------------------------------------------------------------------------------------------------
   129        129        229                   89,277                  1.50          8.7000      Actual / 360
   130        130        230                   75,735                  1.70          8.1250      Actual / 360
   131        131        231                   78,725                  1.29          8.0000      Actual / 360
   132        132        232                   77,506                  1.29          8.5000      Actual / 360
   133        133        234                   67,125                  1.48          7.5000      Actual / 360
----------------------------------------------------------------------------------------------------------------------
   134        134        235                   63,846                  1.21          8.3750      Actual / 360
   135        135        236                   69,177                  1.28          8.8750      Actual / 360
   136        136        237                   58,960                  1.52          8.5000      30 / 360
   137        137        238                   57,371                  1.52          8.3750      Actual / 360
   138        138        240                   46,465                  1.41          8.1250      Actual / 360
----------------------------------------------------------------------------------------------------------------------
   139        139        241                   48,891                  1.72          8.2900      Actual / 360
   140        140        242                   48,314                  3.95          8.5000      Actual / 360
   141        141        243                   41,654                  1.21          8.1250      Actual / 360
   142        142        244                   43,710                  1.37          8.3750      Actual / 360
   143        143        245                   39,215                  1.29          8.5000      Actual / 360
----------------------------------------------------------------------------------------------------------------------
   144        144        248                   38,725                  1.71          8.3750      Actual / 360
   145        145        247                   38,725                  1.56          8.3750      Actual / 360
   146        146        249                   38,008                  1.71          8.3750      Actual / 360
   147        147        250                   33,019                  1.20          8.0000      Actual / 360
   148        148        251                   31,185                  1.24          8.1250      Actual / 360
----------------------------------------------------------------------------------------------------------------------
   149        149        252                   35,130                  1.37          8.0000      Actual / 360
   150        150        254                   33,143                  1.32          8.5000      Actual / 360
   151        151        514                   28,104                  1.66          8.0000      Actual / 360
   152        152        259                   23,307                  1.36          8.3750      Actual / 360
   153        153        260                   21,027                  1.29          8.1250      Actual / 360
----------------------------------------------------------------------------------------------------------------------

                       CSFB                   STATED
           CONTROL    CONTROL                MATURITY        ANTICIPATED      ANTICIPATED                        ORIGINAL
  LOAN #      #          #                     DATE         REPAYMENT DATE   REMAINING TERM                     AMORT TERM
-----------------------------------------------------------------------------------------------------------------------------------
    1         001         1                   1/11/27           1/11/08            99                               336
    2         002        507                  5/11/29           5/11/09            115                              360
    3         003        508                  5/11/29           5/11/09            115                              360
    4         004        509                  5/11/29           5/11/09            115                              360
    5         005         30                  7/11/29           7/11/09            117                              360
    6         006         3                   3/11/19                              233                              290
-----------------------------------------------------------------------------------------------------------------------------------
    6         006A        9
    6         006B        7
    6         006C        4
    6         006D        8
    6         006E        6
-----------------------------------------------------------------------------------------------------------------------------------
    6         006F        5
    7         007         10                  3/11/19                              233                              337
    7         007A        11
    7         007B        12
    7         007C        13
-----------------------------------------------------------------------------------------------------------------------------------
    7         007D        14
    7         007E        15
    8         008         31                  9/11/29           9/11/09            119                              360
    9         009         32                 10/11/28          10/11/08            108                              360
    10        010         35                  9/11/24           9/11/09            119                              300
-----------------------------------------------------------------------------------------------------------------------------------
    11        011         36                  8/11/29           8/11/09            118                              360
    12        012        500                 10/11/29          10/11/09            120                              360
    13        013         37                  6/11/23           6/11/08            104                              300
    14        014        800                   5/1/28            5/1/08            103                              360
    14        014A       801
-----------------------------------------------------------------------------------------------------------------------------------
    14        014B       802
    15        015         41                  8/11/24           8/11/09            118                              300
    15        015A        42
    15        015B        43
    15        015C        44
-----------------------------------------------------------------------------------------------------------------------------------
    15        015D        45
    15        015E        46
    16        016         38                  9/11/24           9/11/09            119                              300
    17        017         40                  9/11/29           9/11/09            119                              360
    17        017A       511
-----------------------------------------------------------------------------------------------------------------------------------
    17        017B       512
    18        018         39                  8/11/29           8/11/09            118                              360
    19        019        501                  9/11/29           9/11/09            119                              360
    20        020         62                  9/11/09                              119                              480
    21        021        803                  10/1/08                              108                              300
-----------------------------------------------------------------------------------------------------------------------------------
    22        022        804                  10/1/08                              108                              360
    23        023        805                  10/1/08                              108                              300
    24        024         63                  8/11/29           8/11/09            118                              360
    25        025        806                  10/1/09                              120                              360
    26        026        807                   2/1/09                              112                              360
-----------------------------------------------------------------------------------------------------------------------------------
    27        027         67                 11/11/24          10/11/09            120                              300
    27        027A        68
    27        027B        69
    29        029         66                  8/11/29           8/11/09            118                              360
-----------------------------------------------------------------------------------------------------------------------------------
    30        030         72                  9/11/24           9/11/09            119                              300
    31        031        808                   1/1/09                              111                              300
    31        031A       809
    31        031B       810
    31        031C       811
-----------------------------------------------------------------------------------------------------------------------------------
    31        031D       812
    31        031E       813
    32        032         80                  9/11/29           9/11/09            119                              360
    33        033         50                  9/11/24           9/11/09            119                              300
    33        033A        52
-----------------------------------------------------------------------------------------------------------------------------------
    33        033B        54
    33        033C        55
    33        033D        56
    33        033E        53
    34        034         79                  7/11/29           7/11/09            117                              360
-----------------------------------------------------------------------------------------------------------------------------------
    35        035         81                  3/11/29           3/11/09            113                              360
    36        036         82                  5/11/29           5/11/09            115                              360
    37        037         89                  9/11/29           9/11/09            119                              360
    38        038         90                  4/11/29           4/11/09            114                              360
-----------------------------------------------------------------------------------------------------------------------------------
    39        039        100                 12/11/27           9/11/09            119                              339
    39        039A       101
    39        039B       102
    40        040         93                  3/11/29           3/11/09            113                              360
    41        041         94                  5/11/24           5/11/09            115                              300
    41        041A        96
-----------------------------------------------------------------------------------------------------------------------------------
    41        041B        97
    41        041C        98
    41        041D        95
    42        042         91                  9/11/29           9/11/09            119                              360
    43        043         99                  1/11/23           1/11/08            99                               300
-----------------------------------------------------------------------------------------------------------------------------------
    44        044        103                  9/11/24           9/11/09            119                              300
    45        045        104                  9/11/29           9/11/09            119                              360
    46        046        814                   8/1/05                              70                               360
    47        047        815                   1/1/09                              111                              360
    48        048        109                   7/1/08                              105                              300
-----------------------------------------------------------------------------------------------------------------------------------
    49        049        110                  8/11/29           8/11/09            118                              360
    50        050        115                  8/11/29           8/11/09            118                              360
    51        051        113                  9/11/29           9/11/09            119                              360
    52        052        116                  9/11/24           9/11/06            83                               300
    53        053        816                   4/1/09                              114                              287
-----------------------------------------------------------------------------------------------------------------------------------
    54        054        117                  7/11/29           7/11/06            81                               360
    55        055        111                  9/11/29           9/11/09            119                              360
    56        056        120                   3/1/09                              113                              240
    57        057        121                   9/1/13                              167                              360
    58        058        817                  12/1/07                              98                               360
-----------------------------------------------------------------------------------------------------------------------------------
    59        059        818                   3/1/09                              113                              300
    60        060        122                  8/11/29           8/11/09            118                              360
    61        061        123                   3/1/13                              161                              360
    62        062        124                  8/11/29           8/11/09            118                              360
    63        063        137                  9/11/29           9/11/09            119                              360
-----------------------------------------------------------------------------------------------------------------------------------
    64        064        138                  5/11/24           5/11/09            115                              300
    65        065        515                 10/11/29          10/11/09            120                              360
    66        066        139                  2/11/29           2/11/09            112                              360
    67        067        140                  1/11/29           1/11/09            111                              360
    68        068        142                   9/1/08                              107                              300
-----------------------------------------------------------------------------------------------------------------------------------
    69        069        143                  7/11/29           7/11/09            117                              360
    70        070        819                   2/1/09                              112                              300
    71        071        127                  9/11/24           9/11/09            119                              300
    71        071A       135
    71        071B       132
-----------------------------------------------------------------------------------------------------------------------------------
    71        071C       134
    71        071D       128
    71        071E       130
    71        071F       129
    71        071G       133
-----------------------------------------------------------------------------------------------------------------------------------
    71        071H       131
    72        072        147                  9/11/29           9/11/09            119                              360
    73        073        148                  9/11/29           9/11/09            119                              360
    74        074        146                  9/11/14           9/11/14            179                              180
    75        075        820                   1/1/09                              111                              300
-----------------------------------------------------------------------------------------------------------------------------------
    76        076        149                   9/1/08                              107                              300
    77        077        150                  8/11/29           8/11/09            118                              360
    78        078        151                  9/11/29           9/11/09            119                              360
    79        079        152                  6/11/29           6/11/09            116                              360
    80        080        153                  6/11/29           6/11/09            116                              360
-----------------------------------------------------------------------------------------------------------------------------------
    81        081        154                  11/1/12           11/1/12            157                              180
    82        082        165                  8/11/29           8/11/09            118                              360
    83        083        166                   5/1/09                              115                              360
    84        084        167                  8/11/09                              118                              360
    84        084A       168
-----------------------------------------------------------------------------------------------------------------------------------
    84        084B       169
    85        085        502                 10/11/24          10/11/09            120                              300
    86        086        170                  8/11/24           8/11/09            118                              300
    87        087        821                   4/1/09                              114                              360
    88        088        172                   6/1/07            6/1/07            92                               120
-----------------------------------------------------------------------------------------------------------------------------------
    89        089        164                  9/11/29           9/11/09            119                              360
    90        090        822                   2/1/09                              112                              360
    91        091        823                   9/1/08                              107                              300
    92        092        177                  9/11/24           9/11/09            119                              300
    93        093        178                   8/1/08                              106                              360
-----------------------------------------------------------------------------------------------------------------------------------
    94        094        180                  9/11/29           9/11/09            119                              360
    95        095        824                  7/11/08                              105                              360
    95        095A       824A
    95        095B       824B
    95        095C       824C
-----------------------------------------------------------------------------------------------------------------------------------
    96        096        182                  9/11/24           9/11/09            119                              300
    97        097        184                  9/11/24           9/11/09            119                              300
    98        098        185                  6/11/24           7/11/09            117                              300
    99        099        183                   8/1/14            8/1/14            178                              180
   100        100        825                   5/1/09                              115                              360
-----------------------------------------------------------------------------------------------------------------------------------
   101        101        186                  11/1/08                              109                              300
   102        102        187                  9/11/29           9/11/09            119                              360
   102        102A       188
   102        102B       189
   103        103        826                   8/1/09                              118                              360
-----------------------------------------------------------------------------------------------------------------------------------
   104        104        827                   6/1/09                              116                              300
   105        105        181                  9/11/24           9/11/09            119                              300
   106        106        190                  8/11/29           8/11/09            118                              360
   107        107        193                  7/11/29           7/11/09            117                              360
   108        108        200                  8/11/29           8/11/09            118                              360
-----------------------------------------------------------------------------------------------------------------------------------
   109        109        205                  9/11/29           9/11/09            119                              360
   110        110        206                  9/11/19           9/11/09            119                              240
   111        111        202                  9/11/29           9/11/09            119                              360
   112        112        208                  9/11/29           9/11/09            119                              360
   113        113        209                  6/11/29           6/11/09            116                              360
-----------------------------------------------------------------------------------------------------------------------------------
   114        114        211                  9/11/29           9/11/09            119                              360
   115        115        212                   1/1/09                              111                              300
   116        116        214                 12/11/28          12/11/08            110                              360
   117        117        215                   7/1/08                              105                              360
   118        118        220                  11/1/08                              109                              360
-----------------------------------------------------------------------------------------------------------------------------------
   119        119        217                  9/11/09                              119                              300
   120        120        221                 12/11/38          12/11/08            110                              480
   121        121        828                   3/1/09                              113                              300
   122        122        222                   1/1/12                              147                              360
   123        123        223                  9/11/09                              119                              360
-----------------------------------------------------------------------------------------------------------------------------------
   124        124        829                   6/1/09                              116                              300
   125        125        224                  9/11/29           9/11/09            119                              360
   126        126        513                   7/1/09                              117                              290
   127        127        227                  11/1/08                              109                              300
   128        128        228                   1/1/09                              111                              360
-----------------------------------------------------------------------------------------------------------------------------------
   129        129        229                  9/11/09                              119                              360
   130        130        230                  11/1/08                              109                              360
   131        131        231                  11/1/08                              109                              300
   132        132        232                   3/1/09                              113                              360
   133        133        234                   9/1/08                              107                              360
-----------------------------------------------------------------------------------------------------------------------------------
   134        134        235                  12/1/08                              110                              360
   135        135        236                  12/1/08                              110                              300
   136        136        237                   7/1/08                              105                              360
   137        137        238                   1/1/08                              99                               300
   138        138        240                   2/1/09                              112                              360
-----------------------------------------------------------------------------------------------------------------------------------
   139        139        241                  6/11/09                              116                              300
   140        140        242                  11/1/08                              109                              300
   141        141        243                  11/1/08                              109                              360
   142        142        244                  11/1/08                              109                              285
   143        143        245                  11/1/08                              109                              360
-----------------------------------------------------------------------------------------------------------------------------------
   144        144        248                  12/1/08                              110                              300
   145        145        247                  12/1/08                              110                              300
   146        146        249                  12/1/08                              110                              300
   147        147        250                  11/1/08                              109                              360
   148        148        251                  11/1/08                              109                              360
-----------------------------------------------------------------------------------------------------------------------------------
   149        149        252                  11/1/08                              109                              240
   150        150        254                  11/1/08                              109                              300
   151        151        514                   2/1/09                              112                              240
   152        152        259                  12/1/08                              110                              300
   153        153        260                  12/1/08                              110                              360
-----------------------------------------------------------------------------------------------------------------------------------

                                                                            REMAINING
                       CSFB                           REMAINING            LOCKOUT AND
           CONTROL    CONTROL      REMAINING           LOCKOUT               YM AND                                    PENALTY
  LOAN #      #          #          LOCKOUT            AND YM               PENALTIES                   YM CODE          CODE
------------------------------------------------------------------------------------------------------------------------------------
    1         001         1             92               92                    92
    2         002        507           112               112                   112
    3         003        508           112               112                   112
    4         004        509           112               112                   112
    5         005         30           114               114                   114
    6         006         3            229               229                   229
------------------------------------------------------------------------------------------------------------------------------------
    6         006A        9
    6         006B        7
    6         006C        4
    6         006D        8
    6         006E        6
------------------------------------------------------------------------------------------------------------------------------------
    6         006F        5
    7         007         10           229               229                   229
    7         007A        11
    7         007B        12
    7         007C        13
------------------------------------------------------------------------------------------------------------------------------------
    7         007D        14
    7         007E        15
    8         008         31           116               116                   116
    9         009         32           105               105                   105
    10        010         35           115               115                   115
------------------------------------------------------------------------------------------------------------------------------------
    11        011         36           116               116                   116
    12        012        500           113               113                   113
    13        013         37            99               99                    99
    14        014        800            99               99                    99
    14        014A       801
------------------------------------------------------------------------------------------------------------------------------------
    14        014B       802
    15        015         41           115               115                   115
    15        015A        42
    15        015B        43
    15        015C        44
------------------------------------------------------------------------------------------------------------------------------------
    15        015D        45
    15        015E        46
    16        016         38           115               115                   115
    17        017         40           115               115                   115
    17        017A       511
------------------------------------------------------------------------------------------------------------------------------------
    17        017B       512
    18        018         39           113               113                   113
    19        019        501           112               112                   112
    20        020         62           115               115                   115
    21        021        803           104               104                   104
------------------------------------------------------------------------------------------------------------------------------------
    22        022        804           104               104                   104
    23        023        805           104               104                   104
    24        024         63           114               114                   114
    25        025        806           116               116                   116
    26        026        807           108               108                   108
------------------------------------------------------------------------------------------------------------------------------------
    27        027         67           117               117                   117
    27        027A        68
    27        027B        69
    29        029         66           113               113                   113
------------------------------------------------------------------------------------------------------------------------------------
    30        030         72           115               115                   115
    31        031        808           107               107                   107
    31        031A       809
    31        031B       810
    31        031C       811
------------------------------------------------------------------------------------------------------------------------------------
    31        031D       812
    31        031E       813
    32        032         80           116               116                   116
    33        033         50           112               112                   112
    33        033A        52
------------------------------------------------------------------------------------------------------------------------------------
    33        033B        54
    33        033C        55
    33        033D        56
    33        033E        53
    34        034         79           114               114                   114
------------------------------------------------------------------------------------------------------------------------------------
    35        035         81           111               111                   111
    36        036         82           108               108                   108
    37        037         89           114               114                   114
    38        038         90           107               107                   107
------------------------------------------------------------------------------------------------------------------------------------
    39        039        100           112               112                   112
    39        039A       101
    39        039B       102
    40        040         93           109               109                   109
    41        041         94           108               108                   108
    41        041A        96
------------------------------------------------------------------------------------------------------------------------------------
    41        041B        97
    41        041C        98
    41        041D        95
    42        042         91           116               116                   116
    43        043         99            96               96                    96
------------------------------------------------------------------------------------------------------------------------------------
    44        044        103           112               112                   112
    45        045        104           112               112                   112
    46        046        814            22               63                    63                           F
    47        047        815           107               107                   107
    48        048        109            45               101                   101                          C
------------------------------------------------------------------------------------------------------------------------------------
    49        049        110           111               111                   111
    50        050        115           116               116                   116
    51        051        113           115               115                   115
    52        052        116            76               76                    76
    53        053        816            65               65                    65
------------------------------------------------------------------------------------------------------------------------------------
    54        054        117            79               79                    79
    55        055        111           112               112                   112
    56        056        120           109               109                   109
    57        057        121            76               163                   163                          C
    58        058        817            0                91                    91                           D
------------------------------------------------------------------------------------------------------------------------------------
    59        059        818           109               109                   109
    60        060        122           114               114                   114
    61        061        123           100               100                   157                                          A
    62        062        124           114               114                   114
    63        063        137           112               112                   112
------------------------------------------------------------------------------------------------------------------------------------
    64        064        138           112               112                   112
    65        065        515           118               118                   118
    66        066        139           105               105                   105
    67        067        140           109               109                   109
    68        068        142            34               100                   100                          B
------------------------------------------------------------------------------------------------------------------------------------
    69        069        143           110               110                   110
    70        070        819           105               105                   105
    71        071        127           115               115                   115
    71        071A       135
    71        071B       132
------------------------------------------------------------------------------------------------------------------------------------
    71        071C       134
    71        071D       128
    71        071E       130
    71        071F       129
    71        071G       133
------------------------------------------------------------------------------------------------------------------------------------
    71        071H       131
    72        072        147           112               112                   112
    73        073        148           112               112                   112
    74        074        146           175               175                   175
    75        075        820           107               107                   107
------------------------------------------------------------------------------------------------------------------------------------
    76        076        149            34               100                   100                          B
    77        077        150           111               111                   111
    78        078        151           115               115                   115
    79        079        152           113               113                   113
    80        080        153           112               112                   112
------------------------------------------------------------------------------------------------------------------------------------
    81        081        154            96               96                    153                                          A
    82        082        165           111               111                   111
    83        083        166           111               111                   111
    84        084        167           114               114                   114
    84        084A       168
------------------------------------------------------------------------------------------------------------------------------------
    84        084B       169
    85        085        502           113               113                   113
    86        086        170           111               111                   111
    87        087        821           110               110                   110
    88        088        172            55               55                    88                                           B
------------------------------------------------------------------------------------------------------------------------------------
    89        089        164           112               112                   112
    90        090        822           108               108                   108
    91        091        823            35               100                   100                          E
    92        092        177           115               115                   115
    93        093        178            34               99                    99                           B
------------------------------------------------------------------------------------------------------------------------------------
    94        094        180           112               112                   112
    95        095        824           101               101                   101
    95        095A       824A
    95        095B       824B
    95        095C       824C
------------------------------------------------------------------------------------------------------------------------------------
    96        096        182           112               112                   112
    97        097        184           115               115                   115
    98        098        185           115               115                   115
    99        099        183           174               174                   174
   100        100        825           111               111                   111
------------------------------------------------------------------------------------------------------------------------------------
   101        101        186            49               105                   105                          A
   102        102        187           115               115                   115
   102        102A       188
   102        102B       189
   103        103        826           114               114                   114
------------------------------------------------------------------------------------------------------------------------------------
   104        104        827           112               112                   112
   105        105        181           112               112                   112
   106        106        190           114               114                   114
   107        107        193           115               115                   115
   108        108        200           114               114                   114
------------------------------------------------------------------------------------------------------------------------------------
   109        109        205           117               117                   117
   110        110        206           112               112                   112
   111        111        202           112               112                   112
   112        112        208           115               115                   115
   113        113        209           109               109                   109
------------------------------------------------------------------------------------------------------------------------------------
   114        114        211           115               115                   115
   115        115        212            51               107                   107                          A
   116        116        214           106               106                   106
   117        117        215            45               101                   101                          A
   118        118        220            49               105                   105                          C
------------------------------------------------------------------------------------------------------------------------------------
   119        119        217           115               115                   115
   120        120        221           106               106                   106
   121        121        828           109               109                   109
   122        122        222            86               86                    143                                          A
   123        123        223           115               115                   115
------------------------------------------------------------------------------------------------------------------------------------
   124        124        829           112               112                   112
   125        125        224           117               117                   117
   126        126        513            45               113                   113                          B
   127        127        227            49               105                   105                          A
   128        128        228            51               107                   107                          A
------------------------------------------------------------------------------------------------------------------------------------
   129        129        229           112               112                   112
   130        130        230            49               105                   105                          A
   131        131        231            49               105                   105                          A
   132        132        232           109               109                   109
   133        133        234            34               100                   100                          B
------------------------------------------------------------------------------------------------------------------------------------
   134        134        235            50               106                   106                          A
   135        135        236            50               106                   106                          A
   136        136        237            32               98                    98                           B
   137        137        238            51               95                    95                           A
   138        138        240            52               108                   108                          A
------------------------------------------------------------------------------------------------------------------------------------
   139        139        241           109               109                   109
   140        140        242            49               105                   105                          A
   141        141        243            36               102                   102                          B
   142        142        244            49               105                   105                          A
   143        143        245            49               105                   105                          A
------------------------------------------------------------------------------------------------------------------------------------
   144        144        248            50               106                   106                          A
   145        145        247            37               103                   103                          B
   146        146        249            50               106                   106                          A
   147        147        250            36               102                   102                          B
   148        148        251            36               102                   102                          B
------------------------------------------------------------------------------------------------------------------------------------
   149        149        252            36               102                   102                          B
   150        150        254            49               105                   105                          A
   151        151        514            39               105                   105                          B
   152        152        259            37               103                   103                          B
   153        153        260            37               103                   103                          B
------------------------------------------------------------------------------------------------------------------------------------


                       CSFB                                 ANTICIPATED
           CONTROL    CONTROL                                REPAYMENT
  LOAN #      #          #               VALUE       LTV      DATE LTV     LOCKBOX                          OWNERSHIP
------------------------------------------------------------------------------------------------------------------------------------
    1         001         1           126,000,000     46         41        Springing                           Fee
    2         002        507           38,000,000     53         47        Hard                                Fee
    3         003        508           28,200,000     53         47        Hard                                Fee
    4         004        509           31,000,000     53         47        Hard                                Fee
    5         005         30           68,400,000     70         64        Hard                             Leasehold
    6         006         3            27,090,000   NAP          NAP       Hard
------------------------------------------------------------------------------------------------------------------------------------
    6         006A        9             6,900,000                                                              Fee
    6         006B        7             4,690,000                                                              Fee
    6         006C        4             4,250,000                                                              Fee
    6         006D        8             3,850,000                                                              Fee
    6         006E        6             3,750,000                                                              Fee
------------------------------------------------------------------------------------------------------------------------------------
    6         006F        5             3,650,000                                                              Fee
    7         007         10           13,750,000   NAP          NAP       Hard
    7         007A        11            3,850,000                                                              Fee
    7         007B        12            3,250,000                                                              Fee
    7         007C        13            3,225,000                                                              Fee
------------------------------------------------------------------------------------------------------------------------------------
    7         007D        14            2,600,000                                                              Fee
    7         007E        15              825,000                                                              Fee
    8         008         31           52,500,000     74         66        Hard                                Fee
    9         009         32          226,000,000     66         59        Hard                   Both Fee Simple and Leasehold
    10        010         35           82,000,000     44         37        Springing                        Leasehold
------------------------------------------------------------------------------------------------------------------------------------
    11        011         36           44,000,000     77         70        Hard                                Fee
    12        012        500           42,000,000     79         71        Hard                                Fee
    13        013         37           40,700,000     72         59        Springing                           Fee
    14        014        800           44,700,000     66         58        Springing
    14        014A       801           25,800,000                                                              Fee
------------------------------------------------------------------------------------------------------------------------------------
    14        014B       802           18,900,000                                                              Fee
    15        015         41           45,100,000     62         50        Springing
    15        015A        42           14,500,000                                                              Fee
    15        015B        43           12,000,000                                                              Fee
    15        015C        44            6,900,000                                                              Fee
------------------------------------------------------------------------------------------------------------------------------------
    15        015D        45            6,200,000                                                              Fee
    15        015E        46            5,500,000                                                              Fee
    16        016         38           40,000,000     67         57        Hard                                Fee
    17        017         40           33,000,000     77         69        Hard
    17        017A       511           22,000,000                                                              Fee
------------------------------------------------------------------------------------------------------------------------------------
    17        017B       512           11,000,000                                                              Fee
    18        018         39           34,000,000     75         67        Springing                           Fee
    19        019        501           50,000,000     40         36        Springing                        Leasehold
    20        020         62           37,500,000     53         51        None                                Fee
    21        021        803           16,500,000     72         60        None                             Leasehold
------------------------------------------------------------------------------------------------------------------------------------
    22        022        804            7,000,000     72         60        None                                Fee
    23        023        805            3,000,000     72         60        None                                Fee
    24        024         63           22,000,000     79         72        Springing                           Fee
    25        025        806           23,000,000     75         67        None                                Fee
    26        026        807           22,000,000     78         69        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
    27        027         67           27,300,000     62         51        Hard
    27        027A        68           16,500,000                                                              Fee
    27        027B        69           10,800,000                                                              Fee
    29        029         66           23,000,000     74         67        Springing                           Fee
------------------------------------------------------------------------------------------------------------------------------------
    30        030         72           21,000,000     75         62        Springing                           Fee
    31        031        808           24,550,000     60         50        None
    31        031A       809            5,700,000                                                              Fee
    31        031B       810            5,575,000                                                              Fee
    31        031C       811            4,100,000                                                              Fee
------------------------------------------------------------------------------------------------------------------------------------
    31        031D       812            4,875,000                                                              Fee
    31        031E       813            4,300,000                                                              Fee
    32        032         80           15,200,000     76         68        Hard                             Leasehold
    33        033         50           16,830,000     76         63        Springing
    33        033A        52            6,200,000                                                              Fee
------------------------------------------------------------------------------------------------------------------------------------
    33        033B        54            3,820,000                                                              Fee
    33        033C        55            2,810,000                                                              Fee
    33        033D        56            2,300,000                                                              Fee
    33        033E        53            1,700,000                                                 Both Fee Simple and Leasehold
    34        034         79           16,100,000     78         71        Hard                                Fee
------------------------------------------------------------------------------------------------------------------------------------
    35        035         81           17,500,000     71         64        Hard                                Fee
    36        036         82           18,100,000     67         60        Hard                                Fee
    37        037         89           14,600,000     75         67        Hard                                Fee
    38        038         90           16,800,000     62         56        Hard                                Fee
------------------------------------------------------------------------------------------------------------------------------------
    39        039        100           14,460,000     70         63        Hard
    39        039A       101            8,800,000                                                              Fee
    39        039B       102            5,660,000                                                              Fee
    40        040         93           15,200,000     66         59        Hard                                Fee
    41        041         94           12,800,000     77         63        Springing
    41        041A        96            4,300,000                                                              Fee
------------------------------------------------------------------------------------------------------------------------------------
    41        041B        97            3,150,000                                                              Fee
    41        041C        98            2,850,000                                                              Fee
    41        041D        95            2,500,000                                                              Fee
    42        042         91           12,500,000     78         70        Springing                           Fee
    43        043         99           14,400,000     68         56        Springing                           Fee
------------------------------------------------------------------------------------------------------------------------------------
    44        044        103           14,100,000     67         57        Springing                           Fee
    45        045        104           14,400,000     65         58        Hard                                Fee
    46        046        814           11,725,000     72         68        None                                Fee
    47        047        815           10,700,000     74         67        None                                Fee
    48        048        109           10,500,000     74         61        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
    49        049        110            9,700,000     80         71        Springing                           Fee
    50        050        115            9,050,000     79         70        Springing                           Fee
    51        051        113            9,200,000     79         71        Springing                           Fee
    52        052        116            9,500,000     74         67        Hard                                Fee
    53        053        816            9,120,000     74         60        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
    54        054        117            8,280,000     79         75        Hard                                Fee
    55        055        111           11,400,000     53         47        Springing                           Fee
    56        056        120           11,300,000     51         35        None                                Fee
    57        057        121            7,100,000     79         62        None                                Fee
    58        058        817            7,600,000     74         64        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
    59        059        818            9,600,000     57         47        None                             Leasehold
    60        060        122            8,950,000     61         55        Springing                           Fee
    61        061        123           14,750,000     36         27        None                                Fee
    62        062        124            6,900,000     75         67        Springing                           Fee
    63        063        137            6,400,000     78         71        Springing                           Fee
------------------------------------------------------------------------------------------------------------------------------------
    64        064        138            7,200,000     69         57        Springing                           Fee
    65        065        515            6,450,000     75         68        Springing                           Fee
    66        066        139            6,200,000     75         66        Springing                           Fee
    67        067        140            6,000,000     76         68        Springing                           Fee
    68        068        142            6,000,000     74         60        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
    69        069        143            6,650,000     65         59        Springing                           Fee
    70        070        819            8,400,000     50         41        None                                Fee
    71        071        127            5,170,000     79         67        Springing
    71        071A       135              280,000                                                              Fee
    71        071B       132            1,400,000                                                              Fee
------------------------------------------------------------------------------------------------------------------------------------
    71        071C       134            1,100,000                                                              Fee
    71        071D       128              740,000                                                              Fee
    71        071E       130              580,000                                                              Fee
    71        071F       129              390,000                                                              Fee
    71        071G       133              380,000                                                              Fee
------------------------------------------------------------------------------------------------------------------------------------
    71        071H       131              300,000                                                              Fee
    72        072        147            5,740,000     70         62        Springing                           Fee
    73        073        148            6,200,000     64         58        Springing                           Fee
    74        074        146            7,600,000     52                   Springing                        Leasehold
    75        075        820            5,400,000     74         61        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
    76        076        149            6,720,000     59         48        None                                Fee
    77        077        150            4,830,000     79         71        Springing                           Fee
    78        078        151            5,000,000     76         69        Springing                           Fee
    79        079        152            5,400,000     70         63        Springing                           Fee
    80        080        153            5,200,000     73         66        Springing                           Fee
------------------------------------------------------------------------------------------------------------------------------------
    81        081        154            7,500,000     50                   None                                Fee
    82        082        165            4,235,000     79         70        Springing                           Fee
    83        083        166            7,600,000     44         39        None                                Fee
    84        084        167            4,800,000     69         62        None
    84        084A       168            3,400,000                                                              Fee
------------------------------------------------------------------------------------------------------------------------------------
    84        084B       169            1,400,000                                                              Fee
    85        085        502            5,000,000     65         56        Springing                           Fee
    86        086        170            4,800,000     64         54        Springing                           Fee
    87        087        821            4,200,000     72         65        None                                Fee
    88        088        172           10,700,000     28                   None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
    89        089        164            3,800,000     79         70        Springing                           Fee
    90        090        822            5,800,000     51         46        None                                Fee
    91        091        823            4,400,000     67         53        None                                Fee
    92        092        177            4,200,000     70         61        Hard                                Fee
    93        093        178            4,000,000     72         65        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
    94        094        180            4,100,000     63         56        Springing                           Fee
    95        095        824            3,500,000     74         66        None
    95        095A       824A           1,200,000                                                              Fee
    95        095B       824B           1,200,000                                                              Fee
    95        095C       824C           1,100,000                                                              Fee
------------------------------------------------------------------------------------------------------------------------------------
    96        096        182            3,400,000     75         64        Hard                                Fee
    97        097        184            3,800,000     66         55        Springing                           Fee
    98        098        185            3,550,000     70         58        Springing                           Fee
    99        099        183            5,600,000     44                   None                                Fee
   100        100        825            3,300,000     73         65        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
   101        101        186            3,306,000     72         59        None                                Fee
   102        102        187            3,400,000     68         61        Hard
   102        102A       188            2,300,000                                                              Fee
   102        102B       189            1,100,000                                                              Fee
   103        103        826            3,000,000     77         69        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
   104        104        827            3,100,000     74         61        None                                Fee
   105        105        181            3,300,000     69         58        Springing                           Fee
   106        106        190            3,400,000     66         59        Springing                           Fee
   107        107        193            2,900,000     72         66        Hard                                Fee
   108        108        200            2,425,000     73         66        Springing                           Fee
------------------------------------------------------------------------------------------------------------------------------------
   109        109        205            2,050,000     79         71        Springing                           Fee
   110        110        206            2,800,000     57         41        Hard                                Fee
   111        111        202            2,300,000     69         62        Springing                           Fee
   112        112        208            2,011,000     75         67        Springing                           Fee
   113        113        209            2,400,000     62         56        Hard                                Fee
------------------------------------------------------------------------------------------------------------------------------------
   114        114        211            1,990,000     70         64        Springing                           Fee
   115        115        212            2,050,000     66         56        None                                Fee
   116        116        214            3,600,000     36         31        Springing                           Fee
   117        117        215            1,700,000     74         67        None                                Fee
   118        118        220            1,650,000     72         64        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
   119        119        217            1,500,000     75         63        None                                Fee
   120        120        221            4,740,000     23         22        Springing                           Fee
   121        121        828            1,625,000     67         57        None                                Fee
   122        122        222            1,450,000     74         60        None                                Fee
   123        123        223            1,350,000     78         71        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
   124        124        829            1,400,000     75         63        None                                Fee
   125        125        224            1,500,000     70         63        Hard                                Fee
   126        126        513            1,230,000     79         65        None                                Fee
   127        127        227            1,250,000     78         66        None                                Fee
   128        128        228            1,310,000     74         67        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
   129        129        229            1,500,000     63         58        None                                Fee
   130        130        230            1,600,000     53         48        None                                Fee
   131        131        231            1,250,000     67         56        None                                Fee
   132        132        232            1,300,000     64         59        None                                Fee
   133        133        234            1,100,000     72         64        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
   134        134        235            1,022,000     68         62        None                                Fee
   135        135        236              925,000     74         63        None                                Fee
   136        136        237              852,000     74         66        None                                Fee
   137        137        238              945,000     63         54        None                                Fee
   138        138        240              760,000     68         62        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
   139        139        241              750,000     68         57        None                                Fee
   140        140        242            2,650,000     19         16        None                                Fee
   141        141        243              640,000     73         66        None                                Fee
   142        142        244              600,000     74         61        None                                Fee
   143        143        245              740,000     57         52        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
   144        144        248              540,000     74         62        None                                Fee
   145        145        247              540,000     74         62        None                                Fee
   146        146        249              530,000     74         62        None                                Fee
   147        147        250              500,000     75         67        None                                Fee
   148        148        251              590,000     59         53        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------
   149        149        252              575,000     60         43        None                                Fee
   150        150        254              550,000     62         52        None                                Fee
   151        151        514              380,000     73         52        None                                Fee
   152        152        259              325,000     74         62        None                                Fee
   153        153        260              295,000     80         72        None                                Fee
------------------------------------------------------------------------------------------------------------------------------------


                       CSFB
           CONTROL    CONTROL                    YEAR                 YEAR                            UNIT OF
  LOAN #      #          #                      BUILT              RENOVATED                UNIT      MEASURE             OCCUPANCY
----------------------------------------------------------------------------------------------------------------------------------
    1         001         1                      1902                 1995                     345     Units                    97
    2         002        507                     1982                                      257,913     Sq Ft                   100
    3         003        508                     1986                                      185,001     Sq Ft                    98
    4         004        509                     1984                                      177,917     Sq Ft                   100
    5         005         30                     1971                 1996                 973,973     Sq Ft                    96
    6         006         3                                                                    645     Rooms
----------------------------------------------------------------------------------------------------------------------------------
    6         006A        9                      1990                                          125     Rooms                   100
    6         006B        7                      1978                 1997                     126     Rooms                   100
    6         006C        4                      1977                                          103     Rooms                   100
    6         006D        8                      1980                                           92     Rooms                   100
    6         006E        6                      1978                                           90     Rooms                   100
----------------------------------------------------------------------------------------------------------------------------------
    6         006F        5                      1978                 1997                     109     Rooms                   100
    7         007         10                                                                   579     Rooms
    7         007A        11                     1980                 1996                     174     Rooms                   100
    7         007B        12                     1986                 1997                     121     Rooms                   100
    7         007C        13                     1978                 1998                     101     Rooms                   100
----------------------------------------------------------------------------------------------------------------------------------
    7         007D        14                     1981                 1997                     121     Rooms                   100
    7         007E        15                     1986                 1997                      62     Rooms                   100
    8         008         31                     1988                                      346,231     Sq Ft                    98
    9         009         32                     1972                 1990             889,438/370     Sq Ft/Rooms              93
    10        010         35                     1898                 1998                     531     Rooms                    72
----------------------------------------------------------------------------------------------------------------------------------
    11        011         36                     1889                 1990                 225,000     Sq Ft                   100
    12        012        500                     1970                 1985                 273,863     Sq Ft                   100
    13        013         37                     1927                 1998                 477,572     Sq Ft                    98
    14        014        800                                                            248/14,585     Rooms/Sq Ft
    14        014A       801                     1908                 1998               131/9,870     Rooms/Sq Ft              75
----------------------------------------------------------------------------------------------------------------------------------
    14        014B       802                     1912                 1996               117/4,715     Rooms/Sq Ft              68
    15        015         41                                                                   512     Rooms
    15        015A        42                     1997                                          131     Rooms                    80
    15        015B        43                     1997                                          124     Rooms                    74
    15        015C        44                     1997                                           78     Rooms                    78
----------------------------------------------------------------------------------------------------------------------------------
    15        015D        45                     1997                                           85     Rooms                    71
    15        015E        46                     1997                                           94     Rooms                    71
    16        016         38                     1986                 1998                   3,270     Spaces
    17        017         40                                                                   464     Units
    17        017A       511                     1972                 1998                     280     Units                    95
----------------------------------------------------------------------------------------------------------------------------------
    17        017B       512                     1973                 1998                     184     Units                    96
    18        018         39                     1985                                      103,072     Sq Ft                   100
    19        019        501                     1930                 1999               1,293,000     Sq Ft                    76
    20        020         62                     1966                                          767     Units                   100
    21        021        803                     1973                 1995                 232,792     Sq Ft                   100
----------------------------------------------------------------------------------------------------------------------------------
    22        022        804                     1974                 1992                 135,647     Sq Ft                    77
    23        023        805                     1969                 1997                 150,210     Sq Ft                    96
    24        024         63                     1959                 1989                 294,421     Sq Ft                    93
    25        025        806                     1974                 1996                 272,474     Sq Ft                    90
    26        026        807                     1965                 1998                 426,604     Sq Ft                    96
----------------------------------------------------------------------------------------------------------------------------------
    27        027         67                                                                   276     Rooms
    27        027A        68                     1998                                          153     Rooms                    71
    27        027B        69                     1998                                          123     Rooms                    68
    29        029         66                     1980                 1997                 134,425     Sq Ft                    94
----------------------------------------------------------------------------------------------------------------------------------
    30        030         72                     1975                 1992                 180,808     Sq Ft                   100
    31        031        808                                                                   665     Rooms
    31        031A       809                     1997                                          144     Rooms                    83
    31        031B       810                     1996                                          136     Rooms                    94
    31        031C       811                     1993                                          130     Rooms                    88
----------------------------------------------------------------------------------------------------------------------------------
    31        031D       812                     1997                                          129     Rooms                    86
    31        031E       813                     1988                                          126     Rooms                    78
    32        032         80                     1999                                      121,067     Sq Ft                   100
    33        033         50                                                               176,722     Sq Ft
    33        033A        52                     1956                 1993                  48,851     Sq Ft                    94
----------------------------------------------------------------------------------------------------------------------------------
    33        033B        54                     1996                 1996                  42,205     Sq Ft                    86
    33        033C        55                     1965                 1989                  34,326     Sq Ft                    84
    33        033D        56                     1993                                       28,340     Sq Ft                   100
    33        033E        53                     1965                 1990                  23,000     Sq Ft                   100
    34        034         79                     1985                                       41,092     Sq Ft                    94
----------------------------------------------------------------------------------------------------------------------------------
    35        035         81                     1968                 1998                  98,088     Sq Ft                    88
    36        036         82                     1953                 1998                      80     Units                    96
    37        037         89                     1999                                      231,810     Sq Ft                    97
    38        038         90                     1974                                      184,248     Sq Ft                    92
----------------------------------------------------------------------------------------------------------------------------------
    39        039        100                                                               180,000     Sq Ft
    39        039A       101                     1970                 1992                 180,000     Sq Ft                   100
    39        039B       102                     1987                                                                            -
    40        040         93                     1976                 1997                 129,293     Sq Ft                    98
    41        041         94                                                               197,080     Sq Ft
    41        041A        96                     1986                                       65,563     Sq Ft                   100
----------------------------------------------------------------------------------------------------------------------------------
    41        041B        97                     1987                                       53,128     Sq Ft                   100
    41        041C        98                     1987                                       48,206     Sq Ft                   100
    41        041D        95                     1986                                       30,183     Sq Ft                    91
    42        042         91                     1985                                      168,922     Sq Ft                    88
    43        043         99                     1926                 1996                  38,000     Sq Ft                   100
----------------------------------------------------------------------------------------------------------------------------------
    44        044        103                     1997                                          226     Rooms                    47
    45        045        104                     1952                 1995                 415,884     Sq Ft                   100
    46        046        814                     1988                 1999                  74,208     Sq Ft                    96
    47        047        815                     1972                 1988                 198,658     Sq Ft                    95
    48        048        109                     1914                 1985                 145,015     Sq Ft                    95
----------------------------------------------------------------------------------------------------------------------------------
    49        049        110                     1972                 1999                     232     Units                    95
    50        050        115                     1981                 1999                     280     Units                    98
    51        051        113                     1972                                      113,537     Sq Ft                    88
    52        052        116                     1984                                      158,671     Sq Ft                    66
    53        053        816                     1996                                       98,273     Sq Ft                    98
----------------------------------------------------------------------------------------------------------------------------------
    54        054        117                     1990                                      184,000     Sq Ft                   100
    55        055        111                     1987                 1997                 136,489     Sq Ft                   100
    56        056        120                     1956                 1983                      74     Units                   100
    57        057        121                     1985                                      127,336     Sq Ft                    96
    58        058        817                     1970                 1995                     181     Units                    91
----------------------------------------------------------------------------------------------------------------------------------
    59        059        818                     1992                 1998                  93,756     Sq Ft                    95
    60        060        122                     1987                                       58,367     Sq Ft                   100
    61        061        123                     1988                                          106     Units                    97
    62        062        124                     1997                                       51,762     Sq Ft                   100
    63        063        137                     1988                                      113,674     Sq Ft                    98
----------------------------------------------------------------------------------------------------------------------------------
    64        064        138                     1997                                           90     Rooms                    83
    65        065        515                     1974                 1998                     209     Units                    96
    66        066        139                     1972                 1992                     224     Units                    85
    67        067        140                     1891                 1986                  24,202     Sq Ft                   100
    68        068        142                     1928                 1998                     161     Units                    96
----------------------------------------------------------------------------------------------------------------------------------
    69        069        143                     1979                 1990                  26,695     Sq Ft                   100
    70        070        819                     1961                 1996                  73,222     Sq Ft                    97
    71        071        127                                                                   272     Units
    71        071A       135                     1967                 1997                      16     Units                    94
    71        071B       132                     1970                 1999                      78     Units                    94
----------------------------------------------------------------------------------------------------------------------------------
    71        071C       134                     1970                 1999                      43     Units                    93
    71        071D       128                     1928                 1999                      41     Units                    95
    71        071E       130                     1962                 1999                      34     Units                    97
    71        071F       129                     1958                 1999                      24     Units                   100
    71        071G       133                     1912                 1998                      18     Units                   100
----------------------------------------------------------------------------------------------------------------------------------
    71        071H       131                     1965                 1999                      18     Units                    94
    72        072        147                     1999                                       77,010     Sq Ft                    84
    73        073        148                     1970                 1997                     240     Units                    89
    74        074        146                     1921                 1990                  48,941     Sq Ft                   100
    75        075        820                     1996                                       67,032     Sq Ft                    87
----------------------------------------------------------------------------------------------------------------------------------
    76        076        149                     1928                 1988                     232     Units                   100
    77        077        150                     1986                 1998                  52,585     Sq Ft                    94
    78        078        151                     1923                 1987                      76     Units                    99
    79        079        152                     1972                 1995                     216     Units                    88
    80        080        153                     1972                 1995                  60,472     Sq Ft                    85
----------------------------------------------------------------------------------------------------------------------------------
    81        081        154                     1956                 1999                     101     Units                   100
    82        082        165                     1978                 1999                     132     Units                    99
    83        083        166                     1966                                           80     Units                   100
    84        084        167                                                                92,955     Sq Ft
    84        084A       168                     1974                 1999                  73,567     Sq Ft                   100
----------------------------------------------------------------------------------------------------------------------------------
    84        084B       169                     1970                 1994                  19,388     Sq Ft                   100
    85        085        502                     1960                 1998                     113     Rooms                    58
    86        086        170                     1967                 1992                  46,039     Sq Ft                    85
    87        087        821                     1986                                       24,543     Sq Ft                    98
    88        088        172                     1983                                           92     Units                   100
----------------------------------------------------------------------------------------------------------------------------------
    89        089        164                     1983                                          100     Units                    98
    90        090        822                     1988                                       98,187     Sq Ft                    85
    91        091        823                     1972                                       76,693     Sq Ft                    88
    92        092        177                     1975                 1995                     111     Rooms                    62
    93        093        178                     1971                 1998                     148     Units                    95
----------------------------------------------------------------------------------------------------------------------------------
    94        094        180                     1986                 1998                  27,959     Sq Ft                    84
    95        095        824                                                                31,420     Sq Ft                   100
    95        095A       824A                    1997                                       10,500     Sq Ft                   100
    95        095B       824B                    1997                                       10,920     Sq Ft                   100
    95        095C       824C                    1996                                       10,000     Sq Ft                   100
----------------------------------------------------------------------------------------------------------------------------------
    96        096        182                     1988                                       22,628     Sq Ft                   100
    97        097        184                     1983                                       60,013     Sq Ft                   100
    98        098        185                     1989                                       38,747     Sq Ft                    97
    99        099        183                     1983                 1984                      57     Units                   100
   100        100        825                     1996                                       33,361     Sq Ft                   100
----------------------------------------------------------------------------------------------------------------------------------
   101        101        186                     1986                                       34,864     Sq Ft                    96
   102        102        187                                                                52,480     Sq Ft
   102        102A       188                     1995                                       45,980     Sq Ft                   100
   102        102B       189                     1995                                        6,500     Sq Ft                   100
   103        103        826                     1986                 1999                  27,791     Sq Ft                    95
----------------------------------------------------------------------------------------------------------------------------------
   104        104        827                     1965                                           80     Pads                    100
   105        105        181                     1993                 1993                  40,166     Sq Ft                   100
   106        106        190                     1968                                          118     Units                    99
   107        107        193                     1999                                       16,000     Sq Ft                   100
   108        108        200                     1963                                       21,682     Sq Ft                   100
----------------------------------------------------------------------------------------------------------------------------------
   109        109        205                     1964                                           48     Units                   100
   110        110        206                     1907                 1984                   5,390     Sq Ft                   100
   111        111        202                     1986                                       17,680     Sq Ft                   100
   112        112        208                     1998                                       19,600     Sq Ft                   100
   113        113        209                     1972                 1997                  83,400     Sq Ft                   100
----------------------------------------------------------------------------------------------------------------------------------
   114        114        211                     1913                 1996                   6,044     Sq Ft                   100
   115        115        212                     1970                 1998                      74     Units                    96
   116        116        214                     1908                 1982                  31,855     Sq Ft                   100
   117        117        215                     1972                                           23     Units                    96
   118        118        220                     1998                                       11,123     Sq Ft                   100
----------------------------------------------------------------------------------------------------------------------------------
   119        119        217                     1966                 1998                      74     Units                    96
   120        120        221                     1929                 1981                  41,299     Sq Ft                   100
   121        121        828                     1972                                       40,536     Sq Ft                    83
   122        122        222                     1958                 1995                      49     Units                    98
   123        123        223                     1921                 1998                      66     Units                    98
----------------------------------------------------------------------------------------------------------------------------------
   124        124        829                     1985                 1992                  70,250     Sq Ft                    96
   125        125        224                     1959                                       19,947     Sq Ft                    93
   126        126        513                     1987                 1998                      30     Units                    97
   127        127        227                     1964                 1998                      40     Units                   100
   128        128        228                     1965                 1998                      94     Units                    89
----------------------------------------------------------------------------------------------------------------------------------
   129        129        229                     1973                                       36,996     Sq Ft                    94
   130        130        230                     1985                                           33     Units                    88
   131        131        231                     1973                                       30,924     Sq Ft                   100
   132        132        232                     1983                 1997                  16,870     Sq Ft                   100
   133        133        234                     1981                                           27     Units                   100
----------------------------------------------------------------------------------------------------------------------------------
   134        134        235                     1989                                        8,468     Sq Ft                   100
   135        135        236                     1946                 1992                   4,783     Sq Ft                   100
   136        136        237                     1973                 1996                      62     Units                    95
   137        137        238                     1964                 1998                      44     Units                    89
   138        138        240                     1964                 1998                       9     Units                   100
----------------------------------------------------------------------------------------------------------------------------------
   139        139        241                     1988                                           28     Units                    96
   140        140        242                     1921                                       10,554     Sq Ft                   100
   141        141        243                     1978                 1997                      16     Units                   100
   142        142        244                     1960                 1998                      20     Units                   100
   143        143        245                     1990                                        9,976     Sq Ft                   100
----------------------------------------------------------------------------------------------------------------------------------
   144        144        248                     1962                                           24     Units                    96
   145        145        247                     1984                 1991                      28     Units                   100
   146        146        249                     1959                                           22     Units                    95
   147        147        250                     1959                 1996                      20     Units                   100
   148        148        251                     1952                                            8     Units                   100
----------------------------------------------------------------------------------------------------------------------------------
   149        149        252                     1965                                           21     Units                   100
   150        150        254                     1954                                        3,397     Sq Ft                   100
   151        151        514                     1920                 1998                      29     Units                   100
   152        152        259                     1980                 1991                      14     Units                   100
   153        153        260                     1925                 1995                       8     Units                   100
----------------------------------------------------------------------------------------------------------------------------------



                       CSFB                         REAL ESTATE
           CONTROL    CONTROL           OCCUPANCY      TAXES            INSURANCE                                 TI/LC
  LOAN #      #          #                PERIOD      ESCROWED           ESCROWED         TI/LC UPFRONT          ONGOING
---------------------------------------------------------------------------------------------------------------------------------
    1         001         1               8/19/99        Y                  Y                   Y                   Y
    2         002        507              8/26/99        Y                  Y                                       Y
    3         003        508              9/27/99        Y                  Y                   Y                   Y
    4         004        509              8/26/99        Y                  Y                   Y                   Y
    5         005         30               7/1/99        Y                  Y                   Y
    6         006         3
---------------------------------------------------------------------------------------------------------------------------------
    6         006A        9               7/20/98
    6         006B        7               7/20/98
    6         006C        4               7/20/98
    6         006D        8               7/20/98
    6         006E        6               7/20/98
---------------------------------------------------------------------------------------------------------------------------------
    6         006F        5               7/20/98
    7         007         10
    7         007A        11              7/20/98
    7         007B        12              7/20/98
    7         007C        13              7/20/98
---------------------------------------------------------------------------------------------------------------------------------
    7         007D        14              7/20/98
    7         007E        15              7/20/98
    8         008         31               9/2/99        Y                  Y                   Y                   Y
    9         009         32              6/30/99        Y                  Y                   Y                   Y
    10        010         35              5/31/99        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
    11        011         36               1/8/99        Y                  Y
    12        012        500               8/1/99        Y                  Y                   Y                   Y
    13        013         37              8/31/99        Y                  Y                                       Y
    14        014        800                             Y                  Y
    14        014A       801              4/30/99        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
    14        014B       802              4/30/99        Y                  Y
    15        015         41                             Y                  Y
    15        015A        42              7/16/99
    15        015B        43              7/16/99
    15        015C        44              7/16/99
---------------------------------------------------------------------------------------------------------------------------------
    15        015D        45              7/16/99
    15        015E        46              7/16/99
    16        016         38                             Y                  Y
    17        017         40                             Y                  Y
    17        017A       511               9/7/99
---------------------------------------------------------------------------------------------------------------------------------
    17        017B       512               9/7/99
    18        018         39              8/30/99        Y                  Y                   Y
    19        019        501               6/1/99        Y                  Y                   Y                   Y
    20        020         62               9/1/99        Y                  Y
    21        021        803               5/1/99        Y                  Y                   Y                   Y
---------------------------------------------------------------------------------------------------------------------------------
    22        022        804               5/1/99        Y                  Y                   Y                   Y
    23        023        805               5/1/99        Y                  Y                                       Y
    24        024         63              6/29/99        Y                  Y                                       Y
    25        025        806               7/1/99        Y                  Y                                       Y
    26        026        807              5/31/99        Y                                                          Y
---------------------------------------------------------------------------------------------------------------------------------
    27        027         67                             Y                  Y
    27        027A        68               7/1/98
    27        027B        69               7/1/99
    29        029         66               7/1/99        Y                  Y                                       Y
---------------------------------------------------------------------------------------------------------------------------------
    30        030         72               7/7/99        Y                  Y                                       Y
    31        031        808                             Y                  Y
    31        031A       809             12/31/98        Y                  Y
    31        031B       810             12/31/98        Y                  Y
    31        031C       811             12/31/98        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
    31        031D       812             12/31/98        Y                  Y
    31        031E       813             12/31/98        Y                  Y
    32        032         80              8/10/99        Y                  Y                                       Y
    33        033         50                             Y                  Y
    33        033A        52              6/30/99
---------------------------------------------------------------------------------------------------------------------------------
    33        033B        54              6/30/99
    33        033C        55              6/30/99
    33        033D        56              7/22/99
    33        033E        53              7/22/99
    34        034         79               7/5/99        Y                  Y                                       Y
---------------------------------------------------------------------------------------------------------------------------------
    35        035         81               8/1/99        Y                  Y                   Y
    36        036         82              7/27/99        Y                  Y
    37        037         89               8/2/99        Y                  Y
    38        038         90              8/11/99        Y                  Y                   Y                   Y
---------------------------------------------------------------------------------------------------------------------------------
    39        039        100                             Y                  Y                                       Y
    39        039A       101               8/1/99
    39        039B       102
    40        040         93              8/25/99        Y                  Y                   Y                   Y
    41        041         94                             Y                                                          Y
    41        041A        96               4/8/99
---------------------------------------------------------------------------------------------------------------------------------
    41        041B        97               4/8/99
    41        041C        98               4/8/99
    41        041D        95               4/8/99
    42        042         91              8/25/99        Y                  Y                                       Y
    43        043         99              9/30/98        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
    44        044        103              7/31/99        Y                  Y
    45        045        104              8/12/99        Y                  Y                                       Y
    46        046        814              8/23/99        Y                  Y
    47        047        815               4/1/99        Y                  Y                                       Y
    48        048        109              5/31/99        Y                  Y                                       Y
---------------------------------------------------------------------------------------------------------------------------------
    49        049        110               7/1/99        Y                  Y
    50        050        115               9/9/99        Y                  Y
    51        051        113               9/1/99        Y                  Y                   Y                   Y
    52        052        116              6/30/99        Y                  Y                   Y                   Y
    53        053        816              5/14/99        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
    54        054        117              6/22/99        Y                  Y
    55        055        111               9/1/99        Y                  Y                                       Y
    56        056        120               2/4/99        Y
    57        057        121              3/31/99        Y                  Y                                       Y
    58        058        817              7/31/99        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
    59        059        818               6/1/99        Y                  Y
    60        060        122              7/12/99        Y                  Y                                       Y
    61        061        123              1/31/98        Y
    62        062        124              7/27/99
    63        063        137               8/9/99        Y                  Y                   Y                   Y
---------------------------------------------------------------------------------------------------------------------------------
    64        064        138              4/30/99        Y                  Y
    65        065        515               9/7/99        Y                  Y
    66        066        139              6/21/99        Y                  Y
    67        067        140              12/1/98        Y                  Y                   Y                   Y
    68        068        142              8/23/99        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
    69        069        143              4/21/99        Y                  Y                   Y                   Y
    70        070        819              6/18/99        Y                  Y                   Y                   Y
    71        071        127                             Y                  Y                   Y                   Y
    71        071A       135              7/22/99
    71        071B       132              7/22/99
---------------------------------------------------------------------------------------------------------------------------------
    71        071C       134              7/22/99
    71        071D       128              7/22/99
    71        071E       130              7/22/99
    71        071F       129              7/22/99
    71        071G       133              7/22/99
---------------------------------------------------------------------------------------------------------------------------------
    71        071H       131              7/22/99
    72        072        147              8/27/99        Y                  Y                   Y
    73        073        148              8/12/99        Y                  Y
    74        074        146              7/12/99        Y                  Y                   Y
    75        075        820              4/30/99        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
    76        076        149               9/2/99        Y                  Y
    77        077        150               5/1/99        Y                  Y                                       Y
    78        078        151               8/1/99        Y                  Y
    79        079        152              5/11/99        Y                  Y
    80        080        153               3/1/99        Y                  Y                   Y                   Y
---------------------------------------------------------------------------------------------------------------------------------
    81        081        154               9/1/98        Y
    82        082        165              7/15/99        Y                  Y
    83        083        166              4/15/99        Y
    84        084        167                             Y                  Y                   Y                   Y
    84        084A       168               7/1/99
---------------------------------------------------------------------------------------------------------------------------------
    84        084B       169               7/1/99
    85        085        502             12/31/98        Y                  Y
    86        086        170              6/18/99        Y                  Y                   Y                   Y
    87        087        821               6/1/99        Y                  Y                   Y
    88        088        172               9/1/98        Y
---------------------------------------------------------------------------------------------------------------------------------
    89        089        164              8/24/99        Y                  Y
    90        090        822              6/17/99        Y                  Y                                       Y
    91        091        823              6/29/99        Y                  Y
    92        092        177              5/16/99        Y                  Y
    93        093        178               9/3/99        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
    94        094        180               8/4/99        Y                  Y                   Y
    95        095        824               3/1/98        Y                  Y
    95        095A       824A              3/1/98
    95        095B       824B              3/1/98
    95        095C       824C              3/1/98
---------------------------------------------------------------------------------------------------------------------------------
    96        096        182               8/1/99        Y                  Y                                       Y
    97        097        184              8/24/99        Y                  Y                                       Y
    98        098        185              7/27/99        Y                  Y                   Y                   Y
    99        099        183              6/30/99        Y
   100        100        825              4/19/99        Y                  Y                   Y                   Y
---------------------------------------------------------------------------------------------------------------------------------
   101        101        186              3/31/99        Y                  Y
   102        102        187                             Y                  Y                   Y                   Y
   102        102A       188               8/9/99
   102        102B       189              10/1/98
   103        103        826               7/6/99        Y                  Y                                       Y
---------------------------------------------------------------------------------------------------------------------------------
   104        104        827               2/1/99        Y                  Y
   105        105        181               9/1/99        Y                  Y                   Y                   Y
   106        106        190              6/29/99        Y                  Y
   107        107        193              5/19/99        Y                  Y
   108        108        200               7/8/99        Y                  Y                                       Y
---------------------------------------------------------------------------------------------------------------------------------
   109        109        205              6/30/99        Y                  Y
   110        110        206              8/11/99        Y                  Y                   Y                   Y
   111        111        202              7/15/99        Y                  Y                   Y                   Y
   112        112        208              7/16/99        Y                  Y                                       Y
   113        113        209               4/1/99        Y                  Y                   Y                   Y
---------------------------------------------------------------------------------------------------------------------------------
   114        114        211              7/23/99        Y                  Y                                       Y
   115        115        212              3/31/99
   116        116        214              9/15/99        Y                  Y
   117        117        215               3/2/98
   118        118        220              9/21/98        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
   119        119        217              8/30/99        Y                  Y
   120        120        221              12/3/98        Y                  Y
   121        121        828              1/18/99        Y                  Y
   122        122        222              5/31/99        Y
   123        123        223              6/29/99        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
   124        124        829              4/29/99        Y                  Y
   125        125        224               8/1/99        Y                  Y                   Y                   Y
   126        126        513               4/1/99        Y                  Y
   127        127        227              5/31/99        Y                  Y
   128        128        228              12/1/98        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
   129        129        229               7/1/99        Y                  Y                   Y
   130        130        230               6/9/99
   131        131        231               8/1/98
   132        132        232               1/1/99
   133        133        234              4/30/99        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
   134        134        235              8/17/98
   135        135        236               6/1/99                                                                   Y
   136        136        237               7/1/99        Y                  Y
   137        137        238              2/11/99
   138        138        240              12/1/98
---------------------------------------------------------------------------------------------------------------------------------
   139        139        241              7/27/99        Y                  Y
   140        140        242              3/31/99
   141        141        243              4/12/99        Y                  Y
   142        142        244              4/11/99
   143        143        245              3/10/99
---------------------------------------------------------------------------------------------------------------------------------
   144        144        248              1/31/99        Y                  Y
   145        145        247               5/4/99        Y                  Y
   146        146        249               3/1/99        Y                  Y
   147        147        250               2/1/99        Y                  Y
   148        148        251               7/1/99        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------
   149        149        252              4/17/99        Y                  Y
   150        150        254             10/13/98
   151        151        514              4/16/99        Y                  Y
   152        152        259               5/4/99        Y                  Y
   153        153        260              4/26/99        Y                  Y
---------------------------------------------------------------------------------------------------------------------------------

                                                                   ACTUAL
                                                                   ONGOING
                       CSFB             TI/LC          TI/LC       CAPITAL                                               % OF
           CONTROL    CONTROL          UPFRONT        ONGOING       ITEMS                                                TOTAL
  LOAN #      #          #             BALANCE        PAYMENT      DEPOSITS       TENANT 1                                SF
------------------------------------------------------------------------------------------------------------------------------
    1         001         1             150,000         1,717       200.00
    2         002        507                           51,333         0.20        Active Voice                             51
    3         003        508            200,000        30,000         0.20        Airborne Freight                         70
    4         004        509            310,000        28,000         0.20        Airborne Freight                        100
    5         005         30          1,535,620                       0.15        Dillard's Gayfers Stores                 21
    6         006         3
------------------------------------------------------------------------------------------------------------------------------
    6         006A        9
    6         006B        7
    6         006C        4
    6         006D        8
    6         006E        6
------------------------------------------------------------------------------------------------------------------------------
    6         006F        5
    7         007         10
    7         007A        11
    7         007B        12
    7         007C        13
------------------------------------------------------------------------------------------------------------------------------
    7         007D        14
    7         007E        15
    8         008         31             28,238        28,372         0.25        Banco Popular de Puerto Rico             16
    9         009         32         10,000,000        83,333         1.20        General Service Administration           32
    10        010         35                                            4%
------------------------------------------------------------------------------------------------------------------------------
    11        011         36                                                      Scholastic, Inc.                         98
    12        012        500            125,000        62,500         0.20        Bank of Boston                           96
    13        013         37                           40,000                     NYC-Admin. for Children Srvcs            88
    14        014        800                                      1,216.89
    14        014A       801                                                      Tad's Steakhouse                         40
------------------------------------------------------------------------------------------------------------------------------
    14        014B       802                                                      California Pizza Kitchen                 74
    15        015         41                                            5%
    15        015A        42
    15        015B        43
    15        015C        44
------------------------------------------------------------------------------------------------------------------------------
    15        015D        45
    15        015E        46
    16        016         38                                         50.00
    17        017         40                                        200.00
    17        017A       511
------------------------------------------------------------------------------------------------------------------------------
    17        017B       512
    18        018         39            390,360                       0.25        Visa International Service               76
    19        019        501          1,750,000        23,907         0.20        Sungard                                  27
    20        020         62
    21        021        803            150,000         7,104         0.17        K-Mart                                   41
------------------------------------------------------------------------------------------------------------------------------
    22        022        804            747,610         4,169         0.15        Sears Roebuck                            28
    23        023        805                            4,142         0.15        K-Mart                                   77
    24        024         63                            4,377         0.15        Rainbow Foods                            23
    25        025        806                            8,275         0.15        King Soopers                             22
    26        026        807                           22,000         0.15        K-Mart                                   24
------------------------------------------------------------------------------------------------------------------------------
    27        027         67                                            5%
    27        027A        68
    27        027B        69
    29        029         66                           20,000         0.20        Legislative Counsel Bureau               75
------------------------------------------------------------------------------------------------------------------------------
    30        030         72                            8,588         0.43        Data Analysis Inc.                      100
    31        031        808                                            4%
    31        031A       809
    31        031B       810
    31        031C       811
------------------------------------------------------------------------------------------------------------------------------
    31        031D       812
    31        031E       813
    32        032         80                            1,905         0.15        Genuardi's Super Markets Inc.            49
    33        033         50                                          0.23
    33        033A        52                                                      Value Plus Food Warehouse                60
------------------------------------------------------------------------------------------------------------------------------
    33        033B        54                                                      Top Value Market                         55
    33        033C        55                                                      Top Value Supermarket                    66
    33        033D        56                                                      Value Plus Food Warehouse               100
    33        033E        53                                                      Top Value Supermarket                   100
    34        034         79                            1,000         0.21        Chico's                                   9
------------------------------------------------------------------------------------------------------------------------------
    35        035         81            450,000                       0.29        Cedars-Sinai                             12
    36        036         82                                        300.00
    37        037         89                                          0.20        Electron International, Inc.              3
    38        038         90            125,000         5,000         0.20        Genzyme Corporation                       7
------------------------------------------------------------------------------------------------------------------------------
    39        039        100                            3,250         0.20
    39        039A       101                                                      BANY Distribution Services              100
    39        039B       102
    40        040         93            762,500        12,500         0.20        IBM                                      59
    41        041         94                            8,083         0.10
    41        041A        96                                                      Omnipoint Communications                 77
------------------------------------------------------------------------------------------------------------------------------
    41        041B        97                                                      Direct Power/Uniway Marketing            28
    41        041C        98                                                      Scholastic Book Fairs                    52
    41        041D        95                                                      Wasino Corp                              81
    42        042         91                            7,167         0.16        Kroger                                   27
    43        043         99                                          0.16        EBAR Tenant Corp (Eli's)                100
------------------------------------------------------------------------------------------------------------------------------
    44        044        103                                            4%
    45        045        104                            3,500         0.20        Vilter Manufacturing Corp.              100
    46        046        814                                             -        GTE Directory Services                   34
    47        047        815                            9,892         0.18        VP Supply                                38
    48        048        109                           12,451         0.29        O'Connor & Company                       19
------------------------------------------------------------------------------------------------------------------------------
    49        049        110                                        250.00
    50        050        115                                        249.99
    51        051        113              5,743         5,972         0.10        Dr. David G. O'Neal                       7
    52        052        116            159,426         9,426         0.24        Elder-Beerman                            26
    53        053        816                                             -
------------------------------------------------------------------------------------------------------------------------------
    54        054        117                                                      Binnings Building Products              100
    55        055        111                           11,057         0.38        PBM Graphics Inc.                        15
    56        056        120
    57        057        121                            7,527         0.28        FedEx                                    29
    58        058        817                                        250.00
------------------------------------------------------------------------------------------------------------------------------
    59        059        818                                          0.15
    60        060        122                            6,854         0.20        Regional Center of Orange Co.            15
    61        061        123
    62        062        124                                                      Eagle Food Centers, Inc.                100
    63        063        137              2,329         2,329         0.16        Wal-Mart                                 72
------------------------------------------------------------------------------------------------------------------------------
    64        064        138                                            5%
    65        065        515                                        250.00
    66        066        139                                        250.00
    67        067        140              3,344         3,344         0.26        Gargill, Sassoon & Rudolph               36
    68        068        142
------------------------------------------------------------------------------------------------------------------------------
    69        069        143                            3,434         0.21        Net Object                               23
    70        070        819            200,000         9,296         0.22        Pathmakers, Inc                          18
    71        071        127              6,888         6,888       303.87
    71        071A       135
    71        071B       132
------------------------------------------------------------------------------------------------------------------------------
    71        071C       134
    71        071D       128
    71        071E       130
    71        071F       129
    71        071G       133
------------------------------------------------------------------------------------------------------------------------------
    71        071H       131
    72        072        147             20,000                       0.17        Hobby Lobby Stores, Inc.                 58
    73        073        148                                        250.00
    74        074        146             46,221                       0.21        Touchscreen Media Group                   9
    75        075        820                                          0.15
------------------------------------------------------------------------------------------------------------------------------
    76        076        149
    77        077        150                            1,367         0.16        Warm Springs Rehabilitation              20
    78        078        151                                        250.00
    79        079        152                                        151.50
    80        080        153              3,500           292         0.28        Drs. Wener, Boyle & Associates            8
------------------------------------------------------------------------------------------------------------------------------
    81        081        154
    82        082        165                                        256.48
    83        083        166
    84        084        167             35,000         3,455         0.17
    84        084A       168                                                      Congress Flooring Corp.                 100
------------------------------------------------------------------------------------------------------------------------------
    84        084B       169                                                      The May Institute                        64
    85        085        502                                            5%
    86        086        170            107,673         3,837         0.20        Book Store                                9
    87        087        821             75,000                       0.37        National Financial Sys.                   8
    88        088        172
------------------------------------------------------------------------------------------------------------------------------
    89        089        164                                        250.00
    90        090        822                            7,062         0.22        Bay Area Home Tech                       13
    91        091        823                                             -        Airborne Freight                         52
    92        092        177                                            5%
    93        093        178
------------------------------------------------------------------------------------------------------------------------------
    94        094        180            100,000                       0.20        Specialty Care Network                   22
    95        095        824                                          0.15
    95        095A       824A                                                     Murray's Discount Auto Store            100
    95        095B       824B                                                     Murray's Discount Auto Store            100
    95        095C       824C                                                     Murray's Discount Auto Store            100
------------------------------------------------------------------------------------------------------------------------------
    96        096        182                            1,822         0.15        Richmond Home Need Service,Inc           42
    97        097        184                            1,383         0.25        Rini-Rego d/b/a Giant Eagle              70
    98        098        185             50,000         2,958         0.21        Keith Companies                          13
    99        099        183
   100        100        825              1,320         1,320         0.15        Michael's Crafts                         53
------------------------------------------------------------------------------------------------------------------------------
   101        101        186                                          1.14        Rancho Pacific Development               27
   102        102        187              1,526         1,526         0.15
   102        102A       188                                                      Scotty's Home Improvement               100
   102        102B       189                                                      Blockbuster Video                       100
   103        103        826                            2,316         0.20        Oasis Car Wash, Inc.                     32
------------------------------------------------------------------------------------------------------------------------------
   104        104        827                                         30.00
   105        105        181              1,339         1,339         0.43        Sneakers                                  9
   106        106        190                                        260.33
   107        107        193                                          0.20        Commonwealth Health Management          100
   108        108        200                              833         0.08        Warehouse Paint                          29
------------------------------------------------------------------------------------------------------------------------------
   109        109        205                                        263.51
   110        110        206                404           404         0.79        Gotham Bar & Grill                      100
   111        111        202             10,000         1,000         0.28        Buon Gusto Ristorante                    18
   112        112        208                              973         0.15        Blockbuster Video                        20
   113        113        209             15,300         3,300                     Surplus Wheel & Tire                     40
------------------------------------------------------------------------------------------------------------------------------
   114        114        211                              833         0.20        Goodwill Industries                      97
   115        115        212
   116        116        214                                                      Jin Go Gae, Inc.                          9
   117        117        215
   118        118        220                                          0.18        Onecare Health Industries, Inc           59
------------------------------------------------------------------------------------------------------------------------------
   119        119        217                                        250.00
   120        120        221                                                      Steven Dubler                             8
   121        121        828                                          0.15
   122        122        222
   123        123        223                                        250.00
------------------------------------------------------------------------------------------------------------------------------
   124        124        829                                             -
   125        125        224             12,349         1,849         0.16        Las Vegas Select                         14
   126        126        513
   127        127        227
   128        128        228
------------------------------------------------------------------------------------------------------------------------------
   129        129        229             25,000                       0.31        Greenville School - Myotherapy            5
   130        130        230
   131        131        231                                          0.39        Hogebuilt, Inc.                          67
   132        132        232                                                      AutoFushion                              35
   133        133        234
------------------------------------------------------------------------------------------------------------------------------
   134        134        235                                                      J.C. Penny Co., Inc.                    100
   135        135        236                              276                     Jin Kwon d/b/a Tae Kwon Do               29
   136        136        237
   137        137        238
   138        138        240
------------------------------------------------------------------------------------------------------------------------------
   139        139        241                                        250.29
   140        140        242                                                      Olio (Charlie White)                     18
   141        141        243
   142        142        244
   143        143        245                                                      Galaxy Marketing                         51
------------------------------------------------------------------------------------------------------------------------------
   144        144        248                                        300.00
   145        145        247
   146        146        249                                        300.00
   147        147        250
   148        148        251
------------------------------------------------------------------------------------------------------------------------------
   149        149        252
   150        150        254                                                      Judy Harris/Floral Creations             69
   151        151        514                                        137.93
   152        152        259                                        250.00
   153        153        260
------------------------------------------------------------------------------------------------------------------------------



                       CSFB                                                                         % OF       LEASE
           CONTROL    CONTROL       LEASE EXPIRATION                                                TOTAL    EXPIRATION
  LOAN #      #          #              DATE 1                  TENANT 2                             SF        DATE 2
--------------------------------------------------------------------------------------------------------------------------
    1         001         1                                                                            -
    2         002        507            Jul-09        Muzak Ltd.                                      17      Jan-05
    3         003        508            Nov-04        Emeritus Corporation                            15      Jun-06
    4         004        509            Nov-04
    5         005         30            Jan-03        Goody's/Service Merchandise                     12      Jan-02
    6         006         3
--------------------------------------------------------------------------------------------------------------------------
    6         006A        9
    6         006B        7
    6         006C        4
    6         006D        8
    6         006E        6
--------------------------------------------------------------------------------------------------------------------------
    6         006F        5
    7         007         10
    7         007A        11
    7         007B        12
    7         007C        13
--------------------------------------------------------------------------------------------------------------------------
    7         007D        14
    7         007E        15
    8         008         31            Jun-05        Banco de Desarrollo Economico                   12      May-01
    9         009         32            Jun-01        Smithsonian                                     20      Apr-03
    10        010         35
--------------------------------------------------------------------------------------------------------------------------
    11        011         36            Jul-29
    12        012        500            Jul-04        The Seilers Corporation                          1      Sep-99
    13        013         37            Sep-08        NYC-Office of Court Admin.                       3      Feb-01
    14        014        800
    14        014A       801            Dec-01        Carmen's Tacqueria                              12      Dec-02
--------------------------------------------------------------------------------------------------------------------------
    14        014B       802            Jun-01        Starbuck's Corp.                                26      Jun-07
    15        015         41
    15        015A        42
    15        015B        43
    15        015C        44
--------------------------------------------------------------------------------------------------------------------------
    15        015D        45
    15        015E        46
    16        016         38
    17        017         40
    17        017A       511
--------------------------------------------------------------------------------------------------------------------------
    17        017B       512
    18        018         39            Dec-04        IMS Health Incorporated                         12      Nov-00
    19        019        501            Dec-04        North American                                   9      Sep-15
    20        020         62
    21        021        803            Mar-03        Purity Supreme (Filene's Basement)              16      Jun-03
--------------------------------------------------------------------------------------------------------------------------
    22        022        804            Oct-04        Rite-Aid                                        25      Oct-04
    23        023        805            Oct-08        Eckerd Drugs                                     7      Oct-03
    24        024         63            May-00        Bowl Rite, Inc.                                 12      Jan-08
    25        025        806            Mar-09        24 Hour Fitness                                 16      Feb-14
    26        026        807            Oct-12        Upton's                                         14      Feb-01
--------------------------------------------------------------------------------------------------------------------------
    27        027         67
    27        027A        68
    27        027B        69
    29        029         66            Jun-07        Employment Training Panel                       18      Nov-02
--------------------------------------------------------------------------------------------------------------------------
    30        030         72            Aug-19
    31        031        808
    31        031A       809
    31        031B       810
    31        031C       811
--------------------------------------------------------------------------------------------------------------------------
    31        031D       812
    31        031E       813
    32        032         80            Feb-19        Staples Inc.                                    21      Mar-14
    33        033         50
    33        033A        52            Aug-14        Chief Auto Parts                                16      Sep-00
--------------------------------------------------------------------------------------------------------------------------
    33        033B        54            Aug-08        Chief Auto Parts                                14      Dec-01
    33        033C        55            Aug-14        Express Auto Insurance                           9      Dec-01
    33        033D        56            Aug-14
    33        033E        53            Aug-14
    34        034         79            Jun-04        Congress Jewelers                                7      Apr-04
--------------------------------------------------------------------------------------------------------------------------
    35        035         81            Sep-07        CMI                                              6      Nov-12
    36        036         82
    37        037         89            Oct-99        Sunset Office Outfit                             3      May-01
    38        038         90            Dec-05        Pacific West Realtors                            6      Nov-99
--------------------------------------------------------------------------------------------------------------------------
    39        039        100
    39        039A       101            Jan-06
    39        039B       102
    40        040         93            Apr-02        Ceridian (Mini-Data Service)                    18      Dec-00
    41        041         94
    41        041A        96            Oct-04
--------------------------------------------------------------------------------------------------------------------------
    41        041B        97            Jun-05        Global Protein Foods                            25      Mar-01
    41        041C        98            Jun-02        Vinten, Inc.                                    48      May-04
    41        041D        95            Dec-00        Benefit Solutions                                9      Jun-01
    42        042         91            Feb-06        Loews Theater                                   24      Dec-05
    43        043         99            Nov-22
--------------------------------------------------------------------------------------------------------------------------
    44        044        103
    45        045        104            Jul-16
    46        046        814            Nov-00        Centra Benefits                                 25      Jun-04
    47        047        815            Dec-13        Maynards Electric                               19      Dec-13
    48        048        109            Sep-01        General Services Admin.                          6      Jul-05
--------------------------------------------------------------------------------------------------------------------------
    49        049        110
    50        050        115
    51        051        113            Feb-09        Faith Services                                   7      Aug-02
    52        052        116            Dec-33        Deb Shop                                         4      Jan-00
    53        053        816
--------------------------------------------------------------------------------------------------------------------------
    54        054        117            Dec-08
    55        055        111            Mar-01        Acurex/Arcadis                                  11      Apr-03
    56        056        120
    57        057        121            Nov-00        Video Age, Inc.                                 11      Jul-01
    58        058        817
--------------------------------------------------------------------------------------------------------------------------
    59        059        818
    60        060        122            Oct-02        Chase Manhattan Mortgage                         8      Apr-02
    61        061        123
    62        062        124            May-24
    63        063        137            Jan-08        Fashion Bug                                      7      Jan-04
--------------------------------------------------------------------------------------------------------------------------
    64        064        138
    65        065        515
    66        066        139
    67        067        140            Dec-09        US Trust                                         8      Jan-03
    68        068        142
--------------------------------------------------------------------------------------------------------------------------
    69        069        143            Sep-00        EIC Investment                                  19      Dec-04
    70        070        819            Nov-02        Spectrum Center                                 13      Jan-01
    71        071        127
    71        071A       135
    71        071B       132
--------------------------------------------------------------------------------------------------------------------------
    71        071C       134
    71        071D       128
    71        071E       130
    71        071F       129
    71        071G       133
--------------------------------------------------------------------------------------------------------------------------
    71        071H       131
    72        072        147            Feb-19        Souper Salad                                     6      Sep-08
    73        073        148
    74        074        146            May-04        Wearwolf Group Inc.                              9      Oct-02
    75        075        820
--------------------------------------------------------------------------------------------------------------------------
    76        076        149
    77        077        150            Nov-03        Gonzaba Medical Group                           15      Sep-01
    78        078        151
    79        079        152
    80        080        153            Aug-00        O. Duane Ragland, M.D., P.C.                     8      May-02
--------------------------------------------------------------------------------------------------------------------------
    81        081        154
    82        082        165
    83        083        166
    84        084        167
    84        084A       168            Jul-06
--------------------------------------------------------------------------------------------------------------------------
    84        084B       169            Jun-01        Bright Horizons Centers                         36      Apr-08
    85        085        502
    86        086        170            Aug-99        Dr. Lewis S. Bliss                               5      Nov-02
    87        087        821            Apr-00        John Armer                                       7      Jul-01
    88        088        172
--------------------------------------------------------------------------------------------------------------------------
    89        089        164
    90        090        822            Sep-00        MicroDisplay Corporation                        13      Oct-01
    91        091        823            Mar-05        McGraw-Hill                                     16      Aug-04
    92        092        177
    93        093        178
--------------------------------------------------------------------------------------------------------------------------
    94        094        180            Mar-03        Mady & Mules, P.A.                              12      Jul-00
    95        095        824
    95        095A       824A           Aug-11
    95        095B       824B           Feb-11
    95        095C       824C           Feb-10
--------------------------------------------------------------------------------------------------------------------------
    96        096        182            Jun-09        Miggy's Supermarket                             21      Jan-05
    97        097        184            May-03        Family Dollar                                   11      Dec-04
    98        098        185            Aug-01        Loma Linda University                            7      Oct-03
    99        099        183
   100        100        825            Feb-06        Country School                                  13      Feb-00
--------------------------------------------------------------------------------------------------------------------------
   101        101        186            Aug-01        Northern Pacific Funding                        11      Sep-01
   102        102        187
   102        102A       188            Mar-16
   102        102B       189            Oct-05
   103        103        826            Jun-04        Parss Printing                                   8      Jun-02
--------------------------------------------------------------------------------------------------------------------------
   104        104        827
   105        105        181            Jan-03        Unique Impressions                               9      Jan-01
   106        106        190
   107        107        193            Apr-14
   108        108        200            Jan-04        Kinko's, Inc.                                   20      Jun-01
--------------------------------------------------------------------------------------------------------------------------
   109        109        205
   110        110        206            Jun-12
   111        111        202            May-05        AMI Spas                                        14      May-00
   112        112        208            Apr-04        It's Fashion                                    16      Jan-04
   113        113        209            May-12        5 Star Supermarket                              33      Sep-99
--------------------------------------------------------------------------------------------------------------------------
   114        114        211            Feb-07        Bank of America ATM                              3      Jan-04
   115        115        212
   116        116        214            Apr-26        Furniture Rental Associates                      8      Aug-04
   117        117        215
   118        118        220            May-03        W. Bryon Setterfield, D.D.S.                    23      Jul-08
--------------------------------------------------------------------------------------------------------------------------
   119        119        217
   120        120        221            Aug-04        Nitza From                                       8      Aug-04
   121        121        828
   122        122        222
   123        123        223
--------------------------------------------------------------------------------------------------------------------------
   124        124        829
   125        125        224            Apr-09        Parkville LTD                                   12
   126        126        513
   127        127        227
   128        128        228
--------------------------------------------------------------------------------------------------------------------------
   129        129        229            May-00        SCP&A                                            4      Sep-99
   130        130        230
   131        131        231            Jun-03        Lima Trucking                                   33      Mar-00
   132        132        232            Feb-01        Internet Axis Group                             14      Sep-00
   133        133        234
--------------------------------------------------------------------------------------------------------------------------
   134        134        235            May-10
   135        135        236            Jun-02        Di Gennaro Deli                                 28      Mar-01
   136        136        237
   137        137        238
   138        138        240
--------------------------------------------------------------------------------------------------------------------------
   139        139        241
   140        140        242            Aug-03        Life's Fashion                                  17      Jun-99
   141        141        243
   142        142        244
   143        143        245            Jul-00        Image 2000                                      49      Oct-99
--------------------------------------------------------------------------------------------------------------------------
   144        144        248
   145        145        247
   146        146        249
   147        147        250
   148        148        251
--------------------------------------------------------------------------------------------------------------------------
   149        149        252
   150        150        254            Feb-01        Mark Lewis/Body & Sol Swimwear                  31      Nov-00
   151        151        514
   152        152        259
   153        153        260
--------------------------------------------------------------------------------------------------------------------------



                       CSFB                                                     % OF        LEASE
           CONTROL    CONTROL                                                   TOTAL     EXPIRATION
  LOAN #      #          #       TENANT 3                                        SF         DATE 3
---------------------------------------------------------------------------------------------------------
    1         001         1                                                        -
    2         002        507     Ben Bridges Jewelers                             13       Aug-02
    3         003        508     Brems Eastman                                     4       Mar-02
    4         004        509
    5         005         30     Burlington                                       12       May-07
    6         006         3
---------------------------------------------------------------------------------------------------------
    6         006A        9
    6         006B        7
    6         006C        4
    6         006D        8
    6         006E        6
---------------------------------------------------------------------------------------------------------
    6         006F        5
    7         007         10
    7         007A        11
    7         007B        12
    7         007C        13
---------------------------------------------------------------------------------------------------------
    7         007D        14
    7         007E        15
    8         008         31     Axtmayer Adsuar Muniz & Goyco                     8       Aug-04
    9         009         32     US Postal Service                                16       Jun-08
    10        010         35
---------------------------------------------------------------------------------------------------------
    11        011         36
    12        012        500
    13        013         37     Strand II Corp.                                   3       Aug-06
    14        014        800
    14        014A       801     The Body Shop                                    10       Dec-05
---------------------------------------------------------------------------------------------------------
    14        014B       802
    15        015         41
    15        015A        42
    15        015B        43
    15        015C        44
---------------------------------------------------------------------------------------------------------
    15        015D        45
    15        015E        46
    16        016         38
    17        017         40
    17        017A       511
---------------------------------------------------------------------------------------------------------
    17        017B       512
    18        018         39     Mercer Global Advisor                             4       Sep-01
    19        019        501     Taig                                              4       Dec-03
    20        020         62
    21        021        803     Tweeter Etc.                                      7       Dec-00
---------------------------------------------------------------------------------------------------------
    22        022        804     Maurice's                                         5       Jan-00
    23        023        805     B & L/Home Choice                                 3       Aug-02
    24        024         63     Office Max                                        9       Jun-05
    25        025        806     Hancock Fabrics                                   9       Dec-08
    26        026        807     Publix Supermarket                               11       Dec-17
---------------------------------------------------------------------------------------------------------
    27        027         67
    27        027A        68
    27        027B        69
    29        029         66
---------------------------------------------------------------------------------------------------------
    30        030         72
    31        031        808
    31        031A       809                                                       -
    31        031B       810                                                       -
    31        031C       811                                                       -
---------------------------------------------------------------------------------------------------------
    31        031D       812                                                       -
    31        031E       813                                                       -
    32        032         80     Montgomery Pharmacy                               9       Apr-14
    33        033         50
    33        033A        52     S&S Discount Store                                4       Jun-00
---------------------------------------------------------------------------------------------------------
    33        033B        54     Compton Discount Store                            9       Mar-01
    33        033C        55     Water & Pager Store                               3       May-02
    33        033D        56
    33        033E        53
    34        034         79     Pandora's Box                                     6
---------------------------------------------------------------------------------------------------------
    35        035         81     Valley Pediatric Medical Group                    5       Mar-03
    36        036         82
    37        037         89     United Pipe                                       3       Jan-03
    38        038         90     State of California                               6       Mar-04
---------------------------------------------------------------------------------------------------------
    39        039        100
    39        039A       101
    39        039B       102
    40        040         93     Pitney Bowes                                     16       Apr-06
    41        041         94
    41        041A        96
---------------------------------------------------------------------------------------------------------
    41        041B        97     Aremco Products                                  23       Oct-08
    41        041C        98
    41        041D        95     Vacant Space                                      9
    42        042         91     Eckerd Drug                                       5       Nov-05
    43        043         99
---------------------------------------------------------------------------------------------------------
    44        044        103
    45        045        104
    46        046        814     Pacific Medical Center                           10       May-11
    47        047        815     First American RE Tax                             6       Feb-02
    48        048        109
---------------------------------------------------------------------------------------------------------
    49        049        110
    50        050        115
    51        051        113     Drs. Mintz & Pincus                               6       Dec-05
    52        052        116     Power Play                                        4       Nov-05
    53        053        816                                                       -
---------------------------------------------------------------------------------------------------------
    54        054        117
    55        055        111     Intelligent Info Systems                          9       Mar-03
    56        056        120
    57        057        121     Reflection Printing, Inc.                        10       Feb-03
    58        058        817                                                       -
---------------------------------------------------------------------------------------------------------
    59        059        818                                                       -
    60        060        122     LaSalle National Bank                             7       Aug-02
    61        061        123
    62        062        124
    63        063        137     Dollar Tree Stores                                3       Aug-01
---------------------------------------------------------------------------------------------------------
    64        064        138
    65        065        515
    66        066        139
    67        067        140
    68        068        142
---------------------------------------------------------------------------------------------------------
    69        069        143     Net Object                                       16       Sep-00
    70        070        819     Alta Bates Medical Resources                     10       Mar-00
    71        071        127
    71        071A       135
    71        071B       132
---------------------------------------------------------------------------------------------------------
    71        071C       134
    71        071D       128
    71        071E       130
    71        071F       129
    71        071G       133
---------------------------------------------------------------------------------------------------------
    71        071H       131
    72        072        147     Hobby Town USA                                    6       Jul-01
    73        073        148
    74        074        146
    75        075        820                                                       -
---------------------------------------------------------------------------------------------------------
    76        076        149
    77        077        150     7616, Ltd.                                       14       Jun-03
    78        078        151
    79        079        152
    80        080        153     William J. Oetgen, M.D.                           5       Jan-01
---------------------------------------------------------------------------------------------------------
    81        081        154
    82        082        165
    83        083        166
    84        084        167
    84        084A       168
---------------------------------------------------------------------------------------------------------
    84        084B       169
    85        085        502
    86        086        170     Dr. Adams                                         5       Nov-02
    87        087        821     Vincent Kelly & Assoc.                            7       Oct-99
    88        088        172
---------------------------------------------------------------------------------------------------------
    89        089        164
    90        090        822     Serological Research                             11       Mar-08
    91        091        823     AuBeta Technology                                12       Aug-03
    92        092        177
    93        093        178
---------------------------------------------------------------------------------------------------------
    94        094        180     Millman Search Group                             12       Jul-00
    95        095        824
    95        095A       824A
    95        095B       824B
    95        095C       824C
---------------------------------------------------------------------------------------------------------
    96        096        182     D.M. Kumar Bernard                               12       Jul-03
    97        097        184     Broadway Video                                    7
    98        098        185     Desert Video, Inc.                                6       Jun-00
    99        099        183
   100        100        825     Royal Palace                                      9       Jun-06
---------------------------------------------------------------------------------------------------------
   101        101        186     Jetton & Associates                              10       Jun-00
   102        102        187
   102        102A       188
   102        102B       189
   103        103        826     Secobra, Inc.                                     8       Jan-02
---------------------------------------------------------------------------------------------------------
   104        104        827                                                       -
   105        105        181     Engler Wood Carvings                              7       Jan-01
   106        106        190
   107        107        193
   108        108        200     Sav On Cleaners                                  12       Jul-03
---------------------------------------------------------------------------------------------------------
   109        109        205
   110        110        206
   111        111        202     Jim Dandy Cleaners                               14       Jul-03
   112        112        208     Fortune Cookie Restaurant                        15       Aug-04
   113        113        209     Salvage & Surplus                                11       Sep-02
---------------------------------------------------------------------------------------------------------
   114        114        211
   115        115        212
   116        116        214     Associated Engineering                            8       Aug-99
   117        117        215
   118        118        220     Billie Callier, M.ED.                            17       Jul-08
---------------------------------------------------------------------------------------------------------
   119        119        217
   120        120        221     John & Charles O'Malley                           8       Aug-99
   121        121        828                                                       -
   122        122        222
   123        123        223
---------------------------------------------------------------------------------------------------------
   124        124        829                                                       -
   125        125        224     Advanced Hair Creations                          12       Apr-09
   126        126        513
   127        127        227
   128        128        228
---------------------------------------------------------------------------------------------------------
   129        129        229     David Richardson Photography                      4       Apr-01
   130        130        230
   131        131        231
   132        132        232     J. Stephen Burke                                 11       Aug-03
   133        133        234
---------------------------------------------------------------------------------------------------------
   134        134        235
   135        135        236     Saruk Rugs Gallery & Antiques                    25       Oct-10
   136        136        237
   137        137        238
   138        138        240
---------------------------------------------------------------------------------------------------------
   139        139        241
   140        140        242     Mr. No Poster Shop(Yong B. No)                   14       Dec-98
   141        141        243
   142        142        244
   143        143        245
---------------------------------------------------------------------------------------------------------
   144        144        248
   145        145        247
   146        146        249
   147        147        250
   148        148        251
---------------------------------------------------------------------------------------------------------
   149        149        252
   150        150        254     Tarzana Newstand                                  -       Jan-03
   151        151        514
   152        152        259
   153        153        260
---------------------------------------------------------------------------------------------------------

FOOTNOTES TO APPENDIX A


YIELD MAINTENANCE FORMULAS

The following are summaries of yield maintenance provisions, or formulas, contained in the related Mortgage Note for certain of the Mortgage Loans. There are six unique yield maintenance formulas represented by the Mortgage Loans, each labeled as "A," "B," "C," "D," "E" and "F." Each Mortgage Loan, which provides for a yield maintenance formula, references the applicable formula printed below in the column titled "YM Formula."

A The borrower may not prepay any principal of the Mortgage Note, except that after the Lockout Date, the borrower may prepay the outstanding principal of the Mortgage Loan, upon not less than 30 days' nor more than 60 days' prior written notice to the lender, in full, but not in part, upon the payment of a Prepayment Fee. The "Prepayment Fee" means the greater of (i) 1% of the amount prepaid and (ii) a prepayment premium equal to the product of (A) the Average Interest Loss (Monthly) and (B) the number of months from the date of prepayment to the maturity date (with any fraction of a month counted as a month), discounted to present value at the Discount Rate over a period equal to one half of the number of months specified in this item (ii)(B).

   "Average Interest Loss (Monthly)" means the amount determined by dividing the product of the Average Principal Amount and the Fixed Lost Rate by 12.

   "Average Principal Amount" means the amount equal to either (i) one half of the sum of (A) the amount of principal being prepaid and (B) the Balloon Payment or (ii) the amount of principal being prepaid, if such amount is less than the Balloon Payment.

   "Discount Rate" means the rate per annum equal to the yield to maturity of Treasury Obligations determined on the date of prepayment.

   "Fixed Loss Rate" means the rate per annum equal to the percentage, if any, by which (i) the interest rate on the Mortgage Note exceeds (ii) the yield to maturity of Treasury Obligations determined on the date of prepayment.

   "Treasury Obligations" means U.S. Treasury debt obligations having a maturity date nearest the maturity date of the Mortgage Loan.

   The maturity date and yield to maturity of Treasury Obligations will be determined by the lender based on the quotations published in The Wall Street Journal or other comparable sources.

   The Mortgage Loan will be open to prepayment without premium during the last 90 days of its term, upon not less than 30 days' nor more than 60 days' prior written notice to the lender, without payment of the Prepayment Fee.

B No prepayment is permitted prior to the end of the lockout period. If prepayment is made on or after such date, the borrower is required to pay a prepayment premium equal to the greater of

   (i) 1.000% of the unpaid principal balance of the Mortgage Note; or

   (ii) the product obtained by multiplying (A) the amount of principal being prepaid, by (B) the excess (if any) of the Monthly Note Rate over the Assumed Reinvestment Rate, by (C) the Present Value Factor.

   "Monthly Note Rate" means one-twelfth of the annual interest rate of the Mortgage Note, expressed as a decimal calculated to five digits.

   "Prepayment Date" means in the case of a voluntary prepayment, the date on which the prepayment is made; in any other case, the date on which lender accelerates the unpaid principal balance of the Mortgage Note.

   "Assumed Reinvestment Rate" means one-twelfth of the yield rate as of the date five business days before the prepayment date, on the Treasury Security, as reported in The Wall Street Journal, expressed as a decimal calculated to five digits. In the event that no yield is published on the applicable date for the Treasury Security used to determine the Assumed Reinvestment Rate, the lender will select non-callable Treasury Security maturing in the same year as the Treasury Security specified above with the lowest yield published in The Wall Street Journal as of the applicable date. If the publication of such yield rates in The Wall Street Journal is discontinued for any reason, the lender will select a security with a comparable rate and term to the Treasury Security used to determine the Assumed Reinvestment Rate.

   "Treasury Security" means the U.S. Treasury security specified in the Mortgage Loan documents.

   "Present Value Factor" means the factor that discounts to present value the costs resulting to the lender from the difference in interest rates during the months remaining in the Yield Maintenance Period, using the Assumed Reinvestment Rate as the discount rate, with monthly compounding, expressed numerically as follows:



                                     1-(  1  )n
                                       -------
                                       1 + ARR
                                      --------------
                                        ARR

   n = number of months remaining in Yield Maintenance Period

   ARR = Assumed Reinvestment Rate

If the prepayment is made no more than 180 days before the Maturity Date, there will be no prepayment premium due.

C The Mortgage Note may not be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) prior to the expiration of the Lockout Period. At anytime thereafter, provided no event of default exists, the principal balance of the Mortgage Note may be prepaid, in whole but not in part (except with respect to the application of casualty or condemnation proceeds), on any scheduled payment date under the Mortgage Note upon not less than 30 days prior written notice to the lender specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date") and upon payment of (a) a prepayment consideration in an amount equal to the greater of (i) 1% of the outstanding principal balance of the Mortgage Note at the time of prepayment, or (ii) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate less the amount of principal being prepaid.

   "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually.

   "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date or the monthly equivalent of such rate. (In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.)

   The borrower may prepay the entire principal balance of the Mortgage Note on any scheduled payment date during the three months up to and including the Maturity Date without any fee.

D Provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part (except with respect to the application of casualty or condemnation proceeds), on any scheduled payment date under this Note upon not less than thirty (30) days prior written notice to Payee specifying the scheduled payment date on which prepayment is to be made (the "Prepayment

   Date") and upon payment of (a) interest accrued and unpaid on the principal balance of this Note to and including the Prepayment Date, (b) all other sums then due under this Note, and the other Loan Documents, and (c) a prepayment consideration in an amount equal to the greater of (i) one percent (1%) of the outstanding principal balance of this Note at the time of prepayment, or (ii) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any amount of principal and interest that would have been payable had the Note been paid in full on the Maturity Date) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of principal being prepaid. The term "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Payee shall select a comparable publication to determine the Treasury Rate.)

E The principal balance of this Note may not be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) prior to the Fifth Loan Year (as hereinafter defined). During the Fifth Loan Year or at anytime thereafter, provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part (except with respect to the application of casualty or condemnation proceeds), on any scheduled payment date under this Note upon not less than thirty (30) days prior written notice to Payee specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date") and upon payment of (a) interest accrued and unpaid on the principal balance of this Note to and including the Prepayment Date, (b) all other sums then due under this Note, and the other Loan Documents, and (c) a prepayment consideration in an amount equal to the greater of (i) one percent (1%) of the outstanding principal balance of this Note at the time of prepayment, or (ii) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any amount of principal and interest that would have been payable had the Note been paid in full on the Maturity
   Date) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of principal being prepaid. The term "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Payee shall select a comparable publication to determine the Treasury Rate.)

F The principal balance of this Note may not be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) prior to the fourth (4th) Loan Year (as hereinafter defined). During the fourth (4th) Loan Year or at anytime thereafter, provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part (except with respect to the application of casualty or condemnation proceeds), on any scheduled payment date under this Note upon not less than thirty (30) days prior written notice to Payee specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date") and upon payment of (a) interest accrued and unpaid on the principal balance of this Note to and including the Prepayment Date,
   (b) all other sums then due under this Note, and the other Loan Documents, and (c) a prepayment consideration in an amount equal to the greater of (i) one percent (1%) of the outstanding principal balance of this Note at the time of prepayment, or (ii) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date though the Maturity Date (including any amount of principal and interest that would have been payable had the Note been paid in full on the Maturity Date) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of principal being prepaid. The term "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release
   H.15 is no longer published, Payee shall select a comparable publication to determine the Treasury Rate.)


PREPAYMENT PENALTY FORMULAS


A 5% penalty for 12 months, then 4% penalty for the next 12 months, then 3% penalty for the next 12 months, then 2% penalty for the next 12 months, then 1% penalty for 9 months.


B  2% penalty for 33 months.

                                    ANNEX B

                               [GRAPHIC OMITTED]

                                October 12, 1999

                                CMBS NEW ISSUE


                     COLLATERAL AND STRUCTURAL TERM SHEET


                          $1.17 BILLION (APPROXIMATE)
             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999 - C1
                ----------------------------------------------
                EXPECTED PRICING DATE: WEEK OF NOVEMBER 1, 1999
                ----------------------------------------------
             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                 AS DEPOSITOR


               CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC &
                     MORGAN STANLEY MORTGAGE CAPITAL INC.
                            AS MORTGAGE LOAN SELLER


                   CREDIT SUISSE FIRST BOSTON CORPORATION &
                       MORGAN STANLEY & CO. INCORPORATED
                   AS CO-LEAD MANAGERS AND JOINT BOOKRUNNERS

                                 -------------
CREDIT SUISSE FIRST BOSTON                          MORGAN STANLEY DEAN WITTER


--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1

I. ISSUE CHARACTERISTICS


      ISSUE TYPE:                  Public: Classes A-1, A-2, A-X, B, C, D, E and F
                                   Rule 144A: Classes G, H, J, K, L, M, N and O
      OFFERED SECURITIES:          Classes A-1, A-2, A-X, B, C, D, E and F, totaling $1,062,400,000
      PASS-THROUGH STRUCTURE:      Senior/Subordinate, Sequential Pay, Pass-Through Certificates
      COLLATERAL:                  Pool of 153 fixed rate commercial and multifamily mortgage loans, including 1 participation, totaling $1,187,129,449
      SELLERS:                     Credit Suisse First Boston Mortgage Capital LLC and
                                   Morgan Stanley Mortgage Capital Inc.
      CO-LEAD MANAGERS AND         Credit Suisse First Boston Corporation and
      JOINT BOOKRUNNERS:           Morgan Stanley & Co. Incorporated
      MASTER SERVICER:             Wells Fargo Bank, National Association, a national banking association
      SPECIAL SERVICER:            Lennar Partners, Inc.
      CERTIFICATE ADMINISTRATOR:   Norwest Bank Minnesota, National Association, a national banking association
      TRUSTEE:                     The Chase Manhattan Bank, a New York banking corporation
      CUT-OFF DATE:                October 11, 1999
      EXPECTED PRICING DATE:       Week of November 1, 1999
      EXPECTED CLOSING DATE:       On or about November 5, 1999
      DISTRIBUTION DATE:           The fourth business day after the eleventh day of the month
                                   (or the following business day) commencing November 18, 1999
      MINIMUM DENOMINATIONS:       $100,000 (notional) for A-X Certificates and in additional multiples of $1; $25,000 for all other Certificates and in additional multiples of $1
      SETTLEMENT TERMS:            DTC, Euroclear and Cedelbank, same day funds, with accrued interest
      ERISA:                       Classes A-1, A-2 and A-X Certificates are expected to be ERISA eligible
      SMMEA:                       No Class of Certificates is SMMEA eligible
      RISK FACTORS:                THE CERTIFICATES INVOLVE A DEGREE OF RISK AND MAY
                                   NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                                   FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT
                                   AND THE "RISK FACTORS" SECTION OF THE PROSPECTUS

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you nformation in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1

II. TRANSACTION FEATURES

       LOAN POOL:

           o 153 commercial and multifamily mortgage loans, including 1 participation, totaling approximately $1.19 billion
           o Average Cut-off Date principal balance is approximately $7.76 million
           o  Mortgage loans are secured by 192 properties
           o Three largest loans total approximately $157.0 million representing 13% of initial pool balance
           o Ten largest loans total approximately $405.8 million representing 34% of initial pool balance


       MORTGAGE LOAN SELLERS:

           o Credit Suisse First Boston Mortgage Capital LLC (86% of initial pool balance)
           o Morgan Stanley Mortgage Capital Inc. (14% of initial pool balance)


       CREDIT STATISTICS:

            o  Weighted average debt service coverage ratio of 1.41x
            o  Weighted average loan-to-value of 67%
            o  Weighted average balloon/ARD loan-to-value of 59%


       PROPERTY TYPES:

            o  Office:         29.9%
            o  Retail:         20.7%
            o  Multifamily:    15.1%
            o  Hospitality:    10.1%
            o  Industrial:      6.6%
            o  Mixed Use:       6.3%
            o  Cooperative:     3.9%






--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1

       GEOGRAPHIC DISTRIBUTION:


   o  New York:            21.2%
   o  California:          18.1%
   o  Florida:              8.7%
   o  Washington:           5.7%
   o  29 other states plus the District of Columbia and Puerto Rico

       CALL PROTECTION:

            o  99.5% subject to lockout/defeasance
            o  0.5% subject to yield maintenance
            o  0% subject to either fixed penalties or open to prepayment


       RESERVES(1):

           o 82.6% of the mortgage loans secured by office, retail, industrial and mixed use properties have upfront and/or collected tenant improvement/leasing commission escrow requirements
           o 85.3% of the mortgage loans have upfront and/or collected replacement reserve/FF&E escrow requirements
           o  94.2% of the mortgage loans have insurance escrow requirements
           o  98.7% of the mortgage loans have tax escrow requirements


       COLLATERAL INFORMATION UPDATES:

           o Certificateholder reports are expected to be available on the world wide web at the Certificate Administrator's website www.ctslink.com/cmbs.com and will include:
                o  Updated loan information; and
                o  Detailed payment and delinquency information

           o The Servicer will provide updated property operating and occupancy information to certificateholders, via the Certificate Administrator's website at www.ctslink.com/cmbs.com


       BOND INFORMATION:

           o  Bond cashflows are expected to be modeled by:
                o  TREPP (via Bloomberg);
                o  CONQUEST at www.cmbs.com; and
                o  INTEX


       LEHMAN AGGREGATE BOND INDEX:

            o It is expected that this transaction will be included in the Lehman Aggregate Bond Index
-----------
(1) excluding credit lease loans

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1

III. EXECUTIVE SUMMARY


                                            APPROXI-
                                              MATE
                                              % OF
                                             AGGRE-
                              INITIAL         GATE
                            CERTIFICATE      INITIAL   APPROXI-
                             BALANCE OR     CERTIFI-     MATE
                              NOTIONAL        CATE      CREDIT
 CLASS      RATING(a)        BALANCE(b)      BALANCE    SUPPORT
  OFFERED CERTIFICATES
  A-1        AAA/AAA/Aaa  $  199,500,000      17.05%     26.50%
  A-2        AAA/AAA/Aaa  $  660,500,000      56.45%     26.50%
  A-X        AAA/AAA/Aaa  $1,170,108,234      NAP        NAP
   B           AA/AA/Aa2  $   52,600,000       4.50%     22.00%
   C              A/A/A2  $   58,500,000       5.00%     17.00%
   D            A-/A-/A3  $   14,700,000       1.25%     15.75%
   E        BBB/BBB/Baa2  $   40,900,000       3.50%     12.25%
   F      BBB-/BBB-/Baa3  $   20,500,000       1.75%     10.50%
  PRIVATE CERTIFICATES (h)
   G           NR/BB+/NR  $   32,200,000       2.75%      7.75%
   H            NR/BB/NR  $   23,400,000       2.00%      5.75%
   J           NR/BB-/NR  $   11,700,000       1.00%      4.75%
   K            NR/B+/NR  $   11,700,000       1.00%      3.75%
   L            NR/NR/B2  $   15,800,000       1.35%      2.40%
   M            NR/NR/B3  $    9,300,000       0.80%      1.60%
   N           NR/CCC/NR  $    7,100,000       0.60%      1.00%
   O            NR/NR/NR  $   11,708,234       1.00%      0.00%



                                                         ASSUMED                     ASSUMED      RATED
                                          INITIAL       WEIGHTED                      FINAL       FINAL
                                           PASS-         AVERAGE       ASSUMED      DISTRIBU-   DISTRIBU-
                                          THROUGH         LIFE        PRINCIPAL       TION         TION
 CLASS           DESCRIPTION                RATE       (YEARS)(c)      WINDOW        DATE(d)     DATE(e)
  OFFER
CERTIFI
  A-1   Fixed                               6.91%          5.70     11/99-01/08   Jan. 2008    Sept. 2041
  A-2   Fixed                               7.29%          9.40     01/08-09/09   Sept. 2009   Sept. 2041
        (Component Structure)
  A-X           Interest Only               0.90%(f)       9.13     11/99-03/19   Mar. 2019    Sept. 2041
   B    Fixed                               7.53%          9.85     09/09-09/09   Sept. 2009   Sept. 2041
        Weighted Average Net
   C    Mortgage Rate minus 0.24%           7.94%(g)       9.85     09/09-09/09   Sept. 2009   Sept. 2041
        Weighted Average Net
   D    Mortgage Rate minus 0.08%           8.10%(g)       9.85     09/09-09/09   Sept. 2009   Sept. 2041
        Weighted Average Net
   E    Mortgage Rate                       8.18%(g)       9.85     09/09-09/09   Sept. 2009   Sept. 2041
        Weighted Average Net
   F    Mortgage Rate                       8.18%(g)       9.85     09/09-09/09   Sept. 2009   Sept. 2041
  PRIVATE CERTIFICATES (h)
        Lesser of Fixed and Weighted
   G    Average Net Mortgage Rate           6.91%(g)       9.90     09/09-10/09   Oct. 2009    Sept. 2041
        Lesser of Fixed and Weighted
   H    Average Net Mortgage Rate           6.91%(g)       9.93     10/09-10/09   Oct. 2009    Sept. 2041
        Lesser of Fixed and Weighted
   J    Average Net Mortgage Rate           6.91%(g)       9.93     10/09-10/09   Oct. 2009    Sept. 2041
        Lesser of Fixed and Weighted
   K    Average Net Mortgage Rate           6.91%(g)      10.02     10/09-09/10   Sept. 2010   Sept. 2041
        Lesser of Fixed and Weighted
   L    Average Net Mortgage Rate           6.91%(g)      12.89     09/10-09/13   Sept. 2013   Sept. 2041
        Lesser of Fixed and Weighted
   M    Average Net Mortgage Rate           6.91%(g)      15.43     09/13-07/17   July 2017    Sept. 2041
        Lesser of Fixed and Weighted
   N    Average Net Mortgage Rate           6.91%(g)      18.93     07/17-03/19   Mar. 2019    Sept. 2041
        Lesser of Fixed and Weighted
   O    Average Net Mortgage Rate           6.91%(g)      19.35     03/19-03/19   Mar. 2019       N/A

---------
(a) Ratings shown are those of Duff & Phelps Credit Rating Co., Fitch IBCA, Inc. and/or Moody's Investors Service, Inc., respectively. Classes marked "NR" will not be rated by the applicable rating agency.
(b)        The principal balance of any class may be changed by up to 5%.
(c) This is the average amount of time in years between the closing date and the payment of each dollar of principal. The Class A-X Certificates do not have a principal balance and do not receive principal distributions; the weighted average life of this class is based on its notional amount, which will decrease as the principal balances of the other classes decrease.
(d) This date was calculated assuming, among other things, that there are no voluntary or involuntary prepayments. There may be some voluntary and/or involuntary prepayments.
(e) This date was set at two years after the latest maturity date of any mortgage loan which is not a balloon loan or, for any balloon loan, the date upon which it would be deemed to mature in accordance with its original amortization schedule absent its balloon payment.
(f) This pass-through rate will change from time to time based on the weighted average of the component rates.
(g) This pass-through rate may change based on the weighted average net mortgage rate.
(h)        Not offered hereby.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1

IV. PREPAYMENT PREMIUM ALLOCATION

       FIXED PREPAYMENT PREMIUMS:

            o Fixed prepayment premiums will be distributed on each Distribution Date as follows:

              o 25% will be distributed to the Classes A-1, A-2, B, C, D, E and F Certificates, based upon the amount of principal distributed, if any, to such class to the aggregate amount of principal distributable on all classes of Certificates; and
              o  75% will be distributed to the Class A-X Certificates



       YIELD MAINTENANCE PREPAYMENT PREMIUMS:

           o Yield maintenance prepayment premiums will be distributed on each Distribution Date as follows:

              o A portion (based on the Base Interest Fraction described below) will be delivered to the Classes A-1, A-2, B, C, D, E and/or F Certificates, pro rata, based upon the amount of principal distributed, if any, to such class to the aggregate amount of principal distributable on all classes of Certificates; and

              o  The remainder will be distributed to the Class A-X Certificates

           o With respect to each class of Certificates, if any, the "Base Interest Fraction" is a fraction having:

              o A numerator equal to the excess, if any, of the pass-through rate on such class of Certificates over the discount rate used in calculating the yield maintenance charge; and

              o A denominator equal to the excess, if any, of the mortgage rate of the prepaid loan over such discount rate















--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------
                                      B-6

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1


       YIELD MAINTENANCE PREPAYMENT PREMIUM EXAMPLE:

           o The following is an example of the yield maintenance prepayment premium described above based on the information contained herein and the following assumptions:

                o  Two classes of Certificates: Classes A-1 and A-X

                o The characteristics of the mortgage loan being prepaid are as follows:

                   --Mortgage rate: 8.0%

                   --The discount rate is equal to 5.75%

                   --The Class A-1 pass-through rate is equal to 7.00%






                                                          CLASS A-1               CLASS A-X
                      METHOD                            CERTIFICATES             CERTIFICATES
-------------------------------------------------   --------------------   -----------------------
    (Class A- 1 Pass Through Rate - Yield Rate)      (7.00% - 5.75%)        (100.00% - 55.56%)
-------------------------------------------------    ---------------
              (Mortgage Rate - Yield Rate)           (8.00% - 5.75%)
    Prepayment Premium Allocation                          55.56%                 44.44%

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------
                                      B-7

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1

V. ADDITIONAL DEAL FEATURES

       PREPAYMENT INTEREST SHORTFALLS:
           o Any prepayment interest shortfalls that are not offset by the master servicing fee and investment interest accrued on such prepayments from the date of prepayment will be allocated pro rata to each class of Certificates in proportion to the amount of interest accrued on such class on such Distribution Date

       CONTROLLING CLASS:

           o The most subordinate class of Certificates then outstanding that has a principal balance at least equal to 25% of the initial principal balance of such class; or
           o If no such class exists, the most subordinate class then outstanding
           o The holders of greater than 50% of the percentage interests of the controlling class will be entitled to remove the special servicer and appoint a successor special servicer subject to written confirmation from each rating agency that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Certificates

       SPECIAL SERVICER/LOAN MODIFICATIONS:

           o The Special Servicer will be responsible for servicing loans that, in general, are in default or are in imminent default and for administering REO properties. The Special Servicer may (if in the sole good faith reasonable judgement of the Special Servicer believes such action would maximize the recovery to the holders of the Certificates on a present value basis):

                o  Modify such loans (with certain limitations); and
                o Extend the date on which any balloon payment is scheduled to be due

           o Generally, the Special Servicer will be permitted to modify, waive or amend any term of a non-defaulted loan, provided such modification, waiver or amendment will not:

                o  Affect the amount or timing of any payments under the loan;
                o Affect the obligation of the borrower to pay a prepayment premium or yield maintenance prepayment premium or permit a prepayment during a lockout period;
                o Result in a release of the lien of the related mortgage on any material portion of the mortgaged property without a corresponding principal prepayment; or
                o Materially impair the security for the loan or reduce the likelihood of timely payment of amounts due thereon





--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------
                                      B-8

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1


       PRINCIPAL & INTEREST ADVANCES:

           o The Master Servicer will generally be required to advance delinquent scheduled payments of principal and interest on the mortgage loans (excluding any balloon payments, default interest or excess interest) and other required amounts through liquidation, subject to a determination of recoverability


       OPTIONAL TERMINATION:

           o At any time the Trust Fund balance is equal to or less than 1.00% of the original Trust Fund balance, the Trust Fund may be terminated and the Certificates retired at the option of:

                o  The mortgage loan sellers; or, if they decline,
                o  The Special Servicer; or, if it declines,
                o The majority holder of the Controlling Class; or, if it declines,
                o  The Servicer


       ADDITIONAL INVESTOR REPORTING:

           o This transaction introduces two new features to enhance investor reporting through the use of the Certificate Administrator's website, located at www.ctslink.com/cmbs:

              o The Investor Q&A Forum. After accessing the Certificate Administrator's website, investors will be able to e-mail questions regarding the mortgage loans to the Certificate Administrator and the Certificate Administrator will contact the servicer and special servicer to obtain responses, generally within two business days. Questions and answers will be posted in the Q&A Forum so that all investors have access to the information presented.

              o Special Events Reports. The servicer will post notices of certain "special events" for the top 10 loans in the pool. This information is intended to supplement the information in the distribution date statements and provide information about major events in a more timely manner.









--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1

LOCATION -- % BY INITIAL POOL BALANCE

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


IDAHO
1 property
$3,538,619
0.3% of total

UTAH
1 property
$6,689,444
0.6% of total

SOUTH DAKOTA
1 property
$2,393,088
0.2% of total

MISSOURI
4 properties
$29,898,309
2.5% of total

MINNESOTA
2 properties
$23,109,325
1.9% of total

ILLINOIS
5 properties
$15,518,796
1.3% of total

WISCONSIN
1 property
$9,343,927
0.8% of total

INDIANA
6 properties
$30,876,066
2.6% of total

OHIO
3 properties
$9,599,114
0.8% of total

PENNSYLVANIA
3 properties
$33,376,878
2.8% of total

MASSACHUSETTS
6 properties
$55,087,558
4.6% of total

CONNECTICUT
9 properties
$4,609,346
0.4% of total

NEW YORK
22 properties
$251,732,951
21.2% of total

NEW JERSEY
8 properties
$37,367,315
3.1% of total

MARYLAND
3 properties
$13,635,251
1.1% of total

WASHINGTON, DC
2 properties
$41,002,306
3.5% of total

VIRGINIA
1 property
$9,491,226
0.8% of total

WEST VIRGINIA
1 property
$6,993,787
0.6% of toal

TENNESSEE
1 property
$2,247,460
0.2% of total

NORTH CAROLINA
4 properties
$15,736,942
1.3% of total

GEORGIA
4 properties
$12,436,780
1.0% of total

SOUTH CAROLINA
2 properties
$3,626,107
0.3% of total

FLORIDA
11 properties
$102,758,714
8.7% of total

PUERTO RICO
1 property
$38,774,229
3.3% of total

KENTUCKY
1 property
$3,997,256
0.3% of total

MISSISSIPPI
1 property
$1,499,030
0.1% of total

ARKANSAS
1 property
$632,896
0.1% of total

TEXAS
13 properties
$43,498,766
3.7% of total

NEW MEXICO
2 properties
$7,755,877
0.7% of total

ARIZONA
7 properties
$20,031,455
1.7% of total

COLORADO
8 properties
$55,804,753
4.7% of total

CALIFORNIA
48 properties
$214,766,958
18.1% of total

NEVADA
2 properties
$808,010
0.1% of total

OREGON
1 property
$10,942,638
0.9% of total

WASHINGTON
6 properties
$67,548,276
5.7% of total


   Less than 1.00% of Cut-Off Date Allocated Loan Amount        [ ]

      1.00 - 5.99% of Cut-Off Date Allocated Loan Amount        [ ]

      6.00 - 9.99% of Cut-Off Date Allocated Loan Amount        [ ]

Greater than 9.99% of Cut-Off Date Allocated Loan Amount        [ ]


--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1

PROPERTY TYPE -- % BY INITIAL POOL BALANCE



    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


                                  LESS THAN 3%

                             Unanchored Retail 2.8%
                           Extended Stay Lodging 2.4%
                              Special Purpose 2.3%
                               Self-Storage 1.5%
                     Manufactured Housing Communities 0.2%

                               CREDIT LEASE 3.4%

                          LIMITED SERVICE LODGING 3.6%

                                COOPERATIVE 3.9%

                           FULL SERVICE LODGING 4.2%

                                 MIXED USE 6.3%

                                INDUSTRIAL 6.6%

                                  MULTIFAMILY
                                     15.1%

                                     OFFICE
                                     29.9%

                                ANCHORED RETAIL
                                     17.9%




--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------
                                      B-11

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1

MORTGAGE LOAN, CREDIT AND CALL PROTECTION BY PROPERTY TYPE


                     CUT-OFF         % OF                                        WTD. AVG.   WTD. AVG.
                       DATE        INITIAL                                       REMAINING   REMAINING   RATIO OF
                    PRINCIPAL        POOL    WTD. AVG.   WTD. AVG.   WTD. AVG.    LO & YM       TERM     LO & YM
PROPERTY TYPE        BALANCE       BALANCE     COUPON       DSCR        LTV        (MOS)       (MOS)     TO TERM
--------------- ----------------- --------- ----------- ----------- ----------- ----------- ----------- ---------
Office           $  355,372,711      29.9%  8.080%      1.33x       68%             111         115        96.5%
Retail           $  245,815,317      20.7%  8.220%      1.26x       74%             111         115        96.5%
Multifamily      $  178,770,749      15.1%  7.874%      1.43x       65%             104         110        94.5%
Hospitality      $  120,232,595      10.1%  8.188%      1.78x       58%             114         118        96.6%
Industrial       $   77,816,897       6.6%  8.068%      1.31x       72%             113         118        95.8%
Mixed Use        $   74,492,699       6.3%  7.513%      1.44x       67%             103         106        97.2%
Cooperative      $   46,740,745       3.9%  8.385%      2.02x       47%             109         127        85.8%
Credit Lease     $   40,282,058       3.4%  6.697%        N/A       N/A             229         233        98.3%
Other            $   47,605,679       4.0%  8.681%      1.36x       68%             106         117        90.6%
                 --------------      ----   -----       ----        --              ---         ---        ----
TOTAL/AVG        $1,187,129,449     100.0%  8.041%      1.41x       67%             114         119        95.8%
                 ==============     =====   =====       ====        ==              ===         ===        ====

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------
                                      B-12

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1

INTEREST PAYMENTS AND PRINCIPAL WINDOWS


[A graphic was omitted that consisted of a horizontal bar graph illustrating the interest payments and principal windows of each class of certificates.]




Note: The Class A-1, A-2 and A-X certificates will be paid interest on a pro rata basis.

     The above analysis is based on the maturity assumptions and a 0% CPR as described in the Prospectus Supplement.



--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------
                                      B-13

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1


CALL PROTECTION BY PREPAYMENT RESTRICTION CATEGORIES


[A graphic was omitted that consisted of a vertical bar graph that demonstrated the call protection by prepayment restriction categories.]



  Note: Any unplotted amounts are assumed zero; may not add up to 100% due to rounding














--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------
                                      B-14

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1

TOP TEN LOANS SUMMARY


                                                                 CUT-OFF DATE
                            PROPERTY                               PRINCIPAL
PROPERTY NAME                 TYPE      PROPERTY LOCATION           BALANCE
------------------------ -------------- ----------------------- --------------
Exchange Apartments      Multifamily    New York, New York       $58,000,000
Selig Loans              Office         Seattle, Washington      $51,092,418
Tallahassee Mall         Retail         Tallahassee, Florida     $47,937,104
ACCOR Loans              Credit Lease   Various Cities           $40,282,058
Hato Rey Tower           Office         San Juan, Puerto Rico    $38,774,229
L'Enfant Plaza           Mixed Use      Washington, DC           $37,204,671
Holiday Inn-Broadway     Lodging        New York, New York       $36,000,000
Scholastic Building      Office         New York, New York       $33,965,600
Blue Hills Office Park   Office         Canton, Massachusetts    $33,149,000
150 William Street       Office         New York, New York       $29,440,579



                            % OF                       LOAN PER
                          INITIAL       UNITS/           UNIT/
                            POOL        SQUARE          SQUARE
PROPERTY NAME             BALANCE        FOOT            FOOT        DSCR    LTV
------------------------ --------- ---------------- -------------- ------- ------
Exchange Apartments      4.9%               345        $168,116    1.48x   46.0%
Selig Loans              4.3%           620,831        $     82    1.24x   52.6%
Tallahassee Mall         4.0%           973,973        $     49    1.15x   70.1%
ACCOR Loans              3.4%             1,224        $ 32,910      N/A    N/A
Hato Rey Tower           3.3%           346,231        $    112    1.25x   73.9%
L'Enfant Plaza           3.1%           889,438(1)     $    133(1) 1.39x   65.9%
Holiday Inn-Broadway     3.0%               531        $ 67,797    1.94x   43.9%
Scholastic Building      2.9%           225,000        $    151    1.49x   77.2%
Blue Hills Office Park   2.8%           273,863        $    121    1.20x   78.9%
150 William Street       2.5%           477,572        $     62    1.20x   72.3%

-----------
(1) Reflects office square footage and the allocated loan per square foot for the office space. The hotel has 370 rooms and an allocated loan balance per room of $83,660.







--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                October 12, 1999

                              EXCHANGE APARTMENTS



      LOAN INFORMATION


   PRINCIPAL BALANCE(1):                   ORIGINAL                  CUT-OFF DATE
                           -----------                               -------------
                           $58,000,000                               $58,000,000
   ORIGINATION DATE(2):    December 23, 1997
   INTEREST RATE:          7.75%
   AMORTIZATION TERM:      Interest only until February 2000; then 336
                           Months
   ARD:                    January 11, 2008
   ARD BALANCE:            $52,247,291
   HYPERAMORTIZATION:      After the ARD, interest rate increases by
                           2.00% to 9.75% and a pro rata portion of
                           all excess cash flow is used to reduce
                           outstanding principal balance; the
                           additional 2% interest is deferred until
                           principal balance is zero
   MATURITY DATE:          January 11, 2027
   BORROWER (SPECIAL
   PURPOSE ENTITY):        Broad Street LLC; managing member is a
                           special purpose entity, the board of which
                           contains an independent director; a
                           non-consolidation opinion was obtained in
                           connection with origination
   CALL PROTECTION:        Two-year prepayment lockout from the
                           date of securitization with U.S. Treasury
                           defeasance thereafter until six months
                           prior to the ARD
   CUT-OFF DATE
   LOAN PER SQUARE
   FOOT(1):                $       142
   LOAN PER UNIT(1):       $   168,116
   UP-FRONT RESERVES(3):   TI & LC:    $150,000
   ONGOING RESERVES:       CapEx (per year):  $69,000/$200 per unit
                           TI & LC (per year)(3): $20,609/$.94 per sq.ft.
                           Real Estate Taxes &
                           Insurance Reserve:                        Yes(4)
   LOCKBOX:                Springing
   MEZZANINE LOAN AND      Yes; $6,000,000 mezzanine loan at an
   PREFERRED EQUITY        interest rate of Prime plus 1%; subject
   INTEREST:               to subordination and intercreditor
                           agreement

     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:       Single asset
   PROPERTY TYPE:                Multifamily
   LOCATION:                     New York, New York
   YEAR BUILT/RENOVATED:         1902/1997
   OCCUPANCY(5):                 97%
   COLLATERAL:                   One 21-story, 345 unit
                                 Manhattan apartment building
                                 (with 21,840 sq. ft. of retail
                                 space)
   FEE OR LEASEHOLD:             Fee
   SQUARE FOOTAGE (NRSF):        409,890
   NUMBER OF UNITS:              345
   PROPERTY MANAGEMENT:          The Argo Corporation
   1998 NET OPERATING INCOME:    $  7,861,360
   UNDERWRITTEN NET CASH FLOW:   $  7,535,021
   APPRAISED VALUE:              $126,000,000
   CUT-OFF DATE LTV(1):          46.0%
   ARD LTV(1)(6):                41.5%
   UNDERWRITTEN DSCR(1)(7)(8):   1.48x

(1)   For the Exchange Apartments Note A only.
(2) Six existing notes in the aggregate original principal amount of $75,000,000 were consolidated on December 23, 1997. The consolidated note was split into the Exchange Apartments Note A and Exchange Apartments Note B on October 8, 1999.
(3)   Tenant improvement and leasing commission reserves on retail space only.
(4) The Exchange Apartments Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.
(5)   Residential occupancy based on the August 1999 rent roll.
(6) The ARD LTV takes into account the effect on the appraised value of the related Mortgaged Property of the partial expiration of a tax abatement on the Exchange Apartments Property.
(7) The Exchange Apartments Note A would have an underwritten debt service coverage ratio on a net cash flow basis of 1.86x, if the calculations were based on actual taxes (taking into account an applicable tax abatement) and inclusive of the $392,000 of annual income from a signed lease for a portion of the Exchange Apartment Property's retail space. The 1.48x underwritten debt service coverage presented includes the actual total tax expense projected to be incurred during the amortization term averaged over the number of years in the amortization term and does not include income from the retail space.
(8)   Calculated based on the amortizing debt service payments.

                               [GRAPHIC OMITTED]

                                October 12, 1999

                                  SELIG LOANS


  LOAN INFORMATION

  PRINCIPAL BALANCE(1):                    ORIGINAL                     CUT-OFF DATE
                            -----------                             --------------------
                            $51,150,000                             $51,092,418
  ORIGINATION DATE:         April 27, 1999
  INTEREST RATE:            7.99%
  AMORTIZATION:             360 Months
  ARD:                      May 11, 2009
  ARD BALANCE(1):           $45,936,007
  HYPERAMORTIZATION:        After the ARD, interest rate increases by
                            2.00% to 9.99% and all excess cash flow is
                            used to reduce outstanding principal
                            balance; the additional 2% interest is
                            deferred until principal balance is zero
  MATURITY DATE:            May 11, 2029
  BORROWERS (SPECIAL
  PURPOSE ENTITIES):        Selig Real Estate Holdings Thirteen, LLC,
                            Selig Real Estate Holdings Fourteen, LLC
                            and Selig Real Estate Holdings Fifteen, LLC;
                            each has a managing member that is a special
                            purpose, bankruptcy remote entity, the board
                            of which includes an independent director;
                            non-consolidation opinions were obtained in
                            connection with origination
  CALL PROTECTION:          Two-year prepayment lockout from the date
                            of securitization with U.S. Treasury
                            defeasance thereafter until two months prior
                            to the ARD
  CUT-OFF DATE
  LOAN PER
  SQUARE FOOT(1):           $82
  UP-FRONT RESERVES:        Deferred Maintenance
                            Reserve:                                $    25,388
                            Environmental Reserve:                  $     1,875
                            TI & LC:                                $   510,000
                                                                                  Per SF
                                                                    --------------------
  ONGOING RESERVES:         CapEx (per year):                       $124,078       $0.20
                            TI & LC (per year):                     $880,000       $1.42
                            Real Estate Taxes &
                            Insurance Reserve(2):                   Yes
  LOCKBOX:                  Hard
  CROSS COLLATERALIZATION/
  CROSS DEFAULT:            Yes
  PARTIAL DEFEASANCE:       Yes; Release price of 125% of Property
                            Release Amount
  MEZZANINE LOAN:           Yes; $23,100,000 mezzanine loan at an
                            interest rate of 15%; subject to
                            subordination and intercreditor
                            agreement(4)


  PROPERTY INFORMATION

   SINGLE ASSET/
   PORTFOLIO:             Portfolio of 3 assets
   PROPERTY TYPE:         Office
   LOCATION:              Seattle, Washington area
   YEAR BUILT:            Third and Broad                          1982
                          3131 Elliot Building                     1986
                          Airborne Building                        1984
   OCCUPANCY(1)(3):       95%
   COLLATERAL:            Three office properties totaling 620,831
                          square feet
   FEE OR LEASEHOLD:      Fee
                             MAJOR                 % OF
   PROPERTY                 TENANTS       NRSF      GLA       EXPIRATION
------------------------- -----------      ----   ------      -------
   Third and Broad        Active
                          Voice
                          Corporation    130,441  50.6%         7/10/09
                          Muzak, Ltd.     43,324  16.8%         1/15/05
   3131 Elliot Building   Airborne
                          Freight
                          Corporation    129,505  70.0%        11/30/04
                          Emeritus
                          Corporation     26,871  14.5%         6/30/06
   Airborne Building      Airborne
                          Freight
                          Corporation    177,917   100%        11/30/04
   SQUARE FOOTAGE(1):     620,831
   PROPERTY
   MANAGEMENT:            Martin Selig Real Estate
   1998 NET OPERATING
   INCOME(1):             $6,117,264
   UNDERWRITTEN NET
   CASH FLOW(1):          $5,560,246
   APPRAISED VALUE(1):    $97,200,000
   CUT-OFF DATE LTV(1):   52.6%
   ARD LTV(1):            47.3%
   UNDERWRITTEN
   DSCR(1):               1.24x



(1)   For the Selig Loans in the aggregate.

(2) The Selig Borrowers are required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(3)   Based on the August/September 1999 rent rolls.

(4) Such mezzanine loan is also secured by equity in entities owning other properties.

                               [GRAPHIC OMITTED]

                                October 12, 1999

                                TALLAHASSEE MALL

 LOAN INFORMATION

  PRINCIPAL BALANCE:     ORIGINAL                    CUT-OFF DATE
                       -----------                --------------------
                       $48,000,000                $47,937,104
  ORIGINATION DATE:    July 1, 1999
  INTEREST RATE:       8.60%
  AMORTIZATION:        360 Months
  ARD:                 July 11, 2009
  ARD BALANCE:         $43,551,339
  HYPERAMORTIZATION:   After the ARD, interest rate increases by
                       2.00% to 10.60% and all excess cash flow
                       is used to reduce outstanding principal
                       balance; the additional 2% interest is
                       deferred until principal balance is zero
  MATURITY DATE:       July 11, 2029
  BORROWER (SPECIAL
    PURPOSE ENTITY):   Tallahassee Mall Partners, Ltd.; managing
                       general partner is a special purpose,
                       bankruptcy remote corporation, the board
                       of which includes an independent director;
                       a non-consolidation opinion was obtained
                       in connection with origination
  CALL PROTECTION:     Two-year prepayment lockout from the
                       date of securitization with U.S. Treasury
                       defeasance thereafter until two months
                       prior to the ARD
  CUT-OFF DATE
  LOAN PER SQUARE
    FOOT:              $49
  UP-FRONT RESERVES:   Deferred
                       Maintenance:               $   195,500
                       Environmental              approximately
                       Escrow:                    $   290,000
                       Ground Lease
                       Reserve:                   $    36,667
                       TI & LC(1):                $ 1,535,620
                       Roof Repair
                       Reserve(2):                $   875,000
                                                              Per SF
                                                  --------------------
  ONGOING RESERVES:    CapEx (per year):          $146,100       $0.15
                       Real Estate Taxes &
                       Insurance Reserve(3):      Yes
                       TI & LC(1):                Yes
                       Ground Lease
                       Reserve:(4)                Yes
  LOCKBOX:             Hard



 PROPERTY INFORMATION

  SINGLE ASSET/PORTFOLIO:    Single asset
  PROPERTY TYPE:             Anchored Retail
  LOCATION:                  Tallahassee, FL
  YEAR BUILT/RENOVATED:      1971/1996
  OCCUPANCY(5):              96%
  COLLATERAL:                Leasehold mortgage on a regional
                             mall
  FEE OR LEASEHOLD:          Leasehold
  GROUND LEASE:              The Property is subject to a
                             ground
                             lease which expires on February
                             28,
                             2044; one 20 year extension
                             option
                                                  LEASE
  MAJOR TENANTS              NRSF      % OF GLA   EXPIRATION
---------------------------- --------- ---------- --------
  Dillard's                  203,660   20.9%      01/31/03
  Parisian                   114,869   11.8%      05/31/07
  Burlington Coat Factory(6) 101,888   10.5%      03/31/02
  AMC Theater                69,213     7.1%      09/30/16
  Goody's                    66,110     6.8%      01/31/02
  SQUARE FOOTAGE:            973,973
  PROPERTY MANAGEMENT:       Jones Lang LaSalle Americas, Inc.
  1998 NET OPERATING
    INCOME:                  $3,700,054
  UNDERWRITTEN NET CASH
    FLOW:                    $5,153,369
  APPRAISED VALUE:           $68,400,000
  CUT-OFF DATE LTV:          70.1%
  ARD LTV:                   63.7%
  UNDERWRITTEN DSCR:         1.15x


(1) The leasing reserve fund established at closing must be maintained at $300,000 during the term of the Tallahassee Mall Loan. If such reserve falls below $300,000, the Tallahassee Mall Borrower must escrow monthly the lesser of $30,000 or the amount required to replenish the reserve to the $300,000 level.
(2)   The Tallahassee Mall Borrower funded an initial
      $875,000 roof repair reserve fund at closing and is required to fund $3,700 monthly until the reserve reaches $1,097,000 (125% of the estimated cost of the roof repair) or until all roof repairs indicated in the engineer's report are completed.
(3) The Tallahassee Mall Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.
(4) The Tallahassee Mall Borrower is required to escrow monthly one-twelfth of annual ground rent.
(5)   Based on the July 1999 rent roll.

(6) It is anticipated that Burlington Coat Factory will be in occupancy by December 1, 1999.

                               [GRAPHIC OMITTED]

                                October 12, 1999


                                  ACCOR LOANS


  LOAN INFORMATION

   PRINCIPAL BALANCE(1):       ORIGINAL     CUT-OFF DATE
                             -----------    -------------
                             $40,986,486    $40,282,058
   ORIGINATION DATE:         July 20, 1998
   INTEREST RATE:
    California North         6.721%
    Mountain                 6.684%
   AMORTIZATION:
    California North         337 Months
    Mountain                 290 Months
   BALLOON PAYMENT(1)(2):    $15,055,200
   MATURITY DATE:            March 11, 2019
   BORROWER (SPECIAL
   PURPOSE ENTITIES):        California North S9, LLC and
                             Mountainz S9, LLC; each has a managing
                             member that is a special purpose,
                             bankruptcy remote entity, the board of
                             which contains an independent
                             director; non-consolidation opinions
                             were obtained in connection with
                             origination

   CALL PROTECTION:          Two-year prepayment lockout
                             from the date of securitization
                             with U.S. Treasury
                             defeasance thereafter until
                             three months prior to the maturity
   CUT-OFF DATE
   LOAN PER ROOM(1):         $32,910
   LOCKBOX:                  Hard
   CROSS COLLATERALIZATION/
   CROSS DEFAULT:            Yes
   CREDIT:                   ACCOR, S.A. (rated BBB by S&P
                             with a negative outlook)

   PARTIAL RELEASE:          In the event of a major
                             casualty or condemnation or if any
                             mortgaged property becomes economically
                             obsolete
   COMPANY DESCRIPTION:      ACCOR is a global hospitality
                             and travel group with over 3,000
                             hotels and with activities in tourism,
                             institutional catering, service vouchers
                             and auto rental

  PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:           Portfolio of 11 Motel 6
                                     Properties
   PROPERTY TYPE:                    Credit Lease
   COLLATERAL:                       Two bondable master leases
                                     secured by first mortgage
                                     liens on two pools consisting
                                     of 11 Motel 6 Hotels
   FEE OR LEASEHOLD:                 Fee
                                     YEAR BUILT/
       PROPERTY                       RENOVATED   NO. OF UNITS
------------------------------------ -----------  -------------
     Victorville, CA                 1986/1997          62
     Turlock, CA                     1978/1998         101
     Pittsburg, CA                   1980/1996         174
     Mojave, CA                      1986/1997         121
     Big Bear Lake, CA               1981/1997         121
     Fort Collins, CO                1978/1997         126
     Wheat Ridge, CO                 1980/1999          92
     Coeur D'Alene, ID               1978/1997         109
     Santa Rosa, NM                  1978/1998          90
     Raton, NM                       1977/1999         103
     Woods Cross, UT                 1990/NA           125
   NUMBER OF ROOMS(1):               1,224
   PROPERTY MANAGEMENT:              Universal Commercial
                                     Credit V, Inc.
   UNDERWRITTEN LEASE
   PAYMENT(1):                       $3,366,237
   APPRAISED VALUE (AS LEASED)(1):   $40,840,000
   APPRAISED VALUE (AS DARK)(1):     $34,160,000
   CUT-OFF DATE LTV (AS DARK)(1):    118.0%



(1)   For the ACCOR Loans in the aggregate.

(2) The ACCOR Loans do not fully amortize over the term. The Balloon Payment due at maturity is fully insured with a residual value insurance policy provided by R.V.I. America Insurance Company.

                               [GRAPHIC OMITTED]

                                October 12, 1999

                                 HATO REY TOWER



     LOAN INFORMATION


   PRINCIPAL BALANCE:             ORIGINAL               CUT-OFF DATE
                           -------------            ---------------------
                           $38,800,000              $38,774,229
   ORIGINATION DATE:       September 13, 1999
   INTEREST RATE:          8.05%
   AMORTIZATION:           360
   ARD:                    September 11, 2009
   ARD BALANCE:            $34,745,284
   HYPERAMORTIZATION:      After the ARD, interest rate increases by
                           2.00% to 10.05% and all excess cash flow
                           is used to reduce outstanding principal
                           balance; the additional 2% interest is
                           deferred until principal balance is zero
   MATURITY DATE:          September 11, 2029
   BORROWER (SPECIAL
   PURPOSE ENTITY):        Apollo Hato Rey, L.P.; general partner is
                           a special purpose, bankruptcy remote
                           corporation, the board of which contains
                           an independent director; a non-
                           consolidation opinion was obtained in
                           connection with origination
   CALL PROTECTION:        Two-year prepayment lockout from the
                           date of securitization with U.S. Treasury
                           defeasance thereafter until two months
                           prior to the ARD
   CUT-OFF DATE
   LOAN PER SQUARE FOOT:   $112
   UP-FRONT RESERVES:      Deferred
                           Maintenance(1):          $   667,083
                           Other(2):                $ 3,663,000
                                                                   Per SF
                                                    ---------------------
   ONGOING RESERVES:       CapEx (per year):        $87,562        $0.25
                           TI & LC (per year):      $340,469       $0.98
                           Real Estate Taxes &
                           Insurance Reserve(3):    Yes
   LOCKBOX:                Hard


     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:       Single Asset
   PROPERTY TYPE:                Office
   LOCATION:                     San Juan, Puerto Rico
   YEAR BUILT:                   1972
   OCCUPANCY(4):                 98%
   COLLATERAL:                   One 23-story, 346,231 square
                                 foot office property (with
                                 ancillary 730 space parking
                                 garage)
   FEE OR LEASEHOLD:             Fee
                                           % OF        LEASE
   MAJOR TENANTS                 NRSF       GLA     EXPIRATION
-------------------------------- -------- ------    -------
   Banco Popular
   de Puerto Rico(5)             55,529   16.0%     6/30/05
   Banco de Desarrollo
   Economico                     42,984   12.4%     5/31/01
   Axtmayer Adsuar
   Muniz & Goyco                 27,863    8.1%     8/31/04
   SQUARE FOOTAGE:               346,231
   PROPERTY MANAGEMENT:          Insignia Commercial Group, Inc.
   1998 NET OPERATING INCOME:    $4,967,425
   UNDERWRITTEN NET CASH FLOW:   $4,292,362
   APPRAISED VALUE:              $52,500,000
   CUT-OFF DATE LTV:             73.9%
   ARD LTV:                      66.2%
   UNDERWRITTEN DSCR:            1.25x

(1) The deferred maintenance reserve is required to fund certain repairs, including the replacement of certain ventilation and air conditioning systems and the repaving of the parking facilities at the Hato Rey Tower Property.

(2) At closing a leasing achievement reserve was established of $3,663,000 which will be released upon lease extensions or renewals for certain tenants and/or upon delivery of qualified substitute leases.

(3) The Hato Rey Tower Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(4)   Based on the September 1999 rent roll.

(5) Banco Popular de Puerto Rico has the right to terminate its lease every two years during the term thereof.

                               [GRAPHIC OMITTED]

                                October 12, 1999

                                 L'ENFANT PLAZA


     LOAN INFORMATION


   PRINCIPAL BALANCE(1):    ORIGINAL                                   CUT-OFF DATE
                           -----------                                 -------------
                           $37,500,000                                 $37,204,671
   ORIGINATION DATE:       September 18, 1998
   INTEREST RATE:          7.64%
   AMORTIZATION:           360 Months
   ARD:                    October 11, 2008
   ARD BALANCE(1):         $33,249,718
   HYPERAMORTIZATION:      After the ARD, interest rate increases by
                           2.00% to 9.64% and a pro rata portion of
                           all excess cash flow is used to reduce
                           outstanding principal balance; the
                           additional 2% interest is deferred until
                           principal balance is zero
   MATURITY DATE:          October 11, 2028
   BORROWER (SPECIAL
   PURPOSE ENTITY):        Potomac Creek Associates, L.P.; general
                           partner is a single purpose, bankruptcy
                           remote entity, the board of which
                           contains an independent director; a
                           non-consolidation opinion was obtained
                           in connection with origination
   CALL PROTECTION:        Two-year prepayment lockout from the
                           date of securitization with U.S. Treasury
                           defeasance thereafter until two months
                           prior to the ARD
   CUT-OFF DATE
   LOAN PER UNIT(9):       $133 Per Square Foot (Office)
                           $83,660 Per Room (Hotel)
   UP-FRONT RESERVES:      CapEx(2):                                   $10,000,000
                           Large Lease Escrow
                           Fund(3):                                    $ 8,000,000
                           Small Lease Escrow
                           Fund(3):                                    $ 2,000,000
   ONGOING RESERVES:       CapEx(2):                                   Yes
                           Monthly Large Lease
                           Escrow Fund (per
                           annum)(3)(5):                               $ 1,000,000
                           Monthly Small Lease
                           Escrow Fund (per
                           annum)(3)(6):                               $ 2,000,000
                           Real Estate Taxes &
                           Insurance(4):                               Yes
   LOCKBOX:                Hard
   MEZZANINE LOAN AND      Yes; $2,500,000 mezzanine loan and
   PREFERRED EQUITY        $45,400,000 equity investment with an
   INTEREST:               interest rate and yield at the greater of
                           LIBOR plus 5.235% and 10.325%,
                           subject to subordination and
                           intercreditor agreement
   PARTIAL DEFEASANCE:     Yes (Release price of 125% of Property
                           Release Amount).


     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:    Portfolio of 3 mixed use
                              buildings
   PROPERTY TYPE:             Mixed Use
   LOCATION:                  Washington, DC
   YEAR BUILT/RENOVATED:      L'Enfant -- North
                              Building (400
                              10th Street SW)    1968/1990
                              L'Enfant -- East
                              Building (480
                              L'Enfant Plaza     1972/1990
                              SW)
                              L'Enfant --
                              Center
                              Building (420
                              10th
                              Street SW)         1972/1990
   OCCUPANCY(7):              97% (Office)
                              81% (Hotel)
   COLLATERAL:                Secured by one office property
                              (consisting of three
                              buildings) and one hotel property
   FEE OR LEASEHOLD(8):       Fee and Leasehold(8)
                                         % OF      LEASE
   MAJOR TENANTS (OFFICE)     NRSF       GLA     EXPIRATION
----------------------------- --------- ----     ---------
   General Service
   Administration             287,179   32.3%     06/30/01
   US Postal Service          139,270   15.7%     06/11/08
   SQUARE FOOTAGE (OFFICE):   889,438
   NUMBER OF ROOMS (HOTEL):   370
   PROPERTY MANAGEMENT:       Sarakreek Management
                              Partners LLC (Office)
                              Loews Hotel, Inc. (Hotel)
   1998 NET OPERATING
   INCOME(9):                 $20,289,597
   UNDERWRITTEN NET CASH
   FLOW(9):                   $17,748,918
   APPRAISED VALUE:           $226,000,000
   CUT-OFF DATE LTV(9):       65.9%
   ARD LTV(9):                58.9%
   UNDERWRITTEN DSCR(9):      1.39x




(1)   For L'Enfant Participation only.
(2) The L'Enfant Borrower is also required, to the extent that the deposit balance falls below approximately $420,000, to make monthly deposits into the replacement escrow fund an amount equal to the greater of (i) $34,953 per month, and (ii) the amount per month required for the maintenance and repair of the L'Enfant Property as determined by an engineering report reasonably satisfactory to the CSFB Mortgage Loan Seller. As of the Cut-off Date, $4,699,302 was on deposit in the capital expenditure reserve.
(3) As of the Cut-off Date, an aggregate of $5,023,923 was on deposit in such accounts.
(4) The L'Enfant Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.
(5) The L'Enfant Borrower is required to fund such account monthly until September 11, 2001.
(6) The L'Enfant Borrower is required to fund such account monthly commencing on October 11, 2001.
(7) Based on the August 1999 rent roll for the office component and on the L'Enfant Borrower's operating statement dated August 31, 1999 for the hotel component.
(8) The L'Enfant Borrower has a lease with the District of Columbia Redevelopment Land Agency for the portion of space over and under a street that runs through the L'Enfant Property; such lease expires in 2064.
(9)   Applies to L'Enfant Whole Loan.

                               [GRAPHIC OMITTED]

                                October 12, 1999

                            HOLIDAY INN -- BROADWAY


     LOAN INFORMATION


   PRINCIPAL BALANCE     ORIGINAL                    CUT-OFF DATE
                        -----------              --------------------
                        $36,000,000              $35,962,109
   ORIGINATION DATE:    October 27, 1998
   INTEREST RATE:       8.50%
   AMORTIZATION:        300 months
   ARD:                 September 11, 2009
   ARD BALANCE:         $30,035,151
   HYPERAMORTIZATION:   After the ARD, interest rate increases by
                        2.00% to 10.50% and all excess cash flow
                        is used to reduce outstanding principal
                        balance; the additional 2% is deferred
                        until principal balance is zero
   MATURITY DATE:       September 11, 2024
   BORROWER (SPECIAL
   PURPOSE ENTITY):     Herald Hotel Associates, L.P.; general
                        partner is a special purpose, bankruptcy
                        remote entity, the board of which
                        contains an independent director; a
                        non-consolidation opinion was obtained
                        in connection with origination
   CALL PROTECTION:     Two-year prepayment lockout from the
                        date of securitization with U.S. Treasury
                        defeasance thereafter until three months
                        prior to the ARD
   CUT-OFF DATE
   LOAN PER ROOM:       $67,797
   UP-FRONT RESERVES:   Ground Lease
                        Reserve:                 $   148,000
                        FF&E Reserve:            $   140,150
                                                            Per Unit
                                                 --------------------
   ONGOING RESERVES:    CapEx (per year):        $6,300       $11.84
                        Real Estate Taxes &
                        Insurance Reserve(1):    Yes
                        Ground Lease
                        Reserve(2):              Yes
                        FF&E Reserve(3):         Yes
   LOCKBOX:             Springing
   ADDITIONAL
   INDEBTEDNESS(4):     Indebtedness to an affiliate

     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:       Single asset
   PROPERTY TYPE:                Hotel
   LOCATION:                     New York, New York
   YEAR BUILT/RENOVATED:         1898/1998
   OCCUPANCY(5):                 76%
   COLLATERAL:                   Leasehold mortgage on one 18
                                 story, 531 room hotel property
   FEE OR LEASEHOLD:             Leasehold
   GROUND LEASE:                 Subject to a ground lease that
                                 expires September 22, 2088
   NUMBER OF ROOMS:              531
   PROPERTY MANAGEMENT:          Thurcon Properties, Ltd
   1998 NET OPERATING INCOME:    $ 3,702,429
   UNDERWRITTEN NET CASH FLOW:   $ 6,735,830
   APPRAISED VALUE:              $82,000,000
   APPRAISED VALUE PER ROOM:     $   154,426
   CUT-OFF DATE LTV:             43.9%
   ARD LTV:                      36.7%
   UNDERWRITTEN DSCR:            1.92x



(1) The Holiday Inn -- Broadway Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(2) The Holiday Inn -- Broadway Borrower is required to escrow monthly one-twelfth of the annual ground rent.

(3) The Holiday Inn -- Broadway Borrower is required to fund FF&E reserves monthly in the amount of 3.0% of the gross revenues of the hotel in the first year and in the amount of 4.0% of the gross revenues of the hotel thereafter.

(4) A non-interest bearing unsecured loan from affiliates in an amount of $3,059,290, subject to a subordination and standstill agreement.

(5) According to the Broadway Holiday Inn Borrower's operating statement dated July 31, 1999.

                               [GRAPHIC OMITTED]


                                October 12, 1999


                              SCHOLASTIC BUILDING


     LOAN INFORMATION


   PRINCIPAL BALANCE:       ORIGINAL                CUT-OFF DATE
                           -----------              -------------
                           $34,000,000              $33,965,600
   ORIGINATION DATE:       August 4, 1999
   INTEREST RATE:          8.38%
   AMORTIZATION:           360 Months
   ARD:                    August 11, 2009
   ARD BALANCE:            $30,688,510
   HYPERAMORTIZATION:      After the ARD, interest rate increases
                           by 2.00% to 10.38% and all excess cash
                           flow is used to reduce outstanding principal
                           balance; the additional 2% interest is
                           deferred until principal balance is
                           zero
   MATURITY DATE:          August 11, 2029
   BORROWER (SPECIAL
   PURPOSE ENTITY):        ISE 555 Broadway, LLC; non-managing
                           member is a single purpose, bankruptcy
                           remote entity, the board of which
                           contains an independent director; a
                           non-consolidation opinion was obtained
                           in connection with origination
   CALL PROTECTION:        Two-year prepayment lockout from the
                           date of securitization with U.S.
                           Treasury defeasance thereafter until one month
                           prior to the ARD
   CUT-OFF DATE
   LOAN PER SQUARE FOOT:   $151
   UP-FRONT RESERVES:      Deferred
                           Maintenance:             $    28,750
                           Environmental
                           Reserve:                 $     3,750
   ONGOING RESERVES:       CapEx (per year)(1):     No
                           TI & LC(1):              No
                           Real Estate Taxes &
                           Insurance Reserve(2):    Yes
   LOCKBOX:                Hard



     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:   Single asset
   PROPERTY TYPE:            Office
   LOCATION:                 New York, New York
   YEAR BUILT/RENOVATED:     1889/1990
   OCCUPANCY:                100%
   COLLATERAL:               One 12-story, 225,000
                             square foot office property
   FEE OR LEASEHOLD:         Fee
                                        % OF      LEASE
   MAJOR TENANTS             NRSF       GLA    EXPIRATION
---------------------------- --------- ----    -------
   Scholastic, Inc.          221,000   98.2%   7/31/29
   SQUARE FOOTAGE:           225,000
   PROPERTY MANAGEMENT:      CB Richard Ellis, Inc.
   1998 NET OPERATING
   INCOME:                   $3,915,932
   UNDERWRITTEN NET
   CASH FLOW:                $4,632,600
   APPRAISED VALUE:          $44,000,000
   CUT-OFF DATE LTV:         77.2%
   ARD LTV:                  69.8%
   UNDERWRITTEN DSCR:        1.49x



(1) No funds for tenant improvements, leasing commissions, or replacements and repairs are escrowed. If Scholastic's long term rating falls below BBB, it is required to deposit approximately $455,000 per annum to a cash collateral account as a tenant improvements, leasing commission, and repair and replacement reserve. Commencing on the ARD, the Scholastic Building Borrower is required to deposit approximately $26,000 per month into a cash collateral account to fund the Scholastic Building Borrower's obligation to make a work allowance payment of $1.75 million to Scholastic on July 1, 2014.

(2) The Scholastic Building Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

                               [GRAPHIC OMITTED]

                                October 12, 1999

                             BLUE HILLS OFFICE PARK


     LOAN INFORMATION


   PRINCIPAL BALANCE:        ORIGINAL                  CUT-OFF DATE
                           -----------               ---------------------
                           $33,149,000               $33,149,000
   ORIGINATION DATE:       September 14, 1999
   INTEREST RATE:          8.49%
   AMORTIZATION:           360 Months
   ARD:                    October 11, 2009
   ARD BALANCE:            $29,994,367
   HYPERAMORTIZATION:      After the ARD, interest rate increases by
                           2.00% to 10.49% and all excess cash flow
                           is used to reduce outstanding principal
                           balance; the additional 2% interest is
                           deferred until principal balance is zero
   MATURITY DATE:          October 11, 2029
   BORROWER (SPECIAL
   PURPOSE ENTITY):        Blue Hills Office Park LLC; single
                           member and a non-member manager,
                           each of which is a special purpose,
                           bankruptcy remote entity, the board of
                           which contains an independent director; a
                           non-consolidation opinion was obtained
                           in connection with origination
   CALL PROTECTION:        Two-year prepayment lockout from the
                           date of securitization with U.S. Treasury
                           defeasance thereafter until six months
                           prior to the ARD
   CUT-OFF DATE
   LOAN PER SQUARE FOOT:   $121
   UP-FRONT RESERVES:      TI & LC:                $ 125,000
                                                                  Per Unit
                                                                  --------
   ONGOING RESERVES:       CapEx (per year):         $54,773       $0.20
                           TI & LC (per year)(1):    Yes
                           Real Estate Taxes &
                           Insurance Reserve(2):     Yes
   LOCKBOX:                Hard


     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:   Single asset
   PROPERTY TYPE:            Office
   LOCATION:                 Canton, MA
   YEAR BUILT/RENOVATED:     1970/1985
   OCCUPANCY:                100%
   COLLATERAL:               One 273,863 square foot office
                             property
   FEE OR LEASEHOLD:         Fee
                                       % OF       LEASE
   MAJOR TENANT              NRSF       NRA   EXPIRATION(3)
---------------------------- --------- --     -------------
   Bank Boston N.A.(4)       263,245   96%    July 31, 2004
   SQUARE FOOTAGE:           273,863
   PROPERTY MANAGEMENT:      Fineberg Management, Inc.
   1998 NET OPERATING
   INCOME:                   $4,020,488
   UNDERWRITTEN NET CASH
   FLOW:                     $3,667,346
   APPRAISED VALUE:          $42,000,000
   CUT-OFF DATE LTV:         78.9%
   ARD LTV:                  71.4%
   UNDERWRITTEN DSCR:        1.20x



(1) A base leasing escrow reserve is funded at $119,135 per annum and a cash flow leasing escrow is funded to the extent of excess cash flow after payment of debt service, required reserves and operating expenses (to a maximum of $630,864 per annum) subject to a maximum on both reserve accounts of $4.25 million. The Blue Hills Borrower is entitled to a release of funds from both reserves subject to meeting certain criteria, including investment grade leases that extend three years beyond the ARD and a DSCR for the Blue Hills Loan of at least 1.20x.

(2) The Blue Hills Borrower is required to make monthly payments into an insurance escrow fund and quarterly payments into a tax escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(3) Lease is triple net and has a five-year extension option at 90% of fair market rental value.

(4) Bank Boston N.A. is rated A+ by DCR and A by S&P. Bank Boston N.A. is not rated by Fitch or Moody's.

                               [GRAPHIC OMITTED]

                                October 12, 1999

                               150 WILLIAM STREET


     LOAN INFORMATION


   PRINCIPAL BALANCE:       ORIGINAL                  CUT-OFF DATE
                           -----------              --------------------
                           $30,000,000              $29,440,579
   ORIGINATION DATE:       May 15, 1998
   INTEREST RATE:          7.175%
   AMORTIZATION:           300 Months
   ARD:                    June 11, 2008
   ARD BALANCE:            $24,133,242
   HYPERAMORTIZATION:      After the ARD, interest rate increases by
                           2.00% to 9.175% and all excess cash flow
                           is used to reduce outstanding principal
                           balance; the additional 2% interest is
                           deferred until principal balance is zero
   MATURITY DATE:          June 11, 2023
   BORROWER (SPECIAL
   PURPOSE ENTITY):        150 William Street Associates L.P.;
                           general partner is a single purpose,
                           bankruptcy remote entity, the board of
                           which contains an independent director;
                           a non-consolidation opinion was obtained
                           in connection with the origination
   CALL PROTECTION:        Two-year prepayment lockout from the
                           date of securitization with U.S. Treasury
                           defeasance thereafter until four months
                           prior to the ARD
   CUT-OFF DATE
   LOAN PER SQUARE FOOT:   $62
                                                                  Per SF
                                                                  ------
   ONGOING RESERVES:       TI & LC (per year):      $480,000       $1.16
                           Real Estate Taxes &
                           Insurance Reserve(1):    Yes
   LOCKBOX:                Springing


     PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:   Single asset
   PROPERTY TYPE:            Office
   LOCATION:                 New York, NY
   YEAR BUILT/RENOVATED:     1927/1998
   OCCUPANCY(2):             98%
   COLLATERAL:               One 19-story, 477,572 square
                             foot office property (with
                             ancillary retail space)


                                            LEASE
   MAJOR TENANTS       NRSF    % OF GLA   EXPIRATION
------------------- --------- ---------- -----------
The City of
  New York -
  Children's
  Services
  Administration     418,434     87.6%   09/30/08
The City of
  New York -
  Office of Court
  Administration      15,000      3.1%   02/28/01
Strand II
  Corp.               13,992      2.9%   08/31/06



   SQUARE FOOTAGE (NRSF):          477,572
   PROPERTY MANAGEMENT:            Braun Management, Inc.
   1998 NET OPERATING INCOME(3):   $ 1,177,594
   UNDERWRITTEN NET CASH FLOW:     $ 3,102,994
   APPRAISED VALUE:                $40,700,000
   CUT-OFF DATE LTV:               72.3%
   ARD LTV:                        59.3%
   UNDERWRITTEN DSCR:              1.20x





(1) The 150 William Street Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and
      (ii) insurance premiums prior to the expiration thereof.

(2)   Based on August 1999 rent roll.

(3) The property underwent a $6,000,000 renovation during 1997 and 1998, resulting in occupancy increasing from 44.5% in December 1997 to 98% in August 1999.

                               [GRAPHIC OMITTED]

                                October 12, 1999

                          $1,170,108,234 (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 - C1

COLLATERAL SUMMARY

Run Date:                10/11/99 03.54.45
Cut-off Balance:             1,187,129,449
Date of Balances:                 10/01/99
Loan Count:                            153
Avg Balance:                     7,759,016
Max Balance:                    58,000,000
Min Balance:                       234,627
Gross WAC:                           8.041
Seasoning (Yrs):                       .55
Rem Term  (Yrs):                      9.90

------------------------------------------

Curr Gross Coupon       Count          Pct
-----------------       -----          ---
 6.00% -  6.99%            4          4.09
 7.00% -  7.49%           16         12.00
 7.50% -  7.99%           32         29.80
 8.00% -  8.49%           64         34.21
 8.50% -  8.99%           26         12.96
 9.00% -  9.49%            9          6.42
 9.50% -  9.99%            1           .27
10.00% - 10.99%            1           .25
Wtd Avg. Current Coupon              8.041

------------------------------------------

Curr Balance (000)      Count          Pct
------------------      -----          ---
$   500  or less          14           .44
$   500+ -  1,000         14           .91
$ 1,000+ -  2,000         18          1.99
$ 2,000+ -  3,000         20          4.25
$ 3,000+ -  4,000         17          5.16
$ 4,000+ -  5,000          9          3.46
$ 5,000+ -  7,500         13          6.48
$ 7,500+ - 10,000         11          8.23
$10,000+ - 15,000         13         13.53
$15,000+ - 20,000          9         13.32
$20,000+ - 30,000          8         18.23
$30,000+ - 40,000          5         15.09
$40,000+ - 50,000          1          4.04
$50,000+ - 75,000          1          4.89
Avg Curr Balance:               $7,759,016

------------------------------------------

Top 3 Loans:                          13.2

------------------------------------------

Top 10 Loans:                         34.2

------------------------------------------

Orig Amort Term         Count          Pct
---------------         -----          ---
 7+ - 10 years             1           .25
10+ - 15 years             3           .86
15+ - 20 years             4           .67
20+ - 25 years            51         28.74
25+ - 30 years            92         67.72
30+ - 40 years             2          1.75
Wtd Avg. Orig Amort Term:            28.33

------------------------------------------

Seasoning Term          Count          Pct
--------------          -----          ---
12 Mos or less           132         85.78
1+ - 2 years              19         13.88
2+ - 3 years               2           .34
Wtd Avg. Seas Term:                    .55

------------------------------------------

Remaining Term          Count          Pct
--------------          -----          ---
 5+ -  7 years             3          1.86
 7+ - 10 years           141         89.85
10+ - 15 years             7          4.90
15+ - 20 years             2          3.39
Wtd Avg. Remaining Term               9.90
Antic Repay Term for Hyper Am

------------------------------------------


Loan Type               Count          Pct
---------               -----          ---

Fixed Rate               153        100.00

------------------------------------------

Amort Type              Count          Pct
----------              -----          ---
Balloon                   69         21.82
Full Am                    4          1.11
Hyper Am                  80         77.07

------------------------------------------
LTV                     Count          Pct
---                     -----          ---
50.00% OR LESS            12         11.69
50.01% - 60.00            16          9.87
60.01% - 70.00            39         22.05
70.01% - 75.00            53         29.39
75.01% - 80.00            31         23.61
Credit Lease               2          3.70
Wtd Avg. LTV:                        66.86

------------------------------------------

UW DSCR                 Count          Pct
-------                 -----          ---
1.10x - 1.19               6          6.37
1.20x - 1.24              23         19.19
1.25x - 1.29              27         18.59
1.30x - 1.39              33         18.29
1.40x - 1.49              15         11.68
1.50x - 1.99              39         21.05
2.00x and over             8          1.44
Credit Lease               2          3.39
Wtd Avg. DSCR:                        1.41

------------------------------------------

Universe                Count          Pct
--------                -----          ---

CSFB                     130         86.47
MS                        23         13.53

------------------------------------------

Property Type           Pr Cnt         Pct
------------------      ------         ---
Office                    33         29.94
Retail                    42         20.71
Multifamily               51         15.06
Lodging                   18         10.13
Industrial                16          6.56
Mixed Use                  4          6.28
Cooperative               10          3.94
Credit Lease              11          3.39
Other                      1          2.27
Self Storage               5          1.55
Mobile Home Park           1           .19

TOTAL                    192        100.00

------------------------------------------

Location > 1%           Pr Cnt         Pct
-------------           ------         ---
New York                   22        21.21
California                 48        18.09
Florida                    11         8.66
Washington                  6         5.69
Colorado                    8         4.70
Massachusetts               6         4.64
Texas                      13         3.66
Washington DC               2         3.45
Puerto Rico                 1         3.27
New Jersey                  8         3.15
Pennsylvania                3         2.81
Indiana                     6         2.60
Missouri                    4         2.52
Minnesota                   2         1.95
Arizona                     7         1.69
North Carolina              4         1.33
Illinois                    5         1.31
Maryland                    3         1.15
Georgia                     4         1.05

------------------------------------------




--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("MS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MS from sources that CSFB and MS believe to be reasonably reliable. However, CSFB and MS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any other person without CSFB's and MS's prior written consent. CSFB and MS may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MS and/or their employees may from time to time have a long or short position in any security discussed herein.
--------------------------------------------------------------------------------

               CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                      COMPARATIVE FINANCIAL STATUS REPORT
                           AS OF ____________________


   S4          S57       S58                P7          P8        P57        S72        S69        S70        S83        S84
----------   --------  --------           --------   --------   --------   --------   --------   --------   --------   -------
                                                                                      ORIGINAL UNDERWRITING
                                                                                         INFORMATION
                                                                           ---------------------------------------------------
                                                                           BASIS YEAR
                                                                           -----------
                                  LAST    CURRENT
                                PROPERTY  ALLOCATED   PAID     ALLOCATED    FINANCIAL
PROSPECTUS                      INSPECT     LOAN      THRU       DEBT       INFO AS OF      %      TOTAL       $        (1)
   ID         CITY      STATE     DATE     AMOUNT     DATE      SERVICE        DATE        OCC    REVENUE     NCF      DSCR
----------   -------   -------  --------  ---------   ----     ---------   -----------    -----   -------    -----    --------
                                yy/mm                                        yy/mm
List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CSSA Property and Loan file




Total:                                     $                    $                          WA       $         $          WA



    P65          P64         P59          P94          P95         P58         P57          P52          P92          P93
-----------  -----------  ----------  -----------  ----------  ----------  -----------  -----------  -----------  -----------
              2ND PRECEDING ANNUAL OPERATING                                  PRECEDING ANNUAL OPERATING
                         INFORMATION                                                   INFORMATION
             ------------------------------------------------  --------------------------------------------------------------
AS OF ______________                       NORMALIZED           AS OF _______________                      NORMALIZED

FINANCIAL                                                       FINANCIAL
INFO AS OF        %        TOTAL           $           (1)      INFO AS OF      %         TOTAL            $           (1)
  DATE           OCC      REVENUE         NCF          DSCR        DATE        OCC       REVENUE          NCF          DSCR
-----------   ---------   --------     ---------     -------    ----------   ---------  ----------     ---------    ----------
yy/mm                                                            yy/mm
List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CSSA Property and Loan file






                 WA         $           $               WA                      WA        $              $              WA





    P72          P73                        P66          P96           P97           (2)
------------  -----------   ----------  -----------  -----------   -----------   ------------    ------------   -----------
                                  MOST RECENT FINANCIAL                                           NET CHANGE
                                  INFORMATION
------------------------------------------------------------------------------   -------------------------------------------
         NORMALIZED OR ACTUAL                                                                  PRECEDING & BASIS
--------------------------------------                                           -------------------------------------------


                                                                                                      %
FS START       FS END           %         TOTAL           $            (1)            %              TOTAL            (1)
  DATE          DATE           OCC       REVENUE         NCF          DSCR           OCC            REVENUE          DSCR
-----------   ---------     ----------  ----------    ---------     ----------    ---------      ------------     -----------

yy/mm         yy/mm
List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CSSA Property and Loan file





                WA                        $             $              WA            WA              $                WA


(1) DSCR should match to Operating Statement and is normally calculated using NCF/Debt Service times the allocated loan percentage.
(2) Net change should compare the latest year to the underwriting year


               CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________



    S4          S55           S61          S57          S58        S62 OR S63        P8           P7            P37
----------  -----------   -----------  -----------  ------------  ------------  -----------   -----------   -------------
                                                                                             (a)           (b)
                                                                                             -----------   -------------
            SHORT NAME                                                                        SCHEDULED      TOTAL P&I
PROSPECTUS    (WHEN       PROPERTY                                 SQ FT OR      PAID THRU    PRINCIPAL     ADVANCES TO
    ID      APPROPRIATE)    TYPE          CITY         STATE        UNITS           DATE       BALANCE          DATE
----------  ------------  ----------    --------    ------------  -----------   -----------  -----------   -------------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 DAYS DELINQUENT


30 DAYS DELINQUENT


Current & at Special Servicer



    P39          P38                           P25             P10           P11       P58 OR P73   P92 OR P96   P93 OR P97
-----------  -----------  -------------   -------------   -------------  -----------  ------------  ----------- ------------
(c)           (d)         (c)=a+b+c+d
-----------  -----------  -------------
                OTHER
  TOTAL        ADVANCES                     CURRENT
EXPENSES TO    (TAXES &      TOTAL          MONTHLY          CURRENT       MATURITY     LTM NCF                   LTM DSCR
  DATE          ESCR0W)    EXPOSURE           P&I         INTEREST RATE      DATE        DATE         LTM NCF       (NCF)
-----------  -----------  ------------    ------------    -------------   ----------   ----------    ----------  -----------

LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 DAYS DELINQUENT


30 DAYS DELINQUENT


Current & at Special Servicer


FCL - Foreclosure
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
*Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure,
  MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**App - Appraisal, BPO - Broker opinion, Int. - Internal Value
***How to determine the cap rate is agreed upon by underwriter and special servicer - to be provided by a third party.


               CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________


   S4           S55          S61           S57            S58                         P74           P75
----------  ----------   ------------  ------------  ------------  ------------  ------------  ------------   ------------
                                                                  (f)=P38/P81                                (g)=(90*f)-c
                                                                  ------------                               ------------
                                                                                               APPRAISAL
            SHORT NAME                                             VALUE USING                   BPO OR        LESS USING
PROSPECTUS    (WHEN       PROPERTY                                 NOI & CAP      VALUATION     INTERNAL      90% APPR. OR
   ID       APPROPRIATE)    TYPE          CITY          STATE         RATE          DATE         VALUE**         BPO(f)
----------  ------------ -----------    ---------     ---------   -----------    -----------   ----------    -------------

LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 DAYS DELINQUENT


30 DAYS DELINQUENT


Current & at Special Servicer





    P35           P77           P79            P42            P82           P76
------------  -----------  -------------  -------------  -------------  ------------   --------------
   TOTAL
 APPRAISAL                                                  EXPECTED
 REDUCTION      TRANSFER    RESOLUTION      FCL START       FCL SALE      WORKOUT
 REALIZED         DATE         DATE           DATE            DATE        STRATEGY        COMMENTS
------------  -----------  -------------  -------------  -------------  ------------    -------------

LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 DAYS DELINQUENT


30 DAYS DELINQUENT


Current & at Special Servicer

FCL - Foreclosure
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
*Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure,
  MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**App - Appraisal, BPO - Broker opinion, Int. - Internal Value
***How to determine the cap rate is agreed upon by underwriter and special servicer - to be provided by a third party.


               CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                       HISTORICAL LOAN MODIFICATION REPORT
                           AS OF ____________________


    S4            S57           S58            P49                           P48           P7*           P7*               P50*
-----------  ------------  -------------  -------------  -------------  ------------  ------------  ------------      -------------

                                                                                       BALANCE
                                               MOD/        EXTENSION                   WHEN SENT    BALANCE AT THE
PROSPECTUS                                   EXTENSION    PER DOCS OR      EFFECT      TO SPECIAL   EFFECTIVE DATE OF
    ID           CITY          STATE           FLAG         SERVICER        DATE       SERVICER    REHABILITATION       OLD RATE
-----------  ------------   -----------    -----------    ------------  ---------     -----------  -----------------    ---------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.


Total For All Loans:






                 P50*        P25*         P25*         P11*          P11*                         P47
----------   ----------  -----------   ----------   -----------  ------------  ------------  -----------  ------------  ----------

                                                                                                            (2) EST.
                                                                                                             FUTURE
                                                                                 TOTAL #                  INTEREST LOSS
 # MTHS                                                                          MTHS FOR    (1) REALIZED  TO TRUST $
FOR RATE       NEW           OLD          NEW            OLD          NEW        CHANGE OF      LOSS TO      (RATE
 CHANGE        RATE          P&I          P&I         MATURITY     MATURITY        MOD          TRUST $    REDUCTION)      COMMENT
----------   ----------  ---------     ---------     ----------    --------     ----------  -----------  ---------------  --------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.


Total For All Loans:



*The information in these columns is from a particular point in time and should not change on this report once assigned.
 Future modifications done on the same loan are additions to the report.
(1) Actual principal loss taken by bonds
(1) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.



               CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1 HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                           AS OF ____________________



    S4           S55             S61           S57             S58            P45/P7           P75
-----------  -----------    -------------  ------------  ---------------  ---------------  ----------   ------------
                                                                           (c)=b/a             (a)
                                                                          ---------------  ----------
                                                                             RECEIVED         LATGEST      EFFECT
              SHORT NAME                                                       FROM        APPRAISAL OR    DATE OF
PROSPECTUS      (WHEN         PROPERTY                                       LIQUIDA-         BROKERS      LIQUIDA-
    ID       APPROPRIATE)       TYPE           CITY          STATE             TION           OPINIONS       TION
-----------  ------------   -------------   ----------    ------------    ---------------  ------------    ---------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.


Total all Loans:


Current Month Only:


(b) Servicing Fee Expense is the work out fee charged by the special servicer





                  P45             P7              P37          P39+P38
-----------   ------------   -------------  ---------------  --------------  --------------   ------------   -------------
    (b)            (d)            (e)             (f)            (g)              (h)         (i)=d-(f+g+h)     (k)=i-e
-----------   ------------   -------------  ---------------  --------------  --------------   ------------   -------------
                NET AMT                                                        SERVICING
   SALES        RECEIVED       SCHEDULED       TOTAL P&I         TOTAL            FEES                        ACTUAL LOSSES
   PRICE        FROM SALE       BALANCE         ADVANCED        EXPENSES        EXPENSE       NET PROCEEDS     PASSED THRU
-----------   ------------   -------------  ---------------  --------------  --------------  -------------   --------------


THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.


Total all Loans:


Current Month Only:


(b) Servicing Fee Expense is the work out fee charged by the special servicer






                      (m)                                   (n)=k+m                   (o)=n/e
------------     --------------       ---------------     ---------------      --------------------
   DATE                                   MINOR
   LOSS                                    ADJ                                       LOSS % OF
  PASSED           MINOR ADJ              PASSED          TOTAL LOSS WITH            SCHEDULED
   THRU             TO TRUST               THRU              ADJUSTMENT               BALANCE
------------     --------------       ---------------     ---------------      --------------------

THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.


Total all Loans:


Current Month Only:


(b) Servicing Fee Expense is the work out fee charged by the special servicer


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                               REO STATUS REPORT
                          AS OF ---------------------


S4              S55           S61          S57       S58       S62 OR       P8     P7                P37         P39         P38
                                                               S63                 (a)               (b)         (c)
             SHORT NAME                                                     PAID   ALLOCATED LOAN                            OTHER
PROSPECTUS     (WHEN         PROPERTY                          SQ FT OR     THRU     AMOUNT OR      TOTAL P&I    TOTAL     ADVANCES
    ID       APPROPRIATE)      TYPE        CITY     STATE        UNITS      DATE   SCHEDULED LOAN    ADVANCES   EXPENSES   (TAXES &
                                                                                       BALANCE        TO DATE    TO DATE    ESCROW)











REOs that are more than one loan should use the Allocated Loan Amount and prorate all advances and expenses.

(1) Use the following codes: App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value



                  P25          P11        P58 OR P73          P93 OR P97
(e)=a+b+c+d                                                   (k)
                CURRENT
   TOTAL         MONTHLY      MATURITY      LTM NCF            LTM DSCR
  EXPOSURE         P&I          DATE         DATE                (NCF)








REOs that are more than one loan should use the Allocated Loan Amount and prorate all advances and expenses.

(1) Use the following codes: App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                               REO STATUS REPORT
                           AS OF -------------------





S4              S55            S61          S57         S58          P74                                        P75
                                                                                 (f)=(k/j)                     (g)
                                                                                               APPRAISAL
             SHORT NAME                                                            VALUE         BPO OR       APPRAISAL
PROSPECTUS     (WHEN        PROPERTY       CITY        STATE      VALUATION       USING NOI     INTERNAL        BPO OR
   ID        APPROPRIATE)     TYPE                                   DATE           &CAP          VALUE        INTERNAL
                                                                                    RATE         SOURCE**        VALUE








 REOs that are more than one loan should use the Allocated Loan Amount and prorate all advances and expenses.

(1) Use the following codes: App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value


                  P35           P77           P82           P79
(h)=(.90*g)-e
                 TOTAL                        REO            PENDING
  LOSS USING    APPRAISAL     TRANSFER     ACQUISITION     RESOLUTION    COMMENTS
 90% APPR. OR   REDUCTION       DATE          DATE            DATE
     BPO(f)      REALIZED






REOs that are more than one loan should use the Allocated Loan Amount and prorate all advances and expenses.

(1) Use the following codes: App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                               SERVICER WATCH LIST
                            AS OF -------------------




    S4         S55        S61      S57    S58      P7        P8        P11        P93        P97
                                                                               PRECEEDING   MOST
PROSPECTUS SHORT NAME   PROPERTY                 SCHEDULED   PAID              FISCAL YR   RECENT      COMMENT/ACTION TO BE TAKEN
     ID      (WHEN        TYPE     CITY   STATE    LOAN      THRU    MATURITY    DSCR       DSCR
           APPROPRIATE)                           BALANCE    DATE      DATE       NCF        NCF


List all loans on watch list and reason sorted in descending balance order.
Should not include loans that are specially serviced








Total:                                             $


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                       OPERATING STATEMENT ANALYSIS REPORT
                            AS OF -------------------




PROPERTY OVERVIEW
  Prospectus Loan ID
  Sch Bal/Paid to Date/Allocated %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                Underwriting     1994         1995        1996          Trailing
  Occupancy Rate*
  Average Rental Rate
                                    *Occupancy rates are year end or the ending date of the financial statement for the period.

INCOME                                                                                       No. of Mos.
  Number of Mos.                                                 Prior year  Current Yr.
  Period Ended                      Underwriting     1994          1995        1996         97 Trailing**   1996-Base   1996-1995
  Statement Classificaation           Base List     Normalized   Normalized  Normalized      as of  / /97    Variance    Variance
  Rental Income (Category 1)
  Rental Income (Category 2)
  Rental Income (Category 3)
  Pass Through/Escalations
  Other Income

Effective Gross Income                  $0.00        $0.00         $0.00       $0.00            $0.00           %            %
                                  Normalized - Full year Financial Statements that have been reviewed by the underwriter or Servicer
                                  ** Servicer will not be expected to "Normalize" these YTD numbers

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  General & Administration
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expenses
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent
 Total Operating Expenses                $0.00        $0.00         $0.00       $0.00            $0.00           %            %
 Operating Expense Rate
 Net Operating Income                    $0.00        $0.00         $0.00       $0.00            $0.00
  Leasing Commissions
  Tenant Improvements
  Replacement Reserve
 Total Capital Items                     $0.00        $0.00         $0.00       $0.00            $0.00                        $0.00

 N.O.I. After Capital Items              $0.00        $0.00         $0.00       $0.00            $0.00

Debt Service (per Servicer)              $0.00        $0.00         $0.00       $0.00            $0.00
Cash Flow after debt service             $0.00        $0.00         $0.00       $0.00            $0.00

DSCR: (NOI/Debt Service)

(1)DSCR:(after reserves/Cap exp.)

 Source of Financial Data:
                                   (i.e. operating statements, financial statements, tax return, other)



Notes and Assumptions:
--------------------------------------------------------------------------------
The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow
Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1)Private 2) Medicaid
3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                   FORM OF NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                            AS OF -------------------




PROPERTY OVERVIEW
  LB Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                       BORROWER           ADJUSTMENT   NORMALIZED
  Occupancy Rate*
  Average Rental Rate
                                       * Occupancy rates are year end or the ending date of the financial statement for the period.

INCOME:
  Number of Mos. Annualized               "Year"
  Period Ended                           Borrower          Adjustment     Normalized
  Statement Classification                Actual
  Rental Income (Category 1)
  Rental Income (Category 2)
  Rental Income (Category 3)
  Pass Through/Escalations
  Other Income
Effective Gross Income                   $0.00                $0.00           $0.00
                                        Normalized - Full year financial statements that have been reviewed by the Servicer.

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  General & Administration
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent
 Total Operating Expenses                $0.00                $0.00           $0.00

 Operating Expense Ratio

 Net Operating Income                    $0.00                $0.00           $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve
 Total Capital Items                    $0.00                 $0.00           $0.00

N.O.I. After Capital Items              $0.00                 $0.00           $0.00

Debt Service (per Servicer)             $0.00                 $0.00           $0.00
Cash Flow after debt service            $0.00                 $0.00           $0.00

(1)DSCR: (NOI/Debt Service)

DSCR: (after reserves/Cap exp.)

Source of Financial Data:
                                       (i.e. operating statements, financial statements, tax return, other)


Notes and Assumptions:
--------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.

 The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

(1) Used in the Comparative Financial Report.

                                                              ANNEX D



[A graphic was omitted
from the top of each page
of this Annex that consisted
of the corporate logo of                                                                  ------------------------------------------
Norwest Bank Minnesota,                                                                   For Additional Information, please contact
National Association.]           CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                                     DISTRIBUTION DATE STATEMENT

                                                          TABLE OF CONTENTS

                               ======================================================================
                               STATEMENT SECTIONS                                           PAGE(S)
                               ------------------                                           -------
                               Certificate Distribution Detail                                 2
                               Certificate Factor Detail                                       3
                               Reconciliation Detail                                           4
                               Other Required Information                                      5
                               Ratings Detail                                                  6
                               Current Mortgage Loan and Property Stratification Tables      7 - 9
                               Mortgage Loan Detail                                           10
                               Principal Prepayment Detail                                    11
                               Historical Detail                                              12
                               Delinquency Loan Detail                                        13
                               Specially Serviced Loan Detail                               14 - 15
                               Modified Loan Detail                                           16
                               Liquidated Loan Detail                                         17
                               ======================================================================

           UNDERWRITER                     UNDERWRITER                         SERVICER                       SPECIAL SERVICER

==============================  =================================  =================================  ==============================
Credit Suisse First Boston      Morgan Stanley & Co. Incorporated  Wells Fargo Bank, National         Lennar Partners, Inc.
  Corporation                   1585 Broadway                        Association                      700 N.W. 107th Avenue
Eleven Madison Avenue           New York, NY 10036                 555 Montgomery Street, 17th Floor  Miami, FL 33172
New York, NY 10010-3629                                            San Francisco, CA 94111
                                Contact:      General Information
Contact:      Louise Fogarty                    Number             Contact:      Stewart McAdams      Contact:      Steve Bruha
Phone Number: (212) 325-3507    Phone Number: (212) 761-4700       Phone Number: (415) 396-7208       Phone Number: (305) 229-6614
==============================  =================================  =================================  ==============================

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master
Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                            Page 1 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                    Collateral
                                                                                     Support
               Pass-                                                                  Deficit                             Current
              Through  Original  Beginning    Principal     Interest    Prepayment  Allocation/     Total     Ending   Subordination
Class  CUSIP   Rate     Balance   Balance   Distribution  Distribution   Penalties   (Reimb)    Distribution  Balance    Level (1)
====================================================================================================================================
A-1          0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
A-2          0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
 B           0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
 C           0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
 D           0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
 E           0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
 F           0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
 G           0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
 H           0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
 I           0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
 J           0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
 K           0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
V-1          0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
V-2          0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
LR           0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
 R           0.000000%   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00        0.00%
====================================================================================================================================
Totals                   0.00      0.00         0.00          0.00         0.00        0.00          0.00      0.00
====================================================================================================================================

==============================================================================================
               Pass-   Original  Beginning                                             Ending
              Through  Notional  Notional     Interest      Prepayment     Total      Notional
Class  CUSIP   Rate     Amount    Amount    Distribution    Penalties   Distribution   Amount
==============================================================================================
A-X          0.000000%   0.00      0.00         0.00          0.00         0.00        0.00
==============================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                            Page 2 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                                     CERTIFICATE FACTOR DETAIL

   ==============================================================================================================================
                                                                                             Collateral Support
                          Beginning        Principal         Interest        Prepayment            Deficit           Ending
    Class      CUSIP       Balance       Distribution      Distribution       Penalties      Allocation/(Reimb)      Balance
   ==============================================================================================================================
     A-1                  0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
     A-2                  0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
      B                   0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
      C                   0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
      D                   0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
      E                   0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
      F                   0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
      G                   0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
      H                   0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
      I                   0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
      J                   0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
      K                   0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
     V-1                  0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
     V-2                  0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
     LR                   0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
      R                   0.00000000      0.00000000        0.00000000       0.00000000          0.00000000        0.00000000
   ==============================================================================================================================

   ====================================================================================
                          Beginning                                            Ending
                          Notional         Interest         Prepayment        Notional
    Class      CUSIP       Amount        Distribution        Penalties         Amount
   ====================================================================================
     A-X                  0.00000000      0.00000000        0.00000000       0.00000000
   ====================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                           Page 3 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                                       RECONCILIATION DETAIL


ADVANCE SUMMARY                                                          SERVICING FEE BREAKDOWNS

P & I Advances Outstanding                   0.00                        Current Period Accrued Servicing Fees                  0.00
Property Protection Advances Outstanding     0.00                        Less Delinquent Servicing Fees                         0.00
                                                                         Plus Additional Servicing Fees                         0.00
Reimbursement for Interest on Advances       0.00                        Less Reductions to Servicing Fees                      0.00
paid from general collections                                            Plus Servicing Fees for Delinquent Payments Received   0.00
                                                                         Plus Adjustments for Prior Servicing Calculation       0.00
                                                                         Total Servicing Fees Collected                         0.00

CERTIFICATE INTEREST RECONCILIATION

====================================================================================================================================
                       Uncovered                     Certificate    Unpaid        Optimal
          Accrued     Prepayment                      Deferred     Interest      Interest     Interest                   Appraisal
        Certificate    Interest    Indemnification    Interest     Shortfall   Distribution   Shortfall     Interest     Reduction
Class    Interest      Shortfall      Expenses         Amount       Amount        Amount       Amount     Distribution    Amount
====================================================================================================================================
A-1         0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
A-2         0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
A-X         0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
 B          0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
 C          0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
 D          0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
 E          0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
 F          0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
 G          0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
 H          0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
 I          0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
 J          0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
 K          0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
V-1         0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
V-2         0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
====================================================================================================================================
Total       0.00          0.00          0.00            0.00         0.00          0.00         0.00          0.00         0.00
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                            Page 4 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                             |
Available Distribution Amount                               0.00             |                    Appraisal Reductions
                                                                             |        =============================================
                                                                             |                       Appraisal     Date Appraisal
Aggregate Number of Outstanding Loans                          0             |           Loan        Reduction        Reduction
Aggregate Unpaid Principal Balance of Loans                 0.00             |          Number       Effected         Effected
Aggregate Stated Principal Balance of Loans                 0.00             |        =============================================
                                                                             |
                                                                             |                         NONE
Aggregate Amount of Servicing Fee                           0.00             |
Aggregate Amount of Seller Servicing Fee                    0.00             |
Aggregate Amount of Special Servicing Fee                   0.00             |
Aggregate Amount of Trustee Fee                             0.00             |
                                                                             |
Specially Serviced Loans not Delinquent                                      |
                                                                             |
     Number of Outstanding Loans                               0             |
                                                                             |
     Aggregate Unpaid Principal Balance                     0.00             |
                                                                             |
Interest Reserve Account                                                     |
                                                                             |
     Deposits                                               0.00             |
                                                                             |
     Withdrawals                                            0.00             |
                                                                             |
                                                                             |
                                                                             |        =============================================
                                                                             |        TOTAL
                                                                             |        =============================================
                                                                             |
------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                            Page 5 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL

                           =============================================================================
                                                    Original Ratings             Current Ratings (1)
                           Class     CUSIP     ---------------------------   ---------------------------
                                               DCR   Fitch   Moody's   S&P   DCR   Moody's   Fitch   S&P
                           =============================================================================
                           A-1
                           A-2
                           A-X
                           B
                           C
                           D
                           E
                           F
                           G
                           H
                           I
                           J
                           K
                           =============================================================================

         NR  - Designates that the class was not rated by the above agency at the time of original issuance.
          X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
         N/A - Data not available this period.

    1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.      Fitch IBCA, Inc.               Moody's Investors Service      Standard & Poor's Rating Services
55 East Monroe Street                One State Street Plaza         99 Church Street               26 Broadway
Chicago, Illinois 60603              New York, New York 10004       New York, New York 10007       New York, New York 10004
(312) 368-3100                       (212) 908-0500                 (212) 553-0300                 (212) 208-8000

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                            Page 6 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          SCHEDULED BALANCE                                                  STATE (3)
      =========================================================        ======================================================
                                   % of                                                          % of
      Scheduled  # of   Scheduled  Agg.  WAM         Weighted                  # of   Scheduled  Agg.  WAM         Weighted
       Balance   Loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)        State  Props.   Balance   Bal.  (2)  WAC  Avg DSCR (1)
      =========================================================        ======================================================

















                                                                       ======================================================
                                                                       Totals
                                                                       ======================================================



      =========================================================
      Totals
      =========================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                            Page 7 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                    DEBT SERVICE COVERAGE RATIO                                             PROPERTY TYPE (3)
 ===============================================================    ===============================================================
                                      % of              Weighted                                         % of              Weighted
  Debt Service    # of    Scheduled   Agg.   WAM          Avg          Property      # of    Scheduled   Agg.   WAM          Avg
 Coverage Ratio   Loans    Balance    Bal.   (2)   WAC  DSCR (1)         Type        Props.   Balance    Bal.   (2)   WAC  DSCR (1)
 ===============================================================    ===============================================================










 ===============================================================    ===============================================================
 Totals                                                             Totals
 ===============================================================    ===============================================================

                            NOTE RATE                                                           SEASONING
 ===============================================================    ===============================================================
                                      % of              Weighted                                         % of              Weighted
      Note        # of    Scheduled   Agg.   WAM          Avg                        # of    Scheduled   Agg.   WAM          Avg
      Rate        Loans    Balance    Bal.   (2)   WAC  DSCR (1)       Seasoning     Loans    Balance    Bal.   (2)   WAC  DSCR (1)
 ===============================================================    ===============================================================










 ===============================================================    ===============================================================
 Totals                                                             Totals
 ===============================================================    ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                            Page 8 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

        ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)
 ===============================================================    ===============================================================
 Anticipated                          % of              Weighted    Remaining                            % of              Weighted
  Remaining       # of    Scheduled   Agg.   WAM          Avg         Stated         # of    Scheduled   Agg.   WAM          Avg
   Term (2)       Loans    Balance    Bal.   (2)   WAC  DSCR (1)       Term          Loans    Balance    Bal.   (2)   WAC  DSCR (1)
 ===============================================================    ===============================================================










 ===============================================================    ===============================================================
 Totals                                                             Totals
 ===============================================================    ===============================================================

       REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
 ===============================================================    ===============================================================
  Remaining                           % of              Weighted                                         % of              Weighted
 Amortization     # of    Scheduled   Agg.   WAM          Avg       Age of Most      # of    Scheduled   Agg.   WAM          Avg
     Term         Loans    Balance    Bal.   (2)   WAC  DSCR (1)     Recent NOI      Loans    Balance    Bal.   (2)   WAC  DSCR (1)
 ===============================================================    ===============================================================










 ===============================================================    ===============================================================
 Totals                                                             Totals
 ===============================================================    ===============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro- rata the current loan information to the properties based upon the Cut- off
Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                            Page 9 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

===========================================================================================================================
                                                                               Anticipated               Neg.     Beginning
 Loan             Property                    Interest    Principal    Gross    Repayment    Maturity    Amort    Scheduled
Number    ODCR    Type (1)    City    State    Payment     Payment    Coupon      Date         Date      (Y/N)     Balance
===========================================================================================================================










===========================================================================================================================
TOTALS
===========================================================================================================================

============================================================
 Ending      Paid    Appraisal    Appraisal     Res.    Mod.
Scheduled    Thru    Reduction    Reduction    Strat.   Code
 Balance     Date      Date        Amount        (2)     (3)
============================================================










============================================================

============================================================

          (1) Property Type Code                         (2) Resolution Strategy Code                         (3) Modification Code
          ----------------------                         ----------------------------                         ---------------------

MF - Multi-Family     OF - Office        1 - Modification  6 - DPO                 10 - Deed In Lieu Of      1 - Maturity Date
RT - Retail           MU - Mixed Use     2 - Foreclosure   7 - REO                      Foreclosure              Extension
HC - Health Care      LO - Lodging       3 - Bankruptcy    8 - Resolved            11 - Full Payoff          2 - Amortization Change
IN - Industrial       SS - Self Storage  4 - Extension     9 - Pending Return      12 - Reps and Warranties  3 - Principal Write-Off
WH - Warehouse        OT - Other         5 - Note Sale         to Master Servicer  13 - Other or TBD         4 - Combination
MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                           Page 10 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                                    PRINCIPAL PREPAYMENT DETAIL

  ================================================================================================================================
           Offering
           Document     Principal Prepayment Amount                                 Prepayment Penalties
   Loan     Cross-   -----------------------------------  ------------------------------------------------------------------------
  Number  Reference  Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Protection Payment   Yield Maintenance Charge
  ================================================================================================================================










  ================================================================================================================================
  Totals
  ================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                           Page 11 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

====================================================================================================================================
                                    Delinquencies                                          Prepayments         Rate and Maturities
------------------------------------------------------------------------------------  ----------------------  ----------------------
                                       90 Days
Distribution  30-59 Days  60-89 Days   or More   Foreclosure    REO    Modifications  Curtailments   Payoff   Next Weighted Avg.
    Date      #  Balance  #  Balance  # Balance  #  Balance  # Balance   #  Balance     #  Amount  #  Amount   Coupon   Remit    WAM
------------------------------------------------------------------------------------------------------------------------------------










====================================================================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                           Page 12 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL

====================================================================================================================================
              Offering
              Document          # of           Paid           Current      Outstanding      Status of     Resolution     Servicing
 Loan          Cross-          Months         Through          P & I          P & I         Mortgage       Strategy      Transfer
Number        Reference        Delinq.         Date          Advances      Advances**       Loan (1)       Code (2)        Date
====================================================================================================================================










====================================================================================================================================
Totals
====================================================================================================================================

=============================================================================

                   Current        Outstanding
Foreclosure       Servicing        Servicing        Bankruptcy        REO
   Date           Advances         Advances            Date          Date
=============================================================================










=============================================================================

=============================================================================

                    (1) Status of Mortgage Loan                                  (2) Resolution Strategy Code
                    ---------------------------                                  ----------------------------

1 - Modification  6 - DPO                 10 - Deed In Lieu Of             1 - Modification   7 - REO
2 - Foreclosure   7 - REO                      Foreclosure                 2 - Foreclosure    8 - Resolved
3 - Bankruptcy    8 - Resolved            11 - Full Payoff                 3 - Bankruptcy     9 - Pending Return
4 - Extension     9 - Pending Return      12 - Reps and Warranties         4 - Extension          to Master Servicer
5 - Note Sale         to Master Servicer  13 - Other or TBD                5 - Note Sale     10 - Deed In Lieu Of
                                                                           6 - DPO                Foreclosure

** Outstanding P & I Advances include the current period advance

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                           Page 13 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                              SPECIALLY SERVICED LOAN DETAIL - PART 1
===================================================================================================================================
                          Offering
                          Document       Servicing    Resolution
Distribution     Loan      Cross-        Transfer      Strategy     Scheduled      Property                 Interest      Actual
    Date        Number    Reference        Date        Code (1)      Balance       Type (2)      State        Rate        Balance
===================================================================================================================================










===================================================================================================================================

=============================================================

   Net                                             Remaining
Operating     NOI            Note    Maturity    Amortization
 Income      Date    DSCR    Date      Date          Term
=============================================================










=============================================================

                            (1) Resolution Strategy Code                            (2) Property Type Code
                            ----------------------------                            ----------------------

                    1 - Modification   7 - REO                                 MF - Multi-Family     OF - Office
                    2 - Foreclosure    8 - Resolved                            RT - Retail           MU - Mixed Use
                    3 - Bankruptcy     9 - Pending Return                      HC - Health Care      LO - Lodging
                    4 - Extension          to Master Servicer                  IN - Industrial       SS - Self Storage
                    5 - Note Sale     10 - Deed In Lieu Of                     WH - Warehouse        OT - Other
                    6 - DPO                Foreclosure                         MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                           Page 14 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                              SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                           Offering
                           Document    Resolution       Site                                            Other REO
Distribution     Loan       Cross-      Strategy     Inspection    Phase 1    Appraisal    Appraisal     Property
    Date        Number    Reference     Code (1)        Date         Date        Date       Value        Revenue        Comment
====================================================================================================================================










====================================================================================================================================

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                                   1 - Modification  6 - DPO                 10 - Deed In Lieu Of
                                   2 - Foreclosure   7 - REO                      Foreclosure
                                   3 - Bankruptcy    8 - Resolved            11 - Full Payoff
                                   4 - Extension     9 - Pending Return      12 - Reps and Warranties
                                   5 - Note Sale         to Master Servicer  13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                           Page 15 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL
====================================================================================================================================
             Offering
 Loan        Document       Pre-Modification
Number    Cross-Reference        Balance          Modification Date                       Modification Description
====================================================================================================================================










====================================================================================================================================
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                           Page 16 of 17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                   Leslie Gaskill
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (212) 515-5254
NORWEST BANK MINNESOTA, N.A.                        SERIES 1999-C1                          Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
3 NEW YORK PLAZA, 15TH FLOOR                                                              ------------------------------------------
NEW YORK, NY 10004                                                                                PAYMENT DATE:    11/18/1999
                                                                                                  RECORD DATE:     10/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                                       LIQUIDATED LOAN DETAIL

=================================================================================================================================
                                                                                                       Gross
                                                                                                     Proceeds
         Final Recovery        Offering                                                              as a % of      Aggregate
 Loan     Determination        Document         Appraisal     Appraisal     Actual        Gross       Actual       Liquidation
Number        Date          Cross-Reference       Date          Value       Balance     Proceeds      Balance       Expenses*
=================================================================================================================================











=================================================================================================================================
Current Total
=================================================================================================================================
Cumulative Total
=================================================================================================================================

===========================================================

                      Net
    Net            Proceeds                     Repurchased
Liquidation        as a % of       Realized      by Seller
 Proceeds       Actual Balance       Loss          (Y/N)
===========================================================











===========================================================

===========================================================

===========================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                                                                           Page 17 of 17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX E


         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex E have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a

Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depository for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depository, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A Certificate Owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Certificate Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such Certificate Owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Certificate Owners that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Except as provided below, Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     Final withholding regulations (the "New Regulations") effective January 1, 2001 affect the documentation required from non-U.S. Persons having validly existing IRS Forms, such as IRS Form W-8, 1001 or 4224. The New Regulations replace a number of current tax certification forms (including IRS Forms W-9, 1001 and 4224, as discussed above) with a new series of IRS Forms W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change). Existing forms and statements will remain valid until the earlier of their expiration or December 31, 2000.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.


     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   DEPOSITOR
           Commercial/Multifamily Mortgage Pass-Through Certificates

                             (Issuable in Series)

Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") from time to time will offer Commercial/Multifamily Mortgage Pass-Through Certificates (the "Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes" which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.


Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on residential/commercial properties, and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other enhancement described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include participation interests in such types of mortgage loans, installment contracts for the sale of such types of properties and/or mortgage pass-through certificates. Such mortgage loans, participation interests, mortgage pass-through certificates ("MBS") and installment contracts are hereinafter referred to as the "Mortgage Loans." The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be serviced by a Master Servicer identified in the related Prospectus Supplement.
                                  ----------
The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Interest Certificates or Residual Certificates (each, as defined herein), as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences."
                                  ----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COM- MISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------
PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" AFTER THE SECTION CAPTIONED "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" HEREIN.
                                  ----------
     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include Credit Suisse First Boston Corporation, an affiliate of the Depositor, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

     There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

     This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.



                          CREDIT SUISSE FIRST BOSTON
                       Prospectus dated October 12, 1999.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates;
(ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series; (xiii) additional information with respect to the Enhancement (as defined herein) relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.


                            ADDITIONAL INFORMATION

     This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Credit Suisse First Boston Mortgage Securities Corp., that file electronically with the Commission. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                                 RISK FACTORS

     INVESTORS SHOULD CONSIDER, IN CONNECTION WITH THE PURCHASE OF CERTIFICATES, AMONG OTHER THINGS, THE FOLLOWING FACTORS AND CERTAIN OTHER FACTORS AS MAY BE SET FORTH IN "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.


LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement.


LIMITED ASSETS

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Loans may have been made and/or assigned in connection with transfers of such Mortgage Loans prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Loans and any form of Enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and the REO Account and any accounts maintained as Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates that includes one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Funds have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

     Prepayments (including those caused by defaults) on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgaged Properties in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates of such Series may be more sensitive to prepayments on Mortgage Loans. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Certificates (the "Accrual Certificates") and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate.


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Certificates of the related Series are entitled that is not covered by the applicable rating.

     The amount, type and nature of any Enhancement established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Enhancement, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series.


RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of a mortgagor's default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Loans in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement.


RISKS ASSOCIATED WITH MORTGAGE LOANS AND LEASES

     If so described in the related Prospectus Supplement, each mortgagor under a Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Mortgage Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Mortgaged Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Mortgage Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Mortgaged Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Mortgaged Property, and absent significant amortization of the Mortgage Loan, if such loan is foreclosed on and the Mortgaged Property is liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.


BALLOON PAYMENTS

     Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-Off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.


JUNIOR MORTGAGE LOANS

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans.


OBLIGOR DEFAULT

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.


MORTGAGOR TYPE

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.


ENHANCEMENT LIMITATIONS

     The Prospectus Supplement for a Series of Certificates will describe any Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. The use of Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Enhancement may not cover all potential losses or risks. For example, Enhancement may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A Series of Certificates may include one or more classes of Subordinate Certificates, if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Enhancement may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Funds may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Enhancement covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Enhancement supporting one or more classes of Certificates, including the subordination of one or more classes of other Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Loans will not exceed such assumed levels.

     Regardless of the form of Enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Enhancement provider, or as a result of losses on the related Mortgage Loans substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Enhancement, or to take any other action to maintain any rating of any Series of Certificates.


ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which in general permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected.


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, failure to perform a cleanup required for contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may become liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender participated in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in such Trust Fund and the yield on the Certificates of such Series.

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences." Accordingly, under certain circumstances, holders of Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Interest Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, or may be negative. A Residual Interest Certificate acquired after January 3, 1995 cannot be marked-to-market.


CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances.


BOOK-ENTRY REGISTRATION

     If so provided in the related Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company ("DTC"), and will not be registered in the names of the beneficial owners of such Certificates or their nominees. Because of this, unless and until definitive certificates are issued, such beneficial owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, such beneficial owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations.


                                 THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on December 31, 1985, and is a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation ("CSFBMC"). CSFBMC is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "Plan of Distribution" below, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

     The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.


                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Loans relating to such Series, to repay indebtedness which has been incurred to obtain funds to acquire Mortgage Loans, to establish the Reserve Funds, if any, for the Series, to obtain other Enhancement, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Loans.


                       DESCRIPTION OF THE CERTIFICATES*

     * Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

     The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

     At the time of issuance, the Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.


GENERAL

     The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will comprise, to the extent provided in the Agreement: (i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of Enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Certificates. See "Enhancement." Such other assets will be described more fully in the related Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be "time-tranched" and, therefore, structured to receive principal payments in sequence. Each Class in a group of "time-tranched" Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

     The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes, (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement, provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.


DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

     With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.


ACCOUNTS

     It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

     It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus

Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement: (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans;
(2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property; (4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property; and (9) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor and the Master Servicer as described in the Agreement.

     The amount at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

     It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments (as defined herein) that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

     Unless otherwise specified in the applicable Prospectus Supplement, "Permitted Investments" will consist of one or more of the following:

   (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

   (ii) direct obligations of, or guarantees as to timely payment of principal and interest by, the FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

   (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

   (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

   (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

   (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency at the time of such investment provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level; (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

   (vii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing therefor; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account or the Distribution Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Collection Account and the Distribution Account;

   (viii) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

   (ix) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

   (x) such other obligations as are acceptable as Permitted Investments to each Rating Agency;

provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.


AMENDMENT

     The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, to maintain the rating or ratings assigned to the Certificates by a Rating Agency or to make other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interests of any Certificateholder.

     Each Agreement will also provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than a percentage specified in the related Agreement of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC Pool as a REMIC at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification, and would not adversely affect in any material respect the interest of any Certificateholder. The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement.


TERMINATION; REPURCHASE OF MORTGAGE LOANS

     The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.


REPORTS TO CERTIFICATEHOLDERS


     Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.


THE TRUSTEE


     The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement.

                              THE MORTGAGE POOLS


GENERAL

     Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential/commercial property and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property") located, unless otherwise specified in the related Prospectus Supplement, in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. A Mortgage Pool may also include any or all of the participation interests in such types of mortgage loans, private mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, FNMA or GNMA and mortgage pass-through certificates previously created by the Depositor ("MBS"). Each such mortgage loan, Installment Contract, participation interest or MBS is herein referred to as a "Mortgage Loan."

     All Mortgage Loans will be of one or more of the following types:

     1. mortgage loans with fixed interest rates;

     2. mortgage loans with adjustable interest rates;

     3. mortgage loans whose principal balances fully amortize over their remaining terms to maturity;

     4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

     5. mortgage loans that provide for recourse against only the Mortgaged Properties;

     6. mortgage loans that provide for recourse against the other assets of the related Borrowers (as defined below); and

     7. any other types of mortgage loans described in the applicable Prospectus Supplement.

     Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

     Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans--Leases and Rents."

     A Trust Fund may consist of a single Mortgage Loan or a number of Mortgage Loans with a single obligor or related obligors thereunder, or multiple Mortgage Loans with multiple unrelated obligors thereunder, as specified in the related Prospectus Supplement. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

     Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

     The Prospectus Supplement relating to each Series will specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

     The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.


ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

     In addition, except to the extent otherwise specified in the applicable Prospectus Supplement, the Depositor will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

     The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or other entity cannot cure such defect within the time period specified in such Prospectus Supplement, the Master Servicer or such other entity will be obligated to either substitute the affected Mortgage Loan for a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.


MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

     The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

     Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures (to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral). Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA.

     If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Depositor to pay principal of and interest on the Certificates may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.


REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Prospectus Supplement, the seller (the "Unaffiliated Seller") of a Mortgage Loan to the Depositor or any of its affiliates (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller (or the Master Servicer) to the Depositor or its affiliates. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions), unless otherwise specified in the related Prospectus Supplement;
(iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement).

     All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation of the Unaffiliated Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Unaffiliated Seller to the Depositor or its affiliates, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-Off Date. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Holders of Certificates of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates.

     Unless otherwise set forth or specified in the related Prospectus Supplement, upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or, if so specified in the related Prospectus Supplement, the Master Servicer will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Unaffiliated Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Unaffiliated Seller or the Master Servicer to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by an Unaffiliated Seller.


     Any obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an Unaffiliated Seller will carry out its repurchase obligation with respect to the Mortgage Loans.


     The Depositor will make representations and warranties with respect to the Mortgage Loans in a Mortgage Pool, as specified in the related Prospectus Supplement. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interests of the Certificateholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the related Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.


     The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.


     Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer or the Unaffiliated Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a per annum interest rate (the "Mortgage Interest Rate") not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The Prospectus Supplement related to a Series will identify the master servicer, or if there is only one servicer of the Mortgage Loans, the servicer thereof (as applicable, the "Master Servicer") and will set forth certain information concerning the Master Servicer. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. If so specified in the related Prospectus Supplement, the Master Servicer may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers and may subcontract the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") to a special servicer (the "Special Servicer"), and certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. Such sub-servicers and the Special Servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.


COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, following such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment or assumption charge or penalty interests in connection with late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

     It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or, to the extent such amounts are insufficient, in the manner set forth in the Prospectus Supplement and Agreement for the related Series.


INSURANCE

     Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. If a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also maintain or require the related Borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. To the extent set forth in the related Prospectus Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of (i) an amount not less than the amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The related Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest blanket, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mud flows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.


     The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     In addition, to the extent required by the related Mortgage, the Master Servicer may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit;

provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer from the Collection Account, with interest thereon, as provided by the Agreement.

     Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.


     In addition, the Agreement for a Series may provide that the Master Servicer be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "Description of the Certificates--Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees and expenses of the Trustee.

     If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the exact amount and calculation of the Special Servicer Fee will be established in the Prospectus Supplement and Agreement for the related Series.

     In addition to the compensation described above, the Master Servicer (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.


ADVANCES

     The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer or the Special Servicer, if any, may have the discretion, subject to certain conditions set forth herein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer or the Special Servicer, if any, may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

     The Special Servicer, if any, may, with respect to any Specially Serviced Mortgage Loan, subject to the terms and conditions set forth in the Agreement, modify, waive or amend the terms of such Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement.

     Unless otherwise provided in the applicable Prospectus Supplement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans.

EVIDENCE OF COMPLIANCE

     The Agreement for each Series will provide that the Master Servicer, at its expense, will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance by the Master Servicer with the Agreement.

     In addition, the Agreement will provide that the Master Servicer will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

     The Agreement for each Series will also provide that neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of representations or warranties made by the Master Servicer in the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.


     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.


     The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.


EVENTS OF DEFAULT


     Events of default (each, an "Event of Default") with respect to the Master Servicer under the Agreement for each Series will, unless otherwise provided in the applicable Prospectus Supplement, include: (i) any failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement at least one business day prior to the related Distribution Date; (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer; (iii) the entering against the Master Servicer of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer, or for the winding-up or liquidation of its affairs; provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; and (v) the admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.


     As long as an Event of Default remains unremedied, the Trustee may, and
(a) at the written direction of the Holders of Certificates (other than Residual Certificates) entitled to at least 25% of the aggregate Voting Rights of the Certificates of any Class in the case of an Event of Default described in clause (i) above, (b) at the written direction of Holders of Certificates holding at least 25% of all of the Voting Rights, or (c) in all cases of an Event of Default described in clauses (ii) through (v) above, shall terminate all of the rights and obligations of the Master Servicer whereupon the Trustee or another successor Master Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

                                  ENHANCEMENT


GENERAL

     If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Enhancement"). Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, cross collateralization provisions in the Mortgage Loans, certificate guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

     If Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement.


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

     A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series may also include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

     The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund. If cash flows otherwise distributable to Holders of Subordinate Certificates secured by a Mortgage Loan Group will be used as credit support for Holders of Senior Certificates secured by another Mortgage Loan Group within the Trust Fund, the applicable Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.


CROSS-SUPPORT FEATURES

     If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.


LETTER OF CREDIT

     If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.


CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.


RESERVE FUNDS

     If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Depositor, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. In the event that the Trust Fund for a given Series includes Mortgage Loans having characteristics other than as described below, the applicable Prospectus Supplement will set forth additional legal aspects relating thereto.


MORTGAGES AND DEEDS OF TRUST GENERALLY

     The Mortgage Loans (other than Installment Contracts) included in the Mortgage Pool for a Series will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.


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

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

     Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.


INSTALLMENT CONTRACTS

     The Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the borrower and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary, to sell the property at public sale upon any default by the trustor under the terms of the note or deed of trust. A number of states may also require that a beneficiary provide notice of acceleration of a note to the trustor. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the trustor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a beneficiary. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Statutory Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company, other decisions that have followed the reasoning of Durrett and the codification of the Durrett reasoning in the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"). Under the reasoning of Durrett, even a non-collusive, regularly conducted foreclosure sale may be a fraudulent transfer, regardless of the parties' intent, and, therefore, may be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale is held while the debtor is insolvent and not more than one year prior to the filing of the bankruptcy petition (or if applicable state fraudulent conveyance law also allows the avoidance of such a foreclosure sale, the applicable state statute of limitations if the bankruptcy trustee elects to proceed under state fraudulent conveyance law), and (ii) the price paid for the foreclosed property does not represent "fair consideration." [In May 1994 the Supreme Court held in BFP v. RTC that in the absence of actual intent to defraud a non-collusive, regularly conducted foreclosure sale cannot be rescinded as a fraudulent transfer under federal bankruptcy law. However, BFP does not address state law, and the impact of BFP on potential buyers' willingness to purchase property at a foreclosure sale cannot yet be assessed. Prior to BFP, a common practice was for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, some states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.]

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     Under the REMIC provisions of the Code and under the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "Servicing of the Mortgage Loans--Collections and Other Servicing Procedures."

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states where the Mortgaged Properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the Mortgaged Property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner or operator"; consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator," provided that the lender does not participate in the management of the facility.

     Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. Recent amendments to CERCLA attempt to address the judicial inconsistency by listing permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption subject to certain conditions. In addition, under the amendments, a lender continues to be protected from CERCLA liability as an "owner or operator" after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements. However, the protections afforded lenders under the amendments are themselves subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Party underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer has previously determined, based upon a Phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous substances for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer, will in fact insulate a given Trust Fund from liability for environmental conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.


RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is generally a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of such third calendar year if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.


ANTI-DEFICIENCY LEGISLATION

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the modification or denial of enforceability of due-on-sale or due-on-encumbrance clauses, the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     To the extent that a mortgagor's ability to make payment on a mortgage loan is dependent on its receipt of payments of rent under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the commencement of a bankruptcy proceeding in which the lessee is the debtor results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil," a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the first bankrupt entity extended to the second and the rights of creditors of the second entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders. For each mortgagor that is described as a "special purpose entity," "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.


ENFORCEABILITY OF CERTAIN PROVISIONS

 Default Interest Prepayment Charges and Prepayment

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

 Due-on-Sale Provisions

     Certain of the Mortgage Loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgager becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under "Description of the Agreements--Collection and Other Servicing Procedures."

 Acceleration on Default

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

 Soldiers' and Sailors' Relief Act

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the

Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgage Property in a timely fashion.


APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

     Under the Agreement, a representation and warranty will be made to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. If this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "The Mortgage Pools--Representations and Warranties."

     The Agreement for each Series will provide that the Master Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.


ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no unremedied default. If the mortgagor defaults and such default is not remedied by the mortgagor within the cure period, if any, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most States, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loans. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default. Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.


PERSONALTY

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.


SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subject to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:
(i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following represents the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe (as specified in the related Prospectus Supplement) as to the matters discussed herein. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a Series of Certificates, references to the Mortgage will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the retained interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.


                              REMIC CERTIFICATES


GENERAL

     With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "REMIC Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe (as specified in the related Prospectus Supplement), tax counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the REMIC Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trust Certificates."


STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the REMIC Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. Except as provided in the applicable Prospectus Supplement with respect to a Series, REMIC Regular Certificates will represent "qualified mortgages," within the meaning of Code
Section 860G(a)(3), for other REMICs and "permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.


QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, such as MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification). A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     The REMIC Regulations provide that obligations secured by interests in manufactured housing which qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. With respect to each Series with respect to which Installment Contracts are included in a REMIC Pool, the Depositor will represent and warrant that each of the manufactured homes securing the Installment Contracts meets this definition of "single family residence."

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year after the year of acquisition, subject to an extension granted by the Internal Revenue Service (the "IRS").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the REMIC Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the REMIC Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REMIC REGULAR CERTIFICATES

 General

     In general, interest, original issue discount and market discount on a REMIC Regular Certificate will be treated as ordinary income to a holder of the REMIC Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a REMIC Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the REMIC Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to REMIC Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

     Compound Interest Certificates will be, and other Classes of REMIC Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of REMIC Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994 (the "OID Regulations"), as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the REMIC Regular Certificates.

     Each REMIC Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price." The issue price of a Class of REMIC Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of REMIC Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a REMIC Regular Certificate always includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. It is possible that the REMIC Regular Certificates will not be unconditionally payable because they have no default remedy. However, because the underlying mortgage loans have default remedies, it is anticipated that, except as provided in the following three sentences, the Trustee will treat interest on the REMIC Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other REMIC Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the REMIC Regular Certificate accrued during an accrual period for each day on which it holds the REMIC Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each REMIC Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the REMIC Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the REMIC Regular Certificate as of the end of that accrual period that are included in the REMIC Regular Certificate's stated redemption price at maturity and (b) the distributions made on the REMIC Regular Certificate during the accrual period that are included in the REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the REMIC Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period equals the issue price of the REMIC Regular Certificate, increased by the aggregate amount of original issue discount with respect to the REMIC Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the REMIC Regular Certificate's stated redemption price at maturity that were made on the REMIC Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the REMIC Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of REMIC Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of REMIC Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such REMIC Regular Certificates.

 Acquisition Premium

     A purchaser of a REMIC Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the REMIC Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

 Variable Rate REMIC Regular Certificates

     REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate" or
(d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of REMIC Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest rate by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat REMIC Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, the Depositor intends to treat REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or MBS having fixed or adjustable rates, as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the actual Pass-Through Rate on the REMIC Regular Certificates.

 Deferred Interest

     Under the OID Regulations, all interest on a REMIC Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of REMIC Regular Certificates may constitute income to the holders of such REMIC Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

 Market Discount

     A purchaser of a REMIC Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the REMIC Regular Certificate (i) is exceeded by the then-current principal amount of the REMIC Regular Certificate or (ii) in the case of a REMIC Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such REMIC Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such REMIC Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a REMIC Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a REMIC Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the REMIC Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the REMIC Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

     A REMIC Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such REMIC Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury regulations issued under Code
Section 171 do not by their terms apply to REMIC Regular Certificates, which are prepayable based on prepayments on the underlying Mortgage Loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the REMIC Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a REMIC Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a REMIC Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Sale or Exchange of REMIC Regular Certificates

     If a Regular Certificateholder sells or exchanges a REMIC Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the REMIC Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the REMIC Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a REMIC Regular Certificate realized by an investor who holds the REMIC Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the REMIC Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount


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

previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such REMIC Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the REMIC Regular Certificate. In addition, gain or loss recognized from the sale of a REMIC Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers (39.6%) for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a maximum tax rate of 20% for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


 Treatment of Losses


     Holders of REMIC Regular Certificates will be required to report income with respect to REMIC Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of REMIC Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a REMIC Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of REMIC Regular Certificates that are corporations or that otherwise hold the REMIC Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such REMIC Regular Certificates becoming wholly or partially worthless, and that, in general, holders of REMIC Regular Certificates that are not corporations and do not hold the REMIC Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such REMIC Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of REMIC Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such REMIC Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of REMIC Regular Certificates has been otherwise retired. The IRS could also assert that losses on the REMIC Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of REMIC Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such REMIC Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold REMIC Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on REMIC Regular Certificates.


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

TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans (reduced by amortization of any premium on the Mortgage Loans), plus issue premium on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the REMIC Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those REMIC Regular Certificates on account of any unaccrued original issue discount relating to those REMIC Regular Certificates. When there is more than one class of REMIC Regular Certificates that distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the REMIC Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of REMIC Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of REMIC Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of REMIC Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of REMIC Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." In the case of tiered REMICs, such mismatching of income and deductions may fall disproportionately or entirely on one class of Residual Certificates than on the other class or classes of Residual Certificates. The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon the affected Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.


 Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the REMIC Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and inclusion in income of issue premium amortization will be determined in the same manner as original issue discount income and premium amortization on REMIC Regular Certificates as described above under "Taxation of REMIC Regular Certificates--Original Issue Discount" and "--Variable Rate REMIC Regular Certificates," without regard to the de minimis rule described therein and "-- Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to REMIC Regular Certificates as described above under "Taxation of REMIC Regular Certificates--Deferred Interest."

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of REMIC Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of REMIC Regular Certificates--Premium," a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or on Agency Securities, or private mortgage-backed securities that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

 Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Agreement with respect to a Series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a

"noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations." The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a Series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any state or the District of Columbia (unless, in the case of a partnership, regulations are adopted that provide otherwise), including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

 Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such


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income will be treated as gain from the sale or exchange of the Residual
Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code
Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 Mark to Market Regulations

     Prospective purchasers of the Residual Certificates should also be aware that IRS has promulgated final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. The Mark to Market Regulations provide that a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on REMIC Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage


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

Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

 Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

 Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of REMIC Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.


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

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for post-1991 inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicer Fee and all administrative and other expenses relating to the REMIC Pool, any similar fees paid to the issuer or guarantor of the Agency Certificates or the private mortgage-backed securities or Installment Contracts, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of REMIC Regular Certificates, as well as holders of Residual Certificates, where such REMIC Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of REMIC Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on REMIC Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

 REMIC Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.


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

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2001. Current withholding certificates remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations will require, in the case of Offered Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule will apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

 Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--REMIC Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the REMIC Regular Certificates, and proceeds from the sale of the REMIC Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the REMIC Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the REMIC Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the REMIC Regular Certificates will be made annually to the IRS and to


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

individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of REMIC Regular Certificates or beneficial owners who own REMIC Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of REMIC Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of REMIC Regular Certificates. Holders through nominees must request such information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of REMIC Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of REMIC Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."


                          GRANTOR TRUST CERTIFICATES


STANDARD CERTIFICATES

 General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a Series of Certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (Certificates of such a Series hereinafter referred to as "Standard Certificates"), in the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe (as specified in the related Prospectus Supplement), tax counsel to the Depositor, the Trust Fund will be classified as a grantor trust under subpart E, part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In



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addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for post-1991 inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a Series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," respectively.

 Tax Status

     In the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe (as specified in the related Prospectus Supplement), tax counsel to the Depositor, Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation. . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. A Certificate owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of the Trust Fund consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

 Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "REMIC Certificates--Taxation of Residual Certificates--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by


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the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "REMIC Certificates--Taxation of REMIC Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

 Recharacterization of Servicing Fees

     If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the IRS's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

 Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%). The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


STRIPPED CERTIFICATES

 General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates".

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans. Certificates that represent the same percentage of interest and principal on the Mortgage loans will be treated as Standard Certificates, notwithstanding that other Certificates of the same Series are treated as Stripped Certificates.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or


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

subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, in the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe (as specified in the related Prospectus Supplement), tax counsel to the Depositor, (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement for an applicable Series will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "REMIC Certificates--Taxation of REMIC Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, in the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe (as specified in the related Prospectus Supplement), tax counsel to the Depositor, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Investors should consult their own tax advisors as to such characterization.

 Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original


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

issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "REMIC Certificates--Taxation of REMIC Regular Certificates--Original Issue Discount" and "--Variable Rate REMIC Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, other than payments of qualified stated interest. It is not clear under current law whether such aggregate payments and the yield to maturity should be computed using a prepayment assumption. Unless and until required otherwise by applicable authority, its anticipated will use the applicable initial Prepayment assumption for purposes of reporting to investors.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "REMIC Certificates--Taxation of REMIC Regular Certificates--Sale or Exchange of REMIC Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates (other than qualified stated interest), such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount, if it exceeds the statutory de minimis amount, in the manner described above. It is not clear for this purpose whether, if use of prepayment assumption to accrue original issue discount on a Stripped Certificate is appropriate, the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.


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

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "REMIC Certificates--Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.


     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMIC Certificates--Taxation of Certain Foreign Investors--REMIC Regular Certificates."

                           STATE TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined in ERISA) ("parties in interest") with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) (hereafter, also "parties in interest") with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

     Based on the holding of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the assets of Plan may include assets held in the general account of an insurance company. Before investing in a Certificate, an insurance company should consider the effects of such holding on an investment of its general accounts and the potential applicability of ERISA and Section 4975 of the Code.


PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, any Special Servicer or the Trustee or certain affiliates thereof may be considered or may become parties in interest with respect to an investing Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Section 4975 of Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before "plan assets" of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer or the Trustee or an affiliate thereof either (a) has investment discretion with respect to the investment of such assets, or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," a Plan's investment in the Certificates may be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or Section 4975 of the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

     The United States Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions with insurance company general accounts; PTCE 91-38 (formerly PTCE 80-51), which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1 (formerly PTCE 78-19), which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." Also, the Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and Section 4975 of the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

     Any fiduciary or other Plan investor (which could include an insurance company investing general accounts assets) who proposes to invest "plan assets" of a Plan in Certificates of any Series or Class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of any such acquisition and ownership of such Certificates.


UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL INTERESTS

     The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code

Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "Certain Federal Income Tax Consequences--Taxation Residual Certificates--Limitations on Offset or Exemption of REMIC Income" and "--Tax-Related Restrictions on Transfer of Residual Certificates."

     Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to Plans consult with their counsel regarding the consequences under ERISA and/or Section 4975 of the Code of their acquisitions and ownership of Certificates.

     The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that such investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.


                               LEGAL INVESTMENT

     The Prospectus Supplement for each Series will identify those Classes of Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act").

     Such Classes will constitute "mortgage related securities" for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series evidencing interests in a trust fund consisting of loans originated by certain types of originators as specified in the Enhancement Act (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by such legislation when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with, mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection,


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

effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of any such bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R.
Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of the Enhancement Act, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Certificates will qualify as "commercial mortgaged-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f) through (k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances.

     All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision and by the NCUA (with certain modifications) prohibits depository institutions from investing in certain "high-risk" mortgage securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any SMMEA Certificates, as SMMEA Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of the Enhancement Act).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income-paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Investors should consult with their own legal advisers in determining whether, and to what extent, SMMEA Certificates constitute legal investments for such investors.

     Other Classes of Certificates will not constitute "mortgage related securities" under the Enhancement Act (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Non-SMMEA Certificates will constitute legal investments for them.

     Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under the Enhancement Act, the Depositor will make no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.


                             PLAN OF DISTRIBUTION


     Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.



     Unless otherwise specified in the related Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the related Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.


     If specified in the applicable Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.


     The Depositor may also sell the Certificates offered hereby by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.


     The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.


                                 LEGAL MATTERS


     Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Brown & Wood LLP, One World Trade Center, New York, New York 10048; Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038; or Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103-0001, as specified in the related Prospectus Supplement.

                             INDEX OF DEFINED TERMS



1
1986 Act .....................................       46
A
Accrual Certificates .........................        4
Act ..........................................        1
ADA ..........................................       41
Agreement ....................................       10
B
Balloon Mortgage Loans .......................        6
Bankruptcy Code ..............................   32, 35
Borrower .....................................       16
borrower .....................................       29
C
CERCLA .......................................    8, 33
Certificateholder ............................       43
Certificateholders ...........................       11
Certificates .................................    Cover
Closing Date .................................       17
Code .........................................   14, 43
Code Plans ...................................       70
Collection Account ...........................       11
commercial mortgage-related security .........       73
Commission ...................................        1
Covered Trust ................................        7
Crime Control Act ............................       41
CSFBMC .......................................        9
Cut-Off Date .................................       11
D
defective obligation .........................       45
Deleted Mortgage Loans .......................       20
Department ...................................       71
Depositor ....................................    Cover
Distribution Account .........................       11
Distribution Date ............................       11
DTC ..........................................        9
E
electing large partnership ...................       57
Enhancement ..................................       26
Enhancement Act ..............................       72
ERISA ........................................       70
ERISA Plans ..................................       70
Escrow Account ...............................       21
Event of Default .............................       25
excess inclusion .............................       55
excess servicing .............................       65
F
FHA ..........................................       18
FHLMC ........................................       10
FNMA .........................................       10

Form 8-K ................................          17
future advance ..........................          30
G
GNMA ....................................          10
H
holder ..................................          43
Holders .................................          11
HUD .....................................          18
I
Installment Contracts ...................          16
Insurance Proceeds ......................          12
interest ................................          51
IRS .....................................          45
L
L/C Bank ................................          27
L/C Percentage ..........................          27
lender ..................................          29
Liquidation Proceeds ....................          12
M
Mark to Market Regulations ..............          59
market discount .........................          50
Master Servicer .........................          21
Master Servicer Remittance Date .........          12
MBS .....................................   Cover, 16
Mortgage Interest Rate ..................          20
Mortgage Loan File ......................          17
Mortgage Loan Schedule ..................          17
Mortgage Pool ...........................       Cover
Mortgaged Property ......................          16
Mortgages ...............................          16
N
NCUA ....................................          39
New Regulations .........................          62
noneconomic residual interest ...........          58
Non-SMMEA Certificates ..................          73
Non-U.S. Person .........................          61
Note ....................................          16
O
OCC .....................................          73
OID Regulations .........................          46
P
parties in interest .....................          70
Pass-Through Entity .....................          57
Pass-Through Rate .......................           1
Permitted Investments ...................          13
plan assets .............................          70
Plans ...................................          70
Policy Statement ........................          73
portfolio interest ......................      61, 62
Prepayment Assumption ...................          47
Prepayment Premium ......................          12

Property Protection Expenses ..............          12
PTCE ......................................          71
R
Rating Agency .............................          10
readily achievable ........................          41
Registration Statement ....................           1
Regular Certificateholder .................          46
Regulations ...............................          71
Relief Act ................................          38
REMIC .....................................       Cover
REMIC Regulations .........................          43
REO Account ...............................          12
REO Property ..............................          12
Reserve Fund ..............................          27
Residual Certificateholders ...............          53
RICO ......................................          41
S
SBJPA of 1996 .............................          44
Senior Certificates .......................          26
Simple Interest Loans .....................          16
single family residences ..................          45
SMMEA Certificates ........................          72
Special Servicer ..........................          21
Specially Serviced Mortgage Loans .........          21
Standard Certificateholder ................          63
Standard Certificates .....................          63
Startup Day ...............................          44
Stripped Certificateholder ................          68
Stripped Certificates .....................          63
Subordinate Certificates ..................          26
Substitute Mortgage Loans .................          20
T
thrift institutions .......................          56
Title VIII ................................          39
Treasury ..................................          43
Trust Fund ................................   Cover, 10
Trustee ...................................          15
U
UCC .......................................          40
Unaffiliated Seller .......................          19
Underwriters ..............................          74
Underwriter's Exemption ...................          71
U.S. Person ...............................          58
V
Voting Rights .............................           9

[A graphic was omitted that consisted of photographs of the following properties:]


11.   SCHOLASTIC BUILDING
      New York NY




52.   KANAWHA MALL
      Charleston WV




93.   SCANDIA-HEMMAN APARTMENTS
      Lindenwood NJ




44.   HOLIDAY INN & SUITES-BRISTOL
      Bristol VA




178.  SUNSET PEAK APARTMENTS
      Thornton CO




35.   WEST VALLEY MEDICAL CENTER
      Encino CA




72.   TWIN PEAKS SQUARE SHOPPING CENTER
      Longmont CO




31A.  SUBURBAN LODGE-DALLAS
      Dallas TX

[A graphic was omitted that consisted of photographs of the following properties:]


8.    HATO REY TOWER
      San Juan PR




32.   EAST NORRITON CROSSING
      East Norriton PA




30.   INVESTOR'S BUSINESS DAILY BUILDING
      Los Angeles CA




15A.  RESIDENCE INN-INDIANAPOLIS
      Indianapolis, IN




38.   TOWN AND COUNTRY OFFICE PARK
      Orange CA




43.   THE VINEGAR FACTORY (ELI'S MARKET)
      New York NY

     This diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. The file "CSFB99C1.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, a worksheet consisting of certain loan level information shown in ANNEX A of the Prospectus Supplement, and a worksheet consisting of the table "Mortgage Notes" in the Prospectus Supplement.


     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data in the Microsoft Excel file, open the worksheet labeled "Annex A." To view the "Mortgage Notes" data, open the worksheet labeled "Mortgage Notes."


----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.